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As filed with the Securities and Exchange Commission on October 21, 2014

Registration No. 333-199203

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM F-10 and FORM F-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Form F-10	Form F-4
Yamana Gold Inc.

(FOR CO-REGISTRANTS, PLEASE SEE TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)	(FOR CO-REGISTRANTS, PLEASE SEE TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)

(Exact Name of Registrant as Specified in its Charter)

Canada
(Province or Other Jurisdiction of Incorporation or Organization)

1041
(Primary Standard Industrial Classification Code Number)

Not Applicable
(I.R.S. Employee Identification No.)

Royal Bank Plaza, North Tower
200 Bay Street, Suite 2200
Toronto, Ontario
Canada M5J 2J3
(416) 815-0220
(Address, including postal code, and telephone number, including area code, of Registrant's principal executive offices)

Meridian Gold Company
4635 Longley Lane
Unit 110-4A
Reno, Nevada 89502
(775) 850-3700
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code)
of Agent for Service in the United States)

Copies to:

Sofia Tsakos Yamana Gold Inc. 200 Bay Street Suite 2200 Toronto, Ontario Canada M5J 2J3 (416) 815-0220	Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West Suite 3100 Toronto, Ontario Canada M5K 1J3 (416) 504-0520	Andrea FitzGerald Cassels Brock & Blackwell LLP 40 King Street West Suite 2100 Toronto, Ontario Canada M5H 3C2 (416) 869-5300

Approximate date of commencement of proposed sale of the securities to the public: as soon as practicable after this registration statement becomes effective.

Form F-10	Form F-4
Province of Ontario, Canada
(Principal Jurisdiction Regulating this Form F-10 Offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below):

        1. ☐ Pursuant to Rule 467(b) on (                        ) at (            ) (designate a time not sooner than seven calendar days after filing).

        2. ☐ Pursuant to Rule 467(b) on (                        ) at (            ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (                        ).

        3. ☒ Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

        4. ☐ After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form F-10 are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☐	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

        Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

        The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Form F-4

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Mineracao Maraca Industria e Comercio S.A.	N/A	Brazil
Jacobina Mineracao e Comercio Ltda.	N/A	Brazil
Minera Meridian Limitada	N/A	Chile
Yamana Chile Rentista de Capitales Mobiliarios Limitada	N/A	Chile
Minera Meridian Minerals S. de R.L. de C.V.	N/A	Mexico
Yamana Argentina Holdings B.V.	N/A	Netherlands

        Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Principal Executive Offices: c/o Yamana Gold Inc., 200 Bay Street, Suite 2200, Toronto, Ontario, Canada M5J 2J3, (416) 815-0220.

        Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Agent for Service: Meridian Gold Company, 4635 Longley Lane, Unit 110-4A, Reno, Nevada 89502, (775) 850-3700.

 PART 1

INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

SHORT FORM PROSPECTUS

New Issue

Yamana Gold Inc.

Offer to exchange all outstanding 4.950% Senior Notes due 2024 and related guarantees issued on June 30, 2014 for up to $500,000,000 aggregate principal amount of registered 4.950% Senior Notes due 2024 and related guarantees

The Initial Notes:

        $500,000,000 aggregate principal amount of 4.950% Senior Notes due 2024 (the "Initial Notes") were originally issued by Yamana Gold Inc. ("Yamana" or the "Company") on June 30, 2014 in a transaction that was exempt from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), and resold to qualified institutional buyers in reliance on Rule 144A and non-U.S. persons outside the United States in reliance on Regulation S.

The New Notes:

        The terms of the new 2024 notes (the "New Notes") are substantially identical to the terms of the Initial Notes, except that the New Notes will be registered under the Securities Act, will not contain restrictions on transfer or certain provisions relating to additional interest, will bear different CUSIP numbers from the Initial Notes and will not entitle their holders to registration rights. The New Notes will evidence the same continuing indebtedness as the Initial Notes. We refer to the Initial Notes and the New Notes together as the "Notes".

        All dollar amounts in this prospectus are in United States dollars, unless otherwise indicated. See "Exchange Rate Information".

        See "Risk Factors" beginning on page 15 for a discussion of certain risks that you should consider in connection with an investment in the New Notes.

Exchange Offer:

        Our offer to exchange Initial Notes for New Notes will be open until 5:00 p.m., New York City time, on November 20, 2014, unless we extend the offer.

        New Notes will be issued in exchange for an equal aggregate principal amount of outstanding Initial Notes validly tendered and accepted in the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange. However, the obligation to accept the Initial Notes for exchange pursuant to the exchange offer is subject to certain customary conditions set forth herein. See "Exchange Offer — Terms of the Exchange Offer — Conditions."

        There is no market through which these securities may be sold and holders may not be able to resell securities purchased under the short form prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See "Risk Factors".

        Yamana is permitted to prepare this prospectus in accordance with Canadian disclosure requirements, which are different than those of the United States.

        Owning and disposing the Notes may subject you to tax consequences in the United States and Canada. You should read the tax discussion in this prospectus. This prospectus may not describe the tax consequences of a holder's particular situation. We urge holders to consult their own tax advisors regarding the application of tax laws to their particular situation.

        We are a corporation existing under the laws of Canada. Our head office is located at 200 Bay Street, Royal Bank Plaza, North Tower, Suite 2200, Toronto, Ontario M5J 2J3 and our registered office is located at 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3C2. A majority of our assets are located outside of the United States. In addition most of our directors and officers named in this prospectus and the documents incorporated by reference herein are resident outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States.

        Neither the U.S. Securities and Exchange Commission (the "Commission") nor any state securities commission nor any other securities regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        No proceeds will be raised pursuant to this exchange offer and all expenses in connection with the preparation and filing of this prospectus will be paid by Yamana from its general corporate funds.

        No underwriter is being used in connection with this exchange offer or has been involved in the preparation of this prospectus or has performed any review of the contents of this prospectus.

        The earnings coverage ratio in respect of Yamana's indebtedness for the 12-month period ended December 31, 2013 and 12-month period ended June 30, 2014 is less than one-to-one. See "Earnings Coverage."

        Prospective investors should be aware that, during the period of the exchange offer, the registrant or its affiliates, directly or indirectly, may bid for or make purchases of Notes to be distributed or to be exchanged, or certain related debt securities, as permitted by applicable laws or regulations of Canada, or its provinces or territories.

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Initial Notes where those Initial Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 180 days we will use commercially reasonable efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        This prospectus incorporates by reference documents that contain important business and financial information about us that is not included in or delivered with this prospectus. These documents are available without charge to security holders upon written or oral request to the Senior Vice President, General Counsel and Corporate Secretary of Yamana at Yamana Gold Inc., 200 Bay Street, Suite 2200, Toronto, Ontario, Canada M5J 2J3, (416) 815-0220 and are also available electronically on SEDAR (as defined below) at www.sedar.com and on EDGAR (as defined below) at www.sec.gov. To obtain timely delivery, holders of the Initial Notes must request these documents no later than five business days before the expiration date. Unless extended, the expiration date is November 20, 2014.

The date of this prospectus is October 21, 2014.

 IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

        We are responsible for the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the New Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus is accurate only as of the respective date of the document in which such document appears.

        The New Notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The New Notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada.

        Yamana presents its financial statements in U.S. dollars and such financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"). The financial statements of Osisko Mining Corporation ("Osisko") incorporated by reference in this prospectus are presented in Canadian dollars and have also been prepared in accordance with International Financial Reporting Standards, and have been audited in accordance with Canadian generally accepted auditing standards, which differ in certain material respects from the auditing standards of the Public Company Accounting Oversight Board. Unless otherwise indicated, any other financial information included or incorporated by reference in this prospectus has been prepared in accordance with IFRS. In addition, unless otherwise indicated, all historical and pro forma financial information included or incorporated by reference in this prospectus is derived from financial statements prepared in accordance with IFRS. Certain limited financial information preceding Yamana's adoption of IFRS on January 1, 2010 is presented in or derived from financial information prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). IFRS and Canadian GAAP differ in certain material respects from United States generally accepted accounting principles ("U.S. GAAP"). As a result, certain financial information included or incorporated by reference in this prospectus may not be comparable to financial information prepared by other United States companies. This prospectus does not include any explanation of the principal differences or any reconciliation between IFRS or Canadian GAAP and U.S. GAAP.

        References to "$" in this prospectus are to U.S. dollars and references to "Cdn$" in this prospectus are to Canadian dollars unless otherwise indicated. See "Exchange Rate Information".

        In this prospectus, "we", "us" and "our" refer to Yamana and its subsidiaries, but does not include Osisko, unless the context requires otherwise.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, filed with the securities commissions or similar regulatory authorities in each of the provinces of Canada and, with respect to Yamana's documents, filed with or furnished to the Commission, are specifically incorporated by reference in this prospectus:

  (a)
  The annual information form of Yamana dated as of March 28, 2014 for the year ended December 31, 2013 (the "Yamana AIF").

  (b)
  The management's discussion and analysis of operations and financial condition ("Management's Discussion and Analysis") of Yamana for the year ended December 31, 2013.

  (c)
  The Management's Discussion and Analysis of Yamana for the six months ended June 30, 2014.

  (d)
  The management information circular of Yamana dated March 18, 2014, in connection with the annual and special meeting of Yamana's shareholders to be held on April 30, 2014.

  (e)
  The material change report of Yamana dated April 11, 2014.

  (f)
  The material change report of Yamana dated April 25, 2014.

  (g)
  The business acquisition report of Yamana dated June 24, 2014.

  (h)
  The material change report of Yamana dated June 25, 2014.

  (i)
  The annual information form of Osisko for the year ended December 31, 2013 (the "Osisko AIF").

  (j)
  The annual audited consolidated financial statements of Osisko for the years ended December 31, 2013 and 2012.

  (k)
  The Management's Discussion and Analysis of Osisko for the year ended December 31, 2013.

  (l)
  The unaudited condensed interim consolidated financial statements of Osisko for the three months ended March 31, 2014.

  (m)
  The Management's Discussion and Analysis of Osisko for the three months ended March 31, 2014.

        Any annual information form, annual financial statements (including the auditors' report thereon), interim financial statements, Management's Discussion and Analysis, material change report (excluding any confidential material change reports), business acquisition report or information circular or amendments thereto that we file with any securities commission or similar regulatory authority in Canada after the date of this prospectus and prior to the termination of the offering of the New Notes will be incorporated by reference in this prospectus and will automatically update and supersede information contained or incorporated by reference in this prospectus. In addition, all documents we file with or furnish to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this prospectus and prior to the termination of the offering of the New Notes to which this prospectus relates shall be deemed to be incorporated by reference into this prospectus and the registration statement of which the prospectus forms a part from the date of filing or furnishing of such documents (in the case of any Report on Form 6-K, if and to the extent expressly set forth in such report).

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein or contained in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent any statement contained herein or in any subsequently filed or furnished document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

 WHERE YOU CAN FIND MORE INFORMATION

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge, upon written or oral request to the Senior Vice President, General Counsel and Corporate Secretary of Yamana at Yamana Gold Inc., 200 Bay Street, Suite 2200, Toronto, Ontario, Canada M5J 2J3, (416) 815-0220, copies of the documents incorporated by reference in this prospectus. Except as otherwise indicated in this prospectus, we do not incorporate by reference into this prospectus any of the information on, or accessible through, our website or any of the websites listed below.

        We file certain reports with, and furnish other information to, the Commission and the provincial securities regulatory authorities of Canada. Yamana's Commission file number is 1-31880. Under a multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the Canadian securities regulatory authorities, which requirements are different from those of the United States. As a foreign private issuer, Yamana is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Yamana's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Our reports and other information filed with or furnished to the Commission are available, and our reports and other information filed or furnished in the future with or to the Commission will be available, from the Commission's Electronic Document Gathering and Retrieval System (www.sec.gov), which is commonly known by the acronym "EDGAR", as well as from commercial document retrieval services. You may also read (and by paying a fee, copy) any document we file with or furnish to the Commission at the Commission's public reference room in Washington, D.C. (100 F Street N.E., Washington, D.C. 20549). Please call the Commission at 1-800-SEC-0330 for more information on the public reference room. Our Canadian filings are available on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com.

        We have filed with the Commission under the Securities Act a registration statement on Form F-10/F-4 relating to the securities being offered hereunder and of which this prospectus forms a part. This prospectus does not contain all the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the Commission. Items of information omitted from this prospectus but contained in the registration statement will be available on the Commission's website at www.sec.gov.

MARKET AND INDUSTRY DATA

        Our statements with respect to our position in our markets and our market share are based on revenues and reflect our belief based on industry data and our knowledge of our markets. Certain industry data and other statistical information included or incorporated by reference in this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data included or incorporated by reference in this prospectus is also based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward looking information" under applicable Canadian Securities legislation. Except for statements of historical fact relating to us, information contained herein constitutes forward-looking statements, including any information as to our strategy, plans or future financial or operating performance. Forward-looking statements are characterized by words such as "plan," "expect," "budget," "target," "project," "intend," "believe," "anticipate," "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made, and are inherently subject to a variety of risks and uncertainties and other known and unknown factors that could cause actual events or results to differ materially from those projected in the forward-looking statements.

These factors include: our expectations in connection with the production and exploration, development and expansion plans at our projects discussed herein being met; the impact of proposed optimizations at our projects; the impact of the proposed new mining law in Brazil; the new tax reform bill in Mexico, the amended federal income tax statute in Argentina and the enacted tax reform package in Chile; the impact of general business and economic conditions; global liquidity and credit availability on the timing of cash flows and the values of assets and liabilities based on projected future conditions; fluctuating metal prices (such as gold, copper, silver and zinc); currency exchange rates (such as the Brazilian real, the Chilean peso, the Argentine peso, the Mexican peso and the Canadian dollar versus the United States dollar); possible variations in ore grade or recovery rates; changes in our hedging program; changes in accounting policies; changes in Mineral Resources (as defined herein) and Mineral Reserves (as defined herein); risks related to non-core mine disposition; our expectations relating to the Acquisition (as defined herein), including with respect to anticipated benefits thereof and the magnitude of synergies therefrom, and the performance of the assets acquired from Osisko, and risks related to other acquisitions; changes in project parameters as plans continue to be refined; changes in project development, construction, production and commissioning time frames; risks related to joint venture operations; the possibility of project cost overruns or unanticipated costs and expenses; higher prices for fuel, steel, power, labor and other consumables contributing to higher costs and general risks of the mining industry; failure of plant, equipment or processes to operate as anticipated; unexpected changes in mine life; final pricing for concentrate sales; unanticipated results of future studies; seasonality and unanticipated weather changes; costs and timing of the development of new deposits; success of exploration activities; permitting timelines; government regulation and the risk of government expropriation or nationalization of mining operations; risks related to relying on local advisors and consultants in foreign jurisdictions; environmental risks and unanticipated reclamation expenses; title disputes or claims; limitations on insurance coverage; timing and possible outcomes of pending litigation and labor disputes; our ability to attract and retain qualified personnel; availability and quality of infrastructure; risks related to enforcing legal rights in foreign jurisdictions; our ability to maintain positive community relations; and those risk factors discussed or referred to herein and in our annual Management's Discussion and Analysis, the Yamana AIF and the Osisko AIF incorporated by reference herein.

        Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be anticipated, estimated or intended. Forward-looking statements may prove to be inaccurate, as actual results and future events could differ materially from those anticipated in such statements. We undertake no obligation to update forward-looking statements if circumstances or management's estimates, assumptions or opinions should change, except as required by applicable law. The reader is cautioned not to place undue reliance on forward-looking statements. The forward-looking statements contained or incorporated by reference herein are presented for the purpose of assisting investors in understanding our expected financial and operational performance and results as at and for the periods ended on the dates presented in our plans and objectives and may not be appropriate for other purposes.

        We caution you that the above list of cautionary statements is not exhaustive. These and other factors could cause actual results to differ materially from our expectations expressed in the forward-looking statements included in this prospectus, and further details and descriptions of these and other factors are disclosed in this prospectus, including under the section "Risk Factors". Each of these forward looking statements speaks only as of the date such statements were made.

NOTICE REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL
RESOURCE ESTIMATES

        The disclosure contained and incorporated by reference in this prospectus uses Mineral Reserve and Mineral Resource (each as defined herein) classification terms in accordance with reporting standards in Canada, and unless otherwise indicated, the Mineral Reserve and Mineral Resource estimates contained and incorporated by reference in this prospectus are prepared in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all reserve and resource estimates contained and incorporated by reference in this prospectus have been prepared in accordance with NI 43-101. These standards differ significantly from the mineral reserve disclosure requirements of the Commission set forth in Industry Guide 7 under the Securities Act ("Industry Guide 7"). Consequently, information regarding mineralization contained and incorporated by reference in this prospectus is not comparable to similar information that would generally be disclosed by U.S. companies in accordance with the rules of the Commission.

        In particular, Industry Guide 7 applies different standards in order to classify mineralization as a reserve. As a result, the definitions of proven and probable reserves used in NI 43-101 differ from the definitions used in Industry Guide 7. Under Commission standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or the issuance must be imminent in order to classify mineralized material as reserves under the Commission's standards. Accordingly, Mineral Reserve estimates contained and incorporated by reference in this prospectus may not qualify as "reserves" under Commission standards.

        In addition, this prospectus and the documents incorporated by reference in this prospectus use the terms "Mineral Resource," "Measured Mineral Resources," "Indicated Mineral Resources" and "Inferred Mineral Resources" to comply with the reporting standards in Canada. The Commission does not recognize mineral resources and U.S. companies are generally not permitted to disclose mineral resources of any category in documents they file with the Commission. Investors are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves as defined in NI 43-101 or Industry Guide 7. Further, "Inferred Resources" have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, investors are also cautioned not to assume that all or any part of an inferred resource exists. It cannot be assumed that all or any part of "Measured Mineral Resources," "Indicated Mineral Resources," or "Inferred Mineral Resources" will ever be upgraded to a higher category. Investors are cautioned not to assume that any part of the reported "Measured Mineral Resources," "Indicated Mineral Resources," or "Inferred Mineral Resources" in this prospectus is economically or legally mineable. For the above reasons, information contained and incorporated by reference in this prospectus containing descriptions of our Mineral Reserve and Mineral Resource estimates is not comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of the Commission.

NON-GAAP FINANCIAL MEASURES

        This prospectus includes and incorporates by reference certain non-GAAP financial measures, including "Co-product cash costs per gold equivalent ounce," "Co-product cash costs per pound of copper," "By-product cash costs per gold equivalent ounce," "Co-product all in sustaining costs per GEO," "By-product all in sustaining costs per GEO," "Adjusted Earnings or Loss" and "Adjusted Earnings or Loss per share" that are not recognized under, or prepared in accordance with, IFRS.

        We believe that these measures, together with measures determined in accordance with IFRS, provide investors with an improved ability to evaluate our underlying performance. Non-GAAP measures do not have any standardized meaning prescribed under IFRS, and therefore they may not be comparable to similar measures employed by other companies. The data is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS.

        We disclose "cash costs" because we understand that certain investors use this information to determine our ability to generate earnings and cash flows for use in investing and other activities. We believe that conventional measures of performance prepared in accordance with IFRS do not fully illustrate the ability of our operating mines to generate cash flows. Such measures, as determined under IFRS, are not necessarily indicative of operating profit or cash flows from operations.

        Our business model is focused on the production and sale of precious metals (gold and silver), which accounts for a significant portion of our total revenue. The emphasis on precious metals requires us to provide investors with cash costs information that is relevant to their evaluation of our ability to generate earnings and cash flows for use in investing and other activities. Cash costs include mine site operating costs such as mining, processing, administration, royalties and production taxes, but are exclusive of amortization, reclamation, capital, development and exploration costs. Cash costs are computed on a co-product and a by-product basis.

        In excess of 75% of our revenues are generated from sales of precious metals, therefore, cash costs are also calculated on a by-product basis in order to provide investors with a measure that focuses on our core business in mining and producing precious metals. Cash costs per gold equivalent ounce ("GEO") on a by-product basis is calculated by applying zinc and copper net revenue as a credit to the cost of gold production and as such the by-product GEO cash costs are impacted by realized zinc and copper prices. These costs are then divided by GEO produced. GEO are determined by converting silver production to its gold equivalent using relative gold/silver metal prices at an assumed ratio and adding the converted silver production expressed in gold ounces to the ounces of gold production. Cash costs on a co-product basis are computed by allocating operating cash costs to metals, mainly gold and copper, based on an estimated or assumed ratio. These costs are then divided by GEO produced and pounds of copper produced to arrive at the cash costs of production per GEO and per pound of copper, respectively. Production of zinc is not considered a core business of the Company; therefore, the net revenue of zinc is always treated as a credit to the costs of gold production. Cash costs per GEO and per pound of copper are calculated on a weighted average basis.

        Effective 2013, we adopted an all-in sustaining costs measure, which seeks to represent total sustaining expenditures of producing GEO from current operations, including by-product and co-product cash costs, mine sustaining capital expenditures, corporate general and administrative expense excluding stock-based compensation, and exploration and evaluation expense. As such, all-in sustaining cost does not include capital expenditures attributable to projects or mine expansions, exploration and evaluation costs attributable to growth projects, income tax payments, financing costs and dividend payments, and this measure is therefore not representative of all of our cash expenditures. In addition, our calculation of all-in sustaining costs does not include depletion, depreciation and amortization expense as it does not reflect the impact of expenditures incurred in prior periods. This performance measure has no standard meaning and is intended to provide additional information and should not be considered in isolation or as a substitute for measures prepared in accordance with IFRS.

        The measures of cash costs and all-in sustaining costs, along with revenue from sales, are considered to be key indicators of a company's ability to generate operating earnings and cash flow from its mining operations. This data is furnished to provide additional information and is a non-GAAP measure. It should not be considered in isolation as a substitute for measures of performance prepared in accordance with IFRS and is not necessarily indicative of operating costs, operating profit or cash flows presented under IFRS.

        Silver production is treated as a gold equivalent. GEO calculations are based on an average historical silver to gold price ratio (50:1) which is used and presented for comparative purposes only. For a reconciliation of (i) by-product cash costs per GEO, (ii) co-product cash costs per GEO, (iii) co-product cash costs per pound of copper, (iv) all-in sustaining by-product costs per GEO, and (v) all-in sustaining co-product costs per GEO, please refer to our Management's Discussion and Analysis for the year ended December 31, 2013 and for the six months ended June 30, 2014, each of which is incorporated by reference in this prospectus.

        We use the financial measures "Adjusted Earnings or Loss" and "Adjusted Earnings or Loss per share" to supplement information in our consolidated financial statements. We believe that in addition to conventional measures prepared in accordance with IFRS, we and certain investors and analysts use this information to evaluate our performance. The presentation of adjusted measures are not meant to be a substitute for net earnings or loss or net earnings or loss per share presented in accordance with IFRS, but rather should be evaluated in conjunction with such IFRS measures. Adjusted Earning or Loss and Adjusted Earnings or Loss per share are calculated as net earnings excluding (a) share-based payments and other compensation, (b) unrealized foreign exchange (gains) losses related to revaluation of deferred income tax asset and liability on non-monetary items, (c) unrealized foreign exchange (gains) losses related to other items, (d) unrealized (gains) losses on commodity derivatives, (e) impairment losses and reversals, (f) deferred income tax expense (recovery) on the translation of foreign currency inter-corporate debt, (g) mark-to-market (gains) losses on share-purchase warrants, (h) write-down of investments and other assets and (i) any other non-recurring adjustments. Non-recurring adjustments from unusual events or circumstances are reviewed from time to time based on materiality and the nature of the event or circumstance. Earnings adjustments for the comparative period reflect both continuing and discontinued operations.

        The terms "Adjusted Earnings or Loss" and "Adjusted Earnings or Loss per share" do not have a standardized meaning prescribed by IFRS, and therefore our definitions are unlikely to be comparable to similar measures presented by other companies. Management believes that the presentation of Adjusted Earnings or Loss and Adjusted Earnings or Loss per share provide useful information to investors because they exclude non-cash and other charges and are a better indication of our profitability from operations. The items excluded from the computation of Adjusted Earnings or Loss and Adjusted Earnings or Loss per share, which are otherwise included in the determination of net earnings or loss and net earnings or loss per share prepared in accordance with IFRS, are items that we do not consider to be meaningful in evaluating our past financial performance or the future prospects and may hinder a comparison of our period-to-period profitability. Reconciliation of Adjusted Earnings to net earnings is provided in our Management's Discussion and Analysis for the year ended December 31, 2013 and for the three and six months ended June 30, 2014, each of which is incorporated by reference in this prospectus.

        We also use other financial measures the presentation of which is not meant to be a substitute for other subtotals or totals presented in accordance with IFRS, but rather should be evaluated in conjunction with such IFRS measures. The following other financial measures are used:

  •
  Gross margin — represents the amount of revenues in excess of cost of sales excluding depletion, depreciation and amortization.

  •
  Mine operating earnings — represents the amount of revenues in excess of cost of sales.

  •
  Operating earnings — represents the amount of earnings before net finance income/expense and income tax expense.

  •
  Cash flows from operating activities before changes in non-cash working capital — excludes the non-cash movement from period-to-period in working capital items including trade and other receivables, other assets, inventories, trade and other payables.

        The terms described above do not have a standardized meaning prescribed by IFRS, and therefore our definitions are unlikely to be comparable to similar measures presented by other companies. Our management believes that their presentation provides useful information to investors because gross margin excludes the non-cash operating cost item (i.e. depreciation, depletion and amortization), cash flows from operating activities before changes in non-cash working capital excludes the non-cash movement in working capital items, mine operating earnings excludes expenses not directly associated with commercial production and operating earnings excludes finance and tax related expenses and income/recoveries. These, in management's view, provide useful information regarding our cash flows from operating activities and are considered to be meaningful in evaluating our past financial performance or the future prospects.

EXCHANGE RATE INFORMATION

        The noon exchange rate on October 20, 2014, as reported by the Bank of Canada for the conversion of United States dollars into Canadian dollars was $1.00 equals Cdn$0.8868.

 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        We are incorporated under the laws of Canada, and all of our guarantors are organized under the laws of various jurisdictions outside the United States. Certain of our directors and officers, as well as certain of the experts named in this prospectus, are residents of jurisdictions other than the United States, and a substantial portion of our and their respective assets are located outside the United States. We have agreed, in accordance with the terms of the indenture under which the New Notes will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture or the New Notes brought in any federal or state court located in the Borough of Manhattan, in the City of New York, by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for holders of the New Notes to effect service within the United States upon directors, officers and experts who are not residents of the United States or to realize in the United States upon judgments of courts of the United States predicated upon civil liability under U.S. federal or state securities laws or other laws of the United States. We have been advised by Cassels Brock & Blackwell LLP, our Canadian legal counsel, that there is doubt as to the enforceability in Canada against us or against our directors, officers and experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of courts of the United States, of liabilities predicated solely upon U.S. federal or state securities laws.

 PROSPECTUS SUMMARY

Company Overview

        We are a Canadian-based gold producer with significant producing, development and exploration stage properties in Brazil, Chile, Argentina, Mexico and Canada. In 2013, we had production of 1,198 million GEO at all-in sustaining costs of $814 per GEO on a by-product basis and $947 per GEO on a co-product basis. Silver production was approximately 8.4 million ounces in 2013 (included in GEO).

        Our portfolio includes five core operating mines as well as various advanced and development stage projects and exploration properties. The following table sets out our core mining operations, along with our production for the year ended December 31, 2013, with the addition of our 50% interest in the Canadian Malartic Mine ("Canadian Malartic").

Property	GEO Production
Chapada	110,618
El Peñón	467,523
Mercedes	141,618
Gualcamayo	120,337
Other	357,463

Total	1,197,559
Canadian Malartic (50%)	237,639

Total Pro Forma with Canadian Malartic (50%)*	1,435,198

*
Gives pro forma effect to the acquisition of our 50% interest in Osisko (the "Acquisition") as if it had occurred on January 1, 2013.

        As of December 31, 2013, we had attributable proven and probable reserves totaling approximately 16.3 million ounces of gold, 117.7 million ounces of silver, 2,824 million pounds of copper and 176 million pounds of zinc.

        Our common shares are listed on the Toronto Stock Exchange under the symbol "YRI" and the New York Stock Exchange under the symbol "AUY." As of October 3, 2014, we had a market capitalization of approximately $5.1 billion. As of June 30, 2014, we had $174.5 million in cash and cash equivalents and $1,990.1 million of debt.

        Our 50% interest in the Canadian Malartic Mine was acquired on June 16, 2014. Had we owned our interest in Canadian Malartic for the full fiscal year ended December 31, 2013, our production on a pro-forma basis would have been 1.44 million GEO.

        The principal executive office of each of the registrants is c/o Yamana Gold Inc., 200 Bay Street, Suite 2200, Toronto, Ontario, Canada M5J 2J3, (416) 815-0220.

Recent Developments

        On July 8, 2014, we announced that Barry Murphy joined our senior management as Senior Vice President, Technical Services, effective September 3, 2014. On September 2, 2014, we announced that Ms. Christiane Bergevin and Ms. Jane Sadowsky joined our board of directors. On September 10, 2014, we announced that, after careful and extensive review, and having allowed a sufficient period of time for optimization efforts, the optimal plan for our C1 Santa Luz Project would be to temporarily suspend ramp-up activities and put the project on care and maintenance while several identified alternative metallurgical processes are evaluated.

 Summary of Terms of the Exchange Offer

        We are offering to exchange $500,000,000 aggregate principal amount of Initial Notes for a like aggregate principal amount of our New Notes, evidencing the same continuing indebtedness as the Initial Notes. In order to exchange your Initial Notes, you must properly tender them and we must accept your tender. We will exchange all outstanding Initial Notes that are validly tendered and not validly withdrawn.

Exchange Offer:	We will exchange your Initial Notes for a like aggregate principal amount of our New Notes.
Expiration Date:

The "expiration date" for the exchange offer is 5:00 p.m., New York City time, on November 20, 2014, unless we extend it, in which case "expiration date" means the latest date and time to which the exchange offer is extended.

Interest on the New Notes:

The New Notes will accrue interest at a rate of 4.950% per annum from and including the last interest payment date on which interest has been paid on the Initial Notes. No additional interest will be paid on Initial Notes tendered and accepted for exchange.

Conditions to the Exchange Offer:	The exchange offer is subject to certain customary conditions, which we may waive. See "Exchange Offer — Terms of the Exchange Offer — Conditions".
Procedures for Tendering Initial Notes:

If you wish to accept the exchange offer, you must submit the required documentation and effect a tender of Initial Notes pursuant to the procedures for book-entry transfer (or other applicable procedures), all in accordance with the instructions described in this prospectus and in the letter of transmittal. See "Exchange Offer — Terms of the Exchange Offer — Procedures for Tendering," "Exchange Offer — Terms of the Exchange Offer — Book-Entry Transfer," "Exchange Offer — Terms of the Exchange Offer — Exchanging Book-Entry Notes" and "Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures."

Guaranteed Delivery Procedures:

If you wish to tender your Initial Notes, but cannot properly do so prior to the expiration date, you may tender your Initial Notes in accordance with the guaranteed delivery procedures described in "Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures."

Withdrawal Rights:

Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of Initial Notes, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date.

Acceptance of Initial Notes and Delivery of New Notes:

Subject to certain conditions, any and all Initial Notes that are validly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. The New Notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "Exchange Offer — Terms of the Exchange Offer."

U.S. Federal and Canadian Federal Income Tax Considerations:

The exchange of the Initial Notes for the New Notes will not constitute a taxable exchange for U.S. federal or Canadian federal income tax purposes. See "U.S. Federal Income Tax Considerations" and "Canadian Federal Income Tax Considerations."

Exchange Agent:	Citibank, N.A. is serving as the exchange agent.

Summary of Terms of the New Notes:	The terms of the New Notes are substantially identical to the terms of the Initial Notes except that the New Notes:
• will be registered under the Securities Act, and therefore will not contain restrictions on transfer;
• will not contain certain provisions relating to additional interest;
• will bear a different CUSIP number from the Initial Notes; and
• will not entitle their holders to registration rights.
Resale of New Notes:	It may be possible for you to resell the New Notes issued in the exchange offer without compliance with the registration or prospectus delivery provisions of the Securities Act if:
• you are acquiring the New Notes in the ordinary course of your business;
• you are not a broker-dealer that acquired the Initial Notes from us or in market-making transactions or other trading activities;
• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the New Notes issued to you; and
• you are not an affiliate, under Rule 405 of the Securities Act, of us.

If you are a broker-dealer and receive New Notes for your own account in exchange for Initial Notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the New Notes. See "Plan of Distribution."

Consequences of Failure to Exchange Initial Notes:	If you do not participate in this exchange offer: • subject to certain limited exceptions, you will not necessarily be able to require us to register your Initial Notes under the Securities Act;

•

you will not be able to resell, offer to resell or otherwise transfer your Initial Notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, registration under the Securities Act; and

• the trading market for your Initial Notes will become more limited to the extent other holders of Initial Notes participate in the exchange offer.

See "Exchange Offer — Terms of the Exchange Offer — Consequences of Failure to Exchange" and "Exchange Offer — Terms of the Exchange Offer — Acceptance of Initial Notes for Exchange; Delivery of New Notes."

Summary of Terms of the New Notes

        The summary below describes the principal terms of the New Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes and Guarantees" section of this prospectus contains a more detailed description of the terms and conditions of the New Notes.

Issuer:	Yamana Gold Inc.
Notes Offered:	$500,000,000 aggregate principal amount of 4.950% senior notes due 2024.
Maturity:	The New Notes will mature on July 15, 2024.
Interest Payment Dates:

The New Notes will accrue interest from June 30, 2014, at a rate of 4.950% per annum. Interest on the notes will be paid on January 15 and July 15 of each year, beginning January 15, 2015. All payments on the notes will be made in U.S. dollars.

Guarantees:	The New Notes will be guaranteed on a senior basis by each of our subsidiaries that is a guarantor under our Credit Agreement.
Under certain circumstances, guarantors may be released from their guarantees without the consent of the holders of New Notes. See "Description of the Notes — Note Guarantees — Release of Guarantees."
Ranking:

The New Notes will be our and each guarantor's senior obligations and will rank equally with all of our and each guarantor's other senior unsubordinated indebtedness from time to time outstanding. The New Notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries that are not guarantors and will be effectively subordinated to our and the guarantors' secured indebtedness and other secured liabilities to the extent of the assets securing such indebtedness and other liabilities.

Optional Redemption:

Prior to April 15, 2024 (the date that is three months prior to the maturity date of the New Notes), we may, at our option, redeem the New Notes, in whole or in part, at the make whole redemption price described in this prospectus. On or after April 15, 2024 (the date that is three months prior to the maturity date of the New Notes), we may, at our option, redeem the New Notes, in whole or in part, at a price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued interest thereon to, but not including, the date of redemption. See "Description of the Notes — Optional Redemption."

Change of Control:

We will be required to make an offer to repurchase the New Notes at a price equal to 101% of the aggregate principal amount repurchased plus accrued and unpaid interest to, but not including, the date of repurchase upon the occurrence of a Change of Control Repurchase Event (as defined herein), as described under "Description of the Notes — Change of Control Repurchase Event" in this prospectus.

Additional Amounts:

All payments made by us, a guarantor or on our or their behalf under or with respect to the New Notes or the guarantees will be made free and clear of, and without withholding or deduction for or on account of, any Taxes (as defined herein) imposed or levied by or on behalf of the Relevant Taxing Jurisdictions (as defined herein), unless we or the guarantors are required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the Relevant Taxing Jurisdictions. If any amount for or on account of such Taxes is required by any Relevant Taxing Jurisdiction to be withheld or deducted from any payment made under or with respect to the New Notes or a guarantee, we will, subject to certain exceptions, pay to each holder of New Notes as additional interest such Additional Amounts (as defined herein) as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted. See "Description of the Notes — Payment of Additional Amounts."

Tax Redemption:

We may redeem the New Notes, in whole but not in part, upon notice in the event of certain changes in the tax laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction, or the interpretation or administration thereof, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but not including, the date fixed for redemption. See "Description of the Notes — Tax Redemption."

Sinking Fund:	None.
Use of Proceeds:	We will not receive any proceeds from the exchange offer.
Certain Covenants:	The indenture pursuant to which the New Notes will be issued contains certain covenants that, among other things:
• limit the ability of Yamana and its restricted subsidiaries to create liens; and
• restrict our ability to amalgamate or merge with a third party or transfer all or substantially all of our assets.
These covenants are subject to important exceptions and qualifications which are described under the caption "Description of the Notes — Certain Covenants."
Form:

The New Notes will be represented by one or more fully registered global notes deposited in book-entry form with, or on behalf of, The Depository Trust Company, and registered in the name of its nominee. See "Description of the Notes and Guarantees — Book-Entry Procedures for the Global Notes."

Governing Law:	The indenture pursuant to which the New Notes are issued is, and the New Notes and the related guarantees will be, governed by, and construed in accordance with, the laws of the State of New York.
Risk Factors:

You should carefully consider the information set forth in the section titled "Risk Factors" as well as the other information included in this prospectus and the documents incorporated by reference herein before deciding whether to purchase the New Notes.

 RISK FACTORS

        In deciding whether to exchange Initial Notes for New Notes, you should carefully consider the risks described below, the risk factors incorporated by reference into this prospectus and all of the information contained and incorporated by reference in this prospectus. The risks and uncertainties described below are not the only risks and uncertainties that we face. If any of those risks actually occurs, our business, results of operations, cash flows and financial position would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Note Regarding Forward-Looking Information."

Risks Related to the Acquisition

We may fail to realize the anticipated benefits of the Acquisition.

        We completed the Acquisition to gain exposure to a high quality gold asset, to diversify our operations, to strengthen our position as a gold producer and to create the opportunity to realize certain other benefits. Achieving the benefits of the Acquisition depends on a number of factors, some of which will not be in our control. Such factors include, but are not limited to:

  •
  assimilating Osisko's operations in a timely and effective manner;

  •
  maintaining our financial and strategic focus while integrating Osisko's business;

  •
  implementing uniform standards, controls, procedures and policies, as applicable; and

  •
  conducting and managing operations in a new operating environment and within a partnership structure with Agnico Eagle Mines Limited ("Agnico Eagle").

        There may be risks associated with Osisko that we are not aware of and have no control over that could adversely affect our investment in Osisko. We may fail to realize any of the anticipated benefits of the Acquisition.

We will be subject to a variety of risks associated with our partnership with Agnico Eagle, which could result in a material adverse effect on our future growth, results of operations, cash flows and financial position.

        We have formed a 50/50 partnership with Agnico Eagle in connection with the Acquisition (the "Partnership"). There are a variety of general risks associated with this Partnership, particularly because we are not the sole operator. These risks include, but are not limited to:

  •
  disagreement with the partner about how to develop, operate or finance a project;

  •
  that the partner may at any time have economic or business interests or goals that are, or become, inconsistent with our business interests or goals;

  •
  that the partner may not comply with the Partnership agreement;

  •
  the possibility that the partner might become bankrupt;

  •
  that the partner may be in a position to take action contrary to our instructions, requests, policies, objectives or interests;

  •
  possible litigation with the partner about Partnership matters; and

  •
  the possibility that we may not be able to sell our interest in the Partnership if we desire to exit the Partnership.

These risks could result in legal liability or affect our ability to develop or operate the Partnership project, either of which could have a material adverse effect on our future growth, results of operations, cash flows and financial position.

There may be potential undisclosed liabilities associated with the Acquisition.

        In connection with the Acquisition, there may be liabilities that we failed to discover or were unable to quantify in our due diligence (which we conducted prior to the execution of the arrangement agreement with Agnico Eagle and Osisko on April 16, 2014 (the "Arrangement Agreement")). The representations, warranties and indemnities contained in the Arrangement Agreement did not survive closing of the Acquisition.

Acquisitions require geologic, metallurgic, engineering, title, environmental, economic and financial assessments that may be materially incorrect and may not produce as expected.

        Acquisitions of mining properties or mining companies are based in large part on geologic, metallurgic, engineering, title, environmental, economic and financial assessments made by the acquirer and its personnel as well as independent consultants and advisors it may hire. These assessments include a series of assumptions regarding such factors as the ore bodies, grades, recoverability, regulatory and environmental restrictions, future prices of metals and operating costs, future capital expenditures and royalties and other government levies which will be imposed over the producing life of the Mineral Reserves and Mineral Resources. Many of these factors are subject to change and are beyond our control. All such assessments involve a measure of geologic, metallurgic, engineering, environmental, regulatory, political, economic and financial uncertainty that could result in lower production and lower Mineral Reserves and Mineral Resources or higher operating or capital expenditures than anticipated or unanticipated difficulty in obtaining required permits or complying with regulatory or environmental requirements. In addition, title and rights of access to the properties that we acquired in the Acquisition can never be guaranteed. Although select title and environmental reviews were conducted by us in connection with the Acquisition, this review cannot guarantee that any unforeseen defects in the chain of title will not arise to defeat our title to certain assets or that environmental defects, liabilities or deficiencies do not exist or are greater than anticipated.

Our activities conducted in Québec may be affected by new mining laws being adopted.

        We are conducting exploration activities at former Osisko properties in Québec which may be affected by the new Mining Act adopted by the Québec National Assembly on December 10, 2013. In addition, any amendments to the Mining Act may have an adverse effect on such exploration projects.

        In addition, current political and social debate on the distribution of mining wealth in Québec and elsewhere may result in increased mining taxes and royalties, which could adversely affect the Partnership's business and mining operations.

Our failure to maintain positive community relations could have an adverse effect on our business.

        Our relationships with the communities in which we operate and other stakeholders are critical to ensure the future success of our existing operations and the construction and development of our projects. There is an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. Publicity adverse to us, our operations or extractive industries generally, could have an adverse effect on us and may impact relationships with the communities in which we operate and other stakeholders. While we are committed to operating in a socially responsible manner, there can be no assurance that our efforts, in this respect will mitigate this potential risk.

        The Canadian Malartic mine, the principal asset we acquired in the Acquisition, is located adjacent to the community of Malartic. Commercial open-pit production of the deposit requires not only the collaboration and support of the town council and residents of Malartic, but also the relocation of a portion of Highway 117, for which permits have not yet been obtained. There is no guarantee that we will continue to be able to maintain our relationships with these communities during commercial production of the deposit.

        The Hammond Reef advanced gold project (the "Hammond Reef Property") is located within the traditional territory of regional Aboriginal communities. Development of the Hammond Reef Property requires the collaboration and support of these Aboriginal communities. On December 10, 2010, the Seven First Nation Communities of the Rainy River District forming the Fort Frances Chiefs Secretariat, Lac Des Mille Lacs First Nation and Osisko signed a resource sharing agreement, creating a commitment by all parties to engage in active consultation and collaboration as part of the continued gold exploration and development activities at its Hammond Reef Property. The agreement came into effect once it had been ratified by the members of the signing communities. Although the ratification process was completed on September 26, 2011, there is no guarantee that we will continue to maintain the relationships necessary for the development of the project.

        The Upper Beaver project and other exploration projects may also be impacted by relations with various community stakeholders, and our ability to develop related mining assets may still be affected by unforeseen outcomes from such community relations.

The risks set forth under "Risk Factors — Risks Related to Our Business" below apply to the Acquisition.

        Many, if not all, of the risk factors set forth below in this prospectus relating to business, operational, regulatory, environmental, financial and other risks associated with the mining business apply equally in respect of the operation of the properties that we acquired pursuant to the Acquisition.

Risks Related to Our Business

Changes in the market price of gold, copper and silver, which in the past have fluctuated widely, may affect our results of operations, cash flows and financial position.

        Our profitability and long-term viability depend, in large part, upon the market price of metals that may be produced from our properties, primarily gold, copper and silver. Metal prices fluctuate widely and are affected by numerous factors beyond our control, including:

  •
  global and regional supply and demand for industrial products containing metals generally;

  •
  changes in global or regional investment or consumption patterns;

  •
  increased production due to new mine developments and improved mining and production methods;

  •
  decreased production due to mine closures;

  •
  interest rates and interest rate expectation;

  •
  expectations with respect to the rate of inflation or deflation;

  •
  fluctuations in the value of the U.S. dollar and other currencies;

  •
  availability and costs of metal substitutes;

  •
  global or regional political or economic conditions; and

  •
  sales by central banks, holders, speculators and other producers of metals in response to any of the above factors.

        There can be no assurance that metal prices will remain at current levels or that such prices will improve. A decrease in the market prices could adversely affect the profitability of our existing mines and projects as well as our ability to finance the exploration and development of additional properties, which would have a material adverse effect on our results of operations, cash flows and financial position. A decline in metal prices may require us to write-down our Mineral Reserve and Mineral Resource estimates and revise our life-of-mine plans, which could result in material write-downs of our investments in mining properties. Any of these factors could result in a material adverse effect on our results of operations, cash flows and financial position. Further, if revenue from metal sales declines, we may experience liquidity difficulties. Our cash flow from mining operations may be insufficient to meet our operating needs, and as a result we could be forced to discontinue production and could lose our interest in, or be forced to sell, some or all of our properties.

        In addition to adversely affecting our Mineral Reserve and Mineral Resource estimates and our results of operations, cash flows and financial position, declining metal prices can impact operations by requiring a reassessment of the feasibility of a particular project. Even if a project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays and/or may interrupt operations until the reassessment can be completed, which may have a material adverse effect on our results of operations, cash flows and financial position.

We are exposed to exploration, development and operating risks, due to the high degree of risk involved in mining operations and these factors may adversely affect our results of operations, cash flows and financial position.

        Mining operations are inherently dangerous and generally involve a high degree of risk. Yamana's operations are subject to all the hazards and risks normally encountered in the exploration, development and production of gold, copper and silver, including, without limitation, unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding, pit wall failure and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, personal injury or loss of life, damage to property and environmental damage, all of which may result in possible legal liability. Although we expect that adequate precautions to minimize risk will be taken, mining operations are subject to hazards such as fire, rock falls, geomechanical issues, equipment failure or failure of retaining dams around tailings disposal areas which may result in environmental pollution and consequent liability. The occurrence of any of these events could result in a prolonged interruption of our operations that would have a material adverse effect on our business, financial condition, results of operations and prospects.

        The exploration for and development of mineral deposits involves significant risks, which even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an ore body may result in substantial rewards, few properties that are explored are ultimately developed into producing mines. Major expenses may be required to locate and establish Mineral Reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that the exploration or development programs planned by Yamana will result in a profitable commercial mining operation. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices that are highly cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Yamana not receiving an adequate return on invested capital.

        There is no certainty that the expenditures made by Yamana towards the search and evaluation of mineral deposits will result in discoveries or development of commercial quantities of ore.

The mining business is inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on us.

        Mining, like many other extractive natural resource industries, is subject to potential risks and liabilities due to accidents that could result in serious injury or death and/or material damage to the environment and Company assets. The impact of such accidents could affect the profitability of our operations, cause an interruption to our operations, lead to a loss of licenses, affect the reputation of the Company and its ability to obtain further licenses, damage community relations and reduce the perceived appeal of the Company as an employer.

Our operations are subject to significant environmental and governmental regulations, which could significantly limit development and cause potential delays in production.

        All phases of the Company's operations are subject to environmental regulation in the various jurisdictions in which it operates. These regulations mandate, among other things, water quality standards and land reclamation and regulate the generation, transportation, storage and disposal of hazardous waste. Environmental legislation is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that the Company has been or will at all times be in full compliance with all environmental laws and regulations or hold, and be in full compliance with, all required environmental and health and safety permits. The potential costs and delays associated with compliance with such laws, regulations and permits could prevent the Company from proceeding with the development of a project or the operation or further development of a mine. Existing or future environmental laws, regulations and permits, and the potential costs and delays associated with compliance therewith, may adversely affect the Company's business, financial condition and results of operations.

        At the Alumbrera Mine, in which Yamana holds a 12.5% interest, a sulphate seepage plume has developed in the natural groundwater downstream of the tailings facility, currently within the mining concession. After completing the original model, an initial pump back well mesh was designed and completed before start up, in order to capture the seepage, which is characterized by high levels of dissolved calcium and sulphate. It will be necessary to augment the pump-back wells over the life of the mine in order to contain the plume within the concession and to provide for monitoring wells for the Vis Vis River. Based on the latest groundwater model, the pump-back system will need to be operated for several years after mine closure. The concentrate pipeline at the Alumbrera Mine crosses areas of mountainous terrain, significant rivers, high rainfall and active agriculture. Although various control structures and monitoring programs have been implemented, any rupture of the pipeline poses an environmental risk from spillage of concentrate. Yamana does not have any indemnities from the previous vendors of its interests in the Alumbrera Mine against any potential environmental liabilities that may arise from operations, including, but not limited to, potential liabilities that may arise from the seepage plume or a rupture of the pipeline.

        Environmental hazards may also exist on the properties on which the Company holds interests that are unknown to the Company at present and that have been caused by previous or existing owners or operators of the properties.

        Government environmental approvals and permits are currently, or may in the future be, required in connection with the Company's operations. To the extent such approvals are required and not obtained, the Company may be curtailed or prohibited from proceeding with planned exploration or development of mineral properties.

        Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations, including the Company, may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

        In 2013, Osisko received 41 notices of non-compliance pertaining to exceeding noise level parameters, NOx gas production and surpassing limits for over pressure and vibrations during blasting operations, exceeding noise levels and blast-induced vibrations. As a result of the Acquisition, we may face administrative fines or other charges in connection with such notices, Osisko's other former operations or the properties that we acquired in the Acquisition.

        Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in exploration expenses, capital expenditures or production costs, reduction in levels of production at producing properties, or abandonment or delays in development of new mining properties.

        In certain jurisdictions, the Company may be required to submit, for government approval, a reclamation plan for each of its mining/project sites. The reclamation plan establishes the Company's obligation to reclaim property after minerals have been mined from the sites. In some jurisdictions, bonds or other forms of financial assurances are required as security to ensure performance of the required reclamation activities. The Company may incur significant reclamation costs which may materially exceed the provisions the Company has made for such reclamation. In addition, the potential for additional regulatory requirements relating to reclamation or additional reclamation activities may have a material adverse effect on the Company's financial condition, liquidity or results of operations. When a previously unrecognized reclamation liability becomes known or a previously estimated cost is increased, the amount of that liability or additional cost may be expensed, which may materially reduce net income in that period.

        Production at certain of the Company's mines involves the use of cyanide which is toxic material if not handled properly. Should cyanide leak or otherwise be discharged from the containment system, the Company may become subject to liability for hazards or clean-up work that may not be insured, which may have an adverse effect on our business, financial condition and results of operations. The Company became a signatory to the ICMC in September 2008. Further information regarding the ICMC can be found at the International Cyanide Management Institute website located at www.cyanidecode.org.

        The mineral exploration activities of the Company are subject to various laws governing prospecting, development, production, taxes, labor standards and occupational health, mine safety, toxic substances and other matters. Although the Company believes that its exploration activities are currently carried out in accordance with all applicable rules and regulations, new rules and regulations may be enacted or existing rules and regulations may be applied in a manner that could limit or curtail production or development of the Company's properties. Amendments to current laws and regulations governing the operations and activities of the Company or more stringent implementation thereof could have a material adverse effect on the Company's business, financial condition and results of operations.

Our business is sensitive to nature and climate conditions.

        The Company and the mining industry are facing continued geotechnical challenges, which could adversely impact the Company's production and profitability. Unanticipated adverse geotechnical and hydrological conditions, such as landslides, droughts and pit wall failures, may occur in the future and such events may not be detected in advance. Geotechnical instabilities and adverse climatic conditions can be difficult to predict and are often affected by risks and hazards outside of the Company's control, such as severe weather and considerable rainfall, which may lead to periodic floods, mudslides, wall instability and seismic activity, which may result in slippage of material.

        Geotechnical failures could result in limited or restricted access to mine sites, suspension of operations, government investigations, increased monitoring costs, remediation costs, loss of ore and other impacts, which could cause one or more of the Company's projects to be less profitable than currently anticipated and could result in a material adverse effect on the Company's results of operations and financial position.

We are exposed to counterparty, credit, liquidity and interest rate risks that could have an adverse effect on our results of operations, cash flows and financial position and if we are unable to successfully access financing, we may not be able to continue our exploration and development activities.

        The Company is exposed to various counterparty risks including, but not limited to: (i) financial institutions that hold the Company's cash and short term investments; (ii) companies that have payables to the Company, including concentrate and bullion customers; (iii) providers of its risk management services; (iv) shipping service providers that move the Company's material; (v) the Company's insurance providers; and (vi) the Company's lenders. The Company seeks to limit counterparty risk by entering into business arrangements with high credit-quality counterparties, limiting the amount of exposure to each counterparty and monitoring the financial condition of counterparties. For cash, cash equivalents and accounts receivable, credit risk is represented by the carrying amount on the balance sheet. For derivatives, the Company assumes no credit risk when the fair value of the instruments is negative. When the fair value of the instruments is positive, this is a reasonable measure of credit risk. The Company is also exposed to liquidity risks in meeting its operating and capital expenditure requirements in instances where cash positions are unable to be maintained or appropriate financing is unavailable. Under the terms of the Company's trading agreements, counterparties cannot require the Company to immediately settle outstanding derivatives except upon the occurrence of customary events of default. The Company mitigates liquidity risk through the implementation of its capital management policy by spreading the maturity dates of derivatives over time, managing its capital expenditures and operation cash flows, and by maintaining adequate lines of credit. The Company is exposed to interest rate risk on its variable rate debt and enters into interest rate swap agreements to hedge this risk. These factors may impact the ability of the Company to obtain loans and other credit facilities and refinance existing facilities in the future and, if obtained, on terms favorable to the Company. Such failures to obtain loans and other credit facilities could require us to take measures to conserve cash and could adversely affect our access to the liquidity needed for the business in the longer term.

        The exploration and development of the Company's properties, including continuing exploration and development projects, and the construction of mining facilities and commencement of mining operations, may require substantial additional financing. Failure to obtain sufficient financing will result in a delay or indefinite postponement of exploration, development or production on any or all of the Company's properties or even a loss of a property interest. Additional financing may not be available when needed, or if available, the terms of such financing might not be favorable to the Company. Failure to raise capital when needed would have a material adverse effect on the Company's business, financial condition and results of operations.

The construction and start-up of new mines is subject to a numbers of factors and the Company may not be able to successfully complete new construction projects.

        The success of construction projects and the start-up of new mines by the Company is subject to a number of factors including the availability and performance of engineering and construction contractors, mining contractors, suppliers and consultants, the receipt of required governmental approvals and permits in connection with the construction of mining facilities and the conduct of mining operations (including environmental permits), the successful completion and operation of ore passes, the adsorption/desorption/recovery plants and conveyors to move ore, among other operational elements. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which the Company is dependent in connection with its construction activities, a delay in or failure to receive the required governmental approvals and permits in a timely manner or on reasonable terms, or a delay in or failure in connection with the completion and successful operation of the operational elements in connection with new mines could delay or prevent the construction and start-up of new mines as planned. There can be no assurance that current or future construction and start-up plans implemented by the Company will be successful, that the Company will be able to obtain sufficient funds to finance construction and start-up activities, that personnel and equipment will be available in a timely manner or on reasonable terms to successfully complete construction projects, that the Company will be able to obtain all necessary governmental approvals and permits or that the completion of the construction, the start-up costs and the ongoing operating costs associated with the development of new mines will not be significantly higher than anticipated by the Company. Any of the foregoing factors could adversely impact the operations and financial condition of the Company.

        Some of the Company's projects have no operating history upon which to base estimates of future cash flow. The capital expenditures and time required to develop new mines or other projects are considerable and changes in costs or construction schedules can affect project economics. Thus, it is possible that actual costs may change significantly and economic returns may differ materially from the Company's estimates.

        Currently, the Company has three mines under construction in Brazil, namely, the Pilar Project, C1 Santa Luz Project and Ernesto/Pau-a-Pique Project. While the Pilar Project commenced commissioning in the second half of 2013 and remains within the normal progression expectation of the commissioning process, Ernesto/Pau-a-Pique has been commissioning since the fourth quarter of 2012 and C1 Santa Luz Project has been placed on care and maintenance while several identified alternative metallurgical processes are evaluated. Commercial viability of a new mine or development project is predicated on many factors. Mineral Reserves and Mineral Resources projected by feasibility studies and technical assessments performed on the projects may not be realized, and future metal prices to ensure commercial viability may not materialize. Consequently, there is a risk that start-up of new mine and development projects may be subject to write-down and/or closure as they may not be commercially viable.

Any uncertainty and inability in the estimation, recalculation or replacement of Mineral Reserves and Mineral Resources could materially affect our results of operations, cash flows and financial position.

        To extend the lives of its mines and projects, ensure the continued operation of the business and realize its growth strategy, it is essential that the Company continues to realize its existing identified Mineral Reserves, convert Mineral Resources into Mineral Reserves, increase its Mineral Resource base by adding new Mineral Resources from areas of identified mineralized potential, and/or undertake successful exploration or acquire new Mineral Resources.

        The figures for Mineral Reserves and Mineral Resources contained in this prospectus are estimates only and no assurance can be given that the anticipated tonnages and grades will be achieved, that the indicated level of recovery will be realized or that Mineral Reserves will be mined or processed profitably. Actual Mineral Reserves may not conform to geological, metallurgical or other expectations, and the volume and grade of ore recovered may differ from estimated levels. There are numerous uncertainties inherent in estimating Mineral Reserves and Mineral Resources, including many factors beyond the Company's control. Such estimation is a subjective process, and the accuracy of any Mineral Reserve or Mineral Resource estimate is a function of the quantity and quality of available data and of the assumptions made and judgments used in engineering and geological interpretation. Short-term operating factors relating to the Mineral Reserves, such as the need for orderly development of the ore bodies or the processing of new or different ore grades, may cause the mining operation to be unprofitable in any particular accounting period. In addition, there can be no assurance that gold recoveries in small scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production. Lower market prices, increased production costs, reduced recovery rates and other factors may result in a revision of our Mineral Reserve estimates from time to time or may render the Company's Mineral Reserves uneconomic to exploit. Mineral Reserve data is not indicative of future results of operations. If the Company's actual Mineral Reserves and Mineral Resources are less than current estimates or if the Company fails to develop its Mineral Resource base through the realization of identified mineralized potential, its results of operations or financial condition may be materially and adversely affected. Evaluation of Mineral Reserves and Mineral Resources occurs from time to time and they may change depending on further geological interpretation, drilling results and metal prices. The category of Inferred Mineral Resource is often the least reliable Mineral Resource category and is subject to the most variability. The Company regularly evaluates its Mineral Resources and it often determines the merits of increasing the reliability of its overall Mineral Resources.

        Given that mines have limited lives based on Proven Mineral Reserves (as defined herein) and Probable Mineral Reserves, the Company must continually replace and expand its Mineral Reserves at its mines. The life-of-mine estimates included in this prospectus may not be correct. The Company's ability to maintain or increase its annual production will be dependent in part on its ability to bring new mines into production and to expand Mineral Reserves at existing mines.

        Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. Due to the uncertainty which may attach to Inferred Mineral Resources, there is no assurance that Inferred Mineral Resources will be upgraded to Proven Mineral Reserves and Probable Mineral Reserves as a result of continued exploration.

We are exposed to the volatile changes in the prices of commodities consumed.

        The profitability of the Company's operations will be dependent upon the cost and availability of commodities which are consumed or otherwise used in connection with the Company's operations and projects, including, but not limited to, diesel, fuel, natural gas, electricity, steel, concrete and cyanide. Commodity prices fluctuate widely and are affected by numerous factors beyond the control of the Company.

We are subject to a variety of risks associated with our 12.5% interest in the Alumbrera Mine, which could result in a material adverse effect on our future, growth, results of operations, cash flows and financial position.

        Yamana holds an indirect 12.5% interest in the Alumbrera Mine, the other 37.5% and 50% interests being held by Goldcorp Inc. and GlencoreXstrata plc, respectively. The Company accounts for this investment under the equity method of accounting. The Company's interest in the Alumbrera Mine is subject to the risks normally associated with the conduct of joint ventures. The existence or occurrence of one or more of the following circumstances and events, for example, could have a material adverse impact on Company's profitability or the viability of its interests held through joint ventures, which could have a material adverse impact on future cash flows, earnings, results of operations and financial condition, disagreement with joint venture partners on how to develop and operate mines efficiently; inability of joint venture partners to meet their obligations to the joint venture or third parties; or litigation arising between joint venture partners regarding joint venture matters.

Mining is dependent on adequate infrastructure.

        Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants that affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect the Company's operations, financial condition and results of operations.

We rely on a number of licenses, permits and approvals from various governmental authorities, any loss of which could have a material adverse effect on our business.

        The Company's operations are subject to receiving and maintaining permits from appropriate governmental authorities. There is no assurance that delays will not occur in connection with obtaining all necessary renewals of permits for our existing operations, additional permits for any possible future changes to operations, or additional permits associated with new legislation. Prior to any development on any of its properties, the Company must receive permits from appropriate governmental authorities. There can be no assurance that the Company will continue to hold all permits necessary to develop or continue operating at any particular property. Any of these factors could have a material adverse effect on our results of operations and financial position.

Our insurance does not cover all potential losses, liabilities and damage related to our business and certain risks are uninsured or uninsurable.

        Yamana's business is subject to a number of risks and hazards generally, including adverse environmental conditions, industrial accidents, labor disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, catastrophic equipment failures or unavailability of materials and equipment, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to the Company's properties or the properties of others, delays in mining, monetary losses and possible legal liability.

        Yamana's insurance will not cover all the potential risks associated with a mining company's operations. Yamana may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production (such as underground coverage) is not generally available to Yamana or to other companies in the mining industry on acceptable terms. Yamana might also become subject to liability for pollution or other hazards that may not be insured against or that Yamana may elect not to insure against because of premium costs or other reasons. Losses from these events could cause Yamana to incur significant costs that could have a material adverse effect upon its financial performance and results of operations. Should the Company be unable to fully fund the cost of remedying an environmental problem, the Company might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy, which may have a material adverse effect. We may suffer a material adverse effect on our business, results of operations, cash flows and financial position if we incur a material loss related to any significant event that is not covered, or adequately covered, by our insurance policies.

Our international operations are subject to political, economic, social and geographic risks of doing business in foreign countries.

        The Company holds mining and exploration properties in Brazil, Argentina, Chile, Mexico and Canada, exposing it to the socioeconomic conditions as well as the laws governing the mining industry in those countries. Inherent risks with conducting foreign operations include, but are not limited to: high rates of inflation; military repression; war or civil war; social and labor unrest; organized crime; hostage taking; terrorism; violent crime; extreme fluctuations in currency exchange rates; expropriation and nationalization; renegotiation or nullification of existing concessions, licenses, permits and contracts; illegal mining; changes in taxation policies; restrictions on foreign exchange and repatriation; and changing political norms, currency controls and governmental regulations that favor or require the Company to award contracts in, employ citizens of, or purchase supplies from, a particular jurisdiction.

        Changes, if any, in mining or investment policies or shifts in political attitude in any of the jurisdictions in which the Company operates may adversely affect the Company's operations or profitability. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, importation of parts and supplies, income and other taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety.

        Failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests. In addition, changes in government laws and regulations, including taxation, royalties, the repatriation of profits, restrictions on production, export controls, changes in taxation policies, environmental and ecological compliance, expropriation of property and shifts in the political stability of the country, could adversely affect the Company's exploration, development and production initiatives in these countries.

        In efforts to tighten capital flows and protect foreign exchange reserves, the Argentine government issued a foreign exchange resolution with respect to export revenues. This resulted in a temporary suspension of export sales of concentrate at the Alumbrera Mine during the second quarter of 2012 as management evaluated how to comply with the new resolution. The Argentine government subsequently announced an amendment to the foreign exchange resolution which extended the time for exporters to repatriate net proceeds from export sales, enabling the Alumbrera Mine to resume exports in July 2012. The Argentine government has also introduced certain protocols relating to the importation of goods and services and providing, where possible, for the substitution of Argentine produced goods and services. During 2012, the Alumbrera Mine was unable to obtain permission to repatriate dividends even though certain accommodations have since been made to permit distribution of profits from Argentina. Discussion between the joint venture and the Argentine government on approval to remit dividends are ongoing. The Company continues to monitor developments and policies in all its jurisdictions and the impact thereof to its operations.

        Brazil is in the process of reviewing the royalty rates for mining companies. Finalization of the royalty rates is subject to change during the review and approval process and therefore the final rates are not determinable at this time. The magnitude of change in royalty rates may affect net earnings and cash flows from the Company's operations in Brazil.

        In Mexico, a tax reform bill was enacted on December 26, 2013 with respect to the reform of the Mining and Fiscal Coordination Laws. The proposals submitted through this bill include a 7.5% compensation payment on taxable revenues generated by mining companies with producing mines. In addition, the bill includes a new royalty of 0.5% on all sales. These amounts are deductible for income tax purposes which would bring the effective rate of the taxes to approximately 5.8%. The Company has determined this to be approximately 3.8% on a net smelter royalty basis. The bill also doubles the payment of duties by hectare by differentiating nonproductive mining concessions. The magnitude of new royalty rates might affect net earnings and cash flows from the Company's operations in Mexico.

        On September 23, 2013, Argentina's federal income tax statute was amended to include a 10% income tax withholding on dividend distributions by Argentine corporations. On September 26, 2014, the Chilean government enacted a tax reform package. The Company is evaluating the impact of the Chilean tax reform package on its taxes. The Chilean reform progressively increases the Company's cash taxes from 2014 to 2017 and also impacts the Company's non-cash deferred tax liability.

        The occurrence of these various factors and uncertainties cannot be accurately predicted and could have an adverse effect on the Company's operations or profitability.

Any changes or increases in the Company's production costs may impact its profitability and could materially affect our results of operations, cash flows and financial position.

        Changes in the Company's production costs could have a major impact on its profitability. Its main production expenses are personnel and contractor costs, materials and energy. Changes in costs of the Company's mining and processing operations could occur as a result of unforeseen events, including international and local economic and political events, a change in commodity prices, increased costs (including oil, steel and diesel) and scarcity of labor, and could result in changes in profitability or Mineral Reserve estimates. Many of these factors may be beyond the Company's control.

        The Company relies on third party suppliers for a number of raw materials. Any material increase in the cost of raw materials, or the inability by the Company to source third party suppliers for the supply of its raw materials, could have a material adverse effect on the Company's results of operations or financial condition.

        The Company prepares estimates of future cash costs and capital costs for its operations and projects. There is no assurance that actual costs will not exceed such estimates. Exceeding cost estimates could have an adverse impact on the Company's future results of operations or financial condition.

The Company is exposed to energy risk which may impact operations.

        The Company consumes energy in mining activities, primarily in the form of diesel fuel, electricity and natural gas. As many of the Company's mines are in remote locations and energy is generally a limited resource, the Company faces the risk that there may not be sufficient energy available to carry out mining activities efficiently or that certain sources of energy may not be available.

Title, mineral rights or surface rights to our properties could be challenged, and, if successful, such challenges could have a material adverse effect on our production, results of operations, cash flows and financial position.

        The acquisition of title to mineral properties is a very detailed and time-consuming process. Title to, and the area of, mineral concessions may be disputed. Title insurance is generally not available for mineral properties and our ability to ensure that we have obtained a secure claim may be severely constrained. There is no guarantee that title to any of our properties will not be challenged or impaired. Third parties may have valid claims underlying portions of the Company's interests, including prior unregistered liens, agreements, transfers or claims, including native land claims, and title may be affected by, among other things, undetected defects. If these challenges are successful, this could have an adverse effect on the development of our properties as well as our results of operations, cash flows and financial position. In addition, the Company may be unable to operate its properties as permitted or to enforce its rights with respect to its properties.

Our mining concession may be terminated in certain circumstances.

        The Company's mining concessions may be terminated in certain circumstances. Under the laws of the jurisdictions where the Company's operations, development projects and prospects are located, Mineral Resources belong to the state and governmental concessions are required to explore for, and exploit, Mineral Reserves. The Company holds mining, exploration and other related concessions in each of the jurisdictions where it is operating and where it is carrying on development projects and prospects. The concessions held by the Company in respect of its operations, development projects and prospects may be terminated under certain circumstances, including where minimum production levels are not achieved by the Company (or a corresponding penalty is not paid), if certain fees are not paid or if environmental and safety standards are not met. Termination of any one or more of the Company's mining, exploration or other concessions could have a material adverse effect on the Company's financial condition or results of operations.

We may be unable to compete successfully with other mining companies.

        The mining industry is intensely competitive in all of its phases and the Company competes with many companies possessing greater financial and technical resources than itself. Competition in the precious metals mining industry is primarily for: mineral rich properties that can be developed and produced economically; the technical expertise to find, develop, and operate such properties; the labor to operate the properties; and the capital for the purpose of funding such properties. Many competitors not only explore for and mine precious metals, but conduct refining and marketing operations on a global basis. Such competition may result in the Company being unable to acquire desired properties, to recruit or retain qualified employees or to acquire the capital necessary to fund its operations and develop its properties. Existing or future competition in the mining industry could materially adversely affect the Company's prospects for mineral exploration and success in the future.

Currency fluctuations may adversely affect the Company's capital costs and operational costs.

        Currency fluctuations may affect the Company's capital costs and the costs that the Company incurs at its operations. Gold is sold throughout the world based principally on a U.S. dollar price, but a portion of the Company's operating and capital expenses are incurred in Brazilian reals, Argentine pesos, Chilean pesos, Mexican pesos, Canadian dollars and, to a lesser extent, the Euro. The appreciation of foreign currencies, particularly the Brazilian real and the Chilean peso, against the United States dollar would increase the costs of gold production at such mining operations, which could materially and adversely affect the Company's earnings and financial condition. The Company has hedged only a portion of its Brazilian real risks and Mexican pesos risks, and none of the other currencies in which it functions, and is therefore exposed to currency fluctuation risks.

        Additionally, the assets acquired in the Acquisition are primarily located in Canada and the costs associated with such assets are primarily denominated in Canadian dollars. However, revenue generated from the sale of gold and silver from such assets is in U.S. dollars and some of the costs associated with such assets are denominated in currencies other than the Canadian dollar. Any appreciation of the Canadian dollar vis-á-vis these currencies could increase our cost of doing business.

Differences between management's assumptions and market conditions could have a material effect in the future on the Company's financial position and results of operation.

        Mineral interests are the most significant assets of the Company and represent capitalized expenditures related to the development and construction of mining properties and related property, plant and equipment and the value assigned to exploration potential on acquisition. The costs associated with mining properties are separately allocated to exploration potential, Mineral Reserves and Mineral Resources and include acquired interests in production, development and exploration-stage properties representing the fair value at the time they were acquired. The values of such mineral properties are primarily driven by the nature and amount of material interests believed to be contained or potentially contained in properties to which they relate.

        The Company reviews and evaluates its mining interests and any associated or allocated goodwill for impairment at least annually or when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the recoverable value of the asset is less than the carrying amount of the asset. An impairment loss is measured and recorded to the net recoverable value of the asset. The recoverable value of the asset is the higher of: (i) value in use (being the net present value of total expected future cash flows); and (ii) fair value less costs to sell.

        The Company assesses at the end of each reporting period whether there is any indication that an impairment loss recognized in prior periods for an asset other than goodwill may no longer exist or may have decreased. If any such indication exists, the Company estimates the recoverable amount and considers the reversal of the impairment loss recognized in prior periods for all assets other than goodwill. An impairment loss recognized for goodwill is not reversed in a subsequent period.

        Fair value is the value obtained from an active market or binding sale agreement. Where neither exists, fair value is based on the best information available to reflect the amount the Company could receive for the asset in an arm's length transaction. This is often estimated using discounted cash flow techniques. For value in use, recent cost levels are considered, together with expected changes in costs that are compatible with the current condition of the business and which meet the requirements of International Accounting Standards 36 in a discounted cash flow model. Where a recoverable amount is assessed using discounted cash flow techniques, the resulting estimates are based on detailed mine and/or production plans. Assumptions underlying fair value estimates are subject to significant risks and uncertainties. Where third-party pricing services are used, the valuation techniques and assumptions used by the pricing services are reviewed by the Company to ensure compliance with the accounting policies and internal control over financial reporting of the Company. Future cash flows are estimated based on expected future production, commodity prices, operating costs and capital costs. There are numerous uncertainties inherent in estimating Mineral Reserves and Mineral Resources. Differences between management's assumptions and market conditions could have a material effect in the future on the Company's financial position and results of operation.

        The assumptions used in the valuation of work-in process inventories by the Company include estimates of metal contained in the ore stacked on leach pads, assumptions of the amount of metal stacked that is expected to be recovered from the leach pads, estimates of metal contained in ore stock piles, assumptions of the amount of metal that will be crushed for concentrate, estimates of metal-in-circuit, estimated costs of completion to final product to be incurred and an assumption of the gold, silver and copper price expected to be realized when the gold, silver and copper is recovered. If these estimates or assumptions prove to be inaccurate, the Company could be required to write-down the recorded value of its work-in-process inventories to net realizable value, which would reduce the Company's earnings and working capital. Net realizable value is determined as the difference between costs to complete production into a saleable form and the estimated future precious metal prices based on prevailing and long-term metal prices. When the circumstances that previously caused inventories to be written down below cost no longer exist or when there is clear evidence of an increase in net realizable value because of changed economic circumstances, the amount of write-down is reversed up to the lower of the new net realizable value or the original cost.

We may be subject to litigation that could have an adverse effect on our business.

        All industries, including the mining industry, are subject to legal claims, with and without merit. The Company is currently involved in litigation and may become involved in legal disputes in the future. Defense and settlement costs can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the resolution of any particular legal proceeding may have a material effect on the Company's financial position or results of operations.

        In 2004, a former director of Northern Orion Resources Inc. ("Northern Orion") commenced proceedings in Argentina against Northern Orion claiming damages in the amount of $177.0 million for alleged breaches of agreements entered into with the plaintiff. The plaintiff alleged that the agreements entitled him to a pre-emption right to participate in acquisitions by Northern Orion in Argentina and claimed damages in connection with the acquisition by Northern Orion of its 12.5% equity interest in the Alumbrera Mine. On August 22, 2008, the National Commercial Court No. 13 of the City of Buenos Aires issued a first-instance judgment rejecting the claim. The plaintiff appealed this judgment to the National Commercial Appeals Court. On May 22, 2013, the appellate court overturned the first-instance decision. The appellate court determined that the plaintiff was entitled to make 50% of Northern Orion's investment in the Alumbrera acquisition, although weighted the chance of the plaintiff's 50% participation at 15%. The matter was remanded to the first-instance court to determine the value. On June 12, 2013, Northern Orion filed an extraordinary recourse with the appellate court in order to bring the matter before the Supreme Court of Argentina to consider whether the appellate court's decision was arbitrary. The extraordinary recourse was denied by the appellate court and Northern Orion was notified of this decision on December 20, 2013. Based on this decision, Northern Orion filed an appeal directly with the Supreme Court on February 3, 2014. Pending the decision of the Supreme Court, Northern Orion will make submissions to the first-instance court to address the value. The outcome of this case is uncertain and cannot be reasonably estimated.

        In December 2012, the Company received assessments from the Brazilian federal tax authorities disallowing certain deductions relating to debentures for the years 2007 to 2010. The Company believes that these debentures were issued on commercial terms permitted under applicable laws and is challenging these assessments. As such, the Company does not believe it is probable that any amounts will be paid with respect to these assessments with the Brazilian authorities and the amount and timing of any assessments cannot be reasonably estimated.

The Company may use certain derivative products, which could have an adverse effect on our results of operations, cash flows and financial position.

        From time to time, the Company may use certain derivative products to manage the risks associated with changes in gold prices, silver prices, copper prices, interest rates, foreign currency exchange rates and energy prices. The use of derivative instruments involves certain inherent risks including, among other things: (i) credit risk — the risk of default on amounts owing to the Company by the counterparties with which the Company has entered into transactions; (ii) market liquidity risk — risk that the Company has entered into a derivative position that cannot be closed out quickly, by either liquidating such derivative instrument or by establishing an offsetting position; and (iii) unrealized mark-to-market risk — the risk that, in respect of certain derivative products, an adverse change in market prices for commodities, currencies or interest rates will result in the Company incurring an unrealized mark-to-market loss in respect of such derivative products.

We may be unsuccessful in integrating businesses and assets we acquire in the future.

        From time to time, the Company examines opportunities to acquire additional mining assets and businesses. Any acquisition that the Company may choose to complete may be of a significant size, may change the scale of the Company's business and operations, and may expose the Company to new geographic, political, operating, financial and geological risks. The Company's success in its acquisition activities depends on its ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition, and integrate the acquired operations successfully with those of the Company. Any acquisitions would be accompanied by risks. For example, there may be a significant change in commodity prices after the Company has committed to complete the transaction and established the purchase price or exchange ratio; a material ore body may prove to be below expectations; the Company may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt the Company's ongoing business and its relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. In the event that the Company chooses to raise debt capital to finance any such acquisition, the Company's leverage will be increased. If the Company chooses to use equity as consideration for such acquisition, existing shareholders may experience dilution. Alternatively, the Company may choose to finance any such acquisition with its existing resources. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

Our operations would be adversely affected if we fail to maintain satisfactory labor relations.

        Production at our mining operations is dependent upon the efforts of the Company's employees and the Company's operations would be adversely affected if it fails to maintain satisfactory labor relations. In addition, relations between the Company and its employees may be affected by changes in the scheme of labor relations that may be introduced by the relevant governmental authorities in whose jurisdictions the Company carries on business. Changes in such legislation or in the relationship between the Company and its employees may have a material adverse effect on the Company's business, results of operations and financial condition.

We rely on our local counsel and advisors in foreign jurisdictions.

        The Company holds mining and exploration properties in Brazil, Argentina, Chile and Mexico, in addition to Canada. The legal and regulatory requirements in these countries with respect to conducting mineral exploration and mining activities, banking system and controls, as well as local business culture and practices are different from those in Canada. The officers and directors of the Company must rely, to a great extent, on the Company's local legal counsel and local consultants retained by the Company in order to keep abreast of material legal, regulatory and governmental developments as they pertain to and affect the Company's business operations, and to assist the Company with its governmental relations. The Company must rely, to some extent, on those members of management and the Company's board of directors who have previous experience working and conducting business in these countries in order to enhance its understanding of and appreciation for the local business culture and practices. The Company also relies on the advice of local experts and professionals in connection with current and new regulations that develop in respect of banking, financing and tax matters in these countries. Any developments or changes in such legal, regulatory or governmental requirements or in local business practices are beyond the control of the Company and may adversely affect its business.

We depend on key management personnel and may not be able to attract and retain qualified personnel in the future.

        The Company is dependent upon a number of key management personnel. The loss of the services of one or more of such key management personnel could have a material adverse effect on the Company. The Company's ability to manage its operating, development, exploration and financing activities will depend in large part on the efforts of these individuals. The Company faces intense competition for qualified personnel, and there can be no assurance that the Company will be able to attract and retain such personnel. The loss of the services of one or more key employees or the failure to and attract and retain new personnel could have a material adverse effect on the Company's ability to manage and expand the Company's business. The Company has entered into employment agreements with certain of its key executives.

Our directors and officers may have interests that conflict with our interests.

        Certain of the directors and officers of the Company also serve as directors and/or officers of other companies involved in natural resource exploration and development and, consequently, there exists the possibility for such directors and officers to be in a position of conflict. There can be no assurance that any decision made by any of such directors and officers involving the Company will be made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of the Company and its shareholders. In the event that our directors and officers are subject to conflicts of interest, there may be a material adverse effect on our business.

We may fail to maintain the effectiveness of internal control over financial reporting.

        Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in reports filed with securities regulatory agencies is recorded, processed, summarized and reported on a timely basis and is accumulated and communicated to the Company's management, as appropriate, to allow timely decisions regarding required decisions. The Company has invested resources to document and analyze its system of disclosure controls and its internal control over financial reporting. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance with respect to the reliability of financial reporting and financial statement preparation. Our failure to satisfy the requirements of applicable Canadian securities laws on an ongoing, timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of the notes. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

        Any of these factors could have a material adverse effect on our results of operations, cash flows and financial position.

Risks Related to the New Notes and our Indebtedness

Higher levels of indebtedness and increased debt service obligations will effectively reduce the amount of funds available for other business purposes and may adversely affect us.

        We have a significant amount of indebtedness. As of June 30, 2014, we had approximately $1,990.1 million of indebtedness outstanding. We may also incur additional long-term debt and working capital lines of credit to meet future financing needs, which would increase our total debt.

        Interest costs related to the New Notes will be substantial and our increased level of indebtedness could reduce funds available for acquisitions, capital expenditures or other business purposes, impact our ratings, restrict our financial and operating flexibility or create competitive disadvantages compared to other companies with lower debt levels.

        Our ability to make payments of principal and interest on our indebtedness, including the New Notes, depends upon our future performance, which will be subject to general economic conditions and financial, business and other factors affecting our consolidated operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt and meet our other cash requirements, we may be required, among other things:

  •
  to seek additional financing in the debt or equity markets;

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  to refinance or restructure all or a portion of our indebtedness, including the New Notes;

  •
  to sell selected assets or businesses; or

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  to reduce or delay planned capital or operating expenditures.

        Such measures might not be sufficient to enable us to service our debt, including the New Notes, and meet our other cash requirements. In addition, any such financing, refinancing or sale of assets might not be available at all or on economically favorable terms.

Enforcing your rights as a holder of the New Notes or under the guarantees across multiple jurisdictions may be difficult.

        The New Notes will be issued by Yamana, which is incorporated under the federal laws of Canada, and guaranteed by the guarantors, which are incorporated in various jurisdictions, including Chile, Brazil, Mexico and the Netherlands. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions and in the jurisdiction of organization of a future guarantor of the New Notes. Your rights under the New Notes and the guarantors' guarantees will thus be subject to the laws of several jurisdictions, and you may not be able to effectively enforce your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors' rights. In addition, the bankruptcy, insolvency, administrative and other laws of the respective guarantors' jurisdictions of incorporation may be materially different or in conflict. Courts of certain jurisdictions outside of the United States and Canada may also not enforce the guarantees until the guarantees are registered in such jurisdictions or other formalities are completed, which registrations and/or other formalities may not be completed upon closing of the exchange offer.

The New Notes will be structurally subordinated to the liabilities of non-guarantor subsidiaries and joint ventures.

        Some, but not all, of our subsidiaries will guarantee the New Notes. Our joint ventures will not guarantee the New Notes. Generally, holders of indebtedness of, and trade creditors of, non-guarantor subsidiaries and joint ventures, including lenders under bank financing agreements, are entitled to payments of their claims from the assets of such subsidiaries and joint ventures before these assets are made available for distribution to Yamana or any guarantor, as direct or indirect shareholder.

        Accordingly, in the event that any of the non-guarantor subsidiaries or joint venture entities becomes insolvent, liquidates or otherwise reorganizes:

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  the creditors of Yamana or the guarantors (including the holders of the New Notes) will have no right to proceed against such subsidiary's or joint venture entities' assets; and

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  creditors of such non-guarantor subsidiary or joint venture, including trade creditors, will generally be entitled to payment in full from the sale or other disposal of the assets of such subsidiary or joint venture before Yamana or any guarantor, as a direct or indirect shareholder, will be entitled to receive any distributions from such subsidiary or joint venture.

Changes in interest rates may cause the value of the New Notes to decline.

        Prevailing interest rates will affect the market price or value of the New Notes. The market price or value of the New Notes may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Credit ratings may change, adversely affecting the market value of the New Notes and our cost of capital.

        There is no assurance that the credit ratings assigned to the New Notes or Yamana will remain in effect for any given period of time or that any such rating will not be revised or withdrawn entirely by a rating agency. Real or anticipated changes in credit ratings assigned to the New Notes will generally affect the market price of the New Notes. In addition, real or anticipated changes in our credit ratings may also affect the cost at which we can access the capital markets.

Upon a change of control triggering event, we may not be able to repurchase all of the New Notes, which would result in a default under the indenture in respect of the New Notes.

        Upon the occurrence of a change of control triggering event, we will be required to offer to repurchase the New Notes at a price of 101% of the aggregate principal amount of the New Notes repurchased plus accrued and unpaid interest. For more information, see "Description of the Notes — Change of Control Repurchase Event." However, we may not have sufficient funds to repurchase the New Notes. In addition, our ability to repurchase New Notes may be limited by law or the terms of other agreements relating to our indebtedness. The failure to make such repurchase would result in a default under the indenture governing the New Notes. A change of control may also require us to make an offer to repurchase certain of our other indebtedness and may give rise to a default under our Credit Agreement, our Term Loan and our existing New Notes. We may not have sufficient funds to repurchase all of the affected indebtedness and repay the amounts owing under our Credit Agreement, our Term Loan and our existing New Notes.

The limited covenants in the indenture governing the New Notes do not and the terms of the New Notes will not provide protection against significant events that could adversely impact your investment in the New Notes.

        The indenture governing the New Notes does not:

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  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the New Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

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  restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

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  restrict our ability to repurchase or prepay our securities; or

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  restrict our or our subsidiaries' ability to make investments or to pay dividends or make other payments in respect of our common shares or other securities ranking junior to the New Notes.

        Furthermore, the definition of "Change of Control Repurchase Event" in the indenture governing the New Notes contains only limited protections. We and our subsidiaries could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the New Notes. The indenture also permits us and our subsidiaries to incur additional indebtedness, including secured indebtedness, that could effectively rank senior to the New Notes, and to engage in sale-leaseback arrangements, subject to certain limits.

        As a result of the foregoing, when evaluating the terms of the New Notes, you should be aware that the terms of the indenture do not and the New Notes will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the New Notes.

The New Notes are unsecured.

        The New Notes are unsecured. While the indenture governing the New Notes does contain some restrictions on our ability to incur secured indebtedness, the amount of secured indebtedness that we can incur could be substantial. Holders of any secured indebtedness will have claims that are prior to your claims as holders of the New Notes, to the extent of the value of the assets securing such indebtedness, in the event of any bankruptcy, liquidation or similar proceeding involving us.

Fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the New Notes or in respect of such guarantees.

        Fraudulent transfer and conveyance statutes may apply to the issuance of the New Notes and the incurrence of the guarantees. Under bankruptcy law and comparable provisions of applicable fraudulent transfer or conveyance laws, which may vary from jurisdiction to jurisdiction, the New Notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the New Notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the New Notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

  •
  we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the New Notes or the incurrence of the guarantees;

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  the issuance of the New Notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on our business;

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  we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor's ability to pay as they matured; or

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  we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        If a court were to find that the issuance of the New Notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the New Notes or such guarantee or further subordinate the New Notes or such guarantee to our or the applicable guarantors' presently existing and future indebtedness, or require the holders of the New Notes to repay any amounts received with respect to any such guarantee. If it is found that a fraudulent transfer or conveyance has occurred, you may not receive any repayment on the New Notes or in respect of the applicable guarantee. Further, if the New Notes or guarantees are voided, it could result in an event of default with respect to our and our subsidiaries' other debt and that could result in acceleration of such debt.

        We cannot be certain of the standards that a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the New Notes and the guarantees would not be further subordinated to our or any of our guarantors' other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        Although each guarantee will contain a provision that the obligations of the applicable guarantor under its note guarantee will be limited so as not to constitute a fraudulent conveyance or fraudulent transfer under applicable law, this provision may not be effective to protect the guarantee from being voided under fraudulent transfer law. In a Florida bankruptcy case unrelated to us, the enforceability of this provision was called into question.

There is currently no established trading market for the New Notes. We cannot assure you that an active trading market for the New Notes will develop.

        The New Notes are a new issue of securities with no established trading market. We currently do not intend to apply to list the New Notes on any securities exchange or to seek their admission to trading on any automated quotation system. We cannot assure you as to the liquidity of the trading market for the New Notes or that an active public market for the New Notes will develop. If an active public trading market for the New Notes does not develop, the market price and liquidity of the New Notes will be adversely affected. See "Plan of Distribution."

Risks Related to the Exchange Offer

If you fail to exchange your Initial Notes, they will continue to be subject to transfer restrictions and may become less liquid.

        Initial Notes that you do not tender or we do not accept will, following the exchange offer, continue to be subject to transfer restrictions, and you may not offer or sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue New Notes in exchange for the Initial Notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in "Exchange Offer — Terms of the Exchange Offer — Conditions" and "Exchange Offer — Terms of the Exchange Offer — Procedures for Tendering". These procedures and conditions include timely receipt by the exchange agent of such Initial Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent's message from DTCC (as defined herein)).

        Because we anticipate that most holders of Initial Notes will elect to exchange their Initial Notes, we expect that the liquidity of the market for any Initial Notes remaining after the completion of the exchange offer will be substantially limited. Any Initial Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Initial Notes outstanding. Following the exchange offer, if you do not tender your Initial Notes you generally will not have any further registration rights, and your Initial Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Initial Notes could be adversely affected.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the New Notes.

        Based on interpretations of the staff of the Commission contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., Commission no-action letter (June 5, 1991) and Shearman & Sterling, Commission no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your New Notes. In these cases, if you transfer any New Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your New Notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

 YAMANA

        We are a Canadian-based gold producer with significant producing, development and exploration stage properties in Brazil, Chile, Argentina, Mexico and Canada. In 2013, we had production of 1,198 million GEO at all-in sustaining costs of $814 per GEO on a by-product basis and $947 per GEO on a co-product basis. Silver production was approximately 8.4 million ounces in 2013 (included in GEO).

        Our portfolio includes five core operating mines as well as various advanced and development stage projects and exploration properties. The following table sets out our core mining operations, along with our production for the year ended December 31, 2013, with the addition of our 50% interest in the Canadian Malartic Mine.

Property	GEO Production
Chapada	110,618
El Peñón	467,523
Mercedes	141,618
Gualcamayo	120,337
Other	357,463

Total	1,197,559
Canadian Malartic (50%)	237,639

Total Pro Forma with Canadian Malartic (50%)*	1,435,198

*
Gives pro forma effect to the Acquisition as if it had occurred on January 1, 2013.

        As of December 31, 2013, we had attributable proven and probable reserves totaling approximately 16.3 million ounces of gold, 117.7 million ounces of silver, 2,824 million pounds of copper and 176 million pounds of zinc.

        Our common shares are listed on the Toronto Stock Exchange under the symbol "YRI" and the New York Stock Exchange under the symbol "AUY." As of October 3, 2014, we had a market capitalization of approximately $5.1 billion. As of June 30, 2014, we had $174.5 million in cash and cash equivalents and $1,990.1 million of debt.

        Our 50% interest in the Canadian Malartic Mine was acquired on June 16, 2014. Had we owned our interest in Canadian Malartic for the full fiscal year ended December 31, 2013, our production on a pro-forma basis would have been 1.44 million GEO.

        The principal executive office of each of the registrants is c/o Yamana Gold Inc., 200 Bay Street, Suite 2200, Toronto, Ontario, Canada M5J 2J3, (416) 815-0220.

Technical Information

        Unless otherwise indicated, the estimated Mineral Reserves and Mineral Resources set forth herein have been calculated in accordance with the CIM Definition Standards On Mineral Resources and Mineral Reserves:

        The term "Mineral Resource" means a concentration or occurrence of solid material of economic interest in or on the Earth's crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling. Material of economic interest refers to diamonds, natural solid inorganic material, or natural solid fossilized organic material including base and precious metals, coal, and industrial minerals. Mineral Resources are sub-divided, in order of increasing geological confidence, into Inferred, Indicated and Measured categories.

        The term "Inferred Mineral Resource" means that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. An Inferred Mineral Resource is based on limited information and sampling gathered through appropriate sampling techniques from locations such as outcrops, trenches, pits, workings and drill holes.

        The term "Indicated Mineral Resource" means that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of Modifying Factors (as defined below) in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation.

        The term "Measured Mineral Resource" means that part of a Mineral Resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of Modifying Factors to support detailed mine planning and final evaluation of the economic viability of the deposit. Geological evidence is derived from detailed and reliable exploration, sampling and testing and is sufficient to confirm geological and grade or quality continuity between points of observation.

        The term "Mineral Reserve" means the economically mineable part of a Measured and/or Indicated Mineral Resource. It includes diluting materials and allowances for losses, which may occur when the material is mined or extracted and is defined by studies at pre-feasibility or feasibility level as appropriate that include application of Modifying Factors. Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified. Mineral Reserves are sub-divided in order of increasing confidence into Probable Mineral Reserves and Proven Mineral Reserves. Mineral Reserves are inclusive of diluting material that will be mined in conjunction with the Mineral Reserves and delivered to the treatment plant or equivalent facility.

        The term "Probable Mineral Reserve" means the economically mineable part of an Indicated, and in some circumstances, a Measured Mineral Resource. The confidence in the Modifying Factors applying to a Probable Mineral Reserve is lower than that applying to a Proven Mineral Reserve. Probable Mineral Reserve estimates must be demonstrated to be economic, at the time of reporting, by at least a pre-feasibility study.

        The term "Proven Mineral Reserve" means the economically mineable part of a Measured Mineral Resource. A Proven Mineral Reserve implies a high degree of confidence in the Modifying Factors. Proven Mineral Reserve estimates must be demonstrated to be economic, at the time of reporting, by at least a pre-feasibility study.

        The term "Modifying Factors" means considerations used to convert Mineral Resources to Mineral Reserves. These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors.

Chapada Mine

        Unless otherwise stated, the information, tables and figures that follow relating to the Chapada Mine are derived from, and in some instances are extracts from, the technical report entitled "Technical Report on the Chapada Mine, Brazil" dated July 31, 2014 (the "Chapada Report"), prepared by or under the supervision of Wayne W. Valliant, P.Geo. and Robert L. Michaud, P.Eng. (the "Chapada Qualified Persons"), of Roscoe Postle Associates Inc. ("RPA"). The technical information contained in this section of the prospectus has been reviewed and approved by the Chapada Qualified Persons, each of whom is a "qualified person" for the purpose of NI 43-101. See "Interests of Qualified Persons".

        Portions of the following information are based on assumptions, qualifications and procedures which are not fully described herein. Reference should be made to the full text of the Chapada Report, which has been filed with certain Canadian securities regulatory authorities pursuant to NI 43-101 and is available for review on the Company's SEDAR profile at www.sedar.com.

Property Description and Location

        The Chapada Mine is located in northern Goiás State, approximately 320 kilometres north of the state capital of Goiania and 270 kilometres northwest of the national capital of Brasilia. It is situated at latitude 14° 14' S, longitude 49° 22' W. Corpo Sul is situated at the southwest extremity of the Chapada deposit. The Suruca deposit is located six kilometres northeast of the Chapada Mine at approximately latitude 14° 11' S, longitude 49° 20' W.

        The Chapada Mine is divided into 16 claims covering 18,921.37 hectares. The claims are held in the name of Mineração Maracá Indústria e Comércio S/A ("Mineração Maracá"), a 100% owned subsidiary of Yamana. The Chapada and Corpo Sul deposits are located on claim numbers 808.923/1974 and 808.931/1994 (mining licences) encompassing 3,572 hectares. The Suruca deposit is located on claim numbers 860.708/2009 and 860.595/2009 (exploration licences), totaling 845.75 hectares.

        Yamana (via Mineração Maracá) holds all of the surface rights in the area of the Chapada Mine, which incorporates all of the proposed locations of buildings, fixed installations, waste dumps, and tailing disposal in the current mine plan. Yamana is of the opinion that it can acquire the right to dispose of waste rock and tailings on additional surface property, if and when required. The land ownership is registered with the Registrar of Real Estate in Mara Rosa, Goiás.

        Other than statutory royalties which are paid to the Brazilian government based on commercial copper and gold production, RPA is not aware of any rights, agreements or encumbrances to which the Chapada property is subject, which would adversely affect the value of the property or Mineração Maracá's ownership interest. The environmental licensing process for Corpo Sul started in 2013 and the required licences were granted in 2014. No current environmental liabilities have been identified within the mine area. Ongoing items such as waste stockpiles, depleted heap leach piles, and tailings storage facilities will be rehabilitated during the mine life or at the time of mine closure. Yamana reports that no environmental permits are required at this stage of permitting for Suruca.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

        Chapada Mine is located in northern Goiás State, approximately 320 kilometres north of the state capital of Goiania and 270 kilometres northwest of the national capital of Brasilia. Access to the project area from Brasilia is via BR-153 (Belem/Brasilia) to Campinorte (GO) and then via GO-465 (Campinorte/Santa Terezinha) west to Alto Horizonte. The town of Alto Horizonte lies between the Suruca and Chapada deposits. Chapada Airport, suitable for small aircraft with an 800 metres long airstrip, is located close to Alto Horizonte, approximately four kilometres northeast of the Mine. Suruca is located six kilometres northeast of the Chapada Mine.

        The region has a tropical climate characterized by two well defined seasons; the rainy season from November to March and the dry season from April to October, with an annual average rainfall of 1,500 millimetres. The average annual temperature is approximately 22°C. Mining operations occur throughout the year.

        The local economic activity is principally agro-pastoral, but there are some small scale mining activities related to gold in alluvium and quartz veins and for clay used to make bricks. The most important towns in the region are Uruaçu, Campinorte, Porangatu, Mara Rosa and Nova Iguaçu de Goiás. They all have good infrastructure to support exploration activities. The municipality of Alto Horizonte has a population of approximately 3,100 and the nearby towns (within 50 kilometres) as Campinorte has 9,700 Mara Rosa 10,400 and Uruaçu 33,300.

        Electrical power is provided by the Brazilian National Grid. The power line (230 kilovolt) is 85 kilometres long and taps into the national grid near Itapaci in Goiás State. The Chapada Mine requires approximately 1,000 cubic metres per hour of water. Rio Dos Bois currently supplies approximately 750 cubic metres per hour, with mine drainage water, rainfall, and industrial drainage areas making up the difference.

        The average elevation of the project area is approximately 300 metres above sea level. The topography is characterized by low rolling hills, with large contiguous flat areas. The vegetation is referred to as "cerrado", a tropical savannah eco-region which comprises a diverse variety of low tropical trees, shrubs, and native grasses, most of which have been cleared and serves as cattle grazing land for local landowners.

History

        The Chapada deposit was discovered in 1973 by a Canadian company, INCO Ltda. ("INCO"), which followed up with geochemistry, geophysics, trenching, and initial drilling. There are few outcrops in the mine area due to laterite-saprolite cover. Consequently, deposit definition required extensive diamond drill exploration. Development drilling of the deposit occurred in several campaigns from 1976 through 1996 by INCO, Parsons-Eluma Projetos e Consultoria S/C ("Parsons"), a Brazilian copper company, Eluma — Noranda, Santa Elina, and Santa Elina-Echo Bay ("Echo Bay"). Historical ownership and exploration activities are summarized in Table 1.

Table 1

Date	Owner	Activity
1973	INCO	Chapada discovery.
1975-1976		2,000 metres × 500 metres grid drilling program. Parsons acquires a 50% interest in the project.
1976-1979	INCO & Parsons	200 metres × 100 metres drill grid. A 92 metres deep shaft is completed with 255 metres of cross-cuts for exploration and metallurgical sampling.
1979		Mining concession No. 2394 covering 3,000 hectares is issued to Mineração Alonte by the Departamento Nacional da Producao Mineral.
1980-1981		Soil drilling completed in the plant, tailing ponds, and potential water dam areas.
1981	Parsons	Feasibility study completed.
1994-1995		A 4,500 metres drilling program re-evaluation of a near surface gold deposit.
Preliminary feasibility study by Watts, Griffis and McOuat.
May 1994	SERCOR	Mineração Santa Elina Industria e Comercio S/A ("SERCOR") acquires the Chapada deposit through a subsidiary, Mineracao Maracá.
July 1994	SERCOR and Echo Bay	Echo Bay acquires an initial interest in Santa Elina by purchasing 5% of the outstanding shares from SERCOR.
Dec 1994		Santa Elina completes its initial public offering.
Sep 1995		Santa Elina and Echo Bay approve the Chapada project joint venture. Santa Elina issues about 3% of the outstanding shares to Echo Bay. Echo Bay receives the option to acquire 50% interest in the project.
May 1996		Santa Elina is privatized and SERCOR and Echo Bay become equal owners of the company.
Dec 1996		Santa Elina completes an in-fill drilling program
Dec 1997		Independent Mining Consultants, Inc. reviews the Echo Bay model and completes a mine feasibility study.
Jan 1998		Kilborn Holdings Inc., (now SNC-Lavalin Group Inc.), completes the Chapada project bankable feasibility study.
Apr 2001		Construction licence issued.
May 2000	PINUS	PINUS acquires 100% of Mineração Maracá.
2003	Yamana	The property is purchased by Yamana.
2004		The feasibility study is completed.
2007		Commercial production starts.

        In 2008, Yamana started a plant expansion to increase throughput from 16 million tons per annum to 22 million tons per annum.

        From 2007 to the end of 2013, the Chapada Mine has produced 129 million tonnes grading 0.36 grams per tonne gold and 0.41% copper.

        The Suruca deposit has been explored by various companies since the 1970s, as summarized in Table 2, and was exploited by garimpeiros in the 1980s. Yamana reports that garimpeiros produced approximately 200 kilograms of gold in that period.

Table 2

Date	Ownership
1980 - 1981	INCO/Eluma
1987 - 1988	Cominco
1993 - 1994	WMC
1996 - 1997	Santa Elina/Echo Bay
2008 to present	Yamana

Geological Setting

        The Chapada area is located between the Amazonian craton to the northwest and the San Francisco craton to the southeast, within the north-northeast striking metavolcano-sedimentary Mara Rosa Magmatic Arc which is part of a large system of mobile belts that have a complex, multi-phased history of deformation.

        The Chapada, Corpo Sul and Suruca deposits are located in the Eastern Belt of the Mara Rosa volcano sedimentary sequence. The Eastern Belt in the vicinity of the Chapada Mine comprises a thick package of amphibolites succeeded by volcanic and volcanoclastic rocks and overlying metasedimentary rocks. The metavolcanic-sedimentary units are intruded by metaplutonic rocks of dioritic to quartz-diorite composition. These intrusions are associated with magmatic fluids responsible for copper-gold and gold mineralization. The volcanics and sediments have been metamorphosed to biotite and amphibolite schist in the Chapada mineralized area.

        In the immediate area of the Chapada deposit, the biotite and amphibolite schist units have been folded into a broad anticline with a north-easterly fold axis. The two limbs of the anticlinal structure dip to the northwest and southeast. There is a minor secondary synclinal fold of the major antiform so that the northeast and southwest ends are somewhat higher than the central zone of the structure in the middle of the deposit. This combination of folds gives the deposit a broad "saddle" shape.

        The deposit has undergone hydrothermal alteration typical of a copper-gold porphyry system. Alteration styles include biotitization, sericitization, argillitization, and propylitization.

        The bedrock schists are overlain by approximately 25 metres of saprolite material with a minor lateritic component near the top of the saprolite zone. Within that laterite component, there is a ferricrete zone at surface.

        The Corpo Sul deposit is located immediately on-strike and two kilometres to the southwest of the Chapada open pit. It is interpreted as another intrusive Copper-Gold Porphyry center, less deformed than Chapada Mine, and associated with an intrusion of Quartz Porphyry Diorite/Tonalite (Potassic alteration), enveloped by a Feldspathic Biotite Schist (Potassic alteration) surrounded by sericite schists (Sericitic alteration).

        Corpo Sul has largely the same stratigraphic units found in Chapada, however at Corpo Sul the tuffs and lapilli tuffs are less deformed.

        The Corpo Sul area is covered by a 30 metre lateritic profile. The lateritic profile comprises an immature lateritic terrain that was subdivided from base to the top in: coarse saprolite, saprolite, mottled zone or argillic zone, lateritic duricrust and pisolitic soils (products of alteration of duricrust).

        The Suruca geology is grouped from base to top as: Amphibolite, Intermediate Metavolcanic rocks and Metasediments. There are several intrusions of quartz diorite porphyry that occur preferentially in the intermediate metavolcanic rocks and metasediments. Hydrothermal alteration overprints the lithologies and is characterized by inner and outer halos. The inner halo occurs in the intermediate rocks, metasediments and diorites with strong and pervasive sericitic alteration and the outer halo is characterized by propylitic alteration that occurs mainly in the amphibolites.

Mineralization

        The primary copper-gold mineralization at Chapada is epigenetic. Copper is principally present as chalcopyrite with minor amounts of bornite. Fine grained gold is closely associated with the sulphide mineralization and was likely to be contemporaneous with the copper.

        Copper mineralization occurs as finely disseminated crystals, elongated pods, lenses along foliation, crosscutting stringers, and coarse clots in occasional late stage quartz veins or pegmatites. The copper mineralization and grade are somewhat better in the central zone of the deposit along the anticline axis than in the surrounding anticlinal limbs; however, copper mineralization is pervasive over a broad area. Gold mineralization is more uneven spatially and may have been remobilized by post mineral low temperature alteration events.

        The Corpo Sul mineralization includes oxide and sulphide ores. The oxide ore comprises approximately 7% of the deposit and is associated with the weathering surface. The width varies between 20 metres and 40 metres at an average grade of 0.26 grams per tonne gold and 0.35% copper. The oxide mineralization comprises soil, mottled zone, fine saprolite, and coarse saprolite. The sulphide ore represents the majority of the mineralization with widths from 25 metres to 300 metres at an average grade of 0.24 grams per tonne gold and 0.31% copper.

        The gold at Suruca is related to folded quartz vein/veinlets with sericitic and biotite alteration, rather than high sulphide concentrations. The second generation of quartz veins/veinlets with sulphides (sphalerite + galena + pyrite), carbonates and epidote also host gold which is related to zinc.

        Mineralization predominately pre-dates deformation hence the gold is associated with epithermal features and not structurally controlled.

Exploration

        Yamana started exploration work in 2007 with diamond drilling mainly to the east of the pit to check for the extension of the mineralization potentially hosted in a synclinal structure.

        In early 2008, consultant Richard Sillitoe defined a genetic model of mineralization with a typical porphyry copper-gold system (Cu-Au-Mo association) that underwent intense isoclinal folding and amphibolite facies metamorphism during continental collision at the end of the Neoproterozoic. However, original mineralogy may not have been profoundly changed, due to the stability of minerals like quartz, anhydrite, pyrite, chalcopyrite, magnetite and biotite under amphibolite facies conditions.

        Yamana began exploration work at Suruca in 2008 with geological mapping, chip sampling and shallow drilling at Suruca South.

Drilling

        Yamana commenced drilling the Chapada deposit in 2008. To the end of 2013, Yamana has drilled 344 holes for 73,891 metres (Table 3). Drilling has delineated the main deposit areas at a spacing of 100 metres by 50 metres, with a tighter 50 metres pattern in the central portion of the deposit.

Table 3

Year	No. Drill Holes	Metres
2008	30	5,126
2009	7	2,352
2010	18	4,373
2011	85	19,305
2012	131	28,568
2013	73	14,167

Total	344	73,891

        The 2008 and 2009 drilling campaigns were concentrated in the region named "Near Mine" and in the south portion of the area. The 2010 and 2011 campaigns targeted the Near Mine and Corpo Sul areas. In 2013, Yamana drilled in the northeast section of Chapada Corpo Principal with the objective of delineating an Inferred Resource. In Corpo Sul, an infill drilling program was carried out in the southwest portion of the deposit on a 50 metres by 50 metres grid to upgrade Indicated to Measured Resources and on a 100 metres by 100 metres grid to convert Inferred to Indicated Resources.

        The majority of holes were drilled at an azimuth of 130o and an 85o dip. Drill holes with inclination between 45o and 85o were surveyed every three metres downhole using a Deviflex electronic surveying instrument. No significant deviation issues were found.

        To date, Yamana has drilled 186 holes for 37,899.16 metres at Suruca, as summarized in Table 4.

Table 4

Year	No. Drill Holes	Metres
2008	7	439.5
2009	21	6,457.8
2010*	103	20,476.9
2011	55	10,524.96

Total	186	37,899.16

*
Includes 11 metallurgical holes for 1,014 metres

        At Suruca in 2009, Yamana completed successful drilling to test a magnetic anomaly and the area of the garimpeiro workings. The 2010 drilling program focused on delineation of the Suruca deposit at 400 metres by 200 metres spacing followed by infill drilling at 200 metres by 200 metres spacing. An infill program of 100 metres by 100 metres spacing was completed in the north portion of deposit.

        The majority of holes were drilled at an azimuth of 130o and a 60o dip; some holes were drilled at an azimuth of 310o. Drill holes with inclination between 45o and 85o were surveyed every three metres downhole using a Reflex Maxibor II or Devicom Deviflex electronic surveying instrument. In sub-vertical holes, a PeeWee or EZ-Shot instrument was used. All holes were surveyed and no significant deviation issues were found.

Sampling and Analysis

        Yamana's samples are selected down the entire length of the drill hole core, sawn in half with an electric diamond bladed core saw, and sampled prior to logging. Half core samples are selected by a geology technician or trained sampler. The samples are then placed in a numbered plastic bag along with a paper sample tag, and tied closed with a piece of string. Sample weight is approximately 3.5 kilograms. Six to eight samples are placed in a larger plastic bag, loaded onto a truck owned and driven by a locally based transport company, and driven to the ALS Chemex laboratory sample preparation facility in Goiania, State of Goiás.

        After sampling, the geologist completes a graphic log and logs the core in detail for lithology, structure, mineralization and alteration. Codes are assigned for the oxidation state, consistency and alteration including alteration halo, sulphides, silicification, biotite, sericite, epidote, amphibolite, garnet, carbonate, rhodochrosite, chlorite, and kyanite content. Angles of structures such as foliation and faults are recorded.

        Approximately four samples from each alteration halo per drill hole are selected for density testwork by two different methods after sampling and logging. The first method used is the water displacement method, performed in the logging shed. The second method, which is gravimetric, is done in the laboratory using pulverized samples.

        Sample preparation involves crushing and pulverization. Upon receipt of the samples, each sample is weighed and dried at 100°C for eight to 12 hours. The entire sample is then crushed to 90% passing <2 millimetres (10 mesh), split to 0.5 kilograms in a riffle splitter, and pulverised to 95% passing 150# (mesh). The samples are then split again to 50 grams using a rotating splitter/spatula. The crusher and pulveriser are cleaned between each sample. Each fraction retained is returned to Yamana.

        All Yamana samples are analyzed for precious metals by fire assay with atomic absorption spectrometry ("AAS") or ICP finish and for copper by AAS by ALS Chemex, Lima, Peru and/or SGS Geosol, Belo Horizonte, Brazil.

        Yamana conducts an industry-standard quality assurance/quality control ("QA/QC") program for its drill campaigns, which follows written protocols. Its QA/QC program consisted of the insertion of blanks and CRMs into the sample stream and the running of duplicate field (quarter-core) samples. Later, pulp duplicate samples were re-assayed at a secondary facility.

        RPA assessed Yamana's QA/QC program and found it to be industry-standard with a generally acceptable rate of insertion for CRMs and pulp duplicates. The results of the pulp duplicate assays showed good reproducibility with no discernible grade biases. The insertion of CRMs showed that laboratory results from SGS Geosol and ALS Chemex were acceptable with respect to precision and accuracy. The results from the insertion of blanks are also generally acceptable.

        In 1996 Echo Bay became actively involved in the drilling and sampling program for the project. Samples taken by Santa Elina in 1996 were subject to a rigorous QA/QC program. IMC Mining ("IMC") was contracted to review the historical data. IMC's review included all historical QA/QC control files and historical data compared with re-assayed data from analytical laboratories in the United States. IMC concluded the historical data was appropriate for estimation of Mineral Resources.

        IMC did a review of the Chapada assay database. IMC did not do any independent assaying, but did review considerable existing data. It was IMC's opinion that the database was of sufficient quality for a feasibility level study.

        A total of 18 Suruca diamond drill holes from Mineração Alonte were re-analysed following Yamana's procedures. The new assay results were compatible with the historical results.

        Based on our review, RPA is of the opinion that sampling, sample preparation, and analysis at Chapada are in keeping with industry standards and the assay results within the database are suitable for use in a Mineral Resource estimate.

Security of Samples

        Samples are transported from the drill rig to Yamana's core storage facilities at the Chapada project exploration camp by the drilling contractor, where Yamana geological staff log and sample the core. The samples are transported to the independent sample preparation facility by a locally based transport company, after which the samples are sent for preparation in ALS Chemex in Goiania, Brazil and for analysis in Lima, Peru.

        The analytical laboratory stores all pulps and coarse rejects for forty-five days and then transports them back to the Chapada project where all samples are stored in the core storage facility for the life of the project.

        Based on our review, RPA is of the opinion that sample security procedures at the Chapada Mine are in keeping with industry standards.

Mineral Resources and Mineral Reserves

        The methodology of estimating Mineral Resources by Yamana includes: (a) statistical analysis and variography of gold and copper values in the assay database; (b) construction of a block model using Datamine Studio 3 software; and (c) grade interpolation using a kriging or inverse distance cubed method. The Mineral Resource estimate is based on open pit mining scenarios and Chapada and Corpo Sul Mineral Resources are constrained by Whittle optimized pits which are based on a copper and gold net smelter return.

        Validation of the block models by Yamana included: (a) on screen displays of plans and sections showing composite and block grades; (b) swath plots calculated over "slices" of each zone; (c) comparisons between composite and global block statistics cross validation (Chapada only); and (d) cross-validation.

        RPA finds the estimation methods and classification criteria adopted by Yamana are reasonable and sufficient to support the Mineral Resources reported.

        RPA reviewed the reported resources, production schedules, and factors for conversion from Mineral Resources to Mineral Reserves. Based on this review, it is RPA's opinion that the Measured and Indicated Mineral Resource within the final pit designs at Chapada can be classified as Proven and Probable Mineral Reserves.

        Tables 5 and 6 summarize the Mineral Resource and Mineral Reserve estimates, respectively.

Table 5
Mineral Resource Estimate for the Chapada Mine (May 31, 2014)

	Tonnes	Au		Cu
Category	(000)	(g/t)	(000 oz)	(%)	(Mlb)
CHAPADA
Measured	22,636	0.21	155	0.17	84
Indicated	150,968	0.14	673	0.24	790
Measured + Indicated	173,604	0.15	829	0.23	874
Inferred	127,683	0.13	526	0.26	731
SURUCA
Measured	—	—	—	—	—
Indicated	82,161	0.48	1,276	—	—
Measured + Indicated	82,161	0.48	1,276	—	—
Inferred	27,553	0.44	386	—	—

Notes:

(1)
CIM definitions were followed for Mineral Resources.

(2)
Mineral Resources for Chapada and Suruca have been reported separately as they are different deposits with different commodities.

(3)
For Chapada Corpo Principal and Corpo Sul, Mineral Resources are estimated at a cut-off grade of 0.3 grams per tonne gold for oxide and a variable net smelter return cut-off for sulphide depending on the haulage distance. The average net smelter return cut-off value is $4.86 per tonne.

(4)
For Suruca, Mineral Resources are estimated at a cut-off grade of 0.2 grams per tonne gold for oxide and 0.3 grams per tonne for sulphide.

(5)
Mineral Resources are estimated using a long-term gold price of $1,500 per ounce and a long-term copper price of $3.50 per pound.

(6)
Mineral Resources at Chapada Corpo Principal and Corpo Sul are constrained by an optimized pit and the December 2013 topographic surface.

(7)
Mineral Resources are exclusive of Mineral Reserves.

(8)
Numbers may not add due to rounding.

Table 6
Mineral Reserve Estimate for the Chapada Mine (May 31, 2014)

	Tonnes	Au		Cu
Category	(000)	(g/t)	(000 oz)	(%)	(Mlb)
CHAPADA
Proven December 31, 2013	167,243	0.22	1,157	0.28	1,024
Probable December 31, 2013	253,700	0.20	1,643	0.29	1,625
Proven + Probable Dec 31, 2013	420,943	0.21	2,801	0.29	2,649
Production Jan-May 2014	8,125	0.25	65	0.35	63
Proven + Probable May 31, 2014	412,818	0.21	2,736	0.28	2,586
SURUCA
Proven	—	—	—	—	—
Probable	58,900	0.55	1,032	—	—
Proven + Probable	58,900	0.55	1,032	—	—

Notes:

(1)
CIM definitions were followed for Mineral Reserves.

(2)
Mineral Reserves for Chapada and Suruca have been reported separately as they are different deposits with different commodities.

(3)
Mineral Reserves are estimated at a variable cut-off net smelter return value depending on haulage distance. The average net smelter return cut-off value is $4.86 per tonne.

(4)
Chapada Corpo Principal and Corpo Sul Mineral Reserves are estimated using an average long-term gold price of $950 per ounce and a long-term copper price of $2.80 per pound.

(5)
Suruca Mineral Reserves are based on a gold price of $900 resulting in an oxide cut-off grade of 0.2 grams per tonne gold and a sulphide cut-off grade of 0.3 grams per tonne gold.

(6)
Bulk density is 2.74-2.88 tonnes per cubic metre for rock, 1.49-1.85 tonnes per cubic metre for oxides, 2.12-2.35 tonnes per cubic metre for mixed.

(7)
Numbers may not add due to rounding.

Mining and Milling Operations

        The Chapada Mine is a traditional open pit truck/shovel operation that has been in continuous operation since 2007. The Chapada open pit, which is currently being mined, has ultimate design dimensions of approximately 4.5 kilometres along strike, up to 1.2 kilometres wide, and 200 metres deep. Benches are 10 metres high, doubling to 20 metres towards the limit of the pit, except in upper benches, where the benches are 10 metres high in soil. Six operating phases have been designed to support the mine production from initial topography to the final pit geometry. An in-pit primary crusher was installed at the beginning of year 2012, allowing a more flexible operation for ore blending to plant and reducing major truck fleet requirements.

        The mine plan includes three open pit mining areas to be developed on the property. Current production is from the Chapada Corpo Principal and Corpo Sul open pits. The Corpo Sul open pit began production in 2014 and the Suruca open pit is expected to start in late 2016.

        The processing plant is located at the northwest end of the Chapada Corpo Principal pit rim. The tailings storage facility is located to the northwest of the open pit, with the pond as close as 0.5 kilometres to the pit rim and the tailings dam being up to five kilometres to the northwest. Waste rock dumps are located to the south and southeast of the open pit. Limits of the waste rock dumps start just past the ultimate pit rim in order to minimize waste haulage distances.

        The existing Chapada Mine treatment plant is designed to treat sulphide ore at a nominal rate of 60,000 tonnes per day ("tpd"). The process recoveries for copper and gold averaged approximately 80% and 59%, respectively, from June 2013 to May 2014. Run-of-mine ("ROM") material from the Suruca mineralization will be treated and incorporated into the system through two separate processes. The oxide ore will be processed using conventional heap leaching technology, scheduled to start production in late 2016, and sulphide ore will be processed in the existing plant after some modifications.

  Sulphide Ore

        The first step for sulphide material occurs in the primary grinding circuit in two parallel crushing systems. Both systems perform the primary crushing with a P70 of five inches. The ore processed is then transported by conveyor belt to an intermediate stockpile. A feeder conveyor belt delivers the feed to the grinding circuit.

        The grinding circuit is divided into four systems:

  •
  Reclaim Ore — Ore taken from the crushed ore stockpile and delivered to the semi-autogenous grinding ("SAG") mill.

  •
  Primary Grinding and Pre-Classification — SAG mill grinding and pre-classification using cyclones.

  •
  Pebble Crushing — Transportation and crushing coarse pebbles screened from the SAG mill discharge.

  •
  Secondary Grinding and Classification — Ball mill grinding and classification using cyclones.

        The ore is then brought to the flotation process in pulp form with approximately 35% solids. There are two flotation cell lines, rougher and rougher/scavenger. Each cell line produces two concentrates. The tailings from the rougher/scavenger system are sent to the final tailings storage facility. The last step in the process is thickening and filtration. The thickening process reduces the ore concentrate moisture content to an average of 8%. This is discharged in the concentrate storage shed to be loaded and shipped to customers.

        Total production in 2013 was 110,618 GEO and 130,240,000 pounds of copper.

  Oxide Ore

        Processing oxide from the Suruca deposit is scheduled to begin in late 2016. The crushing circuit consists of two MMD sizers in series and associated equipment. Material is pre-screened ahead of the MMD sizer and crusher product then combines with screen undersize and is conveyed to the crushed product stockpile. Crushed product is then fed to an agglomeration drum. Prior to the drum, cement is added in a controlled fashion and a weak cyanide solution (barren pond solution) is added in the agglomeration drum, and mixed to produce agglomerates which are conveyed and stacked.

        The agglomerated material is stacked on pads which are approximately 100 metres wide and 620 metres long. A weak cyanide solution from the barren solution pond is then used to leach the gold from the stacked ore. The solution filters through the agglomerated ore with the gold inherent in the ore leached to produce a gold rich solution. The gold rich solution collects at the base of the pad and is collected in the pregnant solution pond.

        Pregnant solution flows through four adsorption columns in series and flows by gravity from one adsorption column to the next. The total residence time in the adsorption columns is in the order of 25 minutes. After acid washing, the loaded carbon is washed and sent to the elution column to remove gold from the loaded carbon. The gold removed from the loaded carbon cools in a flash cell and then reports to the two electrowinning cells in parallel. Gold in solution is removed onto stainless steel cathodes. The stainless steel cathodes are rinsed off with a high pressure washer. The cathode sludge is then filtered, dried in an oven, transferred to the barring furnace and the gold is then poured into molds.

  Markets

        The principal product at Chapada is a copper concentrate with gold and silver, which is readily marketable on world markets. The smelter payable for copper is 96%, 94% for gold, and 60% for silver in the concentrate.

  Environmental Considerations

        The Company has all of the necessary environmental permits to operate at Chapada including the main operating licence, which was obtained on November 20, 2006. It was renewed on September 29, 2008, and is renewed every few years according to the terms of the regulating body. Further licences will be obtained as required to carry out or expand operations at Chapada.

        The licensing process for the development of Corpo Sul began in 2013. The open pit and waste dump licences, legal reserves relocation processes, and deforestation licences were granted in early 2014.

        The permitting process for the Suruca deposit started with the preliminary licence granted in May 2012. The installation licence was applied for in 2013 and it is expected to be granted in 2014 in time to begin the planned construction in 2015.

        The mine life for the Chapada Mine (Chapada Corpo Principal, Corpo Sul and Suruca) is expected to be 17 years. The first version of the plan for mining closure including rehabilitation of the tailings storage facilities, mine sites, waste piles was submitted in 2008 and is revised on a regular basis.

  Mine Life

        RPA notes that the life-of-mine plan presented in the Chapada Report is based on production tonnes and grade and development requirements, as forecasted by Yamana. The plan, which only considers production from Mineral Reserves, spans a total effective mine life of 24 years.

Mercedes Mine

        Unless otherwise stated, the information, tables and figures that follow relating to the Mercedes Mine are derived from, and in some instances are extracts from, the technical report entitled "Technical Report on the Mercedes Gold-Silver Mine, Sonora State, Mexico" dated February 25, 2014 and updated as of May 31, 2014 (the "Mercedes Report"), prepared by or under the supervision of R. Dennis Bergen, P. Eng., and Chester M. Moore, P. Eng. (the "Mercedes Qualified Persons"), of RPA. The technical information contained in this section of the prospectus has been reviewed and approved by the Mercedes Qualified Persons, each of whom is a "qualified person" for the purpose of NI 43-101. See "Interests of Qualified Persons".

        Portions of the following information are based on assumptions, qualifications and procedures which are not fully described herein. Reference should be made to the full text of the Mercedes Report, which has been filed with certain Canadian securities regulatory authorities pursuant to NI 43-101 and is available for review on the Company's SEDAR profile at www.sedar.com.

Property Description and Location

        The Mercedes Mine is located in the state of Sonora, northwest Mexico, within the Cucurpe municipality. The Mercedes Mine is located 250 kilometres northeast of Hermosillo, Sonora's capital city, and 300 kilometres south of Tucson, Arizona.

        The Mercedes Mine consists of approximately 64,613 hectares of mineral concessions under lease from the government of Mexico. The area is covered by 40 mineral concessions, all of which have been titled as mining concessions, according to Mexican mining law. The titles are valid for 50 years from the date titled. All of the concessions are owned by Minera Meridian Minerales S. de R.L. de C.V., a subsidiary of Yamana, and remain in good standing with mining law obligations through twice-annual tax payments and required assessment work. The Mercedes Mine is not encumbered by any royalties, since all of the claims under contract were purchased with no future obligations. Other than items normally associated with mine closure, RPA is not aware of any existing environmental liabilities.

Accessibility, Climate, Physiography, Local Resources and Infrastructure

        The Mercedes Mine is accessed using Highway 54 via Magdalena de Kino located approximately 180 kilometres from both Tucson, Arizona, and Hermosillo, Mexico. From Magdalena de Kino, access is gained to the property using Highway 15 for 67 kilometres, passing through the village of Cucurpe, to the Rancho Los Pinos entrance. The mine can be reached via an improved gravel road approximately 10 kilometres from the ranch entrance.

        The Mercedes Mine is located in an area of moderate to rugged topography, with numerous arroyos and canyons incised through volcanic stratigraphy. The arroyos and canyons contain intermittent streams that ordinarily flow in response to rainfall events or for extended periods during rainy periods. Elevation in the property area ranges from 950 to 1,400 metres above sea level. Vegetation is typical of the high Sonora desert, including mesquite, desert oak, grasses, and numerous species of cacti, junipers, and cottonwood trees. The climate in the area is typical of the high Sonora desert. The maximum recorded summer temperature is 41.6°C and the lowest recorded temperature is -15°C with freezing temperatures common at night between December and March. Rainfall is sparse outside of the monsoon season (which is variably mid-June to early October). Rain and rare snow occasionally fall between late January and February.

        Magdalena de Kino is the closest commercial centre and has a population of about 23,000. It is a well-established community with a variety of services available, including a small airport, lodging, fuel and groceries, limited medical care, schools, and police. Cananea, Sonora, is a major Mexican mining centre located about 170 kilometres from the site.

        Mercedes is currently mining three deposits and has all required infrastructure and permits necessary for a mining complex including:

  •
  Declines and series of ramp-connected levels

  •
  A 1,900 tpd crushing plant and mill

  •
  Tailings storage facility

  •
  Associated administrative building, laboratory, shops, and warehouse

  •
  Sufficient water supply using mine dewatering and purchased water rights

  •
  Power supply provided by a 65 kilometre, 115 kilovolt power line, from the town of Magdalena de Kino

History

        The Mercedes district has been the focus of mining activities since at least the late 1880s. Exploration and development work was conducted in at least two or three distinct periods. The Mercedes, Tucabe, Saucito, Anita, Klondike, Rey de Oro, Reina, and Ponchena veins all were the focus of exploration and development work on a limited to moderate scale during the late 19th century and early 20th century.

        The Tucabe vein was mined around the turn of the century. A cyanide mill was constructed on the site and the Tucabe vein was accessed through a series of tunnels and shafts, covering over 600 metres of strike and a vertical range of over 150 metres. The Mercedes vein was discovered in 1936. Anaconda Copper Company optioned the property in 1937 and spent two years exploring underground. The work included sinking a 50 metre shaft and excavating a series of tunnels and internal raises for sampling and reserve estimation. Little historical data is available for past mining activities at the Klondike mine. A cross section in the Anaconda file from the 1930s indicates that the Klondike mine was mined around 1900.

        No precise production totals are available from historic mining operations. Given the scale of historic mining observed at Klondike, Rey de Oro, Tucabe or Saucito, and the known high grades in the exploited veins, a reasonable estimate of cumulative past district production is in the order of 150,000 tonnes and approximately 73,000 GEO.

        The Mercedes Mine and Klondike mine areas were first examined by Meridian Gold Inc.'s ("Meridian") predecessor FMC Gold Company in 1993 as part of a regional exploration program in Mexico and the Mercedes district was re-visited in 1999 as part of a program focusing on high grade low sulphidation vein systems. Meridian geologists completed surface and underground mapping and sampling by September of 2000. Five areas had historic mining activities and were the focus of the first phase of a reverse circulation ("RC") drilling program. Veins or stockwork zones were encountered in all five areas by drilling. Mercedes, Klondike, and Tucabe all had at least one drill intercept assaying greater than 10.0 grams of gold per tonne. Phase 2 RC drilling started in January 2001 focusing on the Klondike and Mercedes zones. This program was successful in discovering a narrow, vein-hosted mineralized zone at Mercedes and significant mineralization was also encountered at Klondike. The Meridian exploration program conducted in 2005 resulted in the discovery of the bonanza grade Corona de Oro shoot in the Mercedes vein. Meridian expanded drilling in 2006-2007, focusing on the Mercedes, Klondike, and Lupita veins.

        Yamana acquired Mercedes when it completed the purchase of Meridian in September 2007. An aggressive drilling and development program was initiated to assess the potential of the project and bring it to a feasibility study stage. Drilling from 2009 to 2014 has focused on district exploration outside of the Mercedes-Klondike systems, resulting in the discovery of the Barrancas vein zone, the Diluvio zone at Lupita, and the expansion of the Rey de Oro vein system.

        The first gold pour at Mercedes occurred in mid-November 2011 and the mine reached commercial production on February 1, 2012. Total production to the end of May 2014 has been 1,461,900 tonnes grading 5.90 grams per tonne gold and 75.30 grams per tonne silver for 277,500 ounces of gold and 3,539,100 ounces of silver.

Geological Setting

        The geology of the Mercedes area is dominated by two northwest-trending arches, which have exposed older marine sediments and overlying interbedded volcaniclastic sediments and lithic to quartz crystal lithic tuff units. The arches are cut by numerous northwest-trending high angle structures. Some of these faults have been intruded by at least three stages of dikes and small stocks, ranging in composition from andesite to latite and rhyolite. Marginal to the northwest-trending arches, andesitic flows, and flow breccias (with local coeval andesite dikes) have been deposited and preserved in at least three west-northwest thickening basins. This andesite package, locally over 500 metres thick, and the contact zone with the underlying tuff host all known economic epithermal vein deposits in the district.

        Post-mineral plagioclase-biotite latite porphyry dikes fill some of the same northwest-trending structures that host veins in the Mercedes/Barrancas corridor, venting to the surface in flow domes and extensive latite porphyry flows ranging from 10.0 to +190.0 metres thick. Dikes generally crosscut and destroy vein mineralization. The latite and all older units are overlain locally by more than 200 metres of post-mineral conglomerate and volcaniclastic units, as well as local intercalated ash tuff/ignimbrite, highly magnetic andesite flows and overlying bimodal rhyolite and basalt flows.

        More than 16 kilometres of gold-silver-bearing epithermal low sulphidation veins have been identified within or marginal to the andesite-filled basins, which constitute the primary exploration target on the project. Major veins typically trend N30o-70oW at 60 to 90 degree dips following the major regional structural pattern. Other veins trend variably from east-west to north-south, or even northeast. Veins typically dip at greater than 60 degrees, but locally range as low as 25 degrees. The major exception in the district is the Lupita-Diluvio vein system, which is localized along a N70oE, 15 to 55 degrees northwest dipping listric fault zone. In contrast to other vein areas, almost all the stockwork, breccia, and vein-hosted gold-silver mineralization is hosted within older lithic tuff and volcaniclastic units below the andesite package.

Exploration

        Yamana's exploration effort began with surface sampling in 1999. Mapping and sampling between 2005 and 2014 was subsequently extended to cover an area of approximately 235 square kilometres. A total of 3,703 surface rock samples, 129 soil samples, and 166 stream sediment samples have been collected for geochemical analyses through May 2014.

        Surface mapping identified three major basins filled with andesitic volcanic rocks on the Mercedes property. The mapping also identified over 16 kilometres of low sulphidation epithermal veins on the project area.

Mineralization

        A total of 16 principal low sulphidation epithermal vein/stockwork/breccia zones, have been identified on the Mercedes property. The majority of the veins are hosted within the andesite package, or locally at the fault contact between andesite and the underlying lithic tuff package. Only the Diluvio Zone at Lupita and the Anita veins contain significant ore grade mineralization hosted completely in the lower tuff package.

        The mineralized zones display a combination of fissure vein, stockwork, and breccia morphologies that change rapidly on strike and dip. The zones range in width from less than 1.0 metre to composite vein/stockwork/breccia zones up to 15.0 metres wide. In the Diluvio zone, gold-silver-bearing vein/stockwork zones locally attain thicknesses in excess of 100.0 metres. The length of individual veins varies from 100 metres to over 2.0 kilometres. Property-wide, gold-silver-bearing veins occur over a vertical range greater than 700 metres.

        Mineralogical studies identified opaque minerals, including iron oxides, pyrite, gold, electrum, stibnite, and rare pyrargyrite, within a gangue of substantial chalcedony, quartz, and carbonate. In addition to hematite, manganese oxides are an important component in some ore zones, possibly remnant after dissolution of manganese carbonates. Due to the depth of oxidation, sulphides are rarely observed. Metallurgical studies have identified the presence of very small quantities of native gold, native silver, electrum, pyrargyrite, stibnite, galena, sphalerite, and chalcopyrite in heavy mineral concentrates. Copper minerals such as malachite and chrysocolla are most common as fracture fillings in breccias at Klondike, but rare specks are also seen in the Mercedes and Lupita-Diluvio veins.

Drilling

        As of the end of May 2014, a total of 343,849 metres in 1,243 drill holes have been completed on the project.

        Drill hole collars are marked up by survey prior to drill set-up and surveyed again after completion of the hole. A Reflex survey instrument is used to provide control information on the directional deviation (both azimuth and inclination) at 50 metre intervals in each hole.

        Lithologic logging is done on drill core and geotechnical observations are made by company geologists, who collect all down-hole data including assay locations. All information is digitally recorded on paper forms or using logging software. This includes recording:

  •
  Lithologic contacts

  •
  Descriptive geology

  •
  Recording of oxide and sulphide content

  •
  Intensity of various alteration types

  •
  Structural features, such as fracture and fault zones

  •
  Core angles

  •
  Core diameter

  •
  Down hole inclination

  •
  Core recovery record

  •
  Rock quality designation measurements

Sampling and Analysis

        Almost all 2000 to 2014 assaying of exploration core samples was done at the Bondar-Clegg (now ALS Chemex) laboratories (ISO 9001:2000 certified) in Vancouver, British Columbia. Due to extreme sample volumes, some sample preparation in 2011 was done by ALS Chemex at preparation facilities in Chihuahua, Zacatecas and Guadalajara, Mexico. Underground chip and channel samples are prepared and analyzed at the Mercedes Mine laboratory.

        The procedures followed by ALS Chemex and the mine laboratory for sample preparation and assaying are detailed in the Mercedes Report.

        Yamana uses certified reference materials (standards), blanks, sterile samples, and core duplicate samples with drill hole core sample submissions to monitor the precision, accuracy, and quality of the ALS Chemex laboratory process. The mine geology group uses certified reference materials (standards), blanks, and sterile samples as well as preparation duplicates to monitor the precision, accuracy, and quality of the mine laboratory process. Protocols are in place for describing the frequency and type of QA/QC submission, the regularity of analysis of QA/QC results, failure limits, and procedures to be followed in case of failure, or for flagging failures in the QA/QC database.

        Between 2008 and May 2014, Yamana inserted 2,140 standards, 1,380 blanks, 1,290 steriles, and 1,635 core duplicates into the sample stream. With the exception of some minor problems with the homogeneity of the standards and variances at low grades in the duplicate samples, all results were within acceptable ranges.

        During 2013 (to November 20, 2013), 10,379 chip samples were dispatched by the mine geology group to the Mercedes laboratory located in the processing plant. A total of 424 standards, as well as 83 blanks and sterile samples, were inserted to cover all batches of samples on both day and night shifts. A total of 1,034 preparation duplicates were also submitted for analysis. When a standard analysis exceeds the three standard deviation limit, reanalysis is requested for the standard and two samples on each side of it in the batch. As a result of the re-analyses, the percent failure greater than three standard deviations for gold analyses was 8.96% and for silver was 8.40%.

        During the period of December 12, 2013 to June 20, 2014, 8,041 chip samples were dispatched to the Mercedes laboratory located in the processing plant. A total of 367 standards, as well as 347 blanks and sterile samples, were inserted to cover all batches of samples on both day and night shifts. A total of 151 preparation duplicates and 419 sample duplicates were also submitted for analysis. RPA notes that the 2014 error rate for gold and silver assays is much improved compared to the 2013 results. The results of the analyses of the blanks and sterile samples were also acceptable and RPA considers the mine assays to be suitable for use in resource estimation.

Security of Samples

        All core drilled between 2005 and 2014 was logged directly at the Mercedes camp. Samples were placed in plastic bags and sealed with bag ties. Batches of samples were then placed in grain sacks and sealed with bag ties or duct tape. Grain sacks were stored in a locked warehouse facility on site. Samples were collected on-site approximately once per week by drivers from ALS Chemex, who came from the Hermosillo preparation facility.

        Each sample is assigned a unique sample number that allows it to be traced through the sampling and analytical procedures and for validation against the original sample site. The second half of split exploration core is stored on-site as a control sample, available for review and re-sampling if required.

        As noted in the Mercedes Report, RPA is of the opinion that Yamana's sampling, sample preparation, analysis, and security at the Mercedes project meet industry standards.

Mineral Resources and Mineral Reserves

        The methodology of estimating Mineral Resources by Yamana includes: (a) statistical analysis and variography of gold values in the assay database; (b) construction of a block model using Vulcan software; and (c) grade interpolation using a kriging or inverse distance method.

        Validation of the block models by Yamana included: (a) on screen displays of plans and sections showing composite and block grades; (b) a nearest neighbour interpolation; and (c) drift analysis calculated over "slices" along the strike of each zone. For these analyses, the kriged mean grades were compared with the original sample mean grades.

        Tables 7 and 8 summarize the Mineral Resource and Mineral Reserve estimates, respectively.

Table 7
Mineral Resource Estimate for the Mercedes Mine (May 31, 2014)

		Grade			Metal
Classification	Tonnes	Au (g/t)	Ag (g/t)	AuEq (g/t)	Au (oz)	Ag (oz)	AuEq (oz)
Measured	172,600	4.62	49.17	4.97	25,700	272,900	27,600
Indicated	3,412,300	3.02	37.17	3.29	331,100	4,078,200	360,200

Total M+I	3,584,900	3.10	37.75	3.37	356,700	4,351,100	387,800

Inferred	3,310,000	3.9	36.0	4.2	410,000	3,840,000	441,300

Notes:

(1)
CIM definitions were followed for Mineral Resources.

(2)
Mineral Resources are estimated at a cut-off grade of 2.0 grams per tonne gold equivalent.

(3)
Gold equivalence based on 1.0 gram gold = 140.0 gram silver.

(4)
Mineral Resources are estimated using a long-term gold price of $1,500 per ounce.

(5)
No minimum mining width was used.

(6)
Bulk density is 2.42 tonnes per cubic metre for ore and 2.44 tonnes per cubic metre for waste.

(7)
Mineral Resources are exclusive of Mineral Reserves.

(8)
Numbers may not add due to rounding.

Table 8
Mineral Reserve Estimate for the Mercedes Mine (May 31, 2014)

Category	Tonnes (000)	Au (g/t)	Ag (g/t)	Au Oz (000)	Ag oz (000)	AuEq (g/t)	GEO (000)
Proven UG	842	4.18	53.7	113	1,456	4.57	124
Probable UG	4,257	4.61	43.0	630	5,890	4.93	672
Probable OP	229	2.04	16.5	15	122	2.18	16

Sub-total Probable	4,486	4.50	41.6	649	6,002	4.79	691

Proven & Probable	5,329	4.45	43.5	762	7,458	4.76	815

Notes:

(1)
CIM definitions were followed for Mineral Reserves.

(2)
Underground Mineral Reserves are estimated at a cut-off grade of 3.0 grams per tonne gold.

(3)
Open pit Mineral Reserves were estimated at a cut — off grade of 1.55 grams per tonne gold.

(4)
Mineral Reserves are estimated using an average gold price of $950 per ounce and a silver price of $18.00 per ounce.

(5)
A minimum mining width of 3.0 metres was used.

(6)
Bulk density varies from 2.25 tonnes per cubic metre to 2.46 tonnes per cubic metre depending on rock type and deposit and based on testwork.

(7)
Gold equivalence based on 1.0 gram gold = 140.0 gram silver.

(8)
Numbers may not add due to rounding.

(9)
GEO — gold equivalent ounces.

Mining and Milling Operations

        The Mercedes operation consists of underground mines, three of which are being developed or in production and one is in the planning stage, plus an open pit mine that is in the planning stage. Production is coming from the Mercedes and Klondike mines, the Barrancas mine is being developed, and the Diluvio and Rey de Oro mines are planned for future production.

        The underground mines are all designed as ramp access mechanized mines. There are two underground mining methods in use. Where the rock quality is appropriate, the ore is mined by longhole open stoping with cemented paste backfill. This is expected to be applied to 70% of the deposit. For areas with poorer rock conditions, the mining method is mechanized cut and fill stoping.

        The planned production rate is approximately 2,000 to 2,100 tpd. Ore from underground is hauled by dump truck to stockpiles near the portal. Ore from the Barrancas and Klondike mines is hauled to a common stockpile area near the jaw crusher.

        The processing facilities at Mercedes are based on conventional milling with Merrill Crowe recovery of precious metals.

        ROM stockpiles ahead of the crusher are used to blend different grades of ore material. ROM ore discharges from the crusher dump hopper onto a vibrating grizzly feeder and thence directly to the jaw crusher. The jaw crusher product discharges onto the crusher discharge belt feeder and thence onto a transfer conveyor to the coarse ore storage bin. The coarsely crushed material is then passed through secondary and tertiary cone crushers. The product of the crushers is fed to the fine ore bin ahead of the grinding circuit. A single ball mill measuring 5.03 metres in diameter and 8.84 metres long, powered by a 3,430 kilowatt motor, performs all grinding in closed circuit with hydrocyclones. The grinding circuit reduces the crushed ore from 80 percent passing 12.5 millimetres (1/2 inch) to 80 percent passing 45 micrometres.

        The undersized material combines with gravity concentrator tails. Combined slurry is pumped using variable speed horizontal centrifugal slurry pumps to five operating 254 millimetre hydrocyclones. A portion of the hydrocyclone underflow flows by gravity to the gravity concentration circuit. The remainder of the underflow reports back to the ball mill. Hydrocyclone overflow (final grinding circuit product) flows by gravity to the pre-leach thickener deaeration feed box.

        Approximately 25% of the hydrocyclone underflow is directed to a 762 millimetre diameter bowl style gravity concentrator. Bowl concentrate is fed by gravity to a magnetic separator and shaking table circuit. Nonmagnetic concentrate material is further upgraded on a shaking table. The table middlings are re-circulated to the table while the table tails are pumped back to the ball mill circuit. The table concentrate is dried in an electric oven prior to smelting. The concentrate is smelted to produce a final doré product.

        Flocculant and dilution water are added to a 16.4 metre diameter high rate thickener feed to aid in settling. Underflow from the pre-leach thickener is pumped at approximately 50 percent solids where it is cyanide leached in a series of four agitated leach tanks. The thickener overflow is pumped to the carbon column circuit. Slurry advances by gravity from leach tank to leach tank, exiting the last leach tank and reporting by gravity flow to a series of four high capacity 16.4 metre diameter counter-current-decantation ("CCD") thickeners for washing and solid liquid separation. CCD thickener underflow is advanced by pumping from thickener to thickener, exiting the last tank and reporting to the cyanide recovery thickener. CCD thickener overflow flows by gravity between CCD thickeners and will be pumped to the pre-leach thickener overflow tank.

        The leach tailings are washed in CCD to remove soluble gold and silver prior to disposal. Slurry, at 60% solids, is advanced by pumping from thickener to thickener, exiting the last tank and reporting to the cyanide recovery thickener ahead of detoxification. Barren solution, used as wash water, is introduced into the final CCD thickener.

        Gold and silver are recovered from pregnant solution by zinc precipitation of metal ions using zinc dust in a Merrill Crowe process. The process of recovering silver and gold by the Merrill Crowe process includes:

  •
  clarification and filtering of pregnant solution to remove suspended solids

  •
  deaeration of pregnant solution to reduce dissolved oxygen

  •
  precipitating gold and silver metal out by addition of zinc dust

  •
  filtering and drying of precipitate

        The zinc precipitate and gravity concentrate are independently batch smelted in one of two retort furnaces. The metal, containing the gold and silver and minor impurities, is poured into bar molds.

  Markets

        The principal commodity at Mercedes is freely traded, at prices that are widely known so that prospects for sale of any production are virtually assured. Yamana used a gold price of $950 per ounce for Mineral Reserve estimation.

  Environmental Considerations

        The Company has all of the necessary environmental permits to operate at Mercedes. The tailings are not considered as acid generating. Rehabilitation of the tailings facility and the remainder of the mining areas on site at the end of the mine life is estimated to cost approximately $10.3 million.

  Mine Life

        The 2013 Mercedes life-of-mine plan shows total production of 845,000 ounces of gold and 8.4 million ounces of silver to the year 2021 based solely on Mineral Reserves. RPA considers the life-of-mine plan to be reasonable and generally consistent with the operating history. RPA concurs that the development of multiple independent feed sources provides the opportunity for increased production at Mercedes.

Canadian Malartic Mine

        Unless otherwise stated, the information, tables and figures that follow relating to the the Canadian Malartic Mine are derived from, and in some instances are extracts from, the technical report entitled "Technical Report on the Mineral Resource and Reserve Estimates for the Canadian Malartic Property" dated August 13, 2014, and effective June 16, 2014 (the "Canadian Malartic Report"), prepared by or under the supervision of Donald Gervais, P. Geo., Christian Roy, Eng., Alain Thibault, Eng., and Carl Pednault, Eng., each of Canadian Malartic General Partnership ("Canadian Malartic GP"), and Daniel Doucet, Eng., of Agnico Eagle (the "Canadian Malartic Qualified Persons"). The technical information contained in this section of the prospectus has been reviewed and approved by the Canadian Malartic Qualified Persons, each of whom is a "qualified person" for the purpose of NI 43-101. See "Interests of Qualified Persons".

        Portions of the following information are based on assumptions, qualifications and procedures which are not fully described herein. Reference should be made to the full text of the Canadian Malartic Report, which has been filed with certain Canadian securities regulatory authorities pursuant to NI 43-101 and is available for review on the Company's SEDAR profile at www.sedar.com.

Property Description and Location

        The Canadian Malartic Mine is located in the province of Québec, Canada, approximately 25 kilometres west of Val-d'Or and 80 kilometres east of Rouyn-Noranda. The property lies within the Municipality of Malartic. It is located on NTS map sheet 32 D/01 in the townships of Fournière, Malartic and Surimau. The approximate centre of the property is at latitude 48o 22'N and longitude 78o 23'W and the approximate UTM coordinates are 712825E and 5334750N, NAD 83, Zone 17.

        The Canadian Malartic Mine consists of a contiguous block comprising one mining concession, five mining leases, and 208 mining claims covering an aggregate area of 8,735.9 hectares. The mining claims, mining leases and mining concession for the property are subject to terms under a number of agreements. Six mining titles have a suspended status. These claims are subject to a demand of modification of the mining lease.

  Rights and Obligations Associated with Mining Titles

        A claim ("CL" or "MDC") gives its holder the exclusive right to explore for such mineral substances on the land subject to the claim but does not entitle its holder to extract mineral substances, except for sampling and in limited quantities. A claim has a term of two years, which is renewable for additional periods of two years, subject to performance of minimum exploration work on the claim and compliance with other requirements set forth by the Mining Act (the "Act"). Access to land that has been granted, alienated or leased by the Crown for non-mining purposes requires the permission of the current surface rights-holder. Additionally, claims that lie within town boundaries or lands identified as state reserves may be subject to further conditions and obligations concerning the work to be performed on the claim.

        In order to mine mineral substances, the holder of a claim must obtain a mining lease. Mining leases are extraction (production) mining titles which give their holder the exclusive right to mine mineral substances. A mining lease is granted to the holder of one or several claims upon proof of the existence of indicators of the presence of a workable deposit on the area covered by such claims and compliance with other requirements prescribed by the Act. A mining lease has an initial term of 20 years but may be renewed for three additional periods of 10 years each. Under certain conditions, a mining lease may be renewed beyond the three statutory renewal periods.

        A mining concession provides the owner with mining rights and some surface rights limited to those necessary for mining activities. There is no obligation or work requirement needed to maintain the concession other than the payment of an annual fee based on the size of the concession.

        Expiration dates for the various mining titles of the Canadian Malartic Mine vary between December 3, 2015 and February 17, 2034. Incurred exploration expenditures on the Canadian Malartic Mine currently exceed the minimum expenditures required to maintain the claims in good standing.

  Agreements and Encumbrances

        Mining titles constituting the current Canadian Malartic Mine were acquired by Osisko in stages between 2004 and 2014. Many of the mining titles of the property were map-staked by Osisko or its appointed intermediaries and are not subject to any encumbrances. Others were purchased outright from independent parties, without royalties or other obligations.

        Following the acquisition of Osisko by Agnico Eagle and Yamana, most of the mining titles are now subject to a 5% net smelter royalty ("NSR") payable to Osisko Gold Royalties Ltd. ("Osisko Gold Royalties"). Only the historical CHL Malartic property and the mining titles owned 15% by the Currie Mills estate and Paul Boyd are not subject to the 5% NSR payable to Osisko Gold Royalties.

        Of the 208 mining titles constituting the Canadian Malartic Mine, 97 are also subject to agreements and presented in the following table:

Mining Titles	Agreements and Encumbrances

CL 3490181, CL 3490151, CL 3263051, CL 3263011, CL 3263012, CL 3263351, CL 3263002 (converted)

–

Mining rights registered to Canadian Malartic GP for an interest of 85%, the remaining 15% is held by the Currie Mill's estate.

–

Titles purchased from Richmont Mines Inc. ("Richmont") for cash and shares.

–

Titles are subject to a sliding 1% to 1.5% NSR payable to RG Exchangeco Inc. ("RG Exchangeco").

–

The royalty rate is tied to the price of gold, with the higher rate taking effect if the gold price is greater than $350 per ounce.

–

Titles are subject to a 15% net profit interest amount is payable on a monthly basis to the Currie-Mills estate.

CM 226, CL 3941621, CL 3941633, CL 3941634, CL 3941635, CL 3950771, CL 3950772

–

Mining rights 100% owned by Canadian Malartic GP.

–

Titles purchased from McWatters Mining Inc. ("McWatters") liquidating trustee in consideration of a cash payment.

–

Titles are subject to a sliding 1% to 1.5% NSR payable to RG Exchangeco.

–

The royalty rate is tied to the price of gold, with the higher rate taking effect if the gold price is greater than $350 per ounce.

CL 5144234, CL 5144235, CL 5144236, CL 5144237, CL 5144238, CL 5144239 (converted)

–

Mining rights 100% owned by Canadian Malartic GP.

–

Titles acquired from Dianor Resources Inc. and subsidiary Threegold Resources Inc. for cash and shares.

–

Titles are subject to a 2% NSR payable to Mike Lavoie.

–

The entire royalty may be purchased back by Osisko for CAN$2,000,000.

CDC 72271

–

Mining rights 100% owned by Canadian Malartic GP.

–

Titles acquired from Golden Valley Mines Ltd. for cash consideration.

–

Titles is subject to a 2% NSR payable to Abitibi Royalties Inc. ("Abitibi Royalties").

CDC 2000854, CDC 2000855, CDC 2000856, CDC 2000857, CDC 2000858, CDC 2000859, CDC 2001055

–

Mining rights 100% owned by Canadian Malartic GP.

–

Titles acquired from Jack Stoch for cash consideration.

–

Titles are subject to a 1.5% gross overriding metal royalty payable to Franco-Nevada Corporation.

CL 3887321, CL 3887331, CL 3924261, CL 3924271, CL 3924281

–

Mining rights 100% owned by Canadian Malartic GP.

–

Titles purchased from Richmont for cash and shares.

–

Titles are subject to a sliding 1% — 1.5% NSR payable to RG Exchangeco.

–

The royalty rate is tied to the price of gold, with the higher rate taking effect if the gold price is greater than $350 per ounce.

Mining Titles	Agreements and Encumbrances

CL 3665043, CL 3665044,
CL 3665053, CL 3665201,
CL 3665202, CL 3665211,
CL 3718281, CL 3718282,
CL 3718293, CL 5086943,
CL 5086944, CL 5086945,
CL 5098746 CL 5098747,
BM 848, CLD P139010,
CLD P139020, CLD P139030,
CLD P139040, CLD P139050,
CLD P139060, CLD P139070,
CLD P139080, CLD P139090,
CLD P139100, CLD P139110,
CLD P139120, CLD P139130

–

Mining rights 100% owned by Canadian Malartic GP.

–

Titles purchased from Richmont for cash and shares.

–

A 2% NSR is payable to Richmont.

–

A 2% NSR is payable to Globex Mining Inc. ("Globex") after 300,000 ounces of gold have been produced from the East Amphi Block of the East Amphi property.

CL 3351761, CL 3351762, CL 3351763, CL 3351764, CL 3351771, CL 3351772, CL 3351773, CL 3351774, CL 3351781, CL 3351782, CL 3351783, CL 3351784

–

Mining rights 100% owned by Canadian Malartic GP.

–

Titles purchased from Richmont for cash and shares.

–

A 2% NSR is payable to Richmont.

–

A 2% NSR is payable to Globex after 300,000 ounces of gold have been produced from the Fourax Block of the East Amphi property.

–

To the knowledge of the parties, for every ounce produced from the Fourax Block, a 3% NSR may be payable quarterly to Royal Oak Mines Inc. based on the prevailing price of gold.

CDC 48540, CDC 48541,
CDC 48542, CDC 48543,
CDC 1106043, CL 5114367,
CL 5114368, CL 5114369,
CL 5114373, CL 5114374,
CL 5114375, CL 5114376,
CDC 1106031, CDC 1106032,
CDC 1106033, CDC 1106034,
CDC 1106035, CDC 1106036,
CDC 1106037, CDC 1106038,
CDC 1106039, CL 5182646,
CL 5182647, CL 5182648	– Mining rights 100% owned by Canadian Malartic GP. – Titles purchased from Richmont for cash and shares. – A 2% NSR is payable to Richmont.

  Urban Perimeter

        As far as exploration and mining activities are concerned, a part of the Canadian Malartic Mine is affected by regulations regarding the presence of an "Urban Perimeter". The restriction is one of "Exploration Prohibited" (see Bill 70, 2013, chapter 32, section 124 of the Act). According to Bill 70, any mineral substance forming part of the domain of the State and found in an urban perimeter shown on maps kept at the registrar's office, except mineral substances found in a territory subject to a mining right obtained before December 10, 2013, is withdrawn from prospecting, mining exploration and mining operations as of that date, until the territories provided for in section 304.1.1 of the Act are determined.

        The Canadian Malartic Mine only includes mining rights obtained before December 10, 2013 and thus exploration is permitted on the mining rights overlapping the urban perimeter until mining-incompatible territories are determined by the regional county municipality. In the event that a claim overlaps a mining-incompatible territory, exploration will still be permitted on the overlapping claim, but renewal of such claim will only be permitted if work is performed on the claim during any term occurring after the determination of the mining-incompatible territory (section 61 of the Act). It is expected that the current urban perimeter in Malartic will be determined as a mining-incompatible territory by the regional county municipality.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

        The northern part of the Canadian Malartic Mine can be accessed directly from Highway 117, a major east-west highway in northwestern Québec. A paved road running north-south from the town of Malartic towards Mourier Lake cuts through the central area of the Canadian Malartic Mine. The Canadian Malartic Mine is further accessible by a series of logging roads and trails. Malartic is also serviced by a rail-line which cuts through the middle of the town. The nearest large airport is located in Val-d'Or, about 25 kilometres east of Malartic.

        The Canadian Malartic Mine is located in the southern portion of the town of Malartic. The town has a population of about 3,500 people and hosts a variety of commercial establishments, including motels, restaurants, service suppliers, retailers and a community health clinic, as well as elementary and high schools. The city of Val-d'Or, some 25 kilometres east of Malartic, hosts a large number of manufacturers and suppliers who serve the mining industry. Skilled workers are available from the areas within an approximate 25 kilometre radius of Malartic, specifically Cadillac to the west and Val-d'Or to the east, where a number of mines are still in operation.

        The main infrastructure includes the administration/warehouse building, the mine office/truck shop building, the process plant, and the crushing plant. The workforce requirement is 658 employees to support the proposed mine nominal throughput rate of 55,000 tpd.

        A buffer zone of 135 metres wide is developed along the northern limit of the open pit to mitigate the impacts of the mining activities on the citizens of Malartic. Inside this buffer zone, a landscaped ridge was built mainly using rock and topsoil produced during pre-stripping work. The height of this landscaped ridge is 15 metres where the concentration of residents is higher and 5 to 6 metres in non-resident sectors.

        The electrical power for the Canadian Malartic Mine is supplied from the existing Hydro-Quèbec 120kV Cadillac main substation. A 120 kilovolt electrical transmission line approximately 19 kilometres long was built. Power demand for the entire project is about 85.3 megawatts including all mill and mine support facilities and a long term contract is in place to deliver power to the mine.

        The plant water systems consist of the process water system which is supplied principally from the plant thickener overflows, the fresh water system which is supplied from the old underground mine dewatering system, the reagent preparation water system, the gland water distribution system, and the reclaim water from form the Southeast Pond area. The Canadian Malartic Mine is also connected to the Malartic municipal sewage and potable water systems.

        The fuel storage facilities have 250,000 litres of storage capacity and are located northeast of the truck shop.

        Canadian Malartic GP continues to work with the Quèbec's Ministry of Transport and the town of Malartic on the deviation of Highway 117 to gain access to the higher grade Barnat deposit. It is now anticipated that the final layout and theenvironmental impact study will be completed by the forth quarter of 2014 and a request for public hearings will be made.

        The Canadian Malartic Mine is situated in the Abitibi lowlands and is relatively flat, consisting of plains with a few small hills. The topography on the property has altitudes ranging from 310 metres above sea level to 360 metres above sea level. Most of the area is sparsely wooded with secondary growth black spruce, larch and birch as the dominant species. The central, east-central and west-central parts of the property are cut by a number of small streams, generally oriented east-west and connecting bogs or swampy areas. Overburden is characteristically a thin layer of till, typically only a few metres thick, with local surface development of organic-rich boggy material. Outcropping exposures of rock are rare to moderate, generally increasing towards the southern portion of the property and lithologies become harder and more resistant to erosion.

        The following information on temperature and precipitation is based on data collected at the Val-d'Or meteorological station between 1970 and 2001, as reported by the Centre de Ressources en Impacts et Adaptation au Climat et à ses Changements. Data on wind velocity and direction are based on records from 1961 to 1991. Mean annual temperature for the Val-d'Or/Malartic area is 1.2 degrees Celsius, with average daily temperatures ranging from -17.2 degrees Celsius in January to 17.2 degrees Celsius in July. The average total annual precipitation is 914 millimetres, peaking in September (102 millimetres) and at a minimum in February

(40.5 millimetres). Snow falls between October and May, with most occurring between November and March. Peak snowfall occurs in December, averaging 610 millimetres, equivalent to 54 millimetres of water. Winds are generally from the south or southwest from June through January, and from the north or northwest from February through May. Average wind velocities are in the order of 11 to 14 kilometres per hour.

History

  Prior to Osisko (1923-2003)

        Gold was first discovered in the Malartic area in 1923. Production at the Canadian Malartic Mine began in 1935 and continued uninterrupted until 1965. The deposit was mined mostly by underground long-hole stoping methods, making it the only underground bulk tonnage gold mine in Québec at the time. The Canadian Malartic success prompted additional exploration, discovery and development immediately to the east. The resulting Malartic gold camp included four past-producing gold mines. Gold production statistics for the Canadian Malartic, Barnat/Sladen and East Malartic mines are presented in the following table:

	Canadian Malartic Mine	Barnat/Sladen Mine	East Malartic Mine	TOTAL
Years of production	1935-1965	1938-1970	1938-1983
Ore milled (metric tonnes)	9,929,000	8,452,000	18,316,000	36,697,000
Au Grade (g/t)	3.77	4.73	5.19	4.70
Ag Grade (g/t)	2.47	1.17	1.27	1.57
Gold ounces	1,203,477	1,285,321	3,056,251	5,545,050
Silver ounces	788,485	317,934	747,869	1,854,288

        Following the cessation of mining in 1983, the entire Malartic gold camp, covering the balance of the Canadian Malartic ground, as well as the past-producing Barnat/Sladen and East Malartic Mines, was acquired by Long Lac Exploration Ltd. From 1980 to 1988, Lac Minerals Ltd. ("Lac Minerals") explored the area of the Canadian Malartic deposit with the objective of defining a near-surface (less than 100 m deep) resource amenable to open pit mining. As Lac Minerals completed a feasibility study on the project, control of the property fell to Barrick Gold Corp. ("Barrick") in 1994 when it acquired Lac Minerals. Barrick's principal activity in the area was to process ore from its Bousquet mine at the East Malartic Mill, which lasted until 2002. Barrick sold all of its interests in the Malartic camp, including environmental and reclamation liabilities, to McWatters in February, 2003.

  Osisko Period (2004-June 16, 2014)

        McWatters filed for bankruptcy protection in January 2004 and reached a setlement with its creditor in July 2004. In late October 2004, Osisko paid CAN$80,000 to purchase a 100% interest in six claims and one mining concession covering the past-producing Canadian Malartic Mine. Osisko continued to acquire mining titles in stages between 2005 and 2014. Many of the mining titles of the property were map-staked by Osisko or its appointed intermediaries. Others were purchased outright from independent parties.

        Seven years after the initial property acquisition, after over 750,000 metres of drilling and the filing of a positive feasibility study in November 2008, Osisko received government approval of the project in August 2009. The feasibility study was completed by December 2008, outlining Proven and Probable Reserves of 6.28 million ounces of gold (183.3 million tonnes @ 1.07 grams per tonne gold with a lower cut-off of 0.36 grams per tonne gold at $775 per ounce). The study recommended a 55,000 tpd milling operation with strip ratio of 1.78 with a life-of-mine of 10 years for 5.4 million ounces recovered (85.9% recovery by whole-ore leach). CAPEX was estimated at $790 million with OPEX at $320 per ounce.

        Construction of a 55,000 tpd mill complex, tailings impoundment area, five cubic metre polishing pond and road network was completed by February 2011 and the mill was commissioned in March 2011. A new reserve estimate was released in March 2011, outlining a Proven and Probable Reserve of 10.71 million ounces of gold (343.7 million tonnes @ 0.97 grams per tonne gold). The new reserve was calculated using a $1000 engineered pit shell at 0.30 grams per tonne gold lower cut-off. Approximately 40% of the increase in reserves, with respect to the January 2010 estimate, was due to the increase in gold price and the rest was due to the definition of additional resources along the eastern extension of the South Barnat deposit. This extension remains open to the east. Following a two-year construction period program, which necessitated an investment of approximately CAN$1 billion, the mine reached commercial production on May 19, 2011. The first gold pour occurred in April 13, 2011.

        As of January 1, 2013, the updated ore reserve estimates stood at 10.2 million ounces (312.2 million tonnes @ 1.01 grams per tonne gold) at the Canadian Malartic Mine. The new reserve base is calculated at $1,475 per ounce of gold. On June 16, 2014, Agnico Eagle and Yamana completed the acquisition of Osisko, including the Canadian Malartic Mine. Agnico Eagle and Yamana jointly acquired 100% of the issued and outstanding common shares of Osisko.

        The foregoing Mineral Reserve estimates are historical in nature and are included for illustrative purposes only. They have not been verified to determine their relevance or reliability, and should not be relied on. For additional details regarding the historical Mineral Reserve estimates, see section 6 of the Canadian Malartic Report.

        For additional details regarding the current Mineral Resource and Mineral Reserve estimates for the Canadian Malartic Mine, see the section entitled "Canadian Malartic Mine — Mineral Resource Estimate" and "Canadian Malartic Mine — Mineral Reserve Estimate".

  Production History of Osisko (2011-2014)

        Production statistics of the Canadian Malartic Mine from 2011 to March 31, 2014 are shown in following tables.

Canadian Malartic Mine Production

Year	Ore (metric tons)	Waste (metric tons)	Total Mined (metric tons)	Waste/Ore Ratio	Re-handling (metric tons)	Total Moved (metric tons)	Overburden (metric tons)
2011	9,095,754	26,177,486	35,273,240	2.88		35,273,240	5,144,832
2012	15,677,352	35,065,254	50,742,606	2.24	7,964,147	58,706,753	5,729,741
2013	17,024,120	41,409,871	58,433,991	2.43	6,850,626	65,284,617	3,118,012
Q1 2014	4,456,486	11,188,470	15,644,956	2.51	1,422,513	17,067,469	762,882

TOTAL	46,253,712	113,841,081	160,094,793	2.48	16,237,286	176,332,079	14,755,467

Gold and Silver Production Statistics of the Canadian Malartic Mine

Year	Ore Milled Metric Tonne	Tonnes Milled By Operating Day	Grade Au (g/t)	Grade Ag (g/t)	Recovery Au (%)	Recovery Ag (%)	Gold Ounces Produced	Gold Ounces Sold	Silver Ounces Produced	Silver Ounces Sold
2011	8,502,323	33,474	0.83	0.70	87.7	59.7	200,138	175,000	114,130	96,400
2012	14,046,526	38,378	0.96	0.76	89.4	67.1	388,478	394,603	230,273	225,531
2013	17,024,120	52,350	0.92	1.04	88.9	70.5	475,277	464,991	422,619	393,545
Q1 2014	4,363,365	50,444	1.13	1.26	88.2	76.8	140,029	146,132	135,515	143,429

TOTAL	43,936,334	44,041	0.94	0.91	88.8	69.9	1,203,922	1,180,726	902,537	858,905

Geological Setting

        The Canadian Malartic Mine straddles the southern margin of the eastern portion of the Abitibi Subprovince, an Archean greenstone belt situated in the southeastern part of the Superior Province of the Canadian Shield. The Abitibi Subprovince is limited to the north by gneisses and plutons of the Opatica Subprovince, and to the south by metasediments and intrusive rocks of the Pontiac Subprovince. The contact between the Pontiac Subprovince and the rocks of the Abitibi greenstone belt is characterized by a major fault corridor, the east-west trending Larder Lake-Cadillac Fault Zone ("LLCFZ"). This structure runs from Larder Lake, Ontario through Rouyn-Noranda, Cadillac, Malartic, Val-d'Or and Louvicourt, Québec, at which point it is truncated by the Grenville Front.

        The regional stratigraphy of the southeastern Abitibi area is divided into groups of alternating volcanic and sedimentary rocks, generally oriented at N280° - N330° and separated by fault zones. The main lithostratigraphic divisions in this region are, from south to north, the Pontiac Group of the Pontiac Subprovince and the Piché, Cadillac, Blake River, Kewagama and Malartic groups of the Abitibi Subprovince. The various lithological groups within the Abitibi Subprovince are metamorphosed to greenschist facies. Metamorphic grade increases toward the southern limit of the Abitibi belt, where rocks of the Piché Group and the northern part of the Pontiac Group have been metamorphosed to upper greenschist facies.

        The majority of the Canadian Malartic Mine is underlain by metasedimentary units of the Pontiac Group, lying immediately south of the LLCFZ. The north-central portion of the property covers an approximately 9.5 kilometres section of the LLCFZ corridor and is underlain by mafic-ultramafic metavolcanic rocks of the Piché Group cut by porphyritic and dioritic intrusions. The Cadillac Group covers the northern part of the property (north of the LLCFZ). It consists of greywacke containing lenses of conglomerate.

  Mineralization

        Surface drilling by Lac Minerals in the 1980s defined several near-surface mineralized zones now included in the Canadian Malartic deposit (the F, P, A, Wolfe and Gilbert zones), all expressions of a larger, continuous mineralized system located at depth around the old underground workings of the Canadian Malartic and Sladen mines. In addition to these, the Western Porphyry Zone occurs 1 kilometre northeast of the main Canadian Malartic deposit and the Gouldie mineralized zone occurs approximately 1.2 kilometres southeast of the main Canadian Malartic deposit, although the relationship between these zones and the main deposit is presently unknown.

        Mineralization in the Canadian Malartic deposit occurs as a continuous shell of 1 to 5% disseminated pyrite associated with fine native gold and traces of chalcopyrite, sphalerite and tellurides. The gold resource is mostly hosted by altered clastic sediments of the Pontiac Group (70%) overlying an epizonal dioritic porphyry intrusion. A portion of the deposit also occurs in the upper portions of the porphyry body (30%).

        The South Barnat deposit is located to the north and south of the old South Barnat and East Malartic mine workings, largely along the southern edge of the LLCFZ. The disseminated/stockwork gold mineralization at South Barnat is hosted both in potassic-altered, silicified greywackes of the Pontiac Group (south of the fault contact) and in potassic-altered porphyry dykes and schistose, carbonatized and biotitic ultramafic rocks (north of the fault contact).

        Several mineralized zones have been documented within the LLCFZ (South Barnat, Buckshot, East Malartic, Jeffrey, Odyssey, East Amphi, Fourax), all of which are generally spatially associated with stockworks and disseminations within dioritic or felsic porphyritic intrusions.

Exploration

        Following Osisko's decision to search for porphyry-gold type deposits, or at least their Archean analogs in the Superior craton, further research and compilation efforts were focused on target definition on the Québec side of the craton. This research immediately highlighted the site of the old Canadian Malartic Mine as a high priority target. Of particular interest in the compilation results was the fact that disseminated mineralization and/or the potassic alteration footprint at the site of the old Canadian Malartic Mine seem to cover a minimum surface area of two square kilometres, outlining what was evidently a large hydrothermal system that had never been drilled or evaluated as a deposit amenable to open pit, bulk tonnage mining methods. Given these favourable features, Osisko tagged this area in early 2004 as a probable porphyry gold system that constituted a high priority acquisition target.

        An airborne geophysical survey comprising total field magnetics, radiometry and time-domain electromagnetics was also completed in 2006 in an attempt to define, for regional exploration purposes, an airborne geophysical signature associated with the deposit. No geophysical response was clear, and Osisko concentrated its exploration works only in drilling.

Drilling

        Three distinct phases of historical drilling have occurred at the project. A total of 3,838 drillholes for 159,056 metres of drilling was completed during the first phase, from 1928 to 1963 by Canadian Malartic Mines Ltd. These drillholes were predominantly drilled from underground as grade control drilling. From 1987 to 1990, Lac Minerals completed 629 drillholes for 69,449 metres of drilling. These drillholes were drilled from surface and defined shallower resources (mostly less than 200 metres below surface). From 2005 to the end of January 2011, Osisko completed a total of 2,750 drillholes for 636,198 metres of NQ diamond drill core.

        As of the end of January 2011, the drilling database contained data from 7,217 diamond drill holes, representing a total of 864,703 metres of core. The combined database was reviewed and validated prior to being finalized into an appropriate format for resource estimation. In 2011, Osisko completed a total of 182 drill holes for 35,441 metres of drilling on the Canadian Malartic Mine, in all categories, including 25 holes for 5,572 metres on the Canadian Malartic deposit, 50 holes for 10,383 metres on the South Barnat Zone and 25 holes for 2,961 metres on the Gouldie Zone. In 2012, Osisko completed a total of 35 drill holes for 6,281 metres of drilling on the Canadian Malartic Mine, in all categories, including 12 holes for 2,829 metres on the Canadian Malartic deposit and 23 holes for 3,452 metres on the South Barnat Zone. In 2013, Osisko did not complete any exploration drilling on the Canadian Malartic Mine.

        Osisko has completed 106 drill holes for 24,882 metres of drilling on the Western Porphyry Zone and in the East Amphi area since 2011.

Sample Preparation, Analytical Procedures and Security

  Sampling Approach and Methodology

        Sampling of gold mineralization from the Canadian Malartic Mine has been essentially limited to the collection of samples of diamond drill core. A limited amount of surface sampling on the property was performed by independent consulting geologists during the summers of 2005 and 2007; these samples were submitted for assay using the same general protocol as that employed for core samples.

        All samples are analyzed for gold by ALS Minerals in Val-d'Or, Québec, a laboratory which is certified ISO 9001:2000. Samples are analyzed by standard 50 gram fire assay with atomic absorption finish and any samples yielding greater than 10 grams per tonne gold are reanalyzed with a gravimetric finish. Density measurements are performed on one in twenty-five of the assayed samples.

        All aspects of the sampling method and approach were reviewed by Micon International limited during its site visit for the Canadian Malartic Report and by Belzile Solutions Inc. during its site visits for the Canadian Malartic Report. The QA/QC procedures for ensuring the security of core samples, the integrity of chain-of-custody for samples and the accuracy of laboratory analyses are in line with current industry practice.

  Core Sampling, Security and Chain-of-Custody

        Core samples collected at the drill site are stored in closed core boxes sealed with fibre tape and are delivered to the exploration offices at shift change. All core logging, sampling and storage takes place at the new regional exploration office located beside the Canadian Malartic Mine complex. The compound is surrounded by chain-link fence and monitored by closed-circuit video cameras. During the night and week-ends, the compound is monitored every hour by the Canadian Malartic Mine's security guards.

        Following the logging and core marking procedures described above, the core passes to the sampling facility. At this point, the core is no longer handled by on-site geologists. Core sampling is performed by qualified technicians and quality control is maintained through regular verification by on-site geological technicians and the core shack supervisor.

        Core is broken, as necessary, into manageable lengths. Pieces are removed from the box without disturbing the sample tags, cut in half lengthwise with a diamond saw, and then both halves are carefully repositioned in the box. When a complete hole has been processed in this manner, one half of the core is collected for assay while the other half remains in the core box for future reference.

        The technician packs one half of the split core sample intervals into vinyl sample bags that are sequentially numbered to match the serial number sequences in the tag booklets used by the core-logging geologists. The blank portion of the triplicate sample tag is placed in the bag with the sample, while the portion marked with the sample interval is stapled into the bottom of the core box at the point where the sample interval begins. Sample bags are sealed with tamper-proof, serially numbered, yellow plastic security tags. The technician notes the beginning and end of the security tag sequence for a particular sampling run, and reports this to the quality/control geological technician so that the drill logs can be finalized.

        Sealed sample bags are packed into sturdy plastic barrels with locking lids or in large weaved nylon shipping bags. When full, the barrels or shipping bags are sealed with tamper-proof, serially numbered, red plastic security tags. Barrels/bags are assigned sequential numbers which are matched against the security tags and loaded on sequentially numbered, plastic-wrapped wood pallets. This information is also forwarded to the core shack supervisor.

        Aluminum tags embossed with the hole number, box number and box interval (from/to) are prepared and stapled onto the ends of each core box. Core boxes are then moved to permanent on-site storage in steel core racks. Rejects and pulps from the laboratory are sent back to the Canadian Malartic site and stored in large domed structures with limited access.

        The core shack supervisor prepares the sample submission form for the assay laboratory. This form identifies the barrels/shipping bags by number and security tag number, as well as the sequence of samples packed in each. Couriers from ALS Minerals arrive once or twice per week at the core-processing facility to transport the pallets of sealed barrels/bags directly back to the laboratories. Once at the laboratory, a manager checks the barrel and security tag numbers against those that are on the submission form, and initializes each if the corresponding numbers are correct. Copies of these forms are then returned to the exploration offices for verification, and any discrepancy is investigated and corrected as necessary.

        Based on the foregoing, Osisko's independent consultants have expressed the opinion that the logging and sampling protocols used at the Canadian Malartic Mine are conventional industry standard protocols conforming to generally regarded best practices.

Mineral Resource Estimate

        The Canadian Malartic Mine Mineral Resource estimate includes the Canadian Malartic deposit, South Barnat deposit, Gouldie Zone, Jeffrey Zone and Western Porphyry Zone. Resource classification is based on the robustness of the various available data sources including:

  •
  Quality and reliability of drilling and sampling data

  •
  Presence of RC and/or production drilling

  •
  Distance between sample points (drilling density)

  •
  Confidence in the geological interpretation

  •
  Continuity of the geologic structures and continuity of the grade within these structures

  •
  Variogram models and their related ranges (first and second structures)

  •
  Statistics of the data population

  •
  Quality of assay data

  •
  Tonnage factor

        Based on these criteria, resources have been classified according to the data search used to estimate each block and also on the type of data used for the estimate.

        Measured resources are limited to the blocks estimated in the first estimation pass and only within mineralized zones for which the recent drilling represents a high majority of the data (>65%). Additionally, all material within 20 metres of reach of either RC drilling or blast holes for the Canadian Malartic and Gouldie deposits was also classified as Measured.

        Indicated resources correspond to the blocks estimated in the second estimation pass plus the blocks estimated in the first pass but not classified as Measured.

        Inferred resources correspond to the blocks estimated in the third estimation pass. All blocks interpolated in the Western Porphyry Zone were reclassified as Inferred due to drill hole orientation with regard to the main trend of the ore zone. A better understanding of the geology is necessary to convert these resources to Indicated and/or Measured categories in this zone.

        The classification model has been reviewed on each level plan and some minor manual adjustments were made where needed. The ordinary kriging ("OK") model is the official model used for the reporting of the Mineral Resource estimates.

  Global Resources (including stockpiles)

        Based on economic parameters, it was calculated that the break-even cut-off grade for the Canadian Malartic Mine is variable and ranges from 0.277 grams per tonne to 0.349 grams per tonne using a gold price of $1,300 per ounce.

        At these cut-offs, the global Measured and Indicated Mineral Resource totals 314.2 million tonnes at a grade of 1.07 grams per tonne gold, representing 10.80 million ounces of gold. The Inferred Resources represent 46.5 million tonnes at 0.77 grams per tonne gold for 1.14 million ounces of gold.

        The table below provides the resource estimation tabulation by category at the official cut-off grades for the OK model:

Canadian Malartic Project — JUNE 2014 MINERAL RESOURCE ESTIMATE (GLOBAL RESOURCE)

Resource Class	Cut-off Grade (g/t Au)	Potential Material	Tonnes	Capped Au (g/t)	Contained Au (oz)
Measured	0.277 - 0.349	Global	56,802,700	0.98	1,786,098
Indicated	0.277 - 0.349	Global	254,928,200	1.09	8,974,593
Stockpiles (Classified as Measured)			2,485,100	0.51	40,747

Grand Total (Measured + Indicated)			314,216,000	1.07	10,801,438

Inferred	0.277 - 0.349	Global	46,469,300	0.77	1,144,544

*
Due to rounding, number totals may not match exactly.

Cautionary notes:

•
Due to the uncertainty that may be attached to Inferred Mineral Resources it cannot be assumed that all or any part of an Inferred Mineral Resource will be upgraded to an Indicated or Measured Mineral Resource as a result of continued exploration. Also, note that the global resource is not constrained by an optimized pit shell. Therefore, it cannot be assumed that all of the global resource can be considered as potentially extractable by open-pit even though cut-offs presented here are based on open-pit potential.

•
This resource statement is exclusive of all material owned by a third party (Abitibi Royalties) via a mining option agreement and joint venture (30% of the CHL Malartic claims). Refer to section 24 of the Canadian Malartic Report for more details about this litigation.

  In-Pit Resources (including stockpiles)

        Based on economic parameters, a Whittle optimized pit shell was generated on Measured and Indicated Resources only (Canadian Malartic, South Barnat and Gouldie) and compared to the current pit design. Variations were judged non-significant and therefore the current pit design was used to constrain in-pit resources. A Whittle optimized pit shell was also prepared by the Canadian Malartic technical team for the Jeffrey Zone. No resource is currently declared as In-Pit for the Western Porphyry Zone.

        As mentioned previously, the break-even cut-off grade for the Canadian Malartic Mine is variable and ranges from 0.277 grams per tonne to 0.349 grams per tonne using a gold price of $1,300 per ounce.

        At these cut-offs, the global in-pit Measured and Indicated Mineral Resource totals 250.8 million tonnes at a grade of 1.12 grams per tonne gold, representing 9.03 million ounces of gold. The in-pit Inferred Resource represents 6.3 million tonnes at 0.80 grams per tonne gold for 0.16 million ounces of gold.

        The table below provides the resource estimation tabulation by category at the official cut-off grades for the OK model:

Canadian Malartic Project — JUNE 2014 MINERAL RESOURCE ESTIMATE (IN PIT + STOCKPILE)

Resource Class	Cut-off Grade (g/t Au)	Potential Material	Tonnes	Capped Au (g/t)	Contained Au (oz)
Measured	0.277 - 0.349	Open Pit	51,770,200	0.99	1,648,184
Indicated	0.277 - 0.349	Open Pit	196,502,200	1.16	7,344,556
Stockpiles (Classified as Measured)			2,485,100	0.51	40,747

Grand Total (Measured + Indicated)			250,757,400	1.12	9,033,487

Inferred	0.277 - 0.349	Open Pit	6,342,400	0.80	162,246

*
Due to rounding, number totals may not match exactly.

Cautionary notes:

•
Mineral Resources are not Mineral Reserves as they do not have demonstrated economic viability.

•
The quantity and grade of the reported Inferred Resources in this estimate are uncertain in nature. There has been insufficient exploration to define these resources as Indicated or Measured and it is uncertain whether further exploration would result in upgrading any of the Inferred Resource to an Indicated or Measured category.

•
The Mineral Resource is presented inclusive of Mineral Reserves, meaning that Mineral Reserves were not subtracted from the resources presented herein.

•
While the results are presented undiluted and in situ, the reported Mineral Resources are considered to have reasonable prospects for economic extraction.

•
The number of metric tons was rounded to the nearest hundred. Any discrepancies in the totals are due to rounding effects. Rounding followed the recommendations in NI 43-101.

•
Due to the uncertainty that may be attached to Inferred Mineral Resources it cannot be assumed that all or any part of an Inferred Mineral Resource will be upgraded to an Indicated or Measured Mineral Resource as a result of continued exploration. Also, note that the global resource is not constrained by an optimized pit shell. Therefore, it cannot be assumed that all of the global resource can be considered as potentially extractable by open-pit even though cut-offs presented here are based on open-pit potential.

•
This resource statement is exclusive of all material owned by a third party (Abitibi Royalties) via a mining option agreement and joint venture (30% of the CHL Malartic claims). Refer to section 24 of the Canadian Malartic Report for more details about this litigation.

Mineral Reserve Estimate

        The Canadian Malartic Mine Mineral Reserve estimate includes open pit and stockpile reserves. Mineral Resources are converted to Mineral Reserves by applying mining cut-off grades, mining dilution, and mining recovery factors. Resource model blocks classified as Measured and Indicated are reported as Proven and Probable Reserves.

        Detailed mining costs were estimated for all activities of the mining cycle. Drilling and blasting costs are different for certain zones of the pit given the requirements in some cases to limit noise and dust environmental nuisances. The mining costs vary from $2.28 to $4.69. Processing costs used for the pit optimization and cut-off estimation amount to $7.34 per tonne milled based on a milling rate of 55,000 tpd. The general and administrative costs for the pit optimization amount to $2.12 per tonne milled based on actual annual expenses.

        The ore outlines include a 1-metre dilution envelope around economic ore blocks and also enclose marginal material surrounded by economic mineralization. The dilution envelope and enclosed waste in most cases is mineralized, with an associated dilution grade. Dilution is estimated at 8.0%.

        Based on economic parameters, it was calculated that the break-even cut-off grade for the Canadian Malartic Mine is variable and ranges from 0.277 grams per tonne to 0.349 grams per tonne using a gold price of $1,300 per ounce. The cut-off grade is variable depending on the applicable royalty rate. The total Proven and Probable Mineral Reserves as of June 15, 2014 are estimated at 263.2 million tonnes at 1.06 grams per tonne gold for 8,943,552 ounces. The majority of the reserve tonnage (78.1%) is in the Probable category. The reserves include 2.5 million tonnes of stockpiled ore at an average grade of 0.51 grams per tonne gold for 40,747 ounces. The following table presents the Mineral Reserves by category:

Sector	Tonnes (M)	Grade (g/t)	Au (M oz)
Canadian Malartic
Proven Reserves	38.0	0.82	1.06
Probable Reserves	136.6	1.04	4.56
Proven and Probable Reserves	174.6	0.99	5.56
Barnat
Proven Reserves	11.6	1.37	0.51
Probable Reserves	67.0	1.23	2.65
Proven and Probable Reserves	78.6	1.25	3.16
Gouldie
Proven Reserves	5.5	0.71	0.13
Probable Reserves	2.0	0.83	0.05
Proven and Probable Reserves	7.5	0.74	0.18
Stockpiles
Proven Reserves	2.5	0.51	0.04
Probable Reserves	—	—	—
Proven and Probable Reserves	2.5	0.51	0.04
Total
Proven Reserves	57.6	0.91	1.69
Probable Reserves	205.6	1.10	7.26
Proven and Probable Reserves	263.2	1.06	8.94

The reader should note that resources corresponding to the 70% interest in the CHL Malartic property have not been transferred to the Canadian Malartic GP. This 70% interest is held by Canadian Malartic Corporation (the successor to Osisko), as Abitibi Royalties claims that its right of first refusal has been triggered (refer to section 24 of the Canadian Malartic Report for more details about this litigation). These resources, representing 0.12 million ounces, may never be included in the mining plan by Canadian Malartic GP and thus cannot be considered as reserves.

        Sensitivity of the Proven and Probable Reserves to gold price has been estimated using Whittle pit shells and lower cut-off grades. The results of the sensitivity analysis are presented in following table. Sensitivity was calculated using the surface and Whittle pit shells of January 1, 2014.

Gold Price (US $)	Cut-off Grade (g/t)	Average Grade (g/t)	Ore Tonnage (Mt)	In-Situ Ounces (M)	Difference vs. $1300 (M oz)	Difference vs. $1300 (%)
1000	0.45	1.23	203.7	8.03	-1.30	-14.0%
1100	0.41	1.14	236.7	8.69	-0.64	-6.9%
1200	0.38	1.10	255.8	9.02	-0.31	-3.3%
1300	0.35	1.06	274.2	9.34	0.00	0.0%
1400	0.32	1.02	291.8	9.64	0.30	3.3%
1500	0.30	1.00	305.2	9.83	0.50	5.3%

        There is good reconciliation between Mineral Reserves and actual production results, and the records maintained by Canadian Malartic allow the changes in reconciliation to be studied over time. Based upon the reconciliation results, the Mineral Reserve estimation is reliable and can be used for mine planning in the short, medium and long term.

Mining Operations

  Mining Methods

        The Canadian Malartic Mine is a large open pit operation comprising the Canadian Malartic, Barnat and Gouldie pits. In order to maximize productivity and limit the number of units operating in the pit, large scale equipment was selected for the mine operation. The primary loading tools are hydraulic excavators, with wheel loaders added as a secondary loading tool. The selected hydraulic excavator model is the O&K RH340-B with an operating weight of 567t fitted with a 28 cubic metre heavy-duty rock bucket. One Caterpillar 994F HL, two L-1850 front-end wheel loaders ("FEL") and one CAT6050 shovel complement the primary loading fleet. A fleet of Caterpillar 793F rigid trucks with 227t payloads provide a good pass-match with the O&K RH340-B shovels. The FEL is configured in a high-lift arrangement in order to clear the sideboard of the 227t class truck.

        The production rate was approximately 52,000 tpd in 2013. The mine production schedule was developed to feed the mill at a nominal rate of 55,000 tpd. The main highlights of the pit design are the following:

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  Total amount of 817.5 million tonnes mined from the pit

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  263.2 million tonnes milled @ 1.06 grams per tonne gold (average)

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  In-situ gold content of 8.94 million ounces

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  Mine life of 14 years.

  Metallurgical Process

        The process design criteria are based on a processing plant with 55,000 tpd capacity and a plant design utilization of 92%. At the time of the Canadian Malartic Report, the throughput is limited to about 50,000 tpd. A project study to increase average throughput to 55,000 tpd is under review. The basis for the plant design assumed a head grade of 1.2 grams per tonne gold and a gold recovery of 86%. The plant design was based on numerous tests that were conducted at various laboratories, including SGS located in Lakefield, Ontario.

  Market

        The gold produced at the Canadian Malartic Mine is refined to market delivery standards by the Royal Canadian Mint in Ottawa. The gold is sold to various banks at market prices. Canadian Malartic GP believes that, because of the availability of alternative refiners, no material adverse effect would result if Canadian Malartic GP lost the services of its refiner.

  Environmental Conditions

        The main components of the Canadian Malartic Mine (open pit mine, process plant, tailings facility and waste rock dump) are located within the urban and peri-urban perimeter of the town of Malartic. Before the construction of the mine, an environmental study area, covering approximately 24 square kilometres, was defined by taking into account the probable range of the project's impacts on the social, physical and biological environments as well as the area of influence of historical mining operations. Several components were identified as key subjects for study: fauna, water and sediments, climate and hydrology, ambient air quality, background noise and vibrations, vegetation and wetlands, soils, and net acid generation.

  Impact and Site Monitoring

        Since 2009, there have been 52 non-conformance blast notices, 46 non-conformance noise notices, 12 non-conformance notices for dust and air quality, 4 non-conformance notices for water quality (surface and final effluent) and 15 other non-conformance notices. In 2011, a detailed plan was developed by Osisko to manage hazardous materials, assess infrastructure safety, and monitor noise, vibrations, air quality, dust, atmospheric emissions, effluent quality, groundwater and surface water. Mitigations measures were put in place to improve the process and avoid any non-conformance. The mine's team of on-site environmental experts continuously monitor regulatory compliance in terms of approvals, permits, and observance of directives and requirements.

  Waste Rock and Tailings Management

        The original design of the waste rock pile was developed to accommodate approximately 326 million tonnes of mechanically placed waste rock requiring a total storage volume of approximately 161 Mm3. Some aspects of the Canadian Malartic Project have been modified since the mine tailings site and waste rock pile development plan was developed. Most notably, the Gouldie reserve was recently added to the operating sequence of the mine. The Gouldie reserve is located in the center of the initially planned footprint of the waste rock pile, making it necessary to revise the waste rock piling sequence in order to keep the Gouldie pit area available for mining. Taking into account certain basic assumptions, the current waste rock pile development sequence should accommodate a total of 59.2 Mm3 (121.3 million tonnes). From May 2011 to June 2014, 50 million tonnes of tailings from the process plant were deposited on the footprint of the old tailings of the East Malartic mine and its settling pond. For the Canadian Malartic Mine operations, the former tailings and settling pond were divided using waste rock inclusions to form seven cells and a polishing pond. As of June 2014, the available space in the Tailings Management Facility ("TMF") is about 100 million tonnes, corresponding to 5 years of operation at a nominal production rate of 20.075 million tonnes per year.

        The existing polishing pond, adjacent to the tailings cells and located east of the TMF, is contained within the current authorized footprint of the TMF. This pond will be later used as a cell to store tailings. Before using this pond, the Canadian Malartic Mine plans to build a new polishing pond east of dyke A, the eastern limit of the Southeast Pond. The existing polishing pond, converted into a tailings cell, will be the 8th cell of the TMF with an estimated capacity of 48 million tonnes adding 2.5 years to the TMF capacity for a total of 148 million tonnes and 7.5 years of operation. The total capacity of the current TMF is therefore estimated at 198 million tonnes. The expansion of the open-pit, with the production of the Barnat pit, will increase to 342 million tonnes the total amount of tailings to manage, requiring an additional 144 million tonnes in tailings storage capacity. The plan is to store tailings in an extended tailings facility and in the Canadian Malartic pit at the end of its operations. According to the mining plan, at the end of mine life, 50 to 100 million tonnes of tailings will be deposited in the pit. The rest of the tailings, a minimum of 59 and a maximum of 109 million tonnes, will be deposited in the extended tailings facility.

        Regulatory approval for the proposed tailings deposition in the Canadian Malartic pit and the expansion of the current authorized tailings area are part of the approval process for the Canadian Malartic pit extension (Barnat deposit) subject to the environmental impact assessment ("EIA") process of the Québec Environmental Protection Act (section IV.1 of chapter 1). The EIA is currently underway. Golder Associates Ltd. is designing the tailings extension component and is preparing a hydrogeological study to demonstrate that the Canadian Malartic pit would provide a hydraulic trap and contain the tailings with minimum environmental risk.

  Water management

        An annual hydrological site balance is maintained to provide a yearly estimation of water volumes that must be managed in the different structures of the water management system of the Canadian Malartic mining site during an average climatic year (in terms of precipitation). Results of this hydrological balance indicate that excess water from the Southeast Pond will eventually need to be released into the environment. A water treatment plant is currently under construction to ensure that in the short and medium term the water to be released to the environment will meet water quality requirements at all times. Moreover, adding a treatment plant will greatly reduce the risks associated with surface water management and will add flexibility to the system.

  Reclamation and closure costs

        Reclamation and closure costs have been estimated for rehabilitating the tailings facility and waste dump, vegetating the surrounding area, dismantling the plant and associated infrastructure, and performing environmental inspection and monitoring for a period of 10 years. The reclamation and closure cost is estimated at CAN$51.5 million and includes the following (all amounts in CAN$):

• Tailings facility and waste dump	CAN$	31.45 M
• Water management facilities	CAN$	3.22 M
• Contaminated soil and pit closure	CAN$	7.87 M
• Dismantling of complex	CAN$	4.92 M
• Environmental inspection and monitoring	CAN$	4.04 M

Total	CAN$	51.50 M

        The closure plan will be renewed on an on-going basis. In October 2011 and 2012, Osisko deposited the amounts of CAN$22.1 million and CAN$12.7 million, respectively, with the Government of Québec to cover the entire estimated future cost of rehabilitating the Canadian Malartic Mine site, which amounts to CAN$46.4 million.

        On July 5, 2013, Canadian Malartic deposited CAN$11.6 million with the Government of Québec, representing the balance of the total guarantee required to cover the entire future costs of rehabilitating the Canadian Malartic Mine site. Aggregate deposits for the Government of Québec amount to CAN$46.4 million.

  Social and Community Impact

        Since the project was first announced, various communication and consultation activities have taken place within the community and with municipal and regional representatives. These activities can be grouped into three distinct themes: communication activities organized by Osisko, those organized by the Monitoring Committee ("Comité de suivi"), and consultations and surveys conducted within the context of the EIA. Canadian Malartic GP will continue with these communication and consultation activities.

  Permitting

        As of December 31, 2010, the Canadian Malartic Mine had received all formal government permits required for its construction and related activities, with the exception of the authorization for the mill and mine operations. The official certificate of authorization for the mill and operations was granted on March 31, 2011, at which point the Canadian Malartic Mine was fully permitted.

        On February 26, 2014, the Government of Québec adopted a decree authorizing the exploitation of the Gouldie deposit. Since then the pre-stripping activity has been initiated for the Gouldie deposit. A few days earlier, on February 18, 2014, the Ministère des Ressources Naturelles granted Osisko a mining lease having an approximate total area 66 hectares. As per these documents, Osisko has 30 months to mine the Gouldie Zone and shall not exceed a daily production rate of 6,990 tonnes of ore and a daily extraction rate of 30,000 tonnes of ore, waste and overburden.

        Canadian Malartic GP continues the collaboration with Québec's Ministry of Transport and the town of Malartic on a project to deviate a portion of Highway 117 in order to gain access to the higher grade Barnat deposit, which is expected to provide mill feed for the continuation of the Canadian Malartic operation. The final design and mine plan has been completed, the EIA is expected to be submitted to the authorities in the fourth quarter of 2014, and at that time a request for public hearings will be made by the Canadian Malartic GP.

 EXCHANGE OFFER

Terms of the Exchange Offer

General

        In connection with the issuance of the Initial Notes, we entered into a registration rights agreement, dated as of June 30, 2014, with the initial purchasers of the Initial Notes, providing for the issuance of New Notes in exchange for a like aggregate principal amount of Initial Notes. The terms of the New Notes are substantially identical to the terms of the Initial Notes except that the New Notes will be registered under the Securities Act, and therefore will not contain restrictions on transfer, will not contain certain provisions relating to additional interest, will bear a different CUSIP number from the Initial Notes and will not entitle their holders to registration rights. You should read the description of the New Notes in the section in this prospectus entitled "Description of the Notes and Guarantees." We also refer you to the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

        Under the registration rights agreement, we agreed to use our commercially reasonable efforts to cause to become effective under the Securities Act, on or prior to 360 days after the closing of the offering of the Initial Notes, the registration statement of which this prospectus is a part with respect to a registered offer to exchange the Initial Notes for New Notes. We will keep the exchange offer open for at least 20 business days (or longer if required by law) after the date notice of the exchange offer is sent to holders of the Initial Notes.

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all Initial Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. New Notes will be issued in exchange for a like aggregate principal amount of outstanding Initial Notes accepted in the exchange offer. This prospectus, together with the letter of transmittal, is being sent to all holders as of the date of this prospectus. The exchange offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange. However, the obligation to accept Initial Notes for exchange pursuant to the exchange offer is subject to certain customary conditions as set forth herein under "— Conditions."

        Initial Notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral (promptly confirmed in writing) or written notice thereof to Citibank, N.A., the exchange agent. The exchange agent will act as agent for the tendering holders of Initial Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.

        Based on interpretations by the Staff of the Commission as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993), we believe that the New Notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of Yamana or any guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

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  such New Notes are acquired in the ordinary course of business;

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  at the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of such New Notes; and

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  such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes.

        We have not sought, and do not intend to seek, a no-action letter from the Commission with respect to the effects of the exchange offer, and we cannot assure you that the Staff would make a similar determination with respect to the New Notes as it has in such no-action letters.

        By tendering Initial Notes in exchange for New Notes and executing the letter of transmittal, each holder will represent to us that:

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  any New Notes to be received by it will be acquired in the ordinary course of business;

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  it has no arrangements or understandings with any person to participate in the distribution of the Initial Notes or New Notes within the meaning of the Securities Act; and

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  it is not an "affiliate," as defined in Rule 405 under the Securities Act, of either Yamana or any guarantor.

        If such holder is a broker-dealer, it will also be required to represent that the Initial Notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of New Notes. See "Plan of Distribution." Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of Initial Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

        Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the New Notes in connection with any resale of such New Notes. See "Plan of Distribution."

        Upon consummation of the exchange offer, any Initial Notes not tendered will remain outstanding and continue to accrue interest but, subject to certain limited exceptions, holders of Initial Notes who do not exchange their Initial Notes for New Notes in the exchange offer will no longer be entitled to registration rights or certain payments of additional interest. In addition, such holders will not be able to offer or sell their Initial Notes, unless such Initial Notes are subsequently registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Subject to limited exceptions, we will have no obligation to effect a subsequent registration of the Initial Notes.

Expiration Date; Extensions; Amendments; Termination

        The expiration date shall be November 20, 2014 unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date to which the exchange offer is extended. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Exchange Act.

        To extend the expiration date, we will notify the exchange agent of any extension by oral (promptly confirmed in writing) or written notice and will notify the holders of Initial Notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement will state that we are extending the exchange offer for a specified period of time.

        We expressly reserve the right:

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  to delay acceptance of any Initial Notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of Initial Notes not previously accepted if any of the conditions set forth under "— Conditions" shall have occurred and shall not have been waived prior to the expiration date, by giving oral (promptly confirmed in writing) or written notice of such delay, extension or termination to the exchange agent; or

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  to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the Initial Notes.

        Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral (promptly confirmed in writing) or written notice to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Initial Notes of such amendment and we will extend the exchange offer for a period of five to ten business days. Without limiting the manner in which we may choose to make public the announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the New Notes

        The New Notes will accrue interest at the rate of 4.950% per annum. The New Notes will accrue interest from and including the last interest payment date on which interest was paid on the Initial Notes surrendered in exchange therefor; provided that if Initial Notes are surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the New Notes received in exchange therefor will accrue from the date of such interest payment. Interest on the New Notes is payable on January 15 and July 15, beginning on January 15, 2015. No additional interest will be paid on Initial Notes tendered and accepted for exchange.

Absence of Dissenter's Rights of Appraisal

        Holders of the Initial Notes do not have any dissenter's rights of appraisal in connection with the exchange offer.

Procedures for Tendering

        To tender you Initial Notes in this exchange offer, you must use one of the three alternative procedures described below:

  (1)
  Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the Initial Notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

  (2)
  Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your Initial Notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under "— Book-Entry Transfer" below, on or before 5:00 p.m., New York City time, on the expiration date.

  (3)
  Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under "— Guaranteed Delivery Procedures" below.

        The method of delivery of Initial Notes, letter of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Initial Notes, letters of transmittal or other required documents should be sent to us. Delivery of all Initial Notes, if applicable, letters of transmittal and other documents must be made to the exchange agent at its address set forth in the letter of transmittal. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        The tender by a holder of Initial Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal. Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act or an eligible institution unless the Initial Notes tendered pursuant thereto are tendered (1) by a registered holder of Initial

Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an eligible institution.

        If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.

        All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Initial Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Initial Notes not properly tendered or any Initial Notes which, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Initial Notes. We will not waive any condition of the exchange offer with respect to an individual holder unless we waive that condition for all holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Initial Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Initial Note received by the exchange agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In addition, we reserve the right, in our sole discretion, subject to the provisions of the indenture pursuant to which the Initial Notes were issued:

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  to purchase or make offers for any Initial Notes that remain outstanding subsequent to the expiration date or, as described under "— Conditions," to terminate the exchange offer,

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  to redeem Initial Notes as a whole, or in part, at any time and from time to time, as described under "Description of the Notes and Guarantees — Optional Redemption," and

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  to the extent permitted under applicable law, to purchase Initial Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers could differ from the terms of the exchange offer.

        Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with us, or an affiliate of ours, to distribute the New Notes in connection with any resale of such New Notes. See "Plan of Distribution."

Acceptance of Initial Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, all Initial Notes properly tendered will be accepted promptly after the expiration date and the New Notes will be issued promptly after acceptance of the Initial Notes. See "— Conditions." For purposes of the exchange offer, Initial Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral (promptly confirmed in writing) or written notice thereof to the exchange agent.

        For each Initial Note accepted for exchange, the holder of such Initial Note will receive a New Note having a principal amount equal to that of the surrendered Initial Note.

        In all cases, issuance of New Notes for Initial Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

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  a timely book-entry confirmation of such Initial Notes into the exchange agent's account at the applicable book-entry transfer facility,

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  a properly completed and duly executed letter of transmittal, and

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  all other required documents.

        If any tendered Initial Notes are not accepted for any reason described in the terms and conditions of the exchange offer, such unaccepted or such non-exchanged Initial Notes will be returned promptly without expense to the tendering holder thereof (if in certificated form), or credited to an account maintained with such book-entry transfer facility after the expiration or termination of the exchange offer.

Book-Entry Transfer

        The exchange agent has established an account with respect to the Initial Notes at the book-entry transfer facility for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of Initial Notes by causing the book-entry transfer facility to transfer such Initial Notes into the exchange agent's account at the book-entry transfer facility in accordance with such book-entry transfer facility's procedures for transfer. However, although delivery of Initial Notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth in the letter of transmittal on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Exchanging Book-Entry Notes

        The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility's Automated Tender Offer Program ("ATOP") procedures to tender Initial Notes.

        Any participant in the book-entry transfer facility may make book-entry delivery of Initial Notes by causing the book-entry transfer facility to transfer such Initial Notes into the exchange agent's account in accordance with the book-entry transfer facility's ATOP procedures for transfer. However, the exchange for the Initial Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Initial Notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering Initial Notes that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

Guaranteed Delivery Procedures

        If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

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  the tender is made through an eligible institution;

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  prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, which:

  (1)
  sets forth the name and address of the holder of Initial Notes and identifies the Initial Notes tendered, including the principal amount of such Initial Notes;

  (2)
  states that the tender is being made thereby; and

  (3)
  guarantees that within three New York Stock Exchange ("NYSE"), trading days after the date of execution of the notice of guaranteed delivery, or a book-entry confirmation, as the case may be, and any other documents required by the letter transmittal will be deposited by the eligible institution with the exchange agent; and

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  a book-entry confirmation and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

        Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth in the letter of transmittal. Any such notice of withdrawal must:

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  specify the name of the person having tendered the Initial Notes to be withdrawn;

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  identify the Initial Notes to be withdrawn, including the principal amount of such Initial Notes;

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  in the case of Initial Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Initial Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Initial Notes and otherwise comply with the procedures of such facility;

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  contain a statement that such holder is withdrawing its election to have such Initial Notes exchanged;

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  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Initial Notes were tendered including any required signature guarantees, or be accompanied by documents of transfer to have the trustees with respect to the Initial Notes in the name of the person withdrawing the tender; and

  •
  specify the name in which such Initial Notes are registered, if different from the person who tendered such Initial Notes.

        All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, which determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Initial Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, in the case of physically tendered Initial Notes, or credited to an account maintained with the book-entry transfer facility for the Initial Notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Initial Notes may be re-tendered by following one of the procedures described under "— Procedures for Tendering" and "— Book-Entry Transfer" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Conditions

        We will complete this exchange offer only if:

  1.
  there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer,

  2.
  there is no change in the current interpretation of the staff of the Commission which permits resales of the New Notes, and

  3.
  there is no stop order issued by the Commission or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our New Notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose.

        These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

        If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

  1.
  refuse to accept and return to their holders any Initial Notes that have been tendered,

  2.
  extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

  3.
  waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "— Expiration Date; Extensions; Amendments; Termination."

Exchange Agent

        Citibank, N.A. has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus, or of the letter of transmittal, should be directed to the exchange agent as provided in the letter of transmittal.

Fees and Expenses

        The expenses of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telephone, telecopy or in person by our officers and regular employees.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the Initial Notes, and in handling or forwarding tenders for exchange.

        The expenses to be incurred by us in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

        Subject to the following sentence, we will pay all transfer taxes applicable to the exchange of Initial Notes pursuant to the exchange offer. If, however, (a) New Notes or Initial Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Initial Notes tendered, (b) if tendered Initial Notes are registered in the name of any person other than the person signing the letter of transmittal, or (c) if a transfer tax is imposed for any reason other than the exchange of Initial Notes pursuant to the exchange offer, then the amount of any such transfer taxes imposed will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

        Holders of Initial Notes who do not exchange their Initial Notes for New Notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such Initial Notes as set forth in the legend thereon as a consequence of the issuance of the Initial Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Initial Notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not currently anticipate that we will register the Initial Notes under the Securities Act. To the extent that Initial Notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted Initial Notes could be adversely affected. See "Risk Factors — If you fail to exchange your Initial Notes, they will continue to be restricted securities and may become less liquid."

        Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

 USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. In consideration for issuing New Notes, we will receive in exchange Initial Notes of like principal amount, the terms of which are identical in all material respects to the New Notes. Initial Notes surrendered in exchange for New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our indebtedness and will evidence the same continuing indebtedness as the Initial Notes. We have agreed to bear all fees and expenses related to the exchange offer. No underwriter is being used in connection with the exchange offer.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        Yamana's ratio of earnings to fixed charges for the periods indicated below was as follows and, for all periods after January 1, 2010, was calculated with financial information derived from the financial statements prepared according to IFRS:

	Year Ended December 31,						Six months ended June 30,
	2009(1)	2010	2011	2012	2013		2013	2014
Ratio of earnings to fixed charges	10.35	20.86	20.89	20.44	—	(2)	8.63	—	(2)

(1)
Derived from the financial statements of Yamana prepared in accordance with Canadian GAAP applicable as at that period ended.

(2)
Due to our loss for the year ended December 31, 2013 and 6 months ended June 30, 2014, the ratio was negative for these periods. In order to achieve a ratio of 1:1 as at December 31, 2013 or at June 30, 2014, Yamana would need additional earnings of $520.8 million or $64.3 million, respectively.

 CONSOLIDATED CAPITALIZATION

        The following table sets forth our cash and cash equivalents and consolidated capitalization as at June 30, 2014. The table below (which reflects financial information which was derived from financial statements prepared in accordance with IFRS) should be read in conjunction with our consolidated financial statements as at June 30, 2014, including the notes thereto, included elsewhere in this prospectus, and the related Management's Discussion and Analysis, which is incorporated by reference herein. Our cash and cash equivalents and consolidated capitalization will not change as a result of the exchange offer.

As at June 30, 2014
($ thousands)
Cash and cash equivalents	$174,498

Long-term debt:
Revolving credit facility	$289,380
Term loan	—
5.53% Series A Senior Notes due 2014	15,000
6.45% Series B Senior Notes due 2016	73,500
6.97% Series C Senior Notes due 2019	181,500
3.89% Series A Senior Notes due 2018	75,000
4.36% Series B Senior Notes due 2020	85,000
4.76% Series C Senior Notes due 2022	200,000
4.91% Series D Senior Notes due 2024	140,000
3.64% Series A Senior Notes due 2018	35,000
4.78% Series B Senior Notes due 2023	265,000
Initial Notes	500,000
Osisko Debt (50%)(1)	141,296

Total long-term debt	2,000,676
Equity	8,142,793

Total capitalization	$10,143,469

(1)
Osisko debt at June 30, 2014, assuming an exchange rate of 1.00 U.S. dollar to 1.06 Canadian dollars.

 EARNINGS COVERAGE

        The following earnings coverage ratio is calculated on a consolidated basis using financial information prepared in accordance with IFRS for the twelve-month periods ended December 31, 2013 and June 30, 2014 and is based on audited financial information which was derived from financial statements.

        Our interest requirements on our consolidated long-term debt were $52.6 million for the 12 months ended December 31, 2013 and $60.5 million for the 12 months ended June 30, 2014 (including amounts capitalized during the period). Our loss before interest expense and income taxes attributed to common shareholders for the 12 months ended December, 2013 was $342.6 million which is (5.7) times our interest requirements for this period and $584.1 million for the 12 months ended June, 2014 which is (9.7) times our interest requirements for this period. Due to our loss for the year ended December 31, 2013 and 12 months ended June 30, 2014, the earnings coverage ratio was negative for these periods. The loss for the year ended December 31, 2013 and 12 months ended June 30, 2014 included the effect of a $682.3 million impairment of mining properties and goodwill.

        In order to achieve an earnings coverage ratio of 1:1 as at December 31, 2013 or at June 30, 2014, Yamana would need additional earnings before interest and income taxes of $395.2 million or $644.6 million, respectively.

 DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facilities

        Our interest requirements on our consolidated long-term debt were $52.6 million for the 12 months ended December 31, 2013 and $60.5 million for the 12 months ended June 30, 2014 (including amounts capitalized during the period). Our loss before interest expense and income taxes attributed to common shareholders for the 12 months ended December, 2013 was $342.6 million which is (5.7) times our interest requirements for this period and $584.1 million for the 12 months ended June, 2014 which is (9.7) times our interest requirements for this period. Due to our loss for the year ended December 31, 2013 and 12 months ended June 30, 2014, the earnings coverage ratio was negative for these periods. The loss for the year ended December 31, 2013 and 12 months ended June 30, 2014 included the effect of a $682.3 million impairment of mining properties and goodwill.

        We entered into an amended and restated credit agreement dated February 29, 2012 (as amended, the "Credit Agreement") pursuant to which a syndicate of financial institutions granted to us a $1.0 billion revolving term credit facility maturing on March 31, 2019 (the "Credit Facility"). Credit under the Credit Facility is available by way of Base Rate Canada Loans or LIBOR Loans at the customary reference rates plus an applicable margin that ranges from 0.45% to 1.75% per annum, in the case of Base Rate Canada Loans, and 1.45% to 2.75% per annum, in the case of LIBOR Loans, depending on the ratio (the "Leverage Ratio") of our total debt to our earnings before interest, taxes, depreciation and amortization. The Credit Facility is payable in full on its maturity date. Each year, we may request that the Credit Agreement be amended to extend the maturity date by one year. Borrowings under the Credit Facility may be used for general corporate purposes, including acquisitions. If we sell certain assets or ownership interests in certain material operating subsidiaries, the net proceeds thereof must be used to prepay outstanding obligations under the Credit Facility. The Credit Facility is guaranteed by certain material subsidiaries, each of which will be a guarantor in the notes offered hereby (the "Credit Facility Guarantors"). The Credit Agreement contains affirmative and negative covenants, including those that restrict, among other things and subject to certain specified exceptions, our ability and certain of our subsidiaries' ability to (i) incur additional indebtedness; (ii) grant security interests and other encumbrances on our or their property; (iii) enter into corporate or capital reorganizations; (iv) carry on any business, other than mining and related activities; (v) sell or otherwise dispose of any material property; (vi) pay or declare dividends or make other distributions or payments in respect of our or their shares; (vii) make acquisitions or investments, other than in the ordinary course of business; and (viii) enter into transactions with affiliates. Pursuant to the Credit Agreement, we must maintain: (i) a Leverage Ratio of less than or equal to 3.5:1 and (ii) a ratio of net total debt to tangible net worth of less than or equal to 0.75:1. The Credit Agreement also contains certain events of default. As of March 31, 2014, we were in compliance with the covenants under the Credit Agreement.

        We entered into a term credit agreement dated June 12, 2014 (as amended, the "Term Credit Agreement") pursuant to which a syndicate of financial institutions granted us a $500.0 million term credit facility maturing on June 13, 2016 (the "Term Loan"). The sole borrowing under the Term Loan is available by way of Base Rate Canada Loans or LIBOR Loans at the customary reference rates plus an applicable margin that ranges from 0.20% to 1.50% per annum, in the case of Base Rate Canada Loans, and 1.20% to 2.50% per annum, in the case of LIBOR Loans, depending on the ratio (the "TL Leverage Ratio") of our total debt to our earnings before interest, taxes, depreciation and amortization. The Term Loan is payable in full on its maturity date. The sole borrowing under the Term Loan may be used for general corporate purposes, including acquisitions. If we sell certain assets or ownership interests in certain material operating subsidiaries, the net proceeds thereof remaining after other contractually required prepayments must be used to prepay outstanding obligations under the Term Loan. The Term Loan is also guaranteed by the Credit Facility Guarantors. The Term Credit Agreement contains affirmative and negative covenants, including those that restrict, among other things and subject to certain specified exceptions, our ability and certain of our subsidiaries' ability to (i) incur additional indebtedness; (ii) grant security interests and other encumbrances on our or their property; (iii) enter into corporate or capital reorganizations; (iv) carry on any business, other than mining and related activities; (v) sell or otherwise dispose of any material property; (vi) pay or declare dividends or make other distributions or payments in respect of our or their shares; (vii) make acquisitions or investments, other than in the ordinary course of business; and (viii) enter into transactions with affiliates. Pursuant to the Term Credit Agreement we must maintain: (i) a TL Leverage Ratio of less than or equal to 3.5:1 and (ii) a ratio of net total debt to tangible net worth of less than or equal to 0.75:1. The Term Credit Agreement also contains certain customary events of default. As of the date hereof, the Term Loan is fully drawn.

  Note Purchase Agreements

        We entered into a note purchase agreement dated December 18, 2009 (the "2009 Note Purchase Agreement") pursuant to which we issued and sold senior unsecured notes in an aggregate principal amount of $270,000,000 of which $15,000,000 are 5.53% Series A Senior Notes due December 21, 2014 (the "2009 Series A Notes"), $73,500,000 are 6.45% Series B Senior Notes due December 21, 2016 (the "2009 Series B Notes") and $181,500,000 are 6.97% Series C Senior Notes due December 21, 2019 (together with the 2009 Series A Notes and the 2009 Series B Notes, the "2009 Notes"). We may prepay the 2009 Notes at any time provided we pay a make whole payment to the holders. The 2009 Notes are also guaranteed by the Credit Facility Guarantors. The covenants, including the financial covenants, and events of default under the 2009 Note Purchase Agreement and the 2009 Notes are similar to the covenants and events of default under the Credit Agreement and the Term Credit Agreement.

        We entered into a note purchase agreement dated March 23, 2012 (the "2012 Note Purchase Agreement") pursuant to which we issued and sold senior unsecured notes in an aggregate principal amount of $500,000,000, of which $75,000,000 are 3.89% Series A Senior Notes due March 23, 2018 (the "2012 Series A Notes"), $85,000,000 are 4.36% Series B Senior Notes due March 23, 2020 (the "2012 Series B Notes"), $200,000,000 are 4.76% Series C Senior Notes due March 23, 2022 (the "2012 Series C Notes") and $140,000,000 are 4.91% Series D Senior Notes due March 23, 2024 (together with the 2012 Series A Notes, the 2012 Series B Notes and the 2012 Series C Notes, the "2012 Notes"). We may prepay the 2012 Notes at any time provided we pay a make whole payment to the holders. The 2012 Notes are also guaranteed by the Credit Facility Guarantors. The covenants, including the financial covenants, and events of default under the 2012 Note Purchase Agreement and the 2012 Notes are similar to the covenants and events of default under the Credit Agreement, the Term Credit Agreement and the 2009 Note Purchase Agreement.

        We entered into a note purchase agreement dated June 10, 2013 (the "2013 Note Purchase Agreement") pursuant to which we issued and sold senior unsecured notes in an aggregate principal amount of $300,000,000, of which $35,000,000 are 3.64% Series A Senior Notes due June 10, 2018 (the "2013 Series A Notes") and $265,000,000 are 4.78% Series B Senior Notes due June 10, 2023 (together with the 2013 Series A Notes, the "2013 Notes"). We may prepay the 2013 Notes at any time provided we pay a make whole payment to the holders. The 2013 Notes are also guaranteed by the Credit Facility Guarantors. The covenants, including the financial covenants and events of default under the 2013 Note Purchase Agreement and the 2013 Notes are similar to the covenants and events of default under the Credit Agreement, the Term Credit Agreement, the 2009 Note Purchase Agreement and the 2012 Note Purchase Agreement.

 DESCRIPTION OF THE NOTES AND GUARANTEES

        The following description is a summary of the material provisions of the New Notes, the guarantees and the indenture, dated as of June 30, 2014, as supplemented by the first supplemental indenture dated as of June 30, 2014 (collectively, the "indenture"). It does not purport to be complete and is qualified in its entirety by the indenture, because the indenture, and not this description, defines your rights as a holder of the Notes. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should refer to all the provisions of the indenture, including the definition of certain terms used therein. Terms used herein that are otherwise not defined shall have the meanings given to them in the indenture. Such defined terms shall be incorporated herein by reference. In this section the terms "Yamana," "we," "our," and "us" refer only to Yamana Gold Inc. and not to any of its subsidiaries.

General

        The Initial Notes were issued under the indenture in an aggregate principal amount of $500,000,000. The New Notes are unsecured, unsubordinated obligations of Yamana evidencing the same continuing indebtedness as the Initial Notes and will mature on July 15, 2024. The New Notes will bear interest at the rate of 4.950% per annum from and including the most recent interest payment date to which interest has been paid or provided for, or if no interest has been paid or provided for, from June 30, 2014. Interest on the New Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2015, to the persons in whose names the New Notes are registered at the close of business on the preceding January 1 or July 1, as the case may be. All New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        If interest or principal on the New Notes is payable on a Saturday, Sunday or any other day when banks are not open for business in The City of New York, we will make the payment on the next business day, and no interest will accrue as a result of the delay in payment.

        Interest on the New Notes will accrue on the basis of a 360-day year consisting of twelve 30-day months.

        The New Notes will be payable at the office of the paying agent maintained by us for such purpose which initially will be the office or agency of the securities administrator. New Notes may be presented for exchange or registration of transfer at the office of the registrar, which initially will be such office of the securities administrator. We will not charge a service fee for any registration of transfer or exchange of the New Notes, but we may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

        The New Notes will not be entitled to the benefits of any sinking fund.

Guarantees

        Each of our subsidiaries that is a guarantor under our Credit Agreement will fully and unconditionally guarantee the payment of principal and interest on the New Notes. Our subsidiaries that will not be guarantors of the New Notes generated approximately $260 million of revenues for the year ended December 31, 2013 (which amount excludes any revenue generated by Canadian Malartic).

        The indenture limits the obligations of each guarantor under its guarantee of the New Notes to an amount not to exceed the maximum amount that can be guaranteed by such guarantor by law or without resulting in its obligations under such guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer, or under similar laws affecting the rights of creditors generally.

Additional Guarantees

        Yamana shall cause any subsidiary that in the future becomes a guarantor under the Credit Agreement, to become a guarantor of the New Notes.

Release of Guarantees

        Under the indenture, a guarantor will be released and relieved of its obligations under its guarantee in respect of the notes, and such guarantee will be terminated, upon our written request (without the consent of the trustee or the securities administrator) (i) if the guarantor is no longer a guarantor or otherwise an obligor under the Credit Agreement or will be released and relieved of its obligations under the Credit Agreement concurrently with the release of the guarantee of the New Notes and (ii) upon satisfaction and discharge of the indenture or defeasance or covenant defeasance in accordance with the terms of the indenture.

Further Issuances

        We may from time to time without notice to, or the consent of, the holders of the New Notes, create and issue additional New Notes under the indenture, equal in rank to the outstanding New Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the New Notes, or except, in some cases, for the first payment of interest following the issue date of the New Notes) so that the New Notes may be consolidated and form a single series with the outstanding New Notes, and have the same terms as to status, redemption and otherwise as New Notes provided that, if the additional notes are not fungible with the outstanding New Notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Ranking

        The New Notes will be our and each guarantor's senior obligations and will rank equally with all of our and each guarantor's other senior unsubordinated Indebtedness from time to time outstanding. The New Notes will be structurally subordinated to all Indebtedness and other liabilities of our subsidiaries that are not guarantors, and will be effectively subordinated to any secured Indebtedness and other secured liabilities of ours or any guarantor to the extent of the assets securing such Indebtedness and other liabilities.

Optional Redemption

        Prior to April 15, 2024 (the date that is three months prior to the maturity date of the New Notes), we may, at our option, redeem the New Notes, in whole or in part, at a price equal to the greater of (i) 100% of the principal amount of the New Notes called for redemption and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the New Notes called for redemption (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points, plus, in each case, accrued interest thereon to, but not including, the date of redemption.

        On or after April 15, 2024 (the date that is three months prior to the maturity date of the New Notes), we may, at our option, redeem the New Notes, in whole or in part, at a price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued interest thereon to, but not including, the date of redemption.

Redemption Procedures

        We will give you at least 30 days (but not more than 60 days) prior notice of any redemption. If less than all of the New Notes are redeemed, the securities administrator will select the New Notes to be redeemed by a method determined by the securities administrator to be fair and appropriate and in accordance with the procedures of DTCC.

        On or before 10:00 a.m., New York City time, on the redemption date, we will deposit with the securities administrator money sufficient to pay the redemption price and accrued interest on the New Notes to be redeemed on such date. On and after the redemption date, interest will cease to accrue on any New Notes that have been called for redemption (unless we default in the payment of the redemption price and accrued interest). The redemption price will be calculated by the Independent Investment Banker, as provided below, and we, the trustee, the securities administrator and any paying agent for the New Notes will be entitled to conclusively rely on such calculation.

        If notice of redemption has been given as provided in the indenture and funds for the redemption of the New Notes called for redemption have been made available on the redemption date referred to in such notice, such New Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of the New Notes will be to receive payment of the redemption price plus accrued interest to, but not including, the date of redemption.

        For purposes of the discussion of optional redemption, the following definitions are applicable:

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the New Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such New Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer Quotations" means, with respect to any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by a Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

        "Reference Treasury Dealer" means each of Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, or their respective affiliates which are primary U.S. government securities dealers, and three other primary U.S. government securities dealers in the United States (each a "primary treasury dealer") selected by us, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary treasury dealer, we shall substitute another primary treasury dealer.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Change of Control Repurchase Event

        If a Change of Control Repurchase Event occurs with respect to the New Notes, unless we have exercised our right to redeem the New Notes as described above, we will be required to make an offer to each holder of the New Notes to repurchase all or any part (in multiples of $1,000 with no note of a principal amount of $2,000 or less purchased in part) of that holder's New Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the New Notes repurchased plus any accrued and unpaid interest on the New Notes repurchased to, but not including, the date of repurchase.

        Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control but after the public announcement of the Change of Control, we will mail a notice to each holder, with a copy to the trustee and the securities administrator, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the New Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control occurring on or prior to the payment date specified in the notice.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the New Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the New Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the New Notes by virtue of such conflict.

        On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:

  (1)
  accept for payment all New Notes or portions of the New Notes properly tendered pursuant to our offer;

  (2)
  deposit with the trustee or the securities administrator, as the paying agent, as applicable, an amount equal to the aggregate purchase price in respect of all New Notes or portions of the New Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee or the securities administrator, as the paying agent, as applicable, the New Notes properly accepted, together with an officers' certificate stating the aggregate principal amount of the New Notes being purchased by us.

        The trustee or the securities administrator, as the paying agent, as applicable, will promptly pay to each holder of the New Notes properly tendered the purchase price for the New Notes, and the securities administrator, as authenticating agent, will promptly authenticate and deliver to each holder a new note equal in principal amount to any unpurchased portion of any New Notes surrendered; provided that each new note will be in a minimum principal amount of $2,000 and integral multiples of $1,000.

        We will not be required to make an offer to repurchase the New Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all New Notes properly tendered and not withdrawn under its offer.

        Prior to the occurrence of a Change of Control Repurchase Event, the provisions under the indenture relating to our obligation to make an offer to repurchase upon a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the New Notes.

        For purposes of the foregoing discussion of an offer to repurchase, the following definitions are applicable:

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to us or one of our subsidiaries;

  (2)
  the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement or consolidation) the result of which is that any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

  (3)
  we consolidate, amalgamate, or enter into a statutory plan of arrangement with, or merge with or into, any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person immediately after giving effect to such transaction;

  (4)
  the first day on which the majority of the members of our board of directors cease to be Continuing Directors; or

  (5)
  the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of the ultimate parent holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of such ultimate parent holding company, measured by voting power rather than number of shares.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our and our subsidiaries' assets taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of New Notes to require us to make an offer to repurchase such holder's New Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries' assets taken as a whole to another person or group may be uncertain.

        "Change of Control Repurchase Event" means each of the Rating Agencies during the trigger period (as defined below) downgrade their ratings of the New Notes by at least one "notch" and, following such downgrades, the New Notes are rated below Investment Grade by each of the Rating Agencies on any date during the 60 day period (the "trigger period") (which trigger period shall be extended so long as the rating of the New Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of the (1) public announcement by Yamana of any Change of Control (or pending Change of Control) and (2) consummation of such Change of Control. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Continuing Director" means, as of any date of determination, any member of our board of directors who was nominated for election, elected or appointed to such board of directors with the approval of a majority of members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "Rating Agency" means each of Moody's and S&P; provided, that if either Moody's or S&P ceases to rate the New Notes or fails to make a rating of the New Notes publicly available for any reason that is beyond our control, we may select (as certified by a resolution of our board of directors) a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors.

        "Voting Stock" of any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

        The Change of Control Repurchase Event feature of the New Notes may in certain circumstances make more difficult or discourage a sale or takeover of Yamana and, therefore, the removal of incumbent management. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the New Notes, but that could substantially increase the amount of indebtedness outstanding at such time or otherwise adversely affect our capital structure or credit ratings on the New Notes.

        We may not have sufficient funds to repurchase all the New Notes tendered for repurchase upon a Change of Control Repurchase Event. See "Risk Factors."

Certain Covenants

        Set forth below is a summary of certain of the defined terms used in the indenture. We urge you to read the indenture for the full definition of all such terms.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets after deducting therefrom (1) all current liabilities (excluding current maturities of long-term Indebtedness); (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and (3) appropriate adjustments on account of minority interests, all as set forth on the most recent consolidated balance sheet of Yamana and computed in accordance with IFRS (as defined below).

        "IFRS" means International Financial Reporting Standards as issued by the International Accounting Standards Board in effect from time to time or, if different and then used by us for our public financial reporting purposes in Canada, generally accepted accounting principles in Canada or the United States.

        "Indebtedness" means all obligations for borrowed money represented by notes, bonds, debentures or similar evidence of indebtedness and obligations for borrowed money evidenced by credit, loan or other like agreements.

        "Lien" means any deed of trust, mortgage, charge, hypothec, assignment, pledge, lien, vendor's privilege, vendor's right of reclamation or other security interest or encumbrance of any kind incurred or assumed in order to secure payment of Indebtedness.

        "Non-Recourse Debt" means Indebtedness to finance the creation, development, construction or acquisition of properties or assets and any increases in or extensions, renewals or refinancings of such Indebtedness, provided that the recourse of the lender thereof (including any agent, trustee, receiver or other person (as defined below) acting on behalf of such entity) in respect of such Indebtedness is limited in all circumstances to the properties or assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred, to the capital stock and debt securities of the Restricted Subsidiary (as defined below) that acquires or owns such properties or assets and to the receivables, inventory, equipment, chattels, contracts, intangibles and other assets, rights or collateral connected with the properties or assets created, developed, constructed or acquired.

        "Permitted Lien" means:

  (1)
  any Lien on property, shares of stock or Indebtedness of any person existing at the time such person becomes a Restricted Subsidiary or created, incurred, issued or assumed in connection with the acquisition of any such person;

  (2)
  any Lien on any Principal Property created, incurred, issued or assumed at or prior to the time such property became a Principal Property or existing at the time of acquisition of such Principal Property by Yamana or a Restricted Subsidiary, whether or not assumed by Yamana or such Restricted Subsidiary; provided that no such Lien will extend to any other Principal Property of Yamana or any Restricted Subsidiary;

  (3)
  any Lien on any Principal Property of any Restricted Subsidiary to secure Indebtedness owing by it to Yamana or to another Restricted Subsidiary;

  (4)
  any Lien on any Principal Property of Yamana to secure Indebtedness owing by it to a Restricted Subsidiary;

  (5)
  any Lien on any Principal Property or other assets of Yamana or any Restricted Subsidiary existing on the date of the indenture, or arising thereafter pursuant to contractual commitments entered into prior to the date of the indenture;

  (6)
  any Lien on all or any part of any Principal Property (including any improvements or additions to improvements on a Principal Property), or on any shares of stock or Indebtedness of any Restricted Subsidiary directly or indirectly owning or operating such Principal Property, where such Principal Property is hereafter acquired, developed, expanded or constructed by Yamana or any Subsidiary, to secure the payment of all or any part of the purchase price, cost of acquisition or any cost of development, expansion or construction of such Principal Property or of improvements or additions to improvements thereon (or to secure any Indebtedness incurred by Yamana or a Subsidiary for the purpose of financing all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction thereof or of improvements or additions to improvements thereon), in each case including interest thereon and fees and expenses, including premiums, associated therewith, created prior to, at the time of, or within 365 days after the later of, the acquisition, development, expansion or completion of construction (including construction of improvements or additions to improvements thereon), or commencement of full operation of such Principal Property; provided that no such Lien will extend to any other Principal Property of Yamana or a Restricted Subsidiary other than in the case of any such construction, improvement, development, expansion or addition to improvement, all or any part of any other Principal Property on which the Principal Property so constructed, developed or expanded, or the improvement or addition to improvement, is located;

  (7)
  any Lien on any Principal Property or other assets of Yamana or any Restricted Subsidiary created for the sole purpose of extending, renewing, altering or refunding any of the foregoing Liens; provided that the Indebtedness secured thereby will not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, alteration or refunding, plus an amount necessary to pay fees and expenses, including premiums, related to such extensions, renewals, alterations or refundings, and that such extension, renewal, alteration or refunding Lien will be limited to all or any part of the same Principal Property and improvements and additions to improvements thereon and/or shares of stock and Indebtedness of a Restricted Subsidiary which secured the Lien extended, renewed, altered or refunded;

  (8)
  any Lien in connection with Indebtedness which by its terms is Non-Recourse Debt; and

  (9)
  any Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary created, incurred, issued or assumed to secure Indebtedness of Yamana or any Restricted Subsidiary which would otherwise be subject to the foregoing restrictions, in an aggregate amount which, together with the aggregate principal amount of other Indebtedness secured by Liens on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary then outstanding (excluding Liens permitted under the foregoing exceptions) would not then exceed 10% of Consolidated Net Tangible Assets.

        "person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Property" means the interest of Yamana or any Restricted Subsidiary in any (a) mineral property or (b) processing facility, building or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, whether owned as of the date of the indenture or thereafter acquired or constructed by Yamana or any Restricted Subsidiary, the net book value of which interest, in each case, on the date as of which the determination is being made, is an amount that exceeds 7% of Consolidated Net Tangible Assets, except any such mineral property, processing facility, building or other facility or any portion thereof, together with the land upon which it is erected and fixtures comprising a part thereof, (i) acquired or constructed principally for the purpose of controlling or abating atmospheric pollutants or contaminants, or water, noise, odor or other pollution or (ii) which the board of directors of Yamana by resolution declares is not of material importance to the total business conducted by Yamana and its Restricted Subsidiaries considered as one enterprise. Yamana or any Restricted Subsidiary shall not be deemed to have an interest in a Principal Property if such interest is not held directly by Yamana or a Restricted Subsidiary.

        "Restricted Subsidiary" means any Subsidiary of Yamana that owns or leases a Principal Property or is engaged primarily in the business of owning or holding capital stock of one or more Restricted Subsidiaries. "Restricted Subsidiary," however, does not include (1) any Subsidiary whose primary business consists of (A) financing operations in connection with leasing and conditional sale transactions on behalf of Yamana and its Subsidiaries, (B) purchasing accounts receivable or making loans secured by accounts receivable or inventory or (C) being a finance company or (2) any Subsidiary which the Board of Directors of Yamana has determined by resolution does not maintain a substantial portion of its fixed assets within Canada or the United States.

        "Subsidiary" means, at any relevant time, any person of which the voting shares or other interests carrying more than 50% of the outstanding voting rights attached to all outstanding voting shares or other interests are owned, directly or indirectly, by a person and/or one or more subsidiaries of such person.

Limitation on Liens

        For so long as any New Notes are outstanding, we will not, and we will not permit any Restricted Subsidiary to, create, incur, issue, assume or otherwise have outstanding any Lien on any Principal Property now owned or hereafter acquired by Yamana or a Restricted Subsidiary or on shares of stock or Indebtedness of any Restricted Subsidiary now owned or hereafter acquired by Yamana or a Restricted Subsidiary, in each case other than Permitted Liens, unless at the time thereof or prior thereto the New Notes (together with, if and to the extent we so determine, any other Indebtedness then existing or thereafter created) are secured (but only to the extent of any Lien that is not a Permitted Lien) equally and ratably with (or prior to) any and all Indebtedness that is secured by such Lien for so long as such Indebtedness is so secured by such Lien that is not a Permitted Lien.

        For purposes of the foregoing, the giving of a guarantee that is secured by a Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary, and the creation of a Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness that existed prior to the creation of such Lien, will be deemed to involve the creation of Indebtedness in an amount equal to the principal amount guaranteed or secured by such Lien but the amount of Indebtedness secured by Liens on any Principal Property and shares of stock and Indebtedness of Restricted Subsidiaries will be computed without cumulating the underlying Indebtedness with any guarantee thereof or Lien securing the same.

        For the avoidance of doubt, (i) the sale or other transfer of any minerals in place for a period of time until the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals; (ii) the sale or other transfer of any minerals in an amount such that the purchaser will realize therefrom a specified amount of money (however determined); (iii) the sale or other transfer of any other interest in property of a character commonly referred to as a "production payment"; (iv) any acquisition of any property or assets by us or our Restricted Subsidiaries that is subject to any reservation that creates or reserves for the seller an interest in any metals or minerals in place or the proceeds from their sale; (v) any conveyance or assignment in which we or our Restricted Subsidiaries convey or assign an interest in any metals or minerals in place or the proceeds from their sale; or (vi) any lien upon any of our or our Restricted Subsidiaries' wholly or partially owned or leased property or assets to secure the payment of our or our Restricted Subsidiaries' proportionate part of the development or operating expenses in realizing the metal or mineral resources of such property, shall not constitute the incurrence of Indebtedness secured by a Lien.

Consolidation, Amalgamation and Merger and Sale of Assets

        The indenture provides that we may not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other person, or, directly or indirectly, convey, transfer or lease all or substantially all our properties and assets to any person, unless:

  •
  the person formed by or continuing from such consolidation or amalgamation or into which we are merged or with which we enter into such statutory arrangement or the person which acquires or leases all or substantially all of our properties and assets is organized and existing under the laws of the

    United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof or any member nation of the Organization for Economic Co-Operation and Development;

  •
  the successor person expressly assumes or assumes by operation of law all of our obligations under the New Notes and under the indenture;

  •
  immediately before and after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, will have happened and be continuing; and

  •
  certain other conditions are met.

        If, as a result of any such transaction, any of our Principal Properties become subject to a Lien, then, unless such Lien could be created pursuant to the indenture provisions described under "— Limitation on Liens" above without equally and ratably securing the New Notes, we, simultaneously with or prior to such transaction, will cause the New Notes to be secured equally and ratably with or prior to the Indebtedness secured by such Lien.

Payment of Additional Amounts

        All payments made by us, a guarantor or on our or their behalf under or with respect to the New Notes or the guarantees will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively "Taxes") imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any other authority or agency in or outside of Canada having power to tax (each a "Relevant Taxing Jurisdiction"), unless we or the guarantors are required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the Relevant Taxing Jurisdiction.

        If any amount for or on account of such Taxes is required by any Relevant Taxing Jurisdiction to be withheld or deducted from any payment made under or with respect to the New Notes or a guarantee, we will pay to each holder of New Notes as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

  (1)
  any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction other than the receipt of such payment or the ownership or holding of or the execution, delivery, registration or enforcement of the New Notes or a guarantee;

  (2)
  any payment made by us or a guarantor under or with respect to the New Notes to a holder where such holder did not deal at arm's length with us (within the meaning of the Income Tax Act (Canada)) (the "Tax Act") at the time of the relevant payment;

  (3)
  any Taxes that are assessed or imposed by reason of the holder being a "specified shareholder," as defined in subsection 18(5) of the Tax Act, of the payer of the payments or not dealing at arm's length (within the meaning of the Tax Act) with a "specified shareholder" of such payer;

  (4)
  any estate, inheritance, gift, sales, excise, transfer, personal property Tax or similar Tax, assessment or governmental charge;

  (5)
  any Taxes that are payable otherwise than by deduction or withholding from a payment of principal, premium, interest, or Additional Amounts on the New Notes;

  (6)
  any Taxes that would not have been so imposed but for the presentation of the New Notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the holder thereof would have been entitled to Additional Amounts had the New Notes been presented for payment on the last date during such 30 day period;

  (7)
  any Taxes that would not have been so imposed or would have been imposed at a lower rate if the holder of the New Notes had provided to us any information, certification, documentation or evidence required under applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction for such Taxes not to be imposed or to be imposed at a lower rate (provided that such information, certification, documentation or evidence is required by the applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from or reduction in the requirement to deduct or withhold all or part of such Taxes and such information, certification, documentation or evidence is reasonably requested upon reasonable notice by the applicable payor);

  (8)
  any Taxes that were imposed on a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment, if the laws of the Relevant Taxing Jurisdiction require the payment to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder; or

  (9)
  any Taxes that would not have been so imposed but for any combination of the foregoing.

        In any event, no Additional Amounts will be payable under the provisions described above in respect of the New Notes or guarantees in excess of the Additional Amounts which would be required if, at all relevant times, the holder of the New Notes were a resident of the United States and a qualifying person for purposes of the Canada-U.S. Income Tax Convention (1980), as amended, including any protocols thereto. As a result of the limitation on the payment of Additional Amounts discussed in the preceding sentence, the Additional Amounts received by certain holders of the New Notes will be less than the amount of Taxes withheld or deducted, and, accordingly, the net amount received by such holders will be less than the amount such holders would have received had there been no such withholding or deduction in respect of Taxes.

        We will (i) make such withholding or deduction of Taxes as is required under applicable law or the interpretation or administration thereof by the Relevant Taxing Jurisdiction, (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law and (iii) furnish to the trustee and the securities administrator reasonable evidence of the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes.

        If we or the guarantors are obligated to pay Additional Amounts with respect to any payment under or with respect to the New Notes or a guarantee, we will deliver to the trustee and the securities administrator, as the paying agent, an officers' certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the payment of such Additional Amounts to holders of the New Notes on the payment date. Each such officers' certificate shall be relied upon until receipt of a new officers' certificate addressing such matters. To the extent permitted by law, neither the trustee nor the securities administrator shall have any obligation to determine or obtain knowledge of when Additional Amounts are paid or owed.

        Wherever in the indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the New Notes, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Tax Redemption

        The New Notes will be subject to redemption at any time, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described below, if we determine that:

  •
  as a result of (A) any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction, or (B) any change in the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction, which change or amendment is announced or becomes effective on or after June 25, 2014, we or a successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the New Notes; or

  •
  on or after June 25, 2014, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in a Relevant Taxing Jurisdiction, including any of those actions specified in the first bullet, whether or not such action was taken or such decision was rendered with respect to us or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of our legal counsel, will result in our, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the New Notes;

in any such case, we, in our business judgment, determine that the payment of Additional Amounts cannot be avoided by the use of reasonable measures available to us (which shall not include the substitution of an obligor in respect of the New Notes).

        In the event that we elect to redeem the New Notes pursuant to the provisions set forth in the preceding paragraph, we will deliver to the trustee and the securities administrator an officers' certificate stating that we are entitled to redeem the New Notes pursuant to their terms.

        Notice of intention to redeem the New Notes as provided above will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

Provision of Financial Information

        We will file with the trustee, within 30 days after such reports or information are filed with the Commission, copies, which may be in electronic format, of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which we file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and do not otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee and the securities administrator (i) within 90 days of the end of each fiscal year, audited consolidated financial statements of the Company for the preceding fiscal year, and a corresponding management's discussion and analysis of such audited consolidated financial statements and (ii) within 60 days of the end of the first three fiscal quarters of each fiscal year, unaudited financial statements of the Company for the preceding fiscal quarter, and a corresponding management's discussion and analysis of such unaudited consolidated financial statements. Any documents filed by us with the Commission via the Commission's EDGAR system will be deemed filed with the trustee and the securities administrator as of the time such documents are filed via the Commission's EDGAR system. Neither the trustee nor the securities administrator will have any duty to monitor any filings made with the Commission's EDGAR system.

Events of Default

        Each of the following constitute events of default under the indenture with respect to the New Notes:

  •
  default in the payment of the principal of the New Notes when it becomes due and payable;

  •
  default in the payment of any interest on the New Notes when such interest becomes due and payable, and such default is continued for 30 days;

  •
  default in the performance, or breach, of any other covenant of Yamana in the indenture for the benefit of holders of the New Notes, and such default or breach is continued for 60 days after written notice to us as provided in the indenture;

  •
  default by Yamana or any guarantor in the payment of indebtedness of $100,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or default under indebtedness of Yamana or any guarantor of $100,000,000 or more in principal amount resulting in acceleration of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

  •
  certain events of bankruptcy, insolvency or reorganization occur involving Yamana or any guarantor; and

  •
  a guarantee of a Restricted Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid or such Restricted Subsidiary denies its liability under such guarantee (other than by reason of release of the Restricted Subsidiary in accordance with the terms of the indenture).

        If an acceleration is in an amount less than $100,000,000 of any of our Indebtedness or that of any guarantor, the holders of the New Notes will not have the right to accelerate the maturity of their New Notes even though in some such cases other creditors may have that right.

        Subject to certain exceptions, the indenture provides that the trustee must give notice of a default of which it has actual knowledge to the registered holders of the New Notes within 90 days of occurrence.

        If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on the New Notes will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for the New Notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding New Notes may declare the principal of and all accrued and unpaid interest on the New Notes immediately due and payable. The holders of a majority in principal amount of the outstanding New Notes may in some cases rescind this accelerated payment requirement.

        A holder of New Notes may pursue any remedy under the indenture only if:

  •
  such holder gives the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in principal amount of the outstanding New Notes make a written request to the trustee to pursue the remedy;

  •
  such holder offers to the trustee indemnity or security satisfactory to the trustee;

  •
  the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the outstanding New Notes do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of the New Notes to sue for enforcement of any overdue payment.

        Subject to certain limitations, conditions and restrictions, the holders of a majority in principal amount of the outstanding New Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee with respect to the New Notes. The trustee, however, may refuse to follow any such direction that conflicts with law or the indenture. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

        The indenture requires us to deliver each year to the trustee and the securities administrator a written statement as to our compliance with the covenants contained in the indenture.

Trustee

        If an event of default occurs under the indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person's own affairs. If an event of default occurs and is continuing under the indenture, the trustee will become obligated to exercise any of its powers under the indenture at the written request of any of the holders of the New Notes only after such holders have offered the trustee indemnity and/or security satisfactory to it.

        The indenture contains limitations on the right of the trustee, if it becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Securities Administrator

        The rights, privileges, protections, immunities and benefits given to the trustee, including, without limitation, its right to be compensated and indemnified, are extended to, and shall, to the extent they are applicable to the securities administrator in the performance of its respective capacities provided for in the indenture, be enforceable by the securities administrator, in each of its respective capacities hereunder, including its capacity as paying agent, registrar and authenticating agent.

Modification and Waiver

        The indenture may be amended or supplemented or any provision of the indenture may be waived without the consent of any holders of the New Notes, in certain circumstances, including:

  •
  to provide for the assumption of our obligations under the indenture by a successor;

  •
  to add covenants that would benefit the holders of the New Notes or to surrender any rights we have under the indenture;

  •
  to add events of default with respect to the New Notes;

  •
  to provide for uncertificated New Notes in addition to or in place of certificated New Notes or to provide for bearer New Notes;

  •
  to make any change that does not adversely affect the New Notes in any material respect; provided, that any change made solely to conform the provisions of the indenture to this Description of Notes will be deemed not to adversely affect the New Notes in any material respect, as provided in an officers' certificate;

  •
  to provide any security for, any guarantees of or any additional obligors on the New Notes;

  •
  to provide for the appointment of a successor trustee or securities administrator;

  •
  to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act; and

  •
  to cure any ambiguity, omission, defect or inconsistency.

        The indenture may be amended or supplemented with the consent of the holders of a majority in the aggregate principal amount of the outstanding New Notes. Without the consent of each holder of New Notes, however, no modification to the indenture may:

  •
  change the stated maturity of the principal of, or any installment of interest or additional amounts on, the New Notes;

  •
  reduce the principal of the New Notes or any premium payable on the redemption of the New Notes or reduce the amount of any installment of interest or additional amounts payable on the New Notes;

  •
  change the place of payment or make payments on the New Notes payable in currency other than as originally stated in the New Notes;

  •
  impair the holder's right to institute suit for the enforcement of any payment on the New Notes;

  •
  reduce the amount of New Notes whose holders must consent to an amendment, supplement or waiver; or

  •
  make any change in the percentage of principal amount of New Notes necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification.

        The holders of a majority in principal amount of the New Notes may waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding New Notes may waive any past default under the indenture with respect to the New Notes, except a default in the payment of the principal of (or premium, if any) and interest, if any, on the New Notes or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each note.

Defeasance and Covenant Defeasance

        The indenture provides that, at our option, we will be discharged from any and all obligations in respect of the New Notes and the related guarantees upon irrevocable deposit with the trustee or the securities administrator, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of financial advisers or independent chartered accountants as evidenced by a certificate of officers of Yamana delivered to the trustee and the securities administrator to pay the principal of and interest, if any, on the New Notes (hereinafter referred to as a "defeasance") (except with respect to the authentication, transfer, exchange or replacement of the New Notes or the maintenance of a place of payment and certain other obligations set forth in the indenture). Such trust may only be established if, among other things:

  •
  we have delivered to the trustee and the securities administrator an opinion of counsel in the United States stating that (i) we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the New Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

  •
  we have delivered to the trustee and the securities administrator an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the New Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the New Notes include holders who are not resident in Canada);

  •
  no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default with respect to the New Notes will have occurred and be continuing on the date of such deposit;

  •
  we are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

  •
  other customary conditions precedent are satisfied.

        We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option described in the following paragraph if we meet the conditions described in the preceding paragraph at the time we exercise the defeasance option.

        The indenture provides that, at our option, unless and until we have exercised our defeasance option described above with respect to the New Notes, we and the guarantors may omit to comply with the covenants described under "— Certain Covenants — Limitation on Liens," certain aspects of the covenant described under "— Certain Covenants — Consolidation, Amalgamation, Merger and Sale of Assets" and "— Guarantees" and certain other covenants, and such omission will not be deemed to be an event of default under the indenture and the New Notes upon irrevocable deposit with the trustee or the securities administrator, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of financial advisers or independent chartered accountants as evidenced by a certificate of officers of Yamana delivered to the trustee and the securities administrator to pay the principal of (and premium, if any) and interest, if any, on the New Notes (hereinafter referred to as "covenant defeasance"). If we exercise our covenant defeasance option, the obligations under the indenture other than with respect to such covenants and the events of default other than with respect to such covenants will remain in full force and effect. Such trust may only be established if, among other things:

  •
  we have delivered to the trustee and the securities administrator an opinion of counsel in the United States to the effect that the holders of the New Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  •
  we have delivered to the trustee and the securities administrator an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the New Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such covenant defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such covenant defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the New Notes include holders who are not resident in Canada);

  •
  no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default with respect to the New Notes will have occurred and be continuing on the date of such deposit;

  •
  we are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

  •
  other customary conditions precedent are satisfied.

Discharge of the Indenture

        We may satisfy and discharge our obligations under the indenture with respect to the New Notes and the related guarantees by delivering to the securities administrator for cancellation all the New Notes or by depositing with the trustee or the securities administrator, as the paying agent, after the New Notes have become due and payable or will become due and payable within one year, whether at stated maturity, on any redemption date or otherwise, cash sufficient to pay all of the New Notes and pay all other sums payable under the indenture by us.

Governing Law

        The indenture is and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Consent to Service

        Under the indenture, the company and each guarantor that is not organized in the United States has irrevocably appointed CT Corporation System, 111-8th Avenue, New York, New York 10011-5201, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the New Notes or the related guarantees that may be instituted in any federal or New York state court located in the Borough of Manhattan, in The City of New York, or brought by the trustee or the securities administrator (whether in its individual capacity or in its capacity as trustee or securities administrator, as applicable, under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

        We are incorporated under and governed by the laws of Canada. All of our and the guarantors' assets are located outside the United States and most of our directors and officers and some of the experts named in this prospectus are not residents of the United States and a substantial portion of their respective assets are located outside the United States. As a result, it may be difficult for you to effect service within the United States upon us and upon those directors, officers and experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers or experts under the United States federal securities laws. We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that there is doubt as to the enforceability in Canada against us or against our directors, officers and experts who are not residents of the United States by a court in original actions, or in actions to enforce judgments obtained in United States courts, of civil liabilities predicated upon United States federal securities laws.

Book-Entry Procedures for the Global Notes

        Except as described below, we will initially issue the New Notes in the form of one or more registered New Notes in global form without coupons. We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, The Depository Trust Company ("DTC") in New York, New York, and register the New Notes in the name of DTC or its nominee, or will leave these notes in the custody of the trustee.

  DTC Procedures

        For your convenience, we are providing you with a description of the operations and procedures of DTC, the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream"). These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters.

        DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book-entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to DTC's system is also indirectly available to other entities that clear through or maintain a direct or indirect custodial relationship with a direct participant. DTC may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of DTC.

        DTC has also advised us that, in accordance with its procedures, upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants.

        DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

        Investors in the global notes may hold their interests in the notes directly through DTC if they are direct participants in DTC or indirectly through organizations that are direct participants in DTC. Investors in the global notes may also hold their interests in the notes through Euroclear and Clearstream if they are direct participants in those systems or indirectly through organizations that are participants in those systems. Euroclear and Clearstream will hold omnibus positions in the global notes on behalf of the Euroclear participants and the Clearstream participants, respectively, through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositories. These depositories, in turn, will hold these positions in their names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems.

        The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in DTC or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

        Except as described below, owners of interests in the global notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or holders of these New Notes under the indenture for any purpose.

        Payments with respect to the principal of and interest on any New Notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture. Under the terms of the indenture, we, the trustee and the securities adminsitrator will treat the persons in whose names the New Notes are registered, including New Notes represented by global notes, as the owners of the New Notes for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indenture. Consequently, none of Yamana, the securities administrator, the trustee or any of our agents, the trustee's agents or the securities administrator's agents has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any direct or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC's records or any direct or indirect participant's records relating to the beneficial ownership interests in any global note; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its direct or indirect participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reason to believe that it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants and will not be the responsibility of DTC, the trustee, the securities administrator or us.

        Neither we nor the trustee will be liable for any delay by DTC or any direct or indirect participant in identifying the beneficial owners of the New Notes, and both we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given that direction. However, if there is an event of default with respect to the New Notes, DTC reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

        Although DTC, Euroclear and Clearstream have agreed to these procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures and may discontinue them at any time. None of Yamana, the trustee, the securities adminsitrator or any of our or the trustee's or securities administrator's respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchanges of Book-Entry Notes for Certificated Notes

        A global note will be exchangeable for definitive notes in registered certificated form if:

  (1)
  DTC notifies us that it is unwilling or unable to continue as depository for the global notes or has ceased to be a clearing agency registered under the Exchange Act and, in each case, we fail to appoint a successor depository within 120 days;

  (2)
  we are required by law to exchange global notes for definitive notes and we deliver a written notice to the trustee to such effect; or

  (3)
  there shall have occurred and be continuing an Event of Default with respect to the notes.

        In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of DTC, in accordance with its customary procedures.

  Exchange of Certificated Notes for Book-Entry Notes

        Initial Notes issued in certificated form may be exchanged for beneficial interests in the global note.

  Same Day Settlement

        We expect that the interests in the global notes will be eligible to trade in DTC's Same-Day Funds Settlement System. As a result, secondary market trading activity in these interests will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

  Payment

        Payment of principal, interest and premium, if any, shall be made to the Holders of global notes through DTC in accordance with DTC's applicable procedures, as described above. Payment of principal, interest and premium, if any, shall be made to Holders of certificated notes by wire transfer of immediately available funds to the accounts specified by the Holders of the certificated notes or, if no such account is specified, by mailing a check to each such Holder's registered address.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of certain U.S. federal income tax consequences relevant to the exchange or Initial Notes for New Notes pursuant to the exchange offer and the ownership and disposition of the New Notes acquired by a U.S. Holder (as defined below) pursuant to the exchange offering. This discussion is not a complete analysis or description of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules. In particular, the information set out below deals only with holders that will hold the New Notes as capital assets for U.S. federal income tax purposes (generally, property held for investment). In addition, this discussion does not address the tax treatment of special classes of holders, such as banks, financial institutions, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities (or investors in such entities), tax-exempt entities, insurance companies, persons holding the New Notes as part of a hedging, integrated or conversion transaction, constructive sale or "straddle," U.S. expatriates, persons subject to the alternative minimum tax, persons having a functional currency other than the U.S. dollar, dealers or traders in securities or currencies and traders in securities that elect to use the mark-to-market method of accounting for their securities.

        This summary does not address U.S. federal estate and gift tax consequences, any application of the Foreign Account Tax Compliance Act or tax consequences under any state, local or non-U.S. laws.

        The following discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code, U.S. judicial decisions and administrative pronouncements. All of the preceding authorities are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences described below. As a result, there can be no assurance that the IRS will not challenge any of the conclusions we have reached and described herein or that a U.S. court will not sustain such challenge.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of notes that is (1) an individual who is a citizen or a resident alien of the United States for U.S. federal income tax purposes, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust, or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        If a partnership or other pass-through entity holds the New Notes, the tax treatment of a partner or other owner of the partnership or pass-through entity will generally depend upon the status of the partner or other owner and the activities of the entity. If you are a partner or other owner of a partnership or other pass-through entity that is considering holding New Notes, you should consult your tax advisor regarding the tax consequences of acquiring, owning and disposing of notes.

        We urge holders to consult their own tax advisors regarding the application of U.S. federal, state and local tax laws, as well as any applicable foreign tax laws, to their particular situation.

The Exchange Offer

        Exchanging the Initial Notes for New Notes will not be treated as a taxable exchange for U.S. federal income tax purposes. Consequently, U.S. Holders will not recognize gain or loss upon receipt of the New Notes. The holding period for the New Notes will include the holding period of the Initial Notes and the initial basis in the New Notes will be the same as the adjusted basis in the Initial Notes.

Additional Payments

        In certain circumstances (see "Description of the Notes — Optional Redemption," "Description of the Notes — Change of Control Repurchase Event" and "Description of the Notes — Payment of Additional

Amounts"), we may be obligated to pay amounts in excess of stated interest or principal on the New Notes. It is possible that our obligation to make additional payments on the New Notes could implicate the provisions of Treasury regulations relating to "contingent payment debt instruments." We believe that as of the issue date the likelihood that we will be obligated to make any such payments on the New Notes is remote, and thus, that the New Notes should not be treated as contingent payment debt instruments. Our determination that these contingencies are remote is binding on a U.S. Holder unless the holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, the tax consequences to a U.S. Holder could differ from those discussed herein. The following discussion assumes that the Company's determination that the contingencies are remote is correct. U.S. Holders are urged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the New Notes.

Payments of Interest

        Each payment of interest on the New Notes will be taxable as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. In addition to interest on the New Notes, you will be required to include in income any additional amounts paid in respect of foreign taxes withheld. You may be entitled to deduct or credit these taxes subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). Interest paid on the New Notes will be income from sources outside the United States for purposes of computing the foreign tax credit allowable to a U.S. Holder. Interest income on the New Notes generally will be considered "passive category income" for United States foreign tax credit purposes. The rules governing the foreign tax credit are complex, and you should consult your tax advisor regarding the availability of the credit under your particular circumstances.

Market Discount and Bond Premium

        Market Discount.    If a U.S. Holder purchased the Initial Notes (which will be exchanged for the New Notes pursuant to the exchange offer) for an amount that is less than their "revised issue price," the amount of the difference should be treated as market discount for U.S. federal income tax purposes. Any market discount applicable to the Initial Notes should carry over to the New Notes received in exchange therefor. The amount of any market discount will be treated as de minimis and disregarded if it is less than one-quarter of one percent of the revised issue price of the Initial Notes, multiplied by the number of complete years to maturity. For this purpose, the "revised issue price" of the Initial Notes equals the issue price of the Initial Notes (without regard to the amortization of any acquisition premium). Although the Code does not expressly so provide, the revised issue price of the Initial Notes is decreased by the amount of any payments previously made on the Initial Notes (other than payments of qualified stated interest). The rules described below do not apply to a U.S. Holder if such holder purchased the Initial Notes that has de minimis market discount.

        Under the market discount rules, a U.S. Holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, the New Notes as ordinary income to the extent of any accrued market discount (on the Initial Notes or the New Notes) that has not previously been included in income. If a U.S. Holder disposes of the New Notes in an otherwise nontaxable transaction (other than certain specified nonrecognition transactions), such holder will be required to include any accrued market discount as ordinary income as if such holder had sold the New Notes at their then fair market value. In addition, such holder may be required to defer, until the maturity of the New Notes or their earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Initial Notes or the New Notes received in exchange therefor.

        Market discount accrues ratably during the period from the date on which such holder acquired the Initial Notes through the maturity date of the New Notes (for which the Initial Notes were exchanged), unless such holder makes an irrevocable election to accrue market discount under a constant yield method. Such holder may elect to include market discount in income currently as it accrues (either ratably or under the constant-yield method), in which case the rule described above regarding deferral of interest deductions will not apply. If such holder elects to include market discount in income currently, such holder's adjusted basis in the New Notes will be increased by any market discount included in income. An election to include market discount currently will apply to all market discount obligations acquired during or after the first taxable year in which the election is made, and the election may not be revoked without the consent of the IRS.

        Bond Premium.    If a U.S. Holder purchased the Initial Notes (which will be exchanged for the New Notes pursuant to the exchange offer) for an amount in excess of their principal amount, the excess will be treated as bond premium. Any bond premium applicable to the Initial Notes should carry over to the New Notes received in exchange therefor. Such holder may elect to amortize bond premium over the remaining term of the New Notes on a constant yield method. In such case, such holder will reduce the amount required to be included in income each year with respect to interest on such holder's New Notes by the amount of amortizable bond premium allocable to that year. The election, once made, is irrevocable without the consent of the IRS and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired. If such holder elected to amortize bond premium on the Initial Notes, such election should carry over to the New Notes received in exchange therefor. If such holder does not make this election, such holder will be required to include in gross income the full amount of interest on the New Notes in accordance with such holder's regular method of tax accounting, and will include the premium in such holder's tax basis for the New Notes for purposes of computing the amount of such holder's gain or loss recognized on the taxable disposition of the New Notes. U.S. Holders should consult their own tax advisors concerning the computation and amortization of any bond premium on the New Notes.

Sale, Exchange or Retirement of the New Notes

        Subject to the market discount rules discussed above, upon the sale, exchange, retirement or other taxable disposition of the New Notes, a U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between (i) the amount of cash plus the fair market value of any property received (other than any amount received that is attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income) and (ii) such holder's adjusted tax basis in the New Notes at the time of sale, exchange, retirement or other taxable disposition. A U.S. Holder's adjusted tax basis in the New Note generally will be the amount that such holder paid therefor, increased by any market discount previously included in gross income and reduced (but not below zero) by amortized bond premium and the amount of any payment on the New Notes other than payment of qualified stated interest.

        Any capital gain or loss will be long-term capital gain or loss if at the time of the sale, exchange, retirement or other taxable disposition of the New Notes, the U.S. Holder held the New Notes for more than one year. Long-term capital gain of non-corporate U.S. Holders, including individual U.S. Holders, is generally taxed at reduced rates. The deductibility of capital losses is subject to limitations. The gain or loss will generally be treated as U.S. source gain or loss.

Additional Tax on Passive Income

        U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds, are required to pay an additional 3.8 percent tax on, among other things, interest income and capital gains from the sale or other disposition of New Notes, subject to certain limitations and exceptions. U.S. Holders are urged to consult their tax advisors regarding the applicability of this tax to any of on their income or gains in respect of the New Notes.

Information Reporting and Backup Withholding

        In general, information reporting requirements apply to certain payments to U.S. Holders of principal of, and interest on the New Notes and the receipt of proceeds on the sale or other disposition (including a retirement or redemption) of the New Notes before maturity, in each case, when made within the United States or through certain U.S. intermediaries. Additionally, if a U.S. Holder fails (i) to furnish its taxpayer identification number, (ii) to certify that such number is correct, (iii) to certify that such U.S. Holder is not subject to backup withholding, or (iv) to otherwise comply with the applicable requirements of the backup withholding rules, such U.S. Holder may be subject to backup withholding.

        Certain U.S. Holders, including corporations, are generally not subject to backup withholding and information reporting requirements provided their exemption from backup withholding and information reporting is properly established. Backup withholding is not an additional tax. Any amounts withheld from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is furnished to the IRS in a timely manner. You should consult your tax advisor regarding the application of backup withholding, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

        Certain U.S. Holders who are individuals are required to report information relating to an interest the New Notes, subject to certain exceptions (including an exception for New Notes held in accounts maintained by certain financial institutions). U.S. Holders are urged to consult their tax advisors regarding their reporting requirements.

 CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes the principal Canadian federal income tax considerations generally applicable to a holder of Initial Notes who acquires, as a beneficial owner, New Notes, including entitlement to all payments thereunder, pursuant to this prospectus in exchange for, and evidencing the same continuing indebtedness as, the Initial Notes and who, at all relevant times, for purposes of the Income Tax Act (Canada) (the "Tax Act"), (i) is not, and is not deemed to be, resident in Canada, (ii) deals at arm's length with Yamana, any guarantor and any transferee resident (or deemed to be resident) in Canada to whom the holder disposes of the New Notes, (iii) is not a, and deals at arm's length with any, "specified shareholder" of Yamana for purposes of the thin capitalization rules in the Tax Act and (iv) does not use or hold the New Notes in a business carried on in Canada (a "Holder"). A "specified shareholder" for purposes of the thin capitalization rules generally includes a person who (together with persons not dealing at arm's length) owns or has the right to acquire or control 25% or more of the shares of Yamana on a votes or fair market value basis. Special rules, which are not discussed in this summary, may apply to a non-resident that is an authorized foreign bank or an insurer carrying on business in Canada and elsewhere.

        This summary is based on the current provisions of the Tax Act, the regulations thereunder and the current administrative policies of the Canada Revenue Agency (the "CRA") published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may be different from those discussed herein.

        This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective holders of New Notes should consult their own tax advisors having regard to their own particular circumstances.

The Exchange Offer

        The exchange of Initial Notes for New Notes pursuant to the terms set forth in this prospectus should not constitute a disposition and should not give rise to a capital gain or a capital loss for purposes of the Tax Act.

Taxation of Principal and Interest on New Notes

        No Canadian withholding tax will apply to interest, principal or premium, if any, paid or credited to a Holder by Yamana or to the proceeds received by a Holder on the disposition of a New Note including a redemption, payment on maturity, repurchase or purchase for cancellation.

        No other tax on income or gains will be payable by a Holder on interest, principal or premium, if any, on a New Note or on the proceeds received by a Holder on the disposition of a New Note including a redemption, payment on maturity, repurchase or purchase for cancellation.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Initial Notes where the Initial Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, until the earlier of the expiration of 180 days after the exchange offer or such time as such broker-dealers no longer own any Initial Notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer or such time as the broker-dealers no longer own any Initial Notes, whichever is shorter, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that is entitled to use such documents that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 EXPERTS

        Our auditors are Deloitte LLP, independent registered public accounting firm, Vancouver, Canada. Our consolidated financial statements as of December 31, 2013 and December 31, 2012 included in this prospectus have been audited by Deloitte LLP, as indicated in the report of the independent registered public accounting firm dated February 18, 2014 (except as to note 35, which is as of October 6, 2014), which is also included in this prospectus. Deloitte LLP are independent of us within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and the applicable rules and standards of the Public Company Accounting Oversight Board (United States) and the securities laws and regulations administered by the Commission.

        The consolidated financial statements of Osisko as of December 31, 2013 and 2012 and for each of the years in the two-year period ended December 31, 2013, have been so incorporated by reference and included as an exhibit to this prospectus, in reliance on the report of PricewaterhouseCoopers LLP, independent auditor, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF QUALIFIED PERSONS

        The following are the technical reports prepared in accordance with NI 43-101 from which certain technical information relating to our mineral projects contained or incorporated by reference in this prospectus has been derived, as well as the qualified persons involved in preparing such reports, and details of certain technical information relating to our material mineral projects contained or incorporated by reference in this prospectus which have been reviewed and approved by qualified persons.

        Chapada Mine — "Technical Report on the Chapada Mine, Brazil" dated July 31, 2014, prepared by or under the supervision of Wayne W. Valliant, P. Geo., and Robert L. Michaud, P. Eng., of RPA, who are qualified persons pursuant to NI 43-101.

        El Peñón Mine — "Technical Report on the El Peñón Mine, Northern Chile" dated December 7, 2010, prepared by or under the supervision of Stuart E. Collins, P.E., and Chester M. Moore, P. Eng., of RPA and Kevin C. Scott, P. Eng., formerly with RPA, who are qualified persons pursuant to NI 43-101. The technical information set forth under the heading "Business — Material Mineral Properties — El Peñón Mine — Current Exploration and Development" of the Yamana AIF has been reviewed and approved by William Wulftange, P. Geo, Senior Vice President, Exploration of the Company, a qualified person pursuant to NI 43-101.

        Mercedes Mine — "Technical Report on the Mercedes Gold-Silver Mine, Sonora State, Mexico" dated February 25, 2014, updated as of May 31, 2014, prepared by or under the supervision of R. Dennis Bergen, P. Eng., and Chester M. Moore, P. Eng., of RPA, who are qualified persons pursuant to NI 43-101.

        Gualcamayo Mine — "Technical Report for Gualcamayo Project, San Juan, Argentina, Report for NI 43-101 pursuant to National Instrument 43-101 of the Canadian Securities Administrators" dated March 25, 2011, prepared by or under the supervision of Guillermo Bagioli, MAusIMM, of Metálica Consultores S.A. ("Metálica"), Marcelo Trujillo, formerly of Metálica, Alvaro Vergara, MAusIMM, of Metálica, Emerson Ricardo Re, MSc, MAusIMM, Corporate Manager R&R, Yamana, Marcos Eduardo Valencia Araya, P. Geo., Regional Resource Estimation Manager, Andes Exploration, Yamana and Renato Petter, P. Eng., who are qualified persons pursuant to NI 43-101. The technical information set forth under the heading "Business — Material Mineral Properties — Gualcamayo Mine — Current Exploration and Development" of the Yamana AIF has been reviewed and approved by William Wulftange, P. Geo, Senior Vice President, Exploration of the Company, a qualified person pursuant to NI 43-101.

        Jacobina Mining Complex — "Technical Report on the Jacobina Mine Complex, Bahia State, Brazil" dated February 28, 2014 prepared by or under the supervision of Normand Lecuyer, P.Eng., and Chester M. Moore, P.Eng., of RPA, who are qualified persons pursuant to NI 43-101. The technical information set forth under the heading "Description of the Business — Material Mineral Properties — Jacobina Mining Complex — Current Exploration and Development" of the Yamana AIF has been reviewed and approved by William Wulftange, P.Geo, Senior Vice President, Exploration of the Company, a qualified person pursuant to NI 43-101.

        Canadian Malartic Mine — "Technical Report on the Mineral Resource and Mineral Reserve Estimates for the Canadian Malartic Property" dated August 13, 2014, prepared by or under the supervision of Donald Gervais, P. Geo., Christian Roy, Eng., Alain Thibault, Eng., and Carl Pednault, Eng., of Canadian Malartic GP, and Daniel Doucet, Eng of Agnico Eagle, who are qualified persons pursuant to NI 43-101.

        Hammond Reef Property — "Preliminary Assessment of the Hammond Reef Gold Project, Atikokan, Ontario, Canada" dated November 27, 2009 prepared by or under the supervision of David W. Rennie, P.Eng., Richard J. Lambert, P.E., and Holger Krutzelmann, P.Eng., of RPA (formerly Scott Wilson Roscoe Postle Associates Inc.) and "Technical Report on the Hammond Reef Gold Property, Atikokan area, Ontario" dated December 20, 2011 (the "Hammond Reef Report"), prepared by or under the supervision of Damir Cukor, P. Geo., and Michel Dagbert, Eng., of SGS Canada Inc., and Louis-Pierre Gignac, Eng., of G Mining Services Inc., who are qualified persons pursuant to NI 43-101. Information of a scientific or technical nature regarding the Hammond Reef Property which has arisen since the Hammond Reef Report has been prepared under the supervision of Robert Wares, Hon. D.Sc., P. Geo. and Senior Vice President, Exploration and Resource Development of Osisko, a qualified person pursuant to NI 43-101.

        Upper Beaver Property — "Technical Report on the Upper Beaver Gold-Copper Project, Ontario, Canada" dated November 5, 2012 (the "Upper Beaver Report"), prepared by or under the supervision of Sébastien B. Bernier, P.Geo. and Glen Cole, P.Geo. of SRK Consulting (Canada) Inc., and Alfred S. Hayden, P. Eng., David Orava, M. Eng., P. Eng., James L. Pearson, P. Eng. and Eugene J. Puritch, P. Eng., of P&E Mining Consultants Inc., who are qualified persons pursuant to NI 43-101. Information of a scientific or technical nature regarding the Upper Beaver Property which has arisen since the Upper Beaver Report has been prepared under the supervision of Robert Wares, Hon. D.Sc., P. Geo. and Senior Vice President, Exploration and Resource Development of Osisko, a qualified person pursuant to NI 43-101.

        The following are the qualified persons responsible for the Mineral Resource and Mineral Reserve estimates for each of our mineral projects set out under the headings "Business — Mineral Projects — Summary of Mineral Reserve and Mineral Resource Estimates" and "Business — Material Mineral Properties — Chapada Mine — Mineral Resource and Mineral Reserve Estimates," of the Yamana AIF, as applicable.

Property	Qualified Persons for Mineral Reserves	Qualified Persons for Mineral Resources

Alumbrera	Julio Bruna Novillo, AusIMM, Member of CIM, Independent Consulting Geologist	Julio Bruna Novillo, AusIMM, Member of CIM, Independent Consulting Geologist

Amancaya	Not applicable	Chester M. Moore, P. Eng., Roscoe Postle Associates Inc.

Arco Sul	Not applicable	Emerson Ricardo Re, MSc, MAusIMM, Registered Member of Chilean Mining Commission, Corporate Manager R&R, Yamana Gold Inc.

C1 Santa Luz	Emerson Ricardo Re, MSc, MAusIMM, Registered Member of Chilean Mining Commission, Corporate Manager R&R, Yamana Gold Inc.	Emerson Ricardo Re, MSc, MAusIMM, Registered Member of Chilean Mining Commission, Corporate Manager R&R, Yamana Gold Inc.

Chapada	Robert Michaud, P. Eng., Roscoe Postle Associates Inc.	Wayne Valliant, P. Geo., Roscoe Postle Associates Inc.

Property	Qualified Persons for Mineral Reserves	Qualified Persons for Mineral Resources

Cerro Moro	Carlos Guzman, Mining Eng., Registered Member of Chilean Mining Commission, FAusIMM, Principal and Project Director, NCL Ingenieria y Construccion SpA	David (Ted) Coupland, BSc DipGeoSc CFSG ASIA MAusIMM (CP) MMICA, Director, Geological Consulting, Principal Geostatistician Cube Consulting Pty Ltd.

and

Marcos Valencia A. P. Geo., Registered Member of Chilean Mining Commission, Corporate Manager R&R, Andes/Mexico, Yamana Gold Inc.

El Peñón	Carlos Bottinelli Otárola, P. Eng., Registered Member of Chilean Mining Commission, Development Manager, Yamana Gold Inc.	Max Iribarren Parra, P. Geo., Registered Member of Chilean Mining Commission

and

Sebastián Ramírez Cuadra, P. Geo., Registered Member of Chilean Mining Commission,
Resources Geologist, Yamana Gold Inc.

Ernesto/Pau-a-Pique	Emerson Ricardo Re, MSc, MAusIMM, Registered Member of Chilean Mining Commission, Corporate Manager R&R, Yamana Gold Inc. (for Lavrinha and Ernesto Pit 1)

and

Marcelo Antonio Batelochi, P. Geo., MAusIMM (CP), Geologist Consultant (for Satellites (Nosde, Japones and Pombinhas))

and

Ricardo Miranda Díaz, P. Eng., Registered Member of Chilean Mining Commission, Corporate Technical Manager, Yamana Gold Inc. (for Pau a Pique)

and

Peter Mokos, B. Eng. (Mining), Dip. Eng. (Mining), MAusIMM (CP), RPEQ, Principal Mining Engineer, AMC Consultants Pty. Ltd. (for Ernesto Pit 2)	Emerson Ricardo Re, MSc, MAusIMM, Registered Member of Chilean Mining Commission, Corporate Manager R&R, Yamana Gold Inc. (for Pau a Pique and Lavrinha)

and

Marcelo Antonio Batelochi, P. Geo., MAusIMM (CP), Geologist Consultant (for Satellites (Nosde, Japones and Pombinhas))

and

Rodney Webster, B.Sc..(Applied Geology), MAusIMM, MAIG, Principal Geologist, AMC Consultants Pty. Ltd. (for Ernesto (Pits 1 and 2))

Fazenda Brasileiro	Emerson Ricardo Re, MSc, MAusIMM, Registered Member of Chilean Mining Commission, Corporate Manager R&R, Yamana Gold Inc.	Emerson Ricardo Re, MSc, MAusIMM, Registered Member of Chilean Mining Commission, Corporate Manager R&R, Yamana Gold Inc.

Property	Qualified Persons for Mineral Reserves	Qualified Persons for Mineral Resources

Gualcamayo	Ricardo Miranda Díaz, P. Eng., Registered Member of Chilean Mining Commission, Corporate Technical Manager, Yamana Gold Inc.	Marcos Valencia A. P. Geo., Registered Member of Chilean Mining Commission, Corporate Manager R&R, Andes/Mexico, Yamana Gold Inc.

Jacobina	Normand Lecuyer, B.Sc., P. Eng., Roscoe Postle Associates Inc.	Chester M. Moore, P. Eng., Roscoe Postle Associates Inc.

Jeronimo	Guillermo Bagioli Arce, MAusIMM, Registered Member of Chilean Mining Commission, Metálica Consultores S.A.	Dominique François-Bongarçon, Ph.D, FAusIMM, Agoratek International

La Pepa	Not applicable	Chester M. Moore, P. Eng., Roscoe Postle Associates Inc.

Lavra Velha	Not applicable	Marcelo Antonio Batelochi, P. Geo., MAusIMM (CP), Geologist Consultant

Mercedes	Dennis Bergen, P. Eng., Roscoe Postle Associates Inc.	Chester M. Moore, P. Eng., Roscoe Postle Associates Inc.

Minera Florida	Carlos Bottinelli Otárola, P. Eng. Registered Member of Chilean Mining Commission, Development Manager, Yamana Gold Inc.	Javier Suazo Guzmán, P. Geo., Registered Member of the Chilean Mining Commission, Resources Geologist, Yamana Gold Inc.

and

Dafne Herreros Van Norden, P. Geo., Registered Member of Chilean Mining Commission,
Resources Geologist, Yamana Gold Inc.

Pilar	Guillermo Bagioli, MAusIMM, Registered Member of Chilean Mining Commission, Metalica Consultores S.A. (for Jordino)

and

Emerson Ricardo Re, MSc, MAusIMM, Registered Member of Chilean Mining Commission, Corporate Manager R&R, Yamana Gold Inc. (for Jordino Extension)	Marco Antonio Alfaro Sironvalle, P. Eng., Ph.D. Eng., MAusIMM, Registered Member of Chilean Mining Commission (for Jordino)

and

Emerson Ricardo Re, MSc, MAusIMM, Registered Member of Chilean Mining Commission, Corporate Manager R&R, Yamana Gold Inc. (for Jordino Down Dip, Tres Buracos, HG and Ogo Extension and Maria Lazara)

Suyai	Not applicable	Robin J. Young, P. Geo., Western Services Engineering, Inc.

Agua Rica	Enrique Munoz Gonzalez, MAusIMM, Registered Member of Chilean Mining Commission	Evandro Cintra, Ph.D., P. Geo., Vice President, Operational Planning and Support, Yamana Gold Inc.

        The aforementioned firms or persons held either less than one percent or no securities of the Company or of any associate or affiliate of the Company when they prepared the reports or the Mineral Reserve estimates or the Mineral Resource estimates referred to, or following the preparation of such reports or data, and either did not receive any or received less than a one percent direct or indirect interest in any securities of the Company or of any associate or affiliate of the Company in connection with the preparation of such reports or data.

        None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently, or are expected to be elected, appointed or employed as, a director, officer or employee of the Company or of any associate or affiliate of the Company other than Carlos Bottinelli Otárola, Evandro Cintra, Dafne Herreros Van Norden, Ricardo Miranda Díaz, Sebastián Ramírez Cuadra, Emerson Ricardo Re, Javier Suazo Guzmán, Marcos Eduardo Valencia Araya and William Wulftange, who are all employed by Yamana.

 LEGAL MATTERS

        The validity of the New Notes will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, Toronto, Ontario. Certain legal matters will be passed upon for us by Pinheiro Neto Advogados, in respect of Brazilian law, Urenda Rencoret Orrego y Dörr Abogados, in respect of Chilean law, Hogan Lovells BSTL, in respect of Mexican law and Heussen B.V., in respect of Dutch law. Certain legal matters relating to Canadian and Ontario law will be passed upon for us by Cassels Brock & Blackwell LLP, Toronto, Ontario.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the Commission as part of the registration statement of which this prospectus is a part:

  •
  The documents listed as being incorporated by reference in this prospectus under the heading "Documents Incorporated by Reference";

  •
  The organizational documents of the guarantors;

  •
  The indenture relating to the Notes and the first supplemental indenture thereto;

  •
  The registration rights agreement relating to the Initial Notes;

  •
  Opinions and consents of counsel;

  •
  Consents of accountants and auditors of Yamana and Osisko;

  •
  Consents of qualified persons of Yamana and Osisko;

  •
  Powers of attorney (included on the signature pages of the initial filing of this registration statement);

  •
  The statement of eligibility of the trustee on Form T-1;

  •
  The form of letter of transmittal; and

  •
  The form of notice of guaranteed delivery.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

 MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL REPORTING

        The accompanying consolidated financial statements of Yamana Gold Inc. and all the information in this annual report are the responsibility of management and have been approved by the Board of Directors.

        The consolidated financial statements have been prepared by management on a going concern basis in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB"). When alternative accounting methods exist, management has chosen those it deems most appropriate in the circumstances. Financial statements are not exact since they include certain amounts based on estimates and judgements. Management has determined such amounts on a reasonable basis in order to ensure that the financial statements are presented fairly, in all material respects. Management has prepared the financial information presented elsewhere in the annual report and has ensured that it is consistent with that in the financial statements.

        Yamana Gold Inc. maintains systems of internal accounting and administrative controls in order to provide, on a reasonable basis, assurance that the financial information is relevant, reliable and accurate and that the Company's assets are appropriately accounted for and adequately safeguarded.

        The Board of Directors is responsible for ensuring that management fulfills its responsibilities for financial reporting and is ultimately responsible for reviewing and approving the financial statements. The Board carries out this responsibility principally through its Audit Committee.

        The Audit Committee is appointed by the Board, and all of its members are independent directors. The Committee meets at least four times a year with management, as well as the external auditors, to discuss internal controls over the financial reporting process, auditing matters and financial reporting issues, to satisfy itself that each party is properly discharging its responsibilities, and to review the quarterly and the annual reports, the financial statements and the external auditors' report. The Committee reports its findings to the Board for consideration when approving the financial statements for issuance to the shareholders. The Committee also considers, for review by the Board and approval by the shareholders, the engagement or reappointment of the external auditors. The consolidated financial statements have been audited by Deloitte LLP, Chartered Accountants, in accordance with Canadian generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (United States) on behalf of the shareholders. Deloitte LLP have full and free access to the Audit Committee.

"Peter Marrone"	"Charles B. Main"
Chairman and Chief Executive Officer	Executive Vice President, Finance and Chief Financial Officer

February 18, 2014 (except as to note 35, which is as of October 6, 2014)

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Yamana Gold Inc.

        We have audited the accompanying consolidated financial statements of Yamana Gold Inc. and subsidiaries (the "Company"), which comprise the consolidated statements of financial position as at December 31, 2013 and December 31, 2012, and the consolidated statement of operations, comprehensive income, changes in equity, and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Yamana Gold Inc. and subsidiaries as at December 31, 2013 and December 31, 2012, and their financial performance and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Other Matter

        We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company's internal control over financial reporting as of December 31, 2013, based on the criteria established in Internal Control-Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 18, 2014 expressed an unqualified opinion on the Company's internal control over financial reporting.

/s/ Deloitte LLP

Chartered Accountants
February 18, 2014 (except as to note 35, which is as of October 6, 2014)
Vancouver, Canada

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Yamana Gold Inc.

        We have audited the internal control over financial reporting of Yamana Gold Inc. and subsidiaries (the "Company") as of December 31, 2013, based on the criteria established in Internal Control-Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

        A company's internal control over financial reporting is a process designed by, or under the supervision of, the company's principal executive and principal financial officers, or persons performing similar functions, and effected by the company's board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with International Financial Reporting Standards, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on the criteria established in Internal Control-Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

        We have also audited, in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements as of and for the year ended December 31, 2013 of the Company and our report dated February 18, 2014 (except as to note 35, which is as of October 6, 2014) expressed an unqualified opinion on those financial statements.

/s/ Deloitte LLP

Chartered Accountants
February 18, 2014
Vancouver, Canada

YAMANA GOLD INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,

(In thousands of United States Dollars except for shares and per share amounts)	2013	2012
Revenue	$1,842,682	$2,336,762
Cost of sales excluding depletion, depreciation and amortization (Note 24)	(900,789)	(831,754)

Gross margin	941,893	1,505,008
Depletion, depreciation and amortization	(401,115)	(383,738)

Mine operating earnings	540,778	1,121,270
Expenses
General and administrative	(135,320)	(145,856)
Exploration and evaluation	(30,151)	(58,049)
Equity earnings from associate (Note 12)	(3,905)	50,642
Other operating expenses	(78,073)	(99,340)
Impairment of mining properties and goodwill (Notes 4, 11, 12 and 14)	(682,273)	—

Operating earnings	(388,944)	868,667
Finance income (Note 26)	25,086	4,079
Finance expense (Note 26)	(31,383)	(57,618)

Net finance expense	(6,297)	(53,539)
(Loss)/earnings before taxes	(395,241)	815,128

Income tax expense (Note 29)	(79,110)	(373,064)

Net (loss)/earnings	$(474,351)	$442,064

Attributable to:
Yamana Gold Inc. equity holders	$(446,247)	$442,064
Non-controlling interests	(28,104)	—

	$(474,351)	$442,064

Net (loss)/earnings per share attributable to Yamana Gold Inc. equity holders — basic and diluted	$(0.59)	$0.59
Weighted average number of shares outstanding (Note 20(b))
Basic	752,697	748,095
Diluted	752,697	749,591

The accompanying notes are an integral part of the consolidated financial statements.

YAMANA GOLD INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31,

(In thousands of United States Dollars)	2013	2012
Net (loss)/ earnings	$(474,351)	$442,064
Other comprehensive (loss)/income, net of taxes (Note 21(a))
Items that may be reclassified subsequently to profit or loss:
— Net change in unrealized gains on available-for-sale securities	365	15,736
— Net change in fair value of hedging instruments	(51,449)	(8,559)

Total other comprehensive (loss)/income	(51,084)	7,177

Total comprehensive (loss)/income	$(525,435)	$449,241

Attributable to:
Yamana Gold Inc. equity holders	$(497,331)	$449,241
Non-controlling interests	(28,104)	$—

The accompanying notes are an integral part of the consolidated financial statements.

YAMANA GOLD INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,

(In thousands of United States Dollars)	2013	2012
Operating activities
(Loss)/earnings before taxes	$(395,241)	$815,128
Adjustments to reconcile earnings before taxes to net operating cash flows:
Depletion, depreciation and amortization	401,115	383,738
Share-based payments (Note 22)	7,682	26,293
Decommissioning, restoration and similar liabilities paid (Note 19)	(4,289)	(3,239)
Equity earnings from associate (Note 12)	3,905	(50,642)
Finance income (Note 26)	(25,086)	(4,079)
Finance expense (Note 26)	31,383	57,618
Mark-to-market on sales of concentrate and price adjustments on unsettled invoices (Note 28(a))	3,124	(16,882)
Impairment of available-for-sale securities and other assets	75,304	73,859
Impairment of mineral properties (Notes 4, 11 and 12)	682,273	—
Other non-cash operating expenses	59,345	18,921
Cash distributions from associate (Note 12)	27,924	—
Income taxes paid	(159,578)	(255,769)

Cash flows from operating activities before non-cash working capital	707,861	1,044,946
Net change in non-cash working capital (Note 30(b))	(54,726)	113,111

Cash flows from operating activities	$653,135	$1,158,057

Investing activities
Acquisition of property, plant and equipment (Note 6)	$(1,047,526)	$(1,537,994)
Proceeds from option on mineral property	—	20,034
Proceeds on disposition of mineral interests	8,730	244
Acquisition of available-for-sale securities	(3,825)	(2,796)
Acquisition of other long-term assets	(50,269)	—
Interest income received	1,516	2,110
Other assets and investments	37,964	20,372

Cash flows used in investing activities	$(1,053,410)	$(1,498,030)

Financing activities
Issue of common shares upon exercise of options and warrants	$—	$8,972
Dividends paid (Note 20(c))	(196,199)	(168,244)
Interest and other finance expenses paid	(13,972)	(26,697)
Repayment of notes payable and long-term liabilities (Note 18)	(100,000)	(167,632)
Proceeds of notes payable and long-term liabilities	594,014	500,000

Cash flows from financing activities	$283,843	$146,399

Effect of foreign exchange on non-United States Dollar denominated cash and cash equivalents	(13,144)	(7,270)

(Decrease) increase in cash and cash equivalents	$(129,576)	$(200,844)
Cash and cash equivalents, beginning of year	$349,594	$550,438

Cash and cash equivalents, end of year	$220,018	$349,594

Cash and cash equivalents are comprised of the following:
Cash at bank	$218,565	$299,314
Bank term deposits	$1,453	$50,280

Total	$220,018	$349,594

Supplementary cash flow information (Note 30)

The accompanying notes are an integral part of the consolidated financial statements.

YAMANA GOLD INC.

CONSOLIDATED BALANCE SHEETS

As at December 31,

(In thousands of United States Dollars)	2013	2012
Assets
Current assets:
Cash and cash equivalents	$220,018	$349,594
Trade and other receivables (Note 7)	80,101	175,297
Inventories (Note 8)	229,225	230,216
Other financial assets (Note 9)	44,493	4,516
Other assets (Note 10)	144,626	164,530

	718,463	924,153
Non-current assets:
Property, plant and equipment (Note 11)	10,260,801	10,276,071
Investment in associate (Note 12)	117,915	219,744
Investments (Note 13)	9,122	20,480
Other financial assets (Note 9)	9,274	14,691
Deferred tax assets (Note 29(b))	121,599	124,843
Goodwill and intangibles (Note 14)	65,548	98,514
Other assets (Note 10)	107,995	121,667

Total assets	$11,410,717	$11,800,163

Liabilities
Current liabilities:
Trade and other payables (Note 15)	$456,893	$522,932
Income taxes payable	53,458	103,490
Other financial liabilities (Note 16)	94,926	13,790
Other provisions and liabilities (Note 17)	32,093	28,807

	637,370	669,019
Non-current liabilities:
Long-term debt (Note 18)	1,189,762	765,912
Decommissioning, restoration and similar liabilities (Note 19)	174,523	215,695
Deferred tax liabilities (Note 29(b))	2,024,541	2,072,741
Other financial liabilities (Note 16)	93,839	109,133
Other provisions and liabilities (Note 17)	132,577	105,785

Total liabilities	$4,252,612	$3,938,285

Equity
Share capital (Note 20)
Issued and outstanding 753,303,613 common shares (December 31, 2012 — 752,222,459 shares)	6,320,138	6,304,801
Reserves (Note 21(b))	(41,236)	7,261
Retained earnings	860,507	1,503,016

Equity attributable to Yamana shareholders	$7,139,409	$7,815,078
Non-controlling interest (Note 23)	18,696	46,800

Total equity	7,158,105	7,861,878

Total equity and liabilities	$11,410,717	$11,800,163

Contractual commitments and contingencies (Notes 32 and 33).

Approved by the Board

"Peter Marrone"	"Patrick Mars"
Director	Director

The accompanying notes are an integral part of the consolidated financial statements.

YAMANA GOLD INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the Years Ended December 31,

(In thousands of United States Dollars)	Share capital	Equity reserve	Hedging reserve	Available- for-sale reserve	Total reserves	Retained earnings	Equity attributable to Yamana shareholders	Non- controlling interest	Total equity
Balance at January 1, 2012	$6,209,136	$16,767	$(6,091)	$(15,956)	$(5,280)	$1,240,867	$7,444,723	$46,800	$7,491,523
Net earnings	—	—	—	—	—	442,064	442,064	—	442,064
Other comprehensive income, net of income tax (Note 21(a))	—	—	(8,559)	15,736	7,177	—	7,177	—	7,177
Transactions with owners
Exercise of stock options and share appreciation (Note 22(a))	11,346	(2,387)	—	—	(2,387)	—	8,959	—	8,959
Issued on vesting of restricted share units (Note 22(c))	9,923	(9,923)	—	—	(9,923)	—	—	—	—
Share options and restricted share units (Note 22(a)(c))	—	14,090	—	—	14,090	—	14,090	—	14,090
Issued on acquisition of mineral interest (Note 6(a))	74,396	3,584	—	—	3,584	—	77,980	—	77,980
Dividends (Note 20(c))	—	—	—	—	—	(179,915)	(179,915)	—	(179,915)

Balance at December 31, 2012	$6,304,801	$22,131	$(14,650)	$(220)	$7,261	$1,503,016	$7,815,078	$46,800	$7,861,878

Balance at January 1, 2013	$6,304,801	$22,131	$(14,650)	$(220)	$7,261	$1,503,016	$7,815,078	$46,800	$7,861,878
Net loss	—	—	—	—	—	(446,247)	(446,247)	(28,104)	(474,351)
Other comprehensive income, net of income tax (Note 21(a))	—	—	(51,449)	365	(51,084)	—	(51,084)	—	(51,084)
Transactions with owners
Exercise of stock options and share appreciation (Note 22(a))	140	(35)	—	—	(35)	—	105	—	105
Issued on vesting of restricted share units (Note 22(c))	15,197	(15,197)	—	—	(15,197)	—	—	—	—
Restricted share units (Note 22(a)(c))	—	17,819	—	—	17,819	—	17,819	—	17,819
Issued on acquisition of mineral interest (Note 6(a))	—	—	—	—	—	—	—	—	—
Dividends (Note 20(c))	—	—	—	—	—	(196,262)	(196,262)	—	(196,262)

Balance at December 31, 2013	$6,320,138	$24,718	$(66,099)	$145	$(41,236)	$860,507	$7,139,409	$18,696	$7,158,105

The accompanying notes are an integral part of the consolidated financial statements.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

1.     NATURE OF OPERATIONS

  Yamana Gold Inc. (the "Company" or "Yamana") is a Canadian-headquartered gold producer engaged in gold mining and related activities including exploration, extraction, processing and reclamation. The Company has significant precious metal properties and land positions throughout the Americas including in Brazil, Chile, Argentina and Mexico.

  The Company plans to continue to build on its current production base through existing operating mine expansions and development of new mines, advancement of its exploration properties and by targeting other gold consolidation opportunities with a primary focus in the Americas.

  Yamana Gold Inc. is a company domiciled in Canada. The address of the Company's registered office is 200 Bay Street, Suite 2200, RBC Plaza North Tower Toronto, Ontario, Canada, M5J 2J3. The Company is listed on the Toronto Stock Exchange (Symbol: YRI) and The New York Stock Exchange (Symbol: AUY). During the year, the Company delisted from The London Stock Exchange.

  The consolidated financial statements of the Company as at and for the years ended December 31, 2013 and December 31, 2012 comprise the Company, its subsidiaries (Note 34(a)) and the Company's interest in its associate Minera Alumbrera Ltd.

2.     BASIS OF CONSOLIDATION AND PRESENTATION

  (a)
  Statement of Compliance

    These consolidated financial statements of the Company, including comparatives, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS").

    These consolidated financial statements were authorized for issuance by the Board of Directors of the Company on February 18, 2014.

  (b)
  Basis of Preparation and Presentation

    The consolidated financial statements have been prepared on a going concern basis using historical cost except for the following items in the consolidated balance sheet which are measured at fair value:

    •
    Derivative financial instruments

    •
    Financial instruments at fair value through profit or loss

    •
    Available-for-sale financial assets

    •
    Liabilities for cash-settled share-based payment arrangements

    •
    Certain property, plant and equipment measured at recoverable amounts

    The consolidated financial statements are presented in United States Dollars, which is the Company's functional and presentation currency, and all values are rounded to the nearest thousand except where otherwise indicated.

  (c)
  Basis of Consolidation

    The financial statements of entities which are controlled by the Company through voting equity interests, referred to as subsidiaries, are consolidated. The Company's 56.7% interest in ADLF, is consolidated and the non-controlling interest of the Company's partner is recorded (Note 23). All inter-company transactions and balances, revenue and expenses are eliminated on consolidation.

    Joint ventures are those entities over whose activities the Company has joint control, established by contractual agreement. The consolidated financial statements include the Company's proportionate share of its 50% interest in Aguas Frias S.A's assets, liabilities, revenue and expenses with items of a similar nature on a line-by-line basis, from the date that joint control commences until the date that control ceases. A jointly controlled operation is a joint venture carried on by each venturer using its own assets in pursuit of the joint operations. The consolidated financial statements include the assets that the Company controls and the liabilities that it incurs in the course of pursuing the joint operation and the expenses that the Company incurs and its share of the income that it earns from the joint operation.

    An associate is an entity over which the Company's ownership and rights arising from its equity investment provide the Company with the ability to exercise significant influence and are accounted for using the equity method. The Company's investment in

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

2.     BASIS OF CONSOLIDATION AND PRESENTATION (Continued)

    Minera Alumbrera Ltd. ("Alumbrera"), which owns the Bajo de la Alumbrera Mine in Argentina, has been accounted for using the equity method. Profits are debited to the equity investment and cash distributions received are credited to the equity investment. Where the Company transacts with an associate of the Company, profits and losses are eliminated to the extent of the Company's interest in the associate. Balances outstanding between the Company and associate are not eliminated in the consolidated financial statements.

    The Company does not have any material off-balance sheet arrangements, except as noted in Note 32.

3.     SIGNIFICANT ACCOUNTING POLICIES

  The accounting policies summarized below have been applied consistently in all material respects in preparing the consolidated financial statements.

  (a)
  Foreign Currency Translation

    The Company's mining operations operate primarily within an economic environment where the functional currency is the United States Dollar. Transactions in foreign currencies are translated to functional currency at exchange rates in effect at the dates of the transactions. Monetary assets and liabilities of the Company's operations denominated in a currency other than the United States Dollar are translated into United States Dollars at the exchange rate prevailing as at the balance sheet date. Non-monetary assets and liabilities are translated at historical exchange rates prevailing at each transaction date. Revenue and expenses are translated at the average exchange rates prevailing during the year, with the exception of depletion, depreciation and amortization which is translated at historical exchange rates. Exchange gains and losses from translation are included in earnings. Foreign exchange gains and losses and interest and penalties related to tax, if any, are reported within the income tax expense line.

  (b)
  Cash and Cash Equivalents

    Cash and cash equivalents consist of cash on hand, cash on deposit with banks, banks term deposits and highly liquid short-term investments with terms of less than 90 days.

  (c)
  Inventories

    Inventories consisting of product inventories, work-in-process (metal-in-circuit and gold-in-process) and ore stockpiles are valued at the lower of the cost of production and net realizable value. Net realizable value is calculated as the difference between estimated costs to complete production into a saleable form and the estimated future precious metal price based on prevailing and long-term metal prices.

    The cost of production includes an appropriate proportion of depreciation and overhead. Work-in-process (metal-in-circuit and gold-in-process) represents inventories that are currently in the process of being converted to a saleable product. The assumptions used in the valuation of work-in-process inventories include estimates of metal contained and recoverable in the ore stacked on leach pads, the amount of metal stacked in the mill circuits that is expected to be recovered from the leach pads, the amount of gold in these mill circuits and an assumption of the precious metal price expected to be realized when the precious metal is recovered. If the cost of inventories is not recoverable due to decline in selling prices or the costs of completion or the estimated costs to be incurred to make the sale have increased, the Company would be required to write-down the recorded value of its work-in-process inventories to net realizable value.

    Ore in stockpiles is comprised of ore extracted from the mine and available for further processing. Costs are added to ore in stock piles at the current mining cost per tonne and removed at the accumulated average cost per tonne. Costs are added to ore on the heap leach pads based on current mining costs and removed from the heap leach pad as ounces are recovered in process at the plant based on the average cost per recoverable ounce on the heap leach pad. Although the quantities of recoverable gold placed on the heap leach pads are reconciled by comparing the grades of ore placed on the heap leach pads to the quantities of gold actually recovered, the nature of the leaching process inherently limits the ability to precisely monitor inventory levels. As such, engineering estimates are refined based on actual results over time. Variances between actual and estimated quantities resulting from changes in assumptions and estimates that do not result in write-downs to net realizable value are accounted for on a prospective basis. The ultimate recovery of gold from each heap leach pad will not be known until the leaching process is concluded.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

    Inventories of materials and supplies expected to be used in production are valued at the lower of cost and net realizable value. When the circumstances that previously caused inventories to be written down below cost no longer exist or when there is clear evidence of an increase in net realizable value because of changed economic circumstances, the amount of write-down is reversed up to the original write-down. Write-downs of inventory and reversals of write-downs are reported as a component of current period costs.

  (d)
  Property, Plant and Equipment

  i.
  Land, Building, Plant and Equipment

    Land, building, plant and equipment are recorded at cost, less accumulated depreciation and accumulated impairment losses. The cost is comprised of the asset's purchase price, any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and the estimated decommissioning and restoration costs associated with the asset.

    The depreciable amount of building, plant and equipment is recorded on a straight-line basis to the residual value of the asset over the lesser of mine life or estimated useful life of the asset. Each part of an item of building, plant and equipment with a cost that is significant in relation to the total cost of the item is depreciated separately if their useful lives differ. Useful lives of building, plant and equipment items range from two to fifteen years, but do not exceed the related estimated mine life based on proven and probable mineral reserves and the portion of mineral resources that management expects to become mineral reserves in the future and be economically extracted.

	Depreciation Method	Useful Life
Building	Straight Line	4 to 15 years
Machinery and equipment	Straight Line	2 to 7 years
Vehicles	Straight Line	3 to 5 years
Furniture and office equipment	Straight Line	2 to 10 years
Computer equipment and software	Straight Line	3 to 5 years
Land	Not depreciated

    The Company reviews the useful life, depreciation method, residual value and carrying value of its building, plant and equipment at least annually. Where the carrying value is estimated to exceed the estimated recoverable amount, a provision for impairment is measured and recorded based on the higher of fair value less costs to sell or the asset's value in use.

    Expenditures that extend the useful lives of existing facilities or equipment are capitalized and amortized over the remaining useful lives of the assets. Repairs and maintenance expenditures are expensed as incurred.

    ii.
    Exploration, Evaluation Assets and Depletable Producing Properties

    The Company's tangible exploration and evaluation assets are comprised of mineral resources and exploration potential. The value associated with mineral resources and exploration potential is the value beyond proven and probable mineral reserves.

    Exploration and evaluation assets acquired as part of an asset acquisition or a business combination are recorded as tangible exploration and evaluation assets and are capitalized at cost, which represents the fair value of the assets at the time of acquisition determined by estimating the fair value of the property's mineral reserves, mineral resources and exploration potential at such time.

    The value of such assets when acquired is primarily a function of the nature and amount of mineralized material contained in such properties. Exploration and evaluation stage mineral interests represent interests in properties that potentially contain mineralized material consisting of measured, indicated and inferred mineral resources; other mine exploration potential such as inferred mineral resources not immediately adjacent to existing mineral reserves but located around and near mine or project areas; other mine-related exploration potential that is not part of measured, indicated and inferred mineral resources; and any acquired right to explore and develop a potential mineral deposit.

    Exploration and evaluation expenditures incurred by the Company are capitalized at cost if management determines that probable future economic benefits will be generated as a result of the expenditures. Expenditures incurred before the

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

    Company has obtained legal rights to explore a specific area of interest are expensed. Costs incurred for general exploration that is either not project-specific or does not result in the acquisition of mineral properties are considered greenfield expenditures and charged to operations. Brownfield expenditures, which typically occur in areas surrounding known deposits and/or re-exploring older mines using new technologies to determine if greater mineral reserves and mineral resources exist, are capitalized. Brownfield activities are focused on the discovery of mineral reserves and mineral resources close to existing operations, including around mine or near-mine, reserve/resource extension and infill drilling.

    Exploration expenditures include the costs incurred in either the initial exploration for mineral deposits with economic potential or in the process of obtaining more information about existing mineral deposits.

    Evaluation expenditures include the costs incurred to establish the technical feasibility and commercial viability of developing mineral deposits identified through exploration activities or by acquisition. Evaluation expenditures include the cost of:

      •
      acquiring the rights to explore;

      •
      establishing the volume and grade of deposits through drilling of core samples, trenching and sampling activities in an ore body that is classified as either a mineral resource or a proven and probable mineral reserve;

      •
      determining the optimal methods of extraction and metallurgical and treatment processes;

      •
      studies related to surveying, transportation and infrastructure requirements;

      •
      permitting activities; and

      •
      economic evaluations to determine whether development of the mineralized material is commercially justified, including scoping, prefeasibility and final feasibility studies.

    The values assigned to the tangible exploration and evaluation assets are carried at acquired costs until such time as the technical feasibility and commercial viability of extracting the mineral resource is demonstrated, which occurs when the related project or component of a mineral reserve or mineral resource that does not form part of the mine plan of a producing mine is considered economically feasible for development. At that time, the property and the related costs are reclassified as part of the development costs of a producing property not yet subject to depletion, and are capitalized. Assessment for impairment is conducted before reclassification.

    Depletion or depreciation of those capitalized exploration and evaluation costs and development costs commences upon completion of commissioning of the associated project or component. Depletion of mining properties and amortization of preproduction and development costs are calculated and recorded on a unit-of-production basis over the estimate of recoverable ounces. The depletable costs relating to the ore body or component of the ore body in production are multiplied by the number of ounces produced divided by the estimated recoverable ounces, which includes proven and probable mineral reserves of the mine and the portion of mineral resources expected to be classified as mineral reserves and economically extracted. Management assesses the estimated recoverable ounces used in the calculation of depletion at least annually, or whenever facts and circumstances warrant that an assessment should be made. Changes to estimates of recoverable ounces and depletable costs including changes resulting from revisions to the Company's mine plans and changes in metal price forecasts can result in a change in future depletion rates.

    The Company reviews and evaluates its exploration and evaluation assets and mining properties for impairment, and subsequent reversal of impairment, at least annually or when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Costs related to areas of interest abandoned are written off when such a decision is made. Refer to (i) "Impairment of Assets and Goodwill" for detail of the policy. An impairment assessment of the exploration and evaluation assets is conducted before the reclassification or transfer of exploration and evaluation assets to depletable producing properties.

    iii.
    Stripping Costs

    In open pit mining operations, it is necessary to remove overburden and other waste in order to access the ore body. When accounting for deferred stripping when multiple pits exist within a mining complex using a common infrastructure:

      •
      In circumstances where the new development is not closely located to a producing mine or is development of a new ore body, the Company accounts for the pre-stripping costs as if the development was a separately identified mine under assets under construction.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

      •
      In circumstances where the stripping costs are not separately identifiable for the pits, the costs are allocated to the pits on a relevant production measure.

      •
      In circumstances where the stripping costs incurred relate to improvement of access to ore body that benefit future period production, the Company capitalizes the stripping costs and amortizes the costs over the life of the component of the ore body from which future benefits are expected.

    During the pre-production phase, stripping costs are deferred and classified as part of the mineral properties, if the costs relate to anticipated future benefits and meet the definition of an asset. Once mine production enters the area related to the capitalized stripping costs, these are depleted on a unit-of-production basis over the mineral reserves and the portion of the mineral resources expected to be classified as mineral reserves that directly benefit from the specific stripping activity.

    During the production phase, regular waste removal that does not give rise to future benefits is accounted for as variable production costs and included in the cost of the inventory produced during the period that the stripping costs are incurred. Stripping costs during the production phase are recognized as an asset if, and only if, all of the following are met:

      •
      it is possible that the future benefit, i.e. improved access to the ore body, associated with the stripping activity will flow to the Company;

      •
      the Company can identify the component of the ore body for which access has been improved; and

      •
      the costs relating to the stripping activity associated with the component can be measure reliably.

    When the costs of the stripping activity asset and the inventory produced are not separately identifiable, the Company uses a stripping ratio to allocate the production stripping costs between the inventory produced and the stripping asset activity asset. A stripping ratio, which represents a unit amount of overburden or waste anticipated to be removed to gain access to a unit amount of ore or mineral material, is developed as part of the initial mine plan and reviewed periodically for reasonableness. Changes in the estimated stripping ratio can result in a change to the future capitalization of stripping costs incurred. A stripping activity asset recognized during the production phase of an open pit mining operation is depleted on a unit-of-production basis over the mineral reserves and the portion of the mineral resources expected to be classified as mineral reserves of the ore body or the related component of the ore body from the date on which production commences. As at December 31, 2013, a total of $181.4 million of stripping costs were capitalized (2012 — $129.0 million).

    iv.
    Assets Under Construction

    Assets under construction consist of expenditures for the construction of future mines and include pre-production revenues and expenses prior to achieving completion of commissioning. Completion of commissioning is a convention for determining the point in time at which a mine and plant has achieved operational results that are expected to remain at a sustainable operational level over a period of time, after which production costs are no longer capitalized and are reported as operating costs. The determination of when completion of commissioning has been achieved is based on several qualitative and quantitative factors including but not limited to the following:

      •
      A significant portion of planned capacity, production levels, grades and recovery rates are achieved at a sustainable level

      •
      Achievement of mechanical completion and operating effectiveness

      •
      Significant milestones such as obtaining necessary permits and production inputs are achieved to allow continuous and sustainable operations

    Costs associated with commissioning new assets, in the period before they are capable of operating in the manner intended by management, are capitalized. Borrowing costs, including interest, associated with projects that are actively being prepared for production are capitalized to assets under construction. These costs are elements of the historical cost of acquiring an asset when a period of time is required to bring it to the condition and location necessary for its intended use. Capitalized interest costs are amortized on the same basis as the corresponding qualifying asset with which they are associated.

    Once the mining project has been established as commercially feasible, capitalized expenditures other than that on land, buildings, plant and equipment are transferred to mining properties subject to depreciation or depletion together with any amounts transferred from exploration and evaluation assets.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

    v.
    Option Agreements Relating to Mineral Properties

    Option payments made by an interested acquirer prior to the acquirer's decision to exercise the purchase option are deferred until the sale and transfer of the assets are assured. If the option payments are not reimbursable to the acquirer, the option payments are recorded as a reduction of the value of the asset. If the option payments are reimbursable, such amounts are recorded as a liability until the final resolution of the sale.

  (e)
  Borrowing Costs

    Interest on borrowings related to qualifying assets including construction or development projects is capitalized until substantially all activities that are necessary to make the asset ready for its intended use are complete. This is usually signaled by the Company's declaration of completion of commissioning at the mine. All other borrowing costs are charged to earnings in the period incurred.

  (f)
  Financial Instruments

    Financial assets and financial liabilities, including derivatives, are recognized when the Company becomes a party to the contractual provisions of the financial instrument. All financial instruments are measured at fair value on initial recognition. Measurement in subsequent periods depends on whether the financial instrument has been classified as fair value through profit or loss, available-for-sale, or other financial liabilities.

    Fair Value Through Profit or Loss ("FVTPL")

    Financial assets and financial liabilities which are classified as FVTPL are measured at fair value with changes in those fair values recognized as finance income/expense.

    Amortized Cost

    Other financial liabilities are measured at amortized cost and are amortized using the effective interest method. At the end of each reporting period, the Company determines if there is objective evidence that an impairment loss on financial assets measured at amortized costs has been incurred. If objective evidence that impairment loss for such assets has been incurred, the amount of the loss is measured as the difference between the asset's carrying amount and the present value of estimated future cash flows discounted at the financial asset's original effective interest rate. The amount of the loss is recognized in profit or loss.

    Available-For-Sale ("AFS")

    AFS financial assets, designated based on the criteria that management does not hold these for the purposes of trading, are presented as investments and measured at fair value with unrealized gains and losses recognized in other comprehensive income ("OCI"). Realized gains and losses are recorded in earnings when investments mature or are sold and are calculated using the cost of securities sold. AFS financial assets are reviewed quarterly for significant or prolonged decline in fair value requiring impairment and more frequently when economic or market concerns warrant such evaluation. The review includes an analysis of the facts and circumstances of the financial assets, the market price of actively traded securities, as well as the severity of loss, the financial position and near-term prospects of the investment, credit risk of the counterparties, the length of time the fair value has been below costs, both positive and negative evidence that the carrying amount is recoverable within a reasonable period of time, management's intent and ability to hold the financial assets for a period of time sufficient to allow for any anticipated recovery of fair value and management's market view and outlook. When a decline in the fair value of an available-for-sale investment has been recognized in OCI and there is objective evidence that the asset is impaired after management's review, any cumulative losses that had been recognized in OCI are reclassified as an impairment loss in the consolidated statement of operations. The reclassification adjustment is calculated as the difference between the acquisition cost and current fair value, less any impairment loss on that financial asset previously recognized, if applicable. Impairment losses recognized in the consolidated statement of operations for an investment are subject to reversal, except for an equity instrument classified as available-for-sale.

    Derivative instruments

    Derivative instruments are recorded at fair value, including those derivatives that are embedded in financial or non-financial contracts that are not closely related to the host contracts. Changes in the fair values of derivative instruments are recognized in finance income/expense with the exception of derivatives designated as effective cash flow hedges.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

    For cash flow hedges that qualify under the hedging requirements of IAS 39 Financial Instruments: Recognition and Measurement ("IAS39"), the effective portion of any gain or loss on the hedging instrument is recognized in OCI and the ineffective portion is reported as an unrealized gain (loss) on derivatives contracts as finance income/expense in the Statement of Operations.

    i.
    Commodity Derivatives

    The Company enters into commodity derivatives including forward contracts to manage exposure to fluctuations in metal prices such as copper, zinc and silver. In the case of forwards, these contracts are intended to reduce the risk of declining prices on future sales. Purchased options are intended to allow the Company to benefit from higher market metal prices. In instances where the call option purchases offset the committed quantities of the corresponding forward, derivative assets/liabilities are presented net of amounts to counterparties. Some of the derivative transactions are effective in achieving the Company's risk management goals, however, they do not meet the hedging requirements of IAS 39, therefore the changes in fair value are recorded in earnings.

    The Company has entered into non-hedge derivatives that include forward contracts intended to manage the risk of declining copper prices. The Company does not hedge any of its gold sales.

    ii.
    Currency Derivatives

    The Company, from time to time, may enter into currency forward contracts to manage the foreign exchange exposure of the operating and capital expenditures associated with its international operations. The Company tests the hedge effectiveness quarterly. Effective unrealized changes in fair value are recorded in OCI. Ineffective changes in fair value are recorded in earnings. At settlement, the fair value amount settled is recognized as follows:

      •
      Amount related to hedging of operating expenditures is added to cost of sales to offset the foreign exchange effect recorded by the mines.

      •
      Amount related to hedging of capital expenditures is added to capitalized purchases of goods or services to offset the foreign exchange recorded by the mines or development projects.

    iii.
    Interest Rate Derivatives

    The Company, from time to time, may enter into interest rate swap contracts to manage its exposure to fluctuations in interest rates. The Company tests the hedge effectiveness quarterly. Effective unrealized changes in fair value are recorded in OCI. Ineffective changes in fair value are recorded in profit or loss. At settlement, the fair value amount settled is reclassified as interest expense.

    iv.
    Termination of Hedge Accounting

    Hedge accounting is discontinued prospectively when:

      •
      the hedge instrument expires or is sold, terminated or exercised;

      •
      the hedge no longer meets the criteria for hedge accounting; and

      •
      the Company revokes the designation.

    The Company considers derecognition of a cash flow hedge when the related forecast transaction is no longer expected to occur. If the Company revokes the designation, the cumulative gain or loss on the hedging instrument that has been recognized in OCI from the period when the hedge was effective remains separately in equity until the forecast transaction occurs or is no longer expected to occur. Otherwise, the cumulative gain or loss on the hedge instrument that has been recognized in OCI from the period when the hedge was effective is reclassified from equity to profit or loss.

    Transaction and financing costs are incremental costs that are directly attributable to the acquisition of a financial asset or financial liability. An incremental cost is one that would not have been incurred if the entity had not acquired the financial instrument. Transaction costs are expensed as incurred for financial instruments classified as FVTPL. For financial instruments classified as other than FVTPL, transaction costs are included with the carrying amount of the financial asset or liability on initial recognition and amortized using the effective interest method.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

  (g)
  Revenue Recognition

    Revenue from the sale of precious metals, gold and silver, is recognized at the fair value of the consideration received and when all significant risks and rewards of ownership pass to the purchaser including delivery of the product, there is a fixed or determinable selling price and collectability is reasonably assured. Revenue is net of treatment and refining charges if payment of these amounts can be enforced at the time of sale.

    Gold and silver revenue is recorded at the time of physical delivery and transfer of title. Sale prices are fixed at the delivery date based on the terms of the contract or at spot prices.

    Concentrate revenue from smelters is recorded at the time the risks and rewards of ownership pass to the buyer. This revenue is provisionally priced at the date of sale, that is, the price is set at a specified future date after shipment based on market prices. Revenue on provisionally priced sales is recognized based on estimates of the fair value of consideration receivable predicated on forward market prices. At each reporting date, the provisionally priced metal is fair valued based on forward selling price for the remaining quotational period stipulated in the contract. For this purpose, the selling price can be measured reliably for those products, such as copper, for which there is an active and freely traded commodity market such as London Metals Exchange and the value of product sold by the Company is directly linked to the form in which it is traded on that market. Variations between the prices set under the smelting contracts are caused by changes in market prices and result in an embedded derivative in the accounts receivable. The embedded derivative is recorded at fair value each period until final settlement occurs, with changes in the fair value classified in revenue. The provisional sales quantities are adjusted for changes in metal quantities upon receipt of new information and assay results.

    Revenues arising from the use by others of the Company's assets yielding interest, royalties and dividends are recognized when it is probable that the economic benefits associated with the transaction will flow to the Company and the amount of the revenue can be measured reliably, on the following bases:

    •
    Interest is recognized using the effective interest method.

    •
    Royalties are recognized on an accrual basis in accordance with the substance of the relevant agreement.

    •
    Dividends are recognized when the shareholder's right to receive payment is established.

  (h)
  Business Combinations

    A business combination requires that the assets acquired and liabilities assumed constitute a business. A business consists of inputs and processes applied to those inputs that have the ability to create outputs. Although businesses usually have outputs, outputs are not required for an integrated set to qualify as a business as the Company considers other factors to determine whether the set of activities or assets is a business.

    Business combinations are accounted for using the acquisition method whereby the identifiable assets acquired and the liabilities assumed are recorded at acquisition-date fair values; non-controlling interests in an acquiree that are present ownership interests and entitle their holders to a proportionate share of the entity's net assets in the event of liquidation are measured at either fair value or present ownership instrument's proportionate share on the recognized amount of the acquiree's net identifiable assets.

    The excess of (i) total consideration transferred by the Company, measured at fair value, including contingent consideration, and (ii) the non-controlling interests in the acquiree, over the acquisition-date fair value of the net of the assets acquired and liabilities assumed, is recorded as goodwill. If the fair value attributable to the Company's share of the identifiable net assets exceeds the cost of acquisition, the difference is recognized as a gain in the consolidated statement of operations.

    Should the consideration be contingent on future events, the preliminary cost of the acquisition recorded includes management's best estimate of the fair value of the contingent amounts expected to be payable. Provisional fair values allocated at the reporting date are finalized within one year of the acquisition date with retroactive restatement to the acquisition date as required.

    The information necessary to measure the fair values as at the acquisition date of assets acquired and liabilities assumed requires management to make certain judgements and estimates about future events, including but not limited to estimates of mineral reserves and mineral resources acquired, exploration potential, future operating costs and capital expenditures, future metal process and long-term foreign exchange rates. Changes to the provisional measurements of assets and liabilities acquired may be retrospectively adjusted when new information is obtained until the final measurements are determined within one year of the acquisition date.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

  (i)
  Non-controlling Interests

    Non-controlling interests exist in less than wholly-owned subsidiaries of the Company and represent the outside interest's share of the carrying values of the subsidiaries. Non-controlling interests are recorded at their proportionate share of the fair value of identifiable net assets acquired as at the date of acquisition and are presented immediately after the equity section of the consolidated balance sheet. When the subsidiary company issues its own shares to outside interests and does not result in a loss of control, a dilution gain or loss arises as a result of the difference between the Company's share of the proceeds and the carrying value of the underlying equity, an equity transaction, is included in equity.

  (j)
  Impairment of Assets and Goodwill

    The Company assesses at the end of each reporting period whether there is any indication, from external and internal sources of information, that an asset or cash generating unit ("CGU") may be impaired. Information the Company considers include changes in the market, economic and legal environment in which the Company operates that are not within its control and affect the recoverable amount of mineral properties and goodwill. Internal sources of information include the manner in which property and plant and equipment are being used or are expected to be used and indications of economic performance of the assets, historical exploration and operating results. Estimates include but are not limited to estimates of the discounted future after-tax cash flows expected to be derived from the Company's mining properties, costs to sell the mining properties and the discount rate. Reductions in metal price forecasts, increases in estimated future costs of production, increases in estimated future capital costs, reductions in the amount of recoverable mineral reserves and mineral resources and/or adverse current economics can result in a write-down of the carrying amounts of the Company's mineral properties and/or goodwill.

    If indication of impairment exists, the Company estimates the recoverable amount of the asset or CGU to determine the amount of impairment loss. For exploration and evaluation assets, indicators include but are not limited to, continuous downward trend in metal prices resulting in lower in situ market values for exploration potential, expiration of the right to explore, substantive expenditure in the specific area is neither budgeted nor planned, and if the entity has decided to discontinue exploration activity in the specific area.

    The Company defines a CGU as an area of interest. An area of interest is an area of similar geology; an area of interest includes exploration tenements/licenses which are geographically close together, are managed by the same geological management group and have similar prospectivity. Areas of interest are defined by the geology/exploration team of the Company.

    An area of interest may be categorized as project area of interest or exploration area of interest. A project area of interest represents an operating mine or a mine under construction and its nearby exploration properties, which are managed by the Company's operation group. An exploration area of interest represents a portfolio or pool of exploration properties which are not adjacent to an operating mine or a mine under construction; an exploration area of interest is managed by the Company's exploration group.

    When an impairment review is undertaken, recoverable amount is assessed by reference to the higher of 1) value in use (being the net present value of expected future cash flows of the relevant cash generating unit) and 2) fair value less costs to sell ("fair value"). The best evidence of fair value is the value obtained from an active market or binding sale agreement. Where neither exists, fair value is based on the best information available to reflect the amount the Company could receive for the CGU in an arm's length transaction. This is often estimated using discounted cash flow techniques. Where recoverable amount is assessed using discounted cash flow techniques, the resulting estimates are based on detailed mine and/or production plans. For value in use, recent cost levels are considered, together with expected changes in costs that are compatible with the current condition of the business and which meet the requirements of IAS 36. Assumptions underlying fair value estimates are subject to significant risks and uncertainties. Where third-party pricing services are used, the valuation techniques and assumptions used by the pricing services are reviewed by the Company to ensure compliance with the accounting policies and internal control over financial reporting of the Company. The Company assesses at the end of each reporting period whether there is any indication that an impairment loss recognized in prior periods for an asset other than goodwill may no longer exist or may have decreased. If any such indication exists, the Company estimates the recoverable amount and considers the reversal of the impairment loss recognized in prior periods.

    The Company tests for impairment of goodwill and indefinite-life intangibles or intangible assets not yet available for use at least on an annual basis or upon the occurrence of a triggering event or circumstance that indicates impairment. For impairment testing, goodwill is allocated to the CGU that is expected to benefit from the synergies of the combination. An impairment loss recognized for goodwill is not reversed in a subsequent period.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

  (k)
  Decommissioning, Restoration and Similar Liabilities and Other Provisions

    A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as finance cost.

    Decommissioning, restoration and similar liabilities are a type of provision associated with the retirement of a long-lived asset that results from the acquisition, construction, development and/or normal operation of a long-lived asset. Reclamation obligations on the Company's mineral properties are recorded as a decommissioning, restoration and similar liabilities. These include the dismantling and demolition of infrastructure and the removal of residual materials and remediation of disturbed areas. These estimated costs are provided for in the accounting period when the obligation from related disturbance occurs, whether this occurs during the mine development or during the production phase, based on the present value of estimated future costs. The costs are estimated based on mine closure plan. The cost estimates are updated annually during the life of the operation to reflect known developments, (e.g. revisions to cost estimates and to the estimated lives of operations), and are subject to review at regular intervals. Decommissioning, restoration and similar liabilities are estimated based on the Company's interpretation of current regulatory requirements, constructive obligations and are measured at fair value. Fair value is determined based on the net present value of estimated future cash expenditures that may occur upon decommissioning, restoration and similar liabilities. Such estimates are subject to change based on changes in laws and regulations and negotiations with regulatory authorities.

    The amortization or 'unwinding' of the discount applied in establishing the present value of decommissioning, restoration and similar liabilities and other provisions is charged to the consolidated statement of operations in each accounting period. The amortization of the discount is shown as a financing expense. The initial decommissioning, restoration and similar liabilities together with other movements in the provisions for decommissioning, restoration and similar liabilities, including those resulting from new disturbance, updated cost estimates, changes to the estimated lives of operations and revisions to discount rates are capitalized within property, plant and equipment. The capitalized costs are amortized over the life of the mine on a unit-of-production basis.

  (l)
  Income Taxes

    Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in the statement of operations except to the extent it relates to items recognized directly in equity or in other comprehensive income, in which case the related taxes are recognized in equity or OCI.

    Current income tax is the expected tax payable or receivable on the taxable income or loss for the year, which may differ from earnings reported in the statement of operations due to items of income or expenses that are not currently taxable or deductible for tax purposes, using tax rates substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

    Deferred income tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of goodwill or assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent they can be controlled and that it is probable that they will not reverse in the foreseeable future. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted at the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

    A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

  (m)
  Earnings per Share

    Earnings per share is based on the weighted average number of common shares of the Company outstanding during the period. The diluted earnings per share reflects the potential dilution of common share equivalents, such as outstanding share options and warrants, in the weighted average number of common shares outstanding during the period, if dilutive.

  (n)
  Share-Based Payments

    The Company's share-based compensation plans are described in Note 22.

    The Company accounts for all share-based payments, including share options, restricted share units and deferred share units, to employees and non-employees using the fair value based method of accounting and recognizes compensation expense over the vesting period. The Company's share option plan includes a share appreciation feature. If and when the share options are ultimately exercised, the applicable amount in the equity reserve is transferred to share capital.

  (o)
  Pension Plan

    The Company has a defined contribution pension plan under which the Company pays fixed contributions into a separate entity and has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service.

    Payments to the plan are recognized as an expense when employees have rendered service entitling them to the contributions.

  (p)
  Segment Reporting

    An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company's other components. The Company's primary format for reporting segment information is geographical segments. The Company's chief decision maker, comprised of the senior management team, performs its planning, decision making, cash flow management and other management activities on such segment structure and relies on a management team with its members positioned in the geographical regions where the Company's key mining operations are located. In determining the Company's segment structure, consideration is given to the similar operational, currency and political risks to which the mining operations within the same business and regulatory environment are exposed. Except for the Canada and Other segments, each mine within a segment derives its revenues mainly from the sales of precious metals through specific channels and processes as coordinated and managed by the corresponding regional management group.

    All operating segments' results are reviewed regularly by the Company's chief decision maker to make decisions about resources to be allocated to the segment and assess its performance, and for which discrete financial information is available. Segment results that are reported to the Company's chief decision maker include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

    The Company is organized on the basis of five segments:

    •
    Brazil: Chapada, Jacobina, Fazenda Brasileiro, development projects in the segment

    •
    Chile: El Peñón, Minera Florida, development projects in the segment

    •
    Argentina: Gualcamayo, development projects in the segment

    •
    Mexico: Mercedes, development projects in the segment

    •
    Canada and other: Corporate office and other development projects outside of the above segments

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

  (q)
  Investment in Associate

    An associate is an entity over which the Company has significant influence and that is neither a subsidiary nor an interest in a joint venture. The Company is presumed to have significant influence if it holds, directly or indirectly, 20% or more of the voting power of the investee. If the Company holds less than 20% of the voting power, other relevant factors are examined by the Company to determine whether it has significant influence. The factors that may enable the exercise of significant influence include the proportion of seats on the board being assigned to the Company, nature of the business decisions that require unanimous consent of the directors, ability to influence the operating, strategic and financing decisions and the existing ownership composition vis-à-vis the Company's ability to exercise significant influence. The Company accounts for its investment in associate using the equity method. The Company accounts for its investment in Alumbrera of 12.5% using the equity method.

    The equity method involves the recording of the initial investment at cost and the subsequent adjustments of the carrying value of the investment for the Company's proportionate share of the profit or loss and any other changes in the associate's net assets such as dividends.

    The Company's proportionate share of the associate's profit or loss is based on its most recent financial statements. There is no difference in the associate's reporting period and that of the Company. Adjustments are made to align inconsistencies between our accounting policies and our associate's policies, if any, before applying the equity method. Adjustments are also made to account for depreciable assets based on their fair values at the acquisition date and for any impairment losses recognized by the associate.

    If our share of the associate's losses equals or exceeds our investment in the associate, recognition of further losses is discontinued. After our interest is reduced to zero, additional losses will be provided for and a liability recognized, only to the extent that we have incurred legal or constructive obligations or made payments on behalf of the associate. If the associate subsequently reports profits, we resume recognizing our share of those profits only after our share of the profits equals the share of losses not recognized.

  (r)
  Intangible Assets

    Intangible assets acquired by way of an asset acquisition or business combination are recognized if the asset is separable or arises from contractual or legal rights and the fair value can be measured reliably on initial recognition. Intangible assets must be identifiable, controlled by the Company and with future economic benefits expected to flow from the assets. Intangible assets that are acquired by the Company and have finite useful lives are measured at cost less accumulated amortization and accumulated impairment losses. The Company reviews the useful life, depreciation method and carrying value on a regular basis. Where the carrying value is estimated to exceed the estimated recoverable amount, a provision for impairment is recorded measured as the higher of fair value less costs to sell or the intangible asset's value in use.

4.     CRITICAL JUDGEMENTS AND ESTIMATION UNCERTAINTIES

  The preparation of consolidated financial statements in conformity with IFRS requires the Company's management to make judgements, estimates and assumptions about future events that affect the amounts reported in the consolidated financial statements and related notes to the financial statements. Although these estimates are based on management's best knowledge of the amount, event or actions, actual results may differ from those estimates.

  (a)
  Critical Judgements in the Application of Accounting Policies

    Information about critical judgements and estimates in applying accounting policies that have most significant effect on the amounts recognized in the consolidated financial statements are as follows:

    •
    Assets' carrying values and impairment charges

    In the determination of carrying values and impairment charges, management looks at the higher of value in use and fair value less costs to sell in the case of assets and at objective evidence, significant or prolonged decline of fair value on financial assets indicating impairment. These determinations and their individual assumptions require that management make a decision based on the best available information at each reporting period. During the year, the Company recognized an unrealized, non-cash impairment loss on certain mining properties and equity investments in the amount of $682.3 million (2012 — $nil).

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

4.     CRITICAL JUDGEMENTS AND ESTIMATION UNCERTAINTIES (Continued)

    •
    Capitalization of exploration and evaluation costs

    Management has determined that exploration and evaluation costs incurred during the year have future economic benefits and are economically recoverable. In making this judgement, management has assessed various sources of information including but not limited to the geologic and metallurgic information, history of conversion of mineral deposits to proven and probable mineral reserves, scoping and feasibility studies, proximity of operating facilities, operating management expertise and existing permits. During the year, the Company capitalized a total of $81.8 million (2012 — $101.3 million) of exploration and evaluation expenditures.

    •
    Recoverable Ounces

    The carrying amounts of the Company's mining properties are depleted based on recoverable ounces contained in mineral proven and probable reserves plus a portion in mineral resources. The Company includes a portion of mineral resources where it is considered probable that those mineral resources will be economically extracted. Changes to estimates of recoverable ounces and depletable costs including changes resulting from revisions to the Company's mine plans and changes in metal price forecasts can result in a change in future depletion rates.

    •
    Determination of economic viability of a project

    Management has determined that costs associated with projects under construction or developments have future economic benefits and are economically recoverable. In making this judgement, management has assessed various sources of information including but not limited to the geologic and metallurgic information, history of conversion of mineral deposits to proven and probable mineral reserves, scoping and feasibility studies, proximity of operating facilities, operating management expertise, existing permits and life of mine plans.

    •
    Completion of commissioning/commencement of operating level production

    During the determination of whether a mine has reached an operating level that is consistent with the use intended by management, costs incurred are capitalized as property, plant and equipment and any consideration from commissioning sales are offset against costs capitalized. The Company defines completion of commissioning as the date that a mine has achieved a sustainable level of production along with various qualitative factors including but not limited to the achievement of mechanical completion, the working effectiveness of the site refinery, whether a refining contract for the product is in place and whether the product is of sufficient quantity to be sold, whether there is a sustainable level of production input available including power, water, diesel, etc., whether the necessary permits are in place to allow continuous operations. The Company currently has three properties (Ernesto/Pau-a-pique, C1 Santa Luz and Pilar) which are in the commissioning phase and were determined to not have met the criteria for commencement of operating level production as at December 31, 2013.

    •
    Deferral of stripping costs

    In determining whether stripping costs incurred during the production phase of a mining property relate to mineral reserves and mineral resources that will be mined in a future period and therefore should be capitalized, the Company determines whether it is probable that future economic benefit associated with the stripping activity over the life of the mineral property will flow to the Company. Changes in estimated strip ratios can result in a change to the future capitalization of stripping costs incurred. As at December 31, 2013, a cumulative total of $181.4 million (2012 — $129.0 million) of stripping costs have been capitalized.

    •
    Determination of significant influence

    Management determines its ability to exercise significant influence over an investment in shares of other companies by looking at its percentage interest and other qualitative factors including but not limited to its voting rights, representation on the board of directors, participation in policy-making processes material transactions between the Company and the associate, interchange of managerial personnel, provision of essential technical information and operating involvement.

    •
    Determination of asset and liability fair values and allocation of purchase consideration

    Business combinations require judgement and estimates to be made at the date of acquisition in relation to determining asset and liability fair values and the allocation of the purchase consideration over the fair value of the assets and liabilities. For all significant acquisitions, the Company employs third party independent valuators to assist in determining asset and liability fair values and the allocation of the purchase consideration over the fair value of the assets and liabilities. The information necessary to measure the fair values as at the acquisition date of assets acquired and liabilities assumed requires management to make certain judgements and estimates about future events, including but not limited to estimates of mineral reserves and mineral

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

4.     CRITICAL JUDGEMENTS AND ESTIMATION UNCERTAINTIES (Continued)

    resources acquired, exploration potential, future operating costs and capital expenditures, future metal process and long-term foreign exchange rates. Changes to the provisional measurements of assets and liabilities acquired may be retrospectively adjusted when new information is obtained until the final measurements are determined within one year of the acquisition date.

    •
    Determination of business combinations and asset acquisitions

    Management determines the assets acquired and liabilities assumed constitute a business if it consists of inputs and processes applied to those inputs that have the ability to create outputs. Accordingly, the transaction is considered a business combination. The Company acquired Extorre Gold Mines Limited in August 2012 and, at which time, concluded that the transactions did not qualify as a business combination under IFRS 3, Business Combinations, as significant inputs and processes that constitute a business were not identified.

  (b)
  Key Sources of Estimation Uncertainty in the Application of Accounting Policies

    Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment are included in the following notes:

    •
    Revenue recognition

    Revenue from the sale of concentrate to independent smelters are recorded at the time the rights and rewards of ownership pass to the buyer using forward market prices on the expected date that final sales prices will be fixed. Variations between the prices set under the smelting contracts may be caused by changes in market prices and result in an embedded derivative in the trade receivables. The embedded derivative is recorded at fair value each period until final settlement occurs, with changes in the fair value classified in revenue. In a period of high price volatility, as experienced under current economic conditions, the effect of mark-to-market price adjustments related to the quantity of metal which remains to be settled with independent smelters could be significant. For changes in metal quantities upon receipt of new information and assay, the provisional sales quantities are adjusted as well.

    •
    Mineral reserve estimates

    The figures for mineral reserves and mineral resources are determined in accordance with National Instrument 43-101, "Standards of Disclosure for Mineral Projects", issued by the Canadian Securities Administrators. There are numerous uncertainties inherent in estimating mineral reserves and mineral resources, including many factors beyond the Company's control. Such estimation is a subjective process, and the accuracy of any mineral reserve or mineral resource estimate is a function of the quantity and quality of available data and of the assumptions made and judgements used in engineering and geological interpretation. Differences between management's assumptions including economic assumptions such as metal prices and market conditions could have a material effect in the future on the Company's financial position and results of operation.

    •
    Impairment of mineral properties and goodwill

    While assessing whether any indications of impairment exist for mineral properties and goodwill, consideration is given to both external and internal sources of information. Information the Company considers include changes in the market, economic and legal environment in which the Company operates that are not within its control and affect the recoverable amount of mineral properties and goodwill. Internal sources of information include the manner in which property and plant and equipment are being used or are expected to be used and indications of economic performance of the assets, historical exploration and operating results. Estimates include but are not limited to estimates of the discounted future after-tax cash flows expected to be derived from the Company's mining properties, costs to sell the mining properties and the discount rate. Reductions in metal price forecasts, increases in estimated future costs of production, increases in estimated future capital costs, reductions in the amount of recoverable mineral reserves and mineral resources and/or adverse current economics can result in a write-down of the carrying amounts of the Company's mineral properties and/or goodwill. In testing impairment, including goodwill, the following are the key applicable assumptions: discount rate of 4.6% (2012 — 5.9%) as determined by the weighted average cost of capital, long-term gold price of $1,300 per ounce (2012 — $1,375 per ounce) and long-term copper price of $3.00 per pound (2012 — $3.00 per pound). Long-term metal prices are based on the compilation of independent industry analyst forecasts.

    During the fourth quarter, the Company performed its impairment test updating its life of mine after-tax cash flow projects for updated reasonable estimates of future metal prices, production based on current estimates of recoverable mineral reserves and mineral resources, recent operating and exploration results, exploration potential, future operating costs, capital expenditures, inflation and long-term foreign exchange rates. The value-in-use in the impairment assessments in the fourth quarter were

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

4.     CRITICAL JUDGEMENTS AND ESTIMATION UNCERTAINTIES (Continued)

    calculated assuming long-term prices of $1,300 per ounce of gold and $3.00 per pound of copper. The Company examined future cash flows, the intrinsic value of value beyond proven and probable mineral reserves, value of land holdings, as well as other factors, which are determinants of commercial viability of each and every mining property in its portfolio, and concluded that a total of $672.0 million (2012 — $nil) of impairment charges on the following mineral properties, goodwill and investment in associate should be recognized in the fourth quarter:

    •
    Various exploration properties, Argentina and Chile — A total impairment charge $181.1 million in respect to exploration properties in Argentina and $80.9 million in respect to Amancaya in Chile for a total of $262.0 million as a result of the continuous downward trend in metal prices resulting in lower in situ market and income values for exploration potential and below-expectation exploration results.

    •
    Ernesto/Pau-a-Pique, Brazil — Impairment charge of $175.0 million against the carrying value was recognized due to the continuous downward trend in metal prices and commissioning delays resulting in higher capital expenditures.

    •
    Jeronimo, Chile — Impairment charge of $110.0 million against the carrying value of the project was recognized on the decision of not proceeding with construction at this time; future construction decision is subject to finding additional project enhancements.

    •
    Alumbrera, Argentina — Impairment charge of $70.0 million is recognized against the carrying value of the Company's 12.5% equity interest in the Alumbrera mine due to the continuous downward trend in metal prices. Additionally, Alumbrera is near the end of its mine life requiring greater waste removal to access mineable ore resulting in higher future operating costs.

    •
    Jacobina, Brazil — Impairment of Goodwill of $55.0 million (Refer to Note 14 to the Consolidated Financial Statements) as a result of the continuous downward trend in metal prices, the mine's recent operating and exploration results and exploration potential.

    In addition to the impairment charges mentioned above, an additional $10.3 million related to minor exploration properties was recognized during the year on the decision of not proceeding with further exploration and/or disposition in the prior quarters of 2013, resulting in total impairment charges against mineral properties for the year to a total of $682.3 million (2012 — $nil).

    Should there be a significant decline in the pricing of our metals, the Company would undertake actions to assess the implications on life of mine plans, including the determination of mineral reserves and mineral resources and the appropriate cost structure for the CGU. The Company believes that adverse changes in metal price assumptions would impact certain other inputs in the life of mine plans which may offset, to a certain extent, the impact of these adverse metal price changes. As such, the Company has performed a sensitivity analysis to identify the impact of changes in long-term metal prices and operating costs which are key assumptions that impact the impairment calculations. The Company assumed a 10% change in the metal price assumptions taking gold price from $1,300 per ounce to $1,170 per ounce and copper price from $3.00 per pound to $2.76 per pound, and a 10% decline in certain cost inputs while holding all other assumptions constant. Based on the results of the impairment testing performed in the fourth quarter of 2013, the CGU's that are most sensitive to changes in these key assumptions appear below. The decrease in recoverable value below represents the resulting change in recoverable value but not the amount, if any, of an impairment. Generally there is a direct correlation between metal prices and industry cost levels as a significant decline in metal prices will often be mitigated by a corresponding decline in industry operating input cost levels.

Mine	Decrease in recoverable value from a 10% decrease in metal prices	Increase/decrease in recoverable value from a 10% decrease/increase in operating costs
	(in million dollars)
Gualcamayo	$160	$90
Pilar	$110	$60
Jacobina	$130	$65
Ernesto/Pau-a-Pique	$90	$60
Jeronimo	$120	$75
Alumbrera (12.5% interest)	$30	$40

    There are numerous factors that are taken into consideration in the impairment test including historical conversion of mineral reserves and mineral resources, historical exploration results, exploration potential and changes to expected production levels.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

4.     CRITICAL JUDGEMENTS AND ESTIMATION UNCERTAINTIES (Continued)

    Gualcamayo and Jacobina's recoverable values are the least likely to be impacted solely by metal prices due to these other factors. The carrying amounts, for Gualcamayo, Pilar, Jacobina, Ernesto/Pau-a-Pique, Jeronimo and Alumbrera CGUs were approximately $750.0 million, $425.0 million, $770.0 million, $150.0 million, $145.0 million and $120.0 million, respectively.

    •
    Estimated Recoverable Ounces

    The carrying amounts of the Company's mining properties are depleted based on recoverable ounces contained in mineral proven and probable reserves plus a portion in mineral resources. The Company includes a portion of mineral resources where it is considered probable that those mineral resources will be economically extracted. Changes to estimates of recoverable ounces and depletable costs including changes resulting from revisions to the Company's mine plans and changes in metal price forecasts can result in a change in future depletion rates.

    •
    Asset lives, depletion/depreciation rates for property, plant and equipment and mineral interests

    Depreciation, depletion and amortization expenses are allocated based on assumed asset lives and depletion/depreciation/amortization rates. Should the asset life or depletion/depreciation rate differ from the initial estimate, an adjustment would be made in the statement of operations.

    •
    Estimation of decommissioning and restoration costs and the timing of expenditure

    The cost estimates are updated annually during the life of a mine to reflect known developments, (e.g. revisions to cost estimates and to the estimated lives of operations), and are subject to review at regular intervals. Decommissioning, restoration and similar liabilities are estimated based on the Company's interpretation of current regulatory requirements, constructive obligations and are measured at fair value. Fair value is determined based on the net present value of estimated future cash expenditures for the settlement of decommissioning, restoration or similar liabilities that may occur upon decommissioning of the mine. Such estimates are subject to change based on changes in laws and regulations and negotiations with regulatory authorities.

    •
    Income taxes and recoverability of potential deferred tax assets

    In assessing the probability of realizing income tax assets recognized, management makes estimates related to expectations of future taxable income, applicable tax planning opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified. Estimates of future taxable income are based on forecasted cash flows from operating activities and the application of existing tax laws in each jurisdiction. The Company considers relevant tax planning opportunities that are within the Company's control, are feasible and within management's ability to implement. Examination by applicable tax authorities is supported based on individual facts and circumstances of the relevant tax position examined in light of all available evidence. Where applicable tax laws and regulations are either unclear or subject to ongoing varying interpretations, it is reasonably possible that changes in these estimates can occur that materially affect the amounts of income tax assets recognized. Also, future changes in tax laws could limit the Company from realizing the tax benefits from the deferred tax assets. The Company reassesses unrecognized income tax assets at each reporting period.

    •
    Inventory valuation

    Finished goods, work-in-process, heap leach ore and stockpile ore are valued at the lower of the average production costs or net realizable value. The assumptions used in the valuation of work-in process inventories include estimates of gold contained in the ore stacked on leach pads, assumptions of the amount of gold stacked that is expected to be recovered from the leach pads, the amount of gold in the mill circuits and assumption of the gold price expected to be realized when the gold is recovered. If these estimates or assumptions prove to be inaccurate, the Company could be required to write-down the recorded value of its work-in-process inventories, which would reduce the Company's earnings and working capital. During the year, inventory a total charge of $14.8 million was recorded to adjust to net realizable value (2012 — $1.2 million) included in cost of sales.

    •
    Accounting for business combinations

    The fair value of assets acquired and liabilities assumed and the resulting goodwill, if any, requires that management make estimates based on the information provided by the acquiree. Changes to the provisional values of assets acquired and liabilities assumed, deferred income taxes and resulting goodwill, if any, will be retrospectively adjusted when the final measurements are determined (within one year of acquisition date).

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

4.     CRITICAL JUDGEMENTS AND ESTIMATION UNCERTAINTIES (Continued)

    •
    Contingencies

    Refer to Note 33, Contingencies to the consolidated financial statements.

5.     RECENT ACCOUNTING PRONOUNCEMENTS

  Certain pronouncements were issued by the IASB or the International Financial Reporting Interpretations Committee ("IFRIC") that are mandatory for accounting periods after December 31, 2012. Pronouncements that are not applicable to the Company have been excluded from those described below. The following new standards have been adopted effective January 1, 2013:

  (i)
  IFRS 10 Consolidated Financial Statements — the Standard has no significant impact on the Company. The Company concluded that it continues to have control, as defined by IFRS 10, over Agua de la Falda.

  (ii)
  IFRS 11 Joint Arrangements — the Company concluded that the current treatment of Agua Fria is consistent with IFRS 11 treatment of accounting for the underlying assets and liabilities line-by-line in relation to its 50% interest in the assets, liabilities, revenues and expenses of Agua Fria.

  (iii)
  IFRS 12 Disclosure of Interests in Other Entities — the Standard has no significant impact on the Company.

  (iv)
  IAS 27 Consolidated and Separate Financial Statements — the Standard has no significant impact on the Company.

  (v)
  IAS 28 Investments in Associates and Joint Ventures — the Standard has no significant impact on the Company.

  (vi)
  IFRS 13 Fair Value Measurement — the Standard has no significant accounting impact on the Company given the existing asset and liability mix of the Company to which fair value accounting applies.

  (vii)
  IAS 1 Presentation of Financial Statements — the Company has revised the presentation of the Condensed Consolidated Interim Statements of Comprehensive Income to disclose items that may or may not be reclassified subsequently to profit or loss.

  (viii)
  IFRIC 20 Stripping Costs in the Production Phase of a Surface Mine — the Company is in compliance with the previous Canadian GAAP EIC-160 Stripping Costs Incurred in the Production Phase of a Mining Operation. The Company has assessed all the open-pit mining operations and reclassified the asset balance that resulted from stripping activity undertaken during the production phase as a part of an existing asset to which the stripping activity related. For each of asset balances, there is an identifiable component of the ore body with which the predecessor stripping asset can be associated.

  The following pronouncements are mandatory for accounting periods after December 31, 2013. Pronouncements that are not applicable to the Company have been excluded from those described below.

  (a)
  IFRIC 21 Levies — the Interpretation is effective for annual periods beginning on or after January 1, 2014. This Standard provides clarification on the accounting for a liability to pay a levy. The Company does not plan to early adopt the Standard. The Company is assessing the impact of this standard.

  (b)
  IFRS 9 Financial Instruments — No specific effective date has been announced for this Standard. The Company is assessing the impact of this Standard.

6.     ACQUISITION OF MINERAL INTERESTS

  The Company did not make any significant asset or business acquisitions in 2013.

  (a)
  Acquisition of Extorre Gold Mines Limited

    On August 21, 2012 the Company acquired all the issued and outstanding common shares of Extorre Gold Mines Limited ("Extorre"). Extorre is a mining company with exploration and development stage precious metals projects, the most advanced of which is its Cerro Moro project, a high grade, gold and silver deposit.

    Under the terms of the Agreement, each Extorre shareholder received $4.28 per share comprised of $3.50 in cash and 0.0467 of a Yamana common share for each Extorre common share held. Total consideration paid was approximately $449.2 million comprised of 4.7 million common shares, transaction costs and issued options. The purchase price was determined using the share price of $15.95 per share for Yamana stock as at August 21, 2012.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

6.     ACQUISITION OF MINERAL INTERESTS (Continued)

    The acquisition has been accounted for by the Company as a purchase of assets and assumption of liabilities. The transactions did not qualify as a business combination under IFRS 3, Business Combinations, as significant inputs and processes that together constitute a business were not identified. The cost has been allocated to the assets acquired and liabilities assumed based upon their estimated fair value at the date of acquisition.

    Total consideration paid of $449.2 million was calculated as follows:

Cash	$363,889
Issue of Yamana common shares	74,396
Fair value of 1,155,752 stock options assumed (Note 22(a))	3,584
Transaction costs	7,312

Purchase consideration	$449,181

    The consideration has been allocated as follows:

Current assets net of current liabilities	$12,155
Mineral properties	437,026

Net identifiable assets	$449,181

    The fair value of Yamana options has been estimated using the Black-Scholes option pricing model using the following assumptions:

Dividend yield	0.004
Expected volatility	36%
Risk-free interest rate	1.21%
Expected life	0.10 – 4.65 years
Forfeitures	Nil

7.     TRADE AND OTHER RECEIVABLES

As at December 31,	2013	2012
Trade receivable (i)	$78,099	$173,600
Other receivables	2,002	1,697

	$80,101	$175,297

  (i)
  The average credit period of gold sales is less than 30 days. No interest is charged on trade receivables and they are neither impaired nor past due.

8.     INVENTORIES

As at December 31,	2013	2012
Product inventories	$46,930	$48,967
Metal in circuit and gold in process	43,031	41,627
Ore stockpiles	52,013	58,787
Materials and supplies	87,251	80,835

	$229,225	$230,216

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

8.     INVENTORIES (Continued)

  The amount of inventories recognized as an expense during the year ended December 31, 2013, was $900.8 million (2012 — $831.8 million) and is included in cost of sales. During the year, a total charge of $14.8 million was recorded to adjust inventory to net realizable value (2012 — $1.2 million) which is included in cost of sales.

9.     OTHER FINANCIAL ASSETS

As at December 31,	2013	2012
Derivative related assets (Note 28(a))	$51	$4,581
Tax credits receivables (i)	44,442	—
Deferred consideration receivable (ii)	—	10,000
Other	9,274	4,626

	$53,767	$19,207

Current	44,493	4,516
Non-current	9,274	14,691

	$53,767	$19,207

  (i)
  Tax credits receivable consist of sales taxes which are recoverable in the form of a refund from the respective jurisdictions in which the Company operates.

  (ii)
  On February 28, 2013, the Company sold two net smelter royalties and a mining royalty to Premier Royalty Inc. for total consideration of $9.6 million. The amount paid consisted of: $8.7 million in cash, 387,096 common shares valued at $0.6 million and 500,000 common shares purchase warrants exercisable at $2.50 per share until February 28, 2016 with a value of $0.3 million.

10.   OTHER ASSETS

As at December 31,	2013	2012
Tax credits receivables (i)	$114,563	$209,195
Advances and deposits	77,238	60,555
Other long-term advances	26,589	7,497
Income taxes receivable	34,231	8,950

	$252,621	$286,197

Current	144,626	164,530
Non-current	107,995	121,667

	$252,621	$286,197

  (i)
  Tax credits receivable consist of South American sales taxes which are recoverable against other taxes payable and value added tax.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

11.   PROPERTY, PLANT AND EQUIPMENT

	Mining property costs subject to depletion (i)	Mining property costs not subject to depletion (ii) (iii) (iv) (vii)	Land, building, plant & equipment (v)	Total
Cost, January 1, 2012	$3,050,039	$5,848,904	$1,330,041	$10,228,984
Additions	275,103	1,090,782	237,316	1,603,201
Transfers and other non-cash movements	195,442	(322,447)	141,603	14,598
Change in decommissioning, restoration & similar liabilities	33,287	(937)	5	32,355
Disposals	(410)	(20,844)	(1,122)	(22,376)

Cost, December 31, 2012	$3,553,461	$6,595,458	$1,707,843	$11,856,762
Additions	249,969	575,178	180,121	1,005,268
Transfers and other non-cash movements	51,105	24,022	(33,163)	41,964
Change in decommissioning, restoration & similar liabilities	(43,538)	—	(85)	(43,623)
Impairment(vi)	—	(557,273)	—	(557,273)
Reclassification	(49,583)	(26,911)	147,812	71,318
Disposals	(171)	(62,674)	(2,866)	(65,711)

Cost, December 31, 2013	$3,761,243	$6,547,800	$1,999,662	$12,308,705

Accumulated depreciation and impairment, January 1, 2012	$800,519	$—	$389,035	$1,189,554
Depreciation for the year	230,860	—	152,984	383,844
Impairment charges	200	—	7,093	7,293

Accumulated depreciation and impairment, December 31, 2012	$1,031,579	$—	$549,112	$1,580,691
Depreciation for the period	232,310	—	170,012	402,322
Reclassification	3,948	—	67,370	71,318
Disposal	—	—	(6,427)	(6,427)

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

11.   PROPERTY, PLANT AND EQUIPMENT (Continued)

	Mining property costs subject to depletion (i)	Mining property costs not subject to depletion (ii) (iii) (iv) (vii)	Land, building, plant & equipment (v)	Total
Accumulated depreciation and impairment, December 31, 2013	$1,267,837	$—	$780,067	$2,047,904

Carrying value, December 31, 2012	$2,521,882	$6,595,458	$1,158,731	$10,276,071

Carrying value, December 31, 2013	$2,493,406	$6,547,800	$1,219,595	$10,260,801

  (i)
  The following table shows the reconciliation of capitalized stripping costs incurred in the production phase:

As at December 31,	2013	2012
Balance, beginning of the year	$128,988	$94,192
Additions	59,920	38,931
Amortization	(7,558)	(4,135)

Balance, end of year	$181,350	$128,988

  (ii)
  At the beginning of 2013, the Company changed the presentation of the Property, Plant and Equipment note in its financial statements. The two asset categories: Assets under construction and Tangible exploration & evaluation assets (as was shown in the 2012 Consolidated Annual Financial Statements) have been combined into one category called: Mining property costs not subject to depreciation. This was not a change in accounting policy nor was there any impact on the Consolidated Statement of Operations. This change was made for a more relevant presentation of the Company's property, plant and equipment and the prior year has been restated for this change.

  (iii)
  During the year ended December 31, 2013, the Company capitalized $48.5 million (December 31, 2012 — $30.3 million) of interest costs for assets under construction. A weighted average capitalization rate of 5.4% (December 31, 2012 — 5.5%) was used to determine the amount of borrowing costs eligible for capitalization.

  (iv)
  Assets not subject to depreciation include: capitalized reserve and exploration potential acquisition costs, capitalized exploration & evaluation costs, capitalized development costs, assets under construction, capital projects and acquired mineral resources at operating mine sites. Mineral property costs not subject to deprecation are composed of the following:

As at December 31,	2013	2012
Projects not in production	$3,128,642	$2,275,714
Exploration potential	2,586,991	3,469,324
Assets under construction	832,167	850,420

Total	$6,547,800	$6,595,458

  (v)
  Included in land, building, plant and equipment is $67.5 million of land which in not subject to depreciation (2012 — $67.0 million)

  (vi)
  In early October of 2013, after the spot price for gold returned to the $1,350 per ounce level, it started a continuous decline during the fourth quarter and dipped below $1,200 per ounce by late December. During the fourth quarter, the Company performed its impairment test updating its life of mine after-tax cash flow projects for updated reasonable estimates of future metal prices, production based on current estimates of recoverable mineral reserves and mineral resources, recent operating and exploration results, exploration potential, future operating costs, capital expenditures, inflation and long-term foreign exchange rates. The fair values in the impairment assessment in the fourth quarter were calculated assuming long-term prices of $1,300 per ounce of gold (2012 — $1,375 per ounce of gold) and $3.00 per pound of copper (2012 — $3.00 per pound of copper). The Company examined future cash flows, the intrinsic value of value beyond proven and probable mineral reserves, value of land holdings, as well as other

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

11.   PROPERTY, PLANT AND EQUIPMENT (Continued)

    factors, which are determinants of commercial viability of each mining property in its portfolio, and concluded that a total of $547.0 million (2012 — $nil) of impairment charges should be recognized against property plant and equipment, which include $175.0 million impairment charge against the carrying value of the Ernesto/Pau-Pique mine, $110.0 million impairment charge against the carrying value of its Jeronimo project, $80.9 million against the carrying value of the Amancaya exploration property, $181.1 million against the carrying value of various exploration properties in Argentina. Additionally, an impairment of $10.3 million against the carrying value of an exploration project in Mexico was recorded in the second quarter of 2013.

  (vii)
  In March 2011, the Company announced an agreement with Xstrata Queensland Limtied ("GlencoreXstrata") and Goldcorp Inc. ("Goldcorp") that would facilitate the integration of Agua Rica into Minera Alumbrera under which GlencoreXstrata, Goldcorp, and Yamana would continue to own a 50%, 37.5%, and 12.5% interest, respectively in Minera Alumbrera. Under the terms of the original agreement, the Company would have received a combination of payments of $110 million during the 36 months following execution of formal transaction documents, $150 million upon approval to proceed with construction, and $50 million upon achieving commercial production. In addition, the Company would receive a deferred consideration stream. At December 31, 2013, a total of $50.0 million in payments had been received. During the third quarter of 2013, the Company, GlencoreXstrata and Goldcorp agreed to an extension period of twelve months in which certain optimizations for a feasibility study would be undertaken with respect to the development of Agua Rica. One of the option payments payable by GlencoreXstrata and Goldcorp in 2013 was deferred to 2014 as part of this agreement, and in addition, the cap on the number of ounces of payable gold for the deferred consideration which is based on 65% of the payable gold production from Agua Rica, which was originally set to a maximum of 2.3 million ounces, was removed.

12.   INVESTMENT IN ASSOCIATE

  The Company holds a 12.5% indirect interest in the Bajo de la Alumbrera Mine, held by Minera Alumbrera Ltd. ("Alumbrera"). Although the investment is less than 20% of the outstanding shares of Alumbrera, other relevant factors have been examined by the Company to determine whether it has significant influence. Such factors include the proportion of seats on the board being assigned to the Company, nature of the business decisions that require unanimous consent of the directors, ability to influence the operating, strategic and financing decisions and the existing ownership composition vis-à-vis the Company's ability to exercise significant influence.

  The investment in this associate is, accordingly, accounted using the equity method. Earnings of Alumbrera have been included in the earnings of the Company since acquisition. Summarized financial information is as follows:

As at December 31,	2013	2012
Current assets	$688,060	$886,450
Non-current assets	$851,224	$615,717

Total assets	$1,539,284	$1,502,167
Current liabilities	264,228	283,388
Non-current liabilities	399,041	144,209

Total liabilities	663,269	427,597

Net assets	$876,015	$1,074,570

Company's share of net assets of associate (12.5%)	$109,502	$134,321

For the years ended December 31,	2013	2012
Company's share of total revenues (12.5%) for the year	$129,302	$204,914
Company's share of (losses)/earnings (12.5%) for the year	$(3,905)	$50,642

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

12.   INVESTMENT IN ASSOCIATE (Continued)

	2013	2012
Balance of investment in associate, beginning of the year	$219,744	$169,102
Equity in earnings	(3,905)	50,642
Cash distributions	(27,924)	—
Investment impairment (i)	(70,000)	$—

Balance, end of year	$117,915	$219,744

  (i)
  An impairment charge of $70.0 million was recognized against the carrying value of the Company's 12.5% equity interest in the Alumbrera mine, which is near the end of its mine life.

  On January 23, 2013, the Company received a loan from Minera Alumbrera Ltd. for a total principal of $43.8 million (Note 16(i)).

13.   INVESTMENTS

	2013			2012
	As at December 31,
Available-for-sale securities	Cost	Fair Value	Cumulative gains in AOCI	%(i)	Cost	Fair Value	Cumulative losses in AOCI
Total	$8,977	$9,122	$145		$20,700	$20,480	$(220)

  Available-for-sale ("AFS") financial assets are reviewed quarterly for significant or prolonged decline in fair value requiring impairment and more frequently when economic or market concerns warrant such evaluation. The review includes an analysis of the fact and circumstances of the financial assets, the market price of actively traded securities and other financial assets, the severity of loss, the financial position and near-term prospects of the investment, credit risk of the counterparties, the length of time the fair value has been below costs, both positive and negative evidence that the carrying amount is recoverable within a reasonable period of time, management's intent and ability to hold the financial assets for a period of time sufficient to allow for any anticipated recovery of fair value and management's market view and outlook. As at December 31, 2013, after management's review and based on objective evidence, a total impairment of $16.3 million (2012 — $67.7 million), which represents the difference between the carrying value and the fair market value on certain available-for-sale securities, was recognized as other operating expenses in the consolidated statement of operations (in the prior year, the impairment was presented separately in the consolidated statement of operations).

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

14.   GOODWILL AND INTANGIBLES

	Goodwill (i)	Other intangibles (ii)	Total
Cost, January 1, 2012	$55,000	$24,136	$79,136
Additions	$—	$24,459	$24,459

Cost, December 31, 2012	$55,000	$48,595	$103,595
Additions	—	24,499	24,499
Dispositions	—	(938)	(938)

Cost, December 31, 2013	$55,000	$72,156	$127,156

Accumulated amortization and impairment, January 1, 2012	$—	$(3,790)	$(3,790)
Amortization	—	(1,291)	(1,291)

Accumulated depreciation and impairment, December 31, 2012	$—	$(5,081)	$(5,081)
Amortization	—	(1,527)	(1,527)
Impairment	$(55,000)	$—	$(55,000)

Accumulated depreciation and impairment, December 31, 2013	$(55,000)	$(6,608)	$(61,608)

Carrying value, December 31, 2012	$55,000	$43,514	$98,514

Carrying value, December 31, 2013	$—	$65,548	$65,548

  (i)
  Goodwill represents the excess of the purchase cost over the fair value of net assets acquired on a business acquisition. The Company's total goodwill of $55.0 million as at the beginning of 2013 relates to the acquisition of the gold producing Jacobina mine and related assets in Brazil in 2006. During the fourth quarter, the Company performed its impairment test updating its life of mine after-tax cash flow projects for updated reasonable estimates of future metal prices, production based on current estimates of recoverable mineral reserves and mineral resources, recent operating and exploration results, exploration potential, future operating costs, capital expenditures, inflation and long-term foreign exchange rates. The value of each of the identified and quantified mineral interests in a cash generating unit ("CGU") was determined primarily based on the net present value of the expected life of mine after-tax future cash flows from exploiting the mineral reserves and resources. This represents the after-tax future cash flows that the CGU can be expected to generate over its remaining useful life. The Company examined future cash flows, expected metal prices, the intrinsic value of value beyond proven and probable mineral reserves, value of land holdings, as well as other factors, which are determinants of commercial viability of each and every mining property in its portfolio, and concluded that the goodwill of $55.0 million no longer represents future economic benefits arising from the Jacobina CGU and was impaired. The Company performed its impairment assessment using the Value-in-Use method.

    In testing goodwill for impairment, the following are the key applicable assumptions:

    •
    Discount rate of 4.6% (2012 — 5.9%) as determined by the weighted average cost of capital,

    •
    Long-term gold price of $1,300 per ounce (2012 — $1,375 per ounce),

    •
    Long-term foreign exchange rate of 2.7 Brazilian Reais to the United States Dollar (2012 — 1.8).

    Long-term gold prices and foreign exchange rate are based on the compilation of independent industry analyst forecasts.

    The model used to determine impairment is based on management's best assumptions using material and practicable data which may generate results that are not necessarily indicative of future performance. In addition, in deriving this analysis, the Company has made assumptions based on the structure and relationships of variables as at the balance sheet date which may differ due to fluctuations throughout future years with all other variables assumed to remain constant. Actual changes in one variable may contribute to changes in another variable, which may amplify or offset the individual effect of each assumption.

  (ii)
  As of December 31, 2013, included in Other Intangibles, the Company had $11.9 million (December 31, 2012 — $13.4 million) of identifiable intangibles, representing the intellectual property and other intangibles recognized in the acquisition of Constructora Gardilcic Ltda. and Constructora TCG Ltda and $53.6 million (December 31, 2012 — $30.1 million) of capitalized system development costs.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

15.   TRADE AND OTHER PAYABLES

As at December 31,	2013	2012
Trade payables (i)	$310,874	$305,271
Other payables	146,019	217,661

	$456,893	$522,932

  (i)
  No interest is charged on the trade payables for the first 60 days from the date of invoice. The Company has financial risk management policies in place to ensure that all payables are paid within the credit terms.

16.   OTHER FINANCIAL LIABILITIES

As at December 31,	2013	2012
Loan from Alumbrera (i)	$44,570	$—
Derivative related liabilities (Note 28(a))	64,060	27,284
Royalty payable (ii)	14,095	15,134
Severance accrual	24,606	25,401
Deferred Share Units liability (Note 22(b))	23,665	35,219
Current portion of long-term debt	15,000	—
Other	2,769	19,885

	$188,765	$122,923

Current	94,926	13,790
Non-current	93,839	109,133

	$188,765	$122,923

  (i)
  On January 23, 2013, the Company received an unsecured loan of $43.8 million from Minera Alumbrera Ltd. that bears interest at a rate of 2% and matures in two years. No repayments were made during 2013.

  (ii)
  The Company has an agreement with Miramar Mining Corporation ("Miramar" acquired by Newmont Mining Corporation) for a Proceeds Interest of Cdn$15.4 million. The agreement entitles Miramar to receive payment of this interest over time calculated as the economic equivalent of a 2.5% net smelter return royalty on all production from the Company's mining properties held at the time of Northern Orion entering into the agreement, or 50% of the net proceeds of disposition of any interest in the Agua Rica property until the Proceeds Interest of Cdn$15.4 million is paid.

17.   OTHER PROVISIONS AND LIABILITIES

As at December 31,	2013	2012
Withholding taxes (i)	$81,064	$81,170
Provision for silicosis (ii)	15,791	11,502
Other liabilities	67,815	41,920

	$164,670	$134,592

Current	32,093	28,807
Non-current	132,577	105,785

	$164,670	$134,592

  (i)
  The Company is subject to additional taxes in Chile on the repatriation of profits to its foreign shareholders. Total taxes in the amount of $81.0 million (December 31, 2012 — $81.2 million) have been accrued on the assumption that the profits will be repatriated.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

17.   OTHER PROVISIONS AND LIABILITIES (Continued)

  (ii)
  Provision for silicosis consists of amounts accrued to settle claims by former employees of Jacobina Mineração e Comércio Ltda ("JMC"), relating to silicosis. This balance represents management's best estimate for all known and anticipated future obligations related to health claims against JMC prior to acquisition by the Company in April 2006. The amount and timing of any expected payments are uncertain as their determination is outside the control of the Company's management. The Company estimates this contingency to be about $15.8 million as at December 31, 2013 (December 31, 2012 — $11.5 million). The increase of $4.3 million in the year relates to an increase in the expected amount of future payments as well as the impact of the foreign exchange rate of this Brazilian-Real denominated liability.

18.   LONG-TERM DEBT

As at December 31,	2013	2012
$300 million senior debt notes (a)	$298,088	$—
$500 million senior debt notes (b)	496,979	496,706
$270 million senior debt notes (c)	254,440	269,206
$750 million revolving facility (d)	140,255	—

Long-term portion (i)	$1,189,762	$765,912

Current portion of long-term debt (Note 16)	$15,000	$—

Total debt	$1,204,762	$765,912

  (i)
  Balances are net of transaction costs of $10.2 million net of amortization (December 31, 2012 — $4.1 million).

  (a)
  On June 10, 2013, the Company issued senior debt notes for a total of $300.0 million. These notes are unsecured and comprised of two series of notes as follows:

  •
  Series A — $35.0 million at a rate of 3.64% with maturity of June 10, 2018.

  •
  Series B — $265.0 million at a rate of 4.78% with maturity of June 10, 2023.

  (b)
  On March 23, 2012, the Company issued senior debt notes, through a private placement, for a total of $500.0 million in four series of unsecured notes as follows:

  •
  Series A — $75.0 million at a rate of 3.89% with a maturity of March 23, 2018.

  •
  Series B — $85.0 million at a rate of 4.36% with a maturity of March 23, 2020.

  •
  Series C — $200.0 million at a rate of 4.76% with a maturity of March 23, 2022.

  •
  Series D — $140.0 million at a rate of 4.91% with a maturity of March 23, 2024.

  (c)
  On December 18, 2009, the Company issued senior debt notes for a total of $270.0 million are unsecured and comprised of three series of notes as follows:

  •
  Series A — $15.0 million at a rate of 5.53% with a maturity of December 21, 2014.

  •
  Series B — $73.5 million at a rate of 6.45% with a maturity of December 21, 2016.

  •
  Series C — $181.5 million at a rate of 6.97% with a maturity of December 21, 2019.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

18.   LONG-TERM DEBT (Continued)

  (d)
  On February 28, 2013, the Company refinanced its revolving facility of $750.0 million. The following summarizes the terms in respect to this facility as at December 31, 2013:

  •
  The credit facility is unsecured and has a maturity date of February 28, 2018.

  •
  Amounts drawn bear interest at a rate of LIBOR plus 1.5% to 2.75% per annum, depending upon the Company's leverage ratio defined as the net total debt to rolling twelve months earnings before interest, taxes, depreciation and amortization.

  •
  Undrawn amounts are subject to a commitment fee of 0.30% to 0.55% per annum depending upon the Company's leverage ratio.

  •
  During 2013, the Company drew down $145.0 million from the revolving facility.

  The following is a schedule of long-term debt principal repayments:

Long-term debt
2014	$15,000
2015
2016	—
2017	73,500
2018	255,000
2019 and thereafter	871,500

$1,215,000

19.   DECOMMISSIONING, RESTORATION AND SIMILAR LIABILITIES

As at December 31,	2013	2012
Balance, beginning of year	$218,287	$180,805
Unwinding of discount in the current year for operating mines	12,971	6,814
Unwinding of discount in the current year for non-operating mines	1,428	1,788
Adjustments to decommissioning, restoration and similar liabilities during the year	(29,270)	37,764
Foreign exchange impact	(22,001)	(5,645)
Expenditures during the current year	(4,289)	(3,239)

Balance, end of year	$177,126	$218,287

Current	2,603	2,592
Non-current	174,523	215,695

	$177,126	$218,287

  The Decommissioning, Restoration and Similar Liabilities are calculated as the net present value of estimated undiscounted future cash flows, which total $240.8 million (December 31, 2012 — $280.0 million) using discount rates specific to the liabilities of 3.6% to 24.6% (December 31, 2012 — 2.4% to 16.1%). The settlement of the obligations is estimated to occur through to 2034. The Decommissioning, Restoration and Similar Liabilities of the mines and projects are incurred in Brazilian Reais, Chilean Pesos, Argentine Pesos, Mexican Pesos and United States Dollars. The liabilities, other than those denominated in United States Dollar, are thus subject to translation gains and losses from one reporting period to the next in accordance with the Company's accounting policy for foreign currency translation of monetary items. The translation gains/losses, as well as changes in the estimates related to these liabilities are reflected in Property, Plant and Equipment.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

20.   SHARE CAPITAL

  (a)
  Common Shares Issued and Outstanding

    The Company is authorized to issue an unlimited number of common shares at no par value and a maximum of eight million first preference shares. There were no first preference shares issued or outstanding as at December 31, 2013 (2012: none).

	2013		2012
	As at December 31,
Issued and fully paid — 753,303,613 common shares (December 31, 2012 — 752,222,459 shares):	Number of common shares (000's)	Amount	Number of common shares (000's)	Amount
Balance, beginning of year	752,222	$6,304,801	745,774	$6,209,136
Exercise of options and share appreciation rights (i)	9	140	924	11,346
Issued on vesting of restricted share units (Note 22(c))	1,072	15,197	861	9,923
Issued on acquisition of mineral interests (Note 6)	—	—	4,663	74,396

Balance, end of year	753,303	$6,320,138	752,222	$6,304,801

    (i)
    During the year ended December 31, 2013, the Company issued 9 thousand shares (December 31, 2012 — 0.9 million shares) to optionees on the exercise of their share options for cash proceeds of $nil (December 31, 2012 — $0.6 million). Previously recognized share-based payment in the amount of $0.1 million (December 31, 2012 — $10.7 million) on the options exercised was transferred to share capital with a corresponding decrease to equity reserve.
  (b)
  Weighted Average Number of Shares Outstanding for Earnings Per Share Calculation

For the years ended December 31,	2013	2012
Weighted average number of common shares	752,697	748,095
Weighted average number of dilutive Restricted Share Units (RSU) (i)	—	957
Weighted average number of dilutive stock options (i)	—	539

Dilutive weighted average number of common shares	752,697	749,591

    (i)
    For the year ended December 31, 2013, the RSU and stock options outstanding have not been included in the weighted average number of shares outstanding as they are anti-dilutive.

    Total options excluded from the computation of diluted earnings per share because the exercise prices exceeded the average market value of the common shares for the year ended December 31, 2013 were 0.9 million (December 31, 2012 — 0.9 million).

  (c)
  Dividends Paid and Declared

For the years ended December 31,	2013	2012
Dividends paid	$196,199	$168,244
Dividend declared in respect of the year	$196,262	$179,915
Dividend paid (per share)	$0.260	$0.225
Dividend declared in respect of the year (per share)	$0.260	$0.240

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

21.   OTHER COMPREHENSIVE INCOME AND RESERVES

  (a)
  Other Comprehensive Income

For the years ended December 31,	2013	2012
Net change in unrealized losses on available-for-sale securities:
Change in fair value	$(5,691)	$(11,916)
Tax impact	—	—
Reclassification of losses recorded in earnings	6,056	27,652

	365	15,736

Net change in fair value of hedging instruments
Change in fair value	(44,426)	(13,411)
Tax impact	(7,023)	4,852

	(51,449)	(8,559)

Other comprehensive (loss) income attributable to equity shareholders	$(51,084)	$7,177

  (b)
  Reserves

	2013	2012
Equity reserve
Balance, beginning of year	$22,131	$16,767
Exercise of stock options and share appreciation	(35)	(2,387)
Issue of restricted share units	17,819	14,090
Transfer of restricted share units to share capital on vesting	(15,197)	(9,923)
Issued on acquisition of mineral interests	—	3,584

Balance, end of year	$24,718	$22,131

Hedging reserve
Balance, beginning of year	$(14,650)	$(6,091)
Net change in fair value of hedging instruments (i)	(51,449)	(8,559)

Balance, end of year	$(66,099)	$(14,650)

Available-for-sale reserve
Balance, beginning of year	$(220)	$(15,956)
Change in fair value of available-for-sale securities	(5,691)	(11,916)
Reclassification of losses on available-for-sale securities to earnings	6,056	27,652

Balance, end of year	$145	$(220)

Total reserve balance, end of year	$(41,236)	$7,261

    (i)
    Net of tax recovery of $nil (2012 — tax recovery of $4.9 million).

    The hedging reserve represents hedging gains and losses recognized on the effective portion of cash flow hedges. The cumulative deferred gain or loss on the hedge is recognized in the consolidated statement of operations when the hedged transaction impacts the consolidated statement of operations, or is recognized as an adjustment to the cost of non-financial hedged items.

    The available-for-sale reserve represents the revaluation of available-for-sale financial assets. Where a revalued financial asset is sold or impaired, the relevant portion of the reserve is recognized in the consolidated statement of operations.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

22.   SHARE-BASED PAYMENTS

  The total compensation costs relating to share-based payments for the year ended December 31, 2013 were $7.7 million (2012 — $26.3 million) and is comprised of the following:

For the years ended December 31,	2013	2012
Equity-settled plans	$17,819	$14,090
Cash-settled plans	(10,137)	12,203

Total expense recognized as compensation expense	$7,682	$26,293

As at December 31,	2013	2012
Total carrying amount of liabilities for cash-settled arrangements (Note 16)	$23,665	35,219

  (a)
  Stock Options

    The Company's Share Incentive Plan is designed to advance the interests of the Company by encouraging employees, officers, directors and consultants to have equity participation in the Company through the acquisition of common shares. The Share Incentive Plan is comprised of a share option component and a share bonus component. The aggregate maximum number of common shares that may be reserved for issuance under the Share Incentive Plan is 24.9 million (2012 — 24.9 million). Pursuant to the share bonus component of the Share Incentive Plan, common shares may be issued as a discretionary bonus to employees, officers, directors and consultants of the Company. Options granted under the share option component of the Share Incentive Plan vest immediately and have an exercise price of no less than the closing price of the common shares on the Toronto Stock Exchange on the trading day immediately preceding the date on which the options are granted and are exercisable for a period not to exceed ten years.

    The Share Incentive Plan also provides for the granting of share appreciation rights to optionees. An optionee is entitled to elect to terminate his or her option, in whole or part, and, in lieu of receiving the common shares to which their terminated option relates, to receive that number of common shares, disregarding fractions which, when multiplied by the fair value of the common shares to which their terminated option relates, has a total value equal to the product of the number of such common shares times the difference between the fair value and the option price per share of such common shares, less any amount required to be withheld on account of income taxes.

    A summary of the stock options granted to acquire common shares under the Company's Share Incentive Plan as at the period end and the changes thereof during the period are as follows:

	2013		2012
	Number of options (000's)	Weighted average exercise price (Cdn$)	Number of options (000's)	Weighted average exercise price (Cdn$)
Outstanding, beginning of year	1,539	$18.53	1,532	$9.90
Exercised	(9)	11.68	(936)	10.48
Expired	(135)	16.98	(213)	20.40
Granted	1,333	9.54	1,156	23.79

Outstanding, end of year	2,728	$13.64	1,539	$18.53

Exercisable, end of year	1,839	$15.47	1,539	$18.53

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

22.   SHARE-BASED PAYMENTS (Continued)

    The fair value of options granted during the year ended December 31, 2013, had a fair value of $2.37 at the grant date which has been estimated using the Black-Scholes option pricing model using the following assumptions:

2013
Dividend yield	0.03
Expected volatility (i)	45.48%
Risk-free interest rate	0.98% to 1.16%
Expected life	1 to 3 years
Forfeitures	10%

    (i)
    The expected volatility is based on the historical volatility of the Company's shares.

    The weighted average share price at date of exercise for the year ended December 31, 2013 was $9.84 (December 30, 2012 — $18.68).

    Stock options outstanding and exercisable as at December 31, 2013 are as follows:

	Outstanding		Exercisable
Exercise price (Cdn$)	Quantity (000's)	Weighted average remaining contractual life (Years)	Quantity (000's)	Weighted average remaining contractual life (Years)
$0.01-$7.99	25	0.90	25	0.90
$9.00-$12.99	1,910	4.97	1,910	4.97
$17.00-$19.99	271	0.64	271	0.64
$23.00-$26.99	521	1.28	521	1.28

Total	2,727	3.80	2,727	2.27

  (b)
  Deferred Share Units ("DSU")

    DSU are granted to the eligible participants of the Deferred Share Unit Plan, who are non-executive directors of the Company or designated affiliates (an "eligible director"), and the Chairman or Chief Executive Officer (an "eligible officer") of the Company. The number of DSU granted to each eligible director on each DSU issue-date has the value equal to at least one half of the director's remuneration payable in the current quarter. The Board may also grant, in its sole and absolute discretion, to an eligible officer the rights to acquire any number of DSU as a discretionary payment in consideration of past services to the Company. Each DSU entitles the holder, who ceases to be an eligible director or eligible officer, to a payment in cash without any further action on the part of the holder of the DSU on the relevant separation date. The value of a DSU is equal to the market value in Canadian dollars of a common share of the Company at the separation date.

Number of DSU (000's)	2013	2012
Outstanding and exercisable, beginning of year	2,029	1,494
Granted	631	535
Canceled	(26)	—

Outstanding and exercisable, end of year	2,634	2,029

    The value of the DSU as at December 31, 2013 was $23.7 million (2012 — $35.2 million). In the year ended December 31, 2013, the Company recorded mark-to-market gain of $17.1 million (2012 — loss of $3.4 million) which is included in other operating expenses. Expenses of $10.1 million (2012 — $8.8 million) were recognized for DSU granted during the year.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

22.   SHARE-BASED PAYMENTS (Continued)

  (c)
  Restricted Share Units ("RSU")

    RSU are granted to eligible employees and eligible contractors in order to secure for the Company the benefits inherent in the ownership of Company shares by those eligible participants. From time to time, the Board, or as it delegates, determines the participants to whom RSU shall be granted by taking into consideration the present and potential contributions of the services rendered by the particular participant to the success of the Company. A RSU award granted to a participant will entitle the participant to receive a Canadian dollar payment in fully paid shares or, at the option of the Company, in cash on the date when the RSU award is fully vested upon the expiry of the restricted period in respect of the corresponding RSU award. Fair value of RSU is based on the market price on the day that the RSU is granted.

Number of RSU (000's)	2013	2012
Outstanding, beginning of year	2,283	1,965
Granted	992	1,263
Vested and converted to common shares	(1,072)	(861)
Forfeited	(11)	(84)

Outstanding, end of year	2,192	2,283

    In the year ended December 31, 2013, the Company credited $15.2 million (2012 — $9.9 million) to share capital in respect of RSU that vested during the year and granted 991,982 RSU (2012 — 1,263,492 RSU) with a weighted average grant date fair value of Cdn$11.06 (2012 — Cdn$16.42). The expense for the year ended December 31, 2013 of $16.7 million (2012 — $14.1 million) is included in general and administrative expenses. The fair value of RSU as at December 31, 2013 was $10.9 million (2012 — $20.7 million).

23.   NON-CONTROLLING INTEREST

  The Company holds a 56.7% interest in Agua De La Falda ("ADLF") project along with Corporación Nacional del Cobre de Chile ("Codelco"). The ADLF project is an exploration project which includes the Jeronimo Deposit and is located in northern Chile.

As at December 31,	2013	2012
Agua De La Falda S.A.	$18,696	$46,800

  In early October of 2013, after the spot price for gold returned to the $1,350 per ounce level, it started a continuous decline during the fourth quarter and dipped below $1,200 per ounce by late December. During the fourth quarter, the Company performed its impairment test updating its life of mine after-tax cash flow projects for updated reasonable estimates of future metal prices, production based on current estimates of recoverable mineral reserves and mineral resources, recent operating and exploration results, exploration potential, future operating costs, capital expenditures, inflation and long-term foreign exchange rates. The fair values in the impairment assessment in the fourth quarter were calculated assuming long-term prices of $1,300 per ounce of gold (2012 — $1,375 per ounce of gold). The Company examined future cash flows, the intrinsic value of value beyond proven and probable mineral reserves, value of land holdings, as well as other factors, which are determinants of commercial viability of each and every mining property in its portfolio, and concluded that an impairment charge of $110.0 million ($88.0 million, net of taxes) against the carrying amount of Jeronimo was appropriate. The non-controlling interest's share of impairment charge was $35.1 million ($28.1 million, net of taxes).

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

24.   COST OF SALES EXCLUDING DEPLETION, DEPRECIATION AND AMORTIZATION

For the years ended December 31,	2013	2012
Contractors and services	$287,855	$266,575
Employee compensation and benefits expenses (Note 25)	237,512	211,230
Repairs and maintenance	95,934	95,878
Royalties	5,587	8,006
Power	65,998	71,042
Consumables	257,287	220,417
Other	(453)	4,184
Change in inventories, ore stockpiles, material and supplies	(52,351)	(26,432)
Impact of foreign currency derivatives contracts (Note 28(a))	3,420	(19,146)

Cost of sales excluding depletion, depreciation and amortization	$900,789	$831,754

25.   EMPLOYEE COMPENSATION AND BENEFIT EXPENSES

For the years ended December 31,	2013	2012
Wages and salaries	$253,671	$239,869
Social security, pension and government-mandated programs(a)	129,802	141,614
Other benefits(b)	17,734	36,762

Total Employee compensation and benefits expenses	401,207	418,245
Less: Expensed within General and Administrative expenses	(87,433)	(115,550)
Less: Expensed within Exploration and evaluation expenses	(26,157)	(32,496)
Less: Capitalized to Property, Plant and Equipment	(50,104)	(58,969)

Employee compensation and benefit expenses included in Cost of sales (Note 24)	$237,513	$211,230

  (a)
  Included in this item are defined contribution pension plans for all full-time qualifying employees of the Company. Contributions by the Company are based on a contribution percentage using the annual salary as the base and are made on a quarterly basis or as otherwise determined by the Company. The assets of the plans are held separately from those of the Company and are managed by independent plan administrators. The total expense recognized in the consolidated statement of operations of $10.2 million (2012 — $10.5 million) represents contributions payable to these plans by the Company at rates specified in the rules of the plans. As at December 31, 2013, contributions of $8.2 million due in respect of the 2013 reporting period (2012 — $4.4 million) had not been paid over to the plans but were paid subsequent to the end of the year.

  (b)
  Included in Other benefits are share-based payment transactions as discussed in Note 22.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

26.   FINANCE INCOME AND EXPENSE

For the years ended December 31,	2013	2012
Interest income	$1,648	$3,708
Unrealized gain on derivatives	—	371
Realized gain on derivatives	—	—
Net foreign exchange gain	23,438	—

Finance income	$25,086	$4,079

Unwinding of discounts on provisions	$(12,971)	$(8,602)
Net foreign exchange loss	—	(25,870)
Realized loss on interest rate swaps	—	(1,350)
Realized loss on derivatives	—	(20)
Interest expense on long-term debt	(1,999)	(7,921)
Bank, financing fees and other	(16,413)	(13,855)

Finance expense	$(31,383)	$(57,618)

Net finance expense	$(6,297)	$(53,539)

  The above finance income and finance expense include the following interest income and expense in respect of assets and liabilities not recorded at fair value:

For the years ended December 31,	2013	2012
Total interest income on financial assets	$1,648	$3,708

Total interest expense on financial liabilities	$(31,383)	$(56,248)

27.   CAPITAL MANAGEMENT

  The Company's objectives in managing capital are to ensure sufficient liquidity to pursue its strategy of organic growth combined with strategic acquisitions, to ensure the externally imposed capital requirements relating to its long-term debt are being met, and to provide returns to its shareholders. The Company defines capital that it manages as net worth, which is comprised of total shareholders' equity and debt obligations (net of cash and cash equivalents).

  The Company manages its capital structure and makes adjustments to it in light of general economic conditions, the risk characteristics of the underlying assets and the Company's working capital requirements. In order to maintain or adjust its capital structure, the Company, upon approval from its Board of Directors, may issue shares, pay dividends, or undertake other activities as deemed appropriate under the specific circumstances. The Board of Directors reviews and approves any material transactions out of the ordinary course of business, including proposals on acquisitions or other major investments or divestitures, as well as capital and operating budgets. The Company has not made any changes to its policies and processes for managing capital during the year.

  The externally imposed financial covenants on the revolving facility (Note 18) continue to be as follows:

    (a)
    Tangible net worth of at least $2.3 billion.

    (b)
    Maximum net total debt (debt less cash) to tangible net worth of 0.75.

    (c)
    Leverage ratio (net total debt/EBITDA) to be less than or equal to 3.5:1.

  Not meeting these capital requirements could result in a condition of default by the Company. As at December 31, 2013, the Company has met all of the externally imposed financial covenants.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

28.   FINANCIAL INSTRUMENTS

  (a)
  Fair Value of Financial Instruments

    The Company's financial instruments include cash and cash equivalents, trade and other receivables, investments, trade and other payables, long-term debt and derivative assets (liabilities). The carrying values of cash and cash equivalents, trade and other receivables, advances and deposits, trade and other payables approximate their fair values due to the relatively short-term nature of these instruments. Adjustments recognized in the balance sheet relating to concentrate sales are fair valued based on published and observable prices. Fair values of derivatives were based on published and observable market prices for similar instruments and on market closing prices at period end.

    There were no material differences between the carrying value and fair value of non-current assets and liabilities. The long-term debt has a carrying value of $1.2 billion (2012 — $765.9 million), which is comprised of a revolving facility and senior debt notes with fair values of $140.3 million and $1,049.5 million, respectively (2012 — $nil and $783.0 million). The fair value was calculated by discounting the future cash flows by a discount factor based on an interest rate of 5% which reflects the Company's own credit risk. Fair values of available-for-sale securities were calculated based on current and available market information.

    The Company assesses its financial instruments and non-financial contracts on a regular basis to determine the existence of any embedded derivatives which would be required to be accounted for separately at fair value and to ensure that any embedded derivatives are accounted for in accordance with the Company's policy. As at December 31, 2013, there were no embedded derivatives requiring separate accounting other than concentrate sales.

    The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability (for example, interest rate and yield curves observable at commonly quoted intervals, forward pricing curves used to value currency and commodity contracts and volatility measurements used to value option contracts), or inputs that are derived principally from or corroborated by observable market data or other means. Level 3 inputs are unobservable (supported by little or no market activity). The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs.

    Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In assessing the fair value of a particular contract, the market participant would consider the credit risk of the counterparty to the contract. Consequently, when it is appropriate to do so, the Company adjusts its valuation models to incorporate a measure of credit risk.

Fair Value Measurements at December 31, 2013	Level 1 Input	Level 2 Input	Level 3 Input	Aggregate Fair Value
Assets:
Available-for-sale securities (Note 13(a))	$9,122	$—	$—	$9,122
Derivative related assets (Note 9)	—	51	—	51

	$9,122	$51	$—	$9,173

Liabilities:
Derivative related liabilities (Note 16)	$—	$64,060	$—	$64,060

	$—	$64,060	$—	$64,060

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

28.   FINANCIAL INSTRUMENTS (Continued)

Fair Value Measurements at December 31, 2012	Level 1 Input	Level 2 Input	Level 3 Input	Aggregate Fair Value
Assets:
Available-for-sale securities (Note 13(a))	$20,480	$—	$—	$20,480
Derivative related assets (Note 9)	—	4,581	—	4,581

	$20,480	$4,581	$—	$25,061

Liabilities:
Derivative related liabilities (Note 16)	$—	$27,284	$—	$27,284

	$—	$27,284	$—	$27,284

    Valuation Techniques

    Available-for-Sale Securities

    The fair value of publicly traded available-for-sale securities is determined based on a market approach reflecting the bid price of each particular security at the balance sheet date. The closing price is a quoted market price obtained from the exchange that is the principal active market for the particular security, and therefore available-for-sale securities are classified within Level 1 of the fair value hierarchy.

    Derivative Instruments

    The fair value of derivative instruments is determined using either present value techniques or option pricing models that utilize a variety of inputs that are a combination of quoted prices and market-corroborated inputs. The Company continues to monitor the potential impact of the recent instability of the financial markets, and will adjust its derivative contracts for credit risk based upon the credit default swap spread for each of the counterparties as warranted.

    Gold Sales Contracts and Metal Concentrate Sales Contracts

    Gold sales are made at market observable spot prices. Metal concentrate sales are based on market prices of measurement dates, which are two or three months after shipment depending on the terms of the off-take agreements. The sales are measured initially and then adjusted monthly on the basis of prices quoted on the London Metal Exchange until measurement date. Therefore, metal concentrate sales would be classified within Level 2 of the fair value hierarchy. The Company continues to monitor and, as warranted, adjust for credit risk based upon the credit default swap spread for each of the counterparties.

    Fair value of derivatives

    The following table summarizes the fair value of derivative related assets:

As at December 31,	2013	2012
Currency contracts
Forward contracts (Note 9)	$51	$4,581
Less: Current portion	(51)	(4,516)

Non-current portion	$—	$65

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

28.   FINANCIAL INSTRUMENTS (Continued)

    The following table summarizes the fair value of components of derivative related liabilities:

As at December 31,	2013	2012
Currency contracts
Forward contracts	$64,060	$27,284

Total derivative related liabilities (Note 16)	64,060	27,284
Less: Current portion	(32,979)	(5,313)

Non-current portion	$31,081	$21,971

    Additionally, included in cost of sales excluding depletion, depreciation and amortization, are realized losses in the amount of $3.4 million (2012 — $19.2 million realized gains) with respect to currency derivative contracts.

    During the year, the Company entered into forward contracts to hedge against the risk of declining copper prices during the quotational period for a portion of its forecast copper concentrate sales. Included in sales are realized gains in the amount of $3.1 million (2012 — $0.03 million realized gains) in respect of commodity derivative contracts.

    The hedging reserve net balance as at December 31, 2013 is negative $66.1 million (2012 — negative $14.7 million), of that the Company estimates that approximately $33.0 million of net gains will be reclassified to earnings over the next twelve months and $31.1 million after twelve months. The total cash flow currency hedge losses in OCI (Note 21) for the year ended December 31, 2013 is $51.4 million (2012 — loss $14.9 million).

    The net financial position of the forward exchange contracts by currency are as follows:

As at December 31,	2013	2012
Forward exchange contracts
US$ to Brazilian Reais
Not later than one year	$(32,928)	$(975)
Later than one year but not more than five years	$(31,020)	$(21,518)
US$ to Mexican Peso
Not later than one year	$—	$178
Later than one year but not more than five years	$(61)	$(388)
  (b)
  Currency Risk

    The Company's sales are predominantly denominated in United States Dollars. The Company is primarily exposed to currency fluctuations relative to the United States Dollar as a portion of the Company's operating costs and capital expenditures are denominated in foreign currencies; predominately the Brazilian Real, the Argentine Peso, the Chilean Peso and the Mexican Peso. Monetary assets denominated in foreign currencies are also exposed to foreign currency fluctuations. These potential currency fluctuations could have a significant impact on production costs and thereby the profitability of the Company.

    The following table summarizes the details of the currency hedging program as at December 31, 2013:

    (Quantities in thousands)

	Brazilian Real				Mexican Peso
Year of Settlement	Brazilian Real Notional Amount	Weighted Average Contract Rate	Market rate as at December 31, 2013	Year of Settlement	Mexican Peso Notional Amount	Contract Fixed Rate	Market rate as at December 31, 2013
2014	483,360	2.0677	2.3621	2014	156,000	13.3200	13.037
2015	519,048	2.2828	2.3621	2015	65,000	13.3200	13.037

	1,002,408	2.1738	2.3621		221,000	13.3200	13.037

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

28.   FINANCIAL INSTRUMENTS (Continued)

    The following table outlines the Company's exposure to currency risk and the pre-tax effects on profit or loss and equity at the end of the reporting period of a 10% change in the foreign currency for the foreign currency denominated monetary items. The sensitivity analysis includes cash and cash equivalents and trade payables. A positive number below indicates an increase in profit or equity where the US dollar strengthens 10% against the relevant foreign currency. For a 10% weakening of the US dollar against the relevant foreign currency, there would be a comparable negative impact on the profit or equity.

	2013		2012
(On 10% change in United States Dollars exchange rate)	Effect on net earnings before tax	Effect on other comprehensive income, before tax	Effect on net earnings before tax	Effect on other comprehensive income, before tax
Brazilian Reais	$591	$36,845	$2,442	$60,383
Argentine Peso	$3,469	$—	$2,748	$—
Canadian Dollar	$48	$—	$963	$—
Mexican Peso	$1,254	$2,174	$1,268	$2,674
Chilean Peso	$7,634	$—	$8,727	$—

    The sensitivity analyses included in the tables above should be used with caution as the results are theoretical, based on management's best assumptions using material and practicable data which may generate results that are not necessarily indicative of future performance. In addition, in deriving this analysis, the Company has made assumptions based on the structure and relationships of variables as at the balance sheet date which may differ due to fluctuations throughout the year with all other variables assumed to remain constant. Actual changes in one variable may contribute to changes in another variable, which may amplify or offset the effect on earnings.

  (c)
  Commodity Price Risk

    Gold, copper and silver prices are affected by various forces including global supply and demand, interest rates, exchange rates, inflation or deflation and the political and economic conditions of major gold, copper and silver-producing countries. The profitability of the Company is directly related to the market price of gold, copper and silver. A decline in the market prices for these precious metals could negatively impact the Company's future operations. The Company has not hedged any of its gold sales.

    As the December 31, 2013, the Company's exposure to commodity price is limited to the trade receivables associated with provisional pricing of metal concentrate sales particularly copper. A 10% change in the price of copper has a $5.2 million before tax effect on profit or loss.

  (d)
  Interest Rate Risk

    As at December 31, 2013, the majority of the Company's long-term debt was at fixed rates, the Company does not believe that it is exposed to significant interest rate risk.

  (e)
  Credit Risk

    Credit risk is the risk that a third party might fail to discharge its obligations under the terms of a financial instrument. The Company limits credit risk by entering into business arrangements with high credit-quality counterparties, limiting the amount of exposure to each counterparty and monitoring the financial condition of counterparties whilst also establishing policies to ensure liquidity of available funds. In addition, credit risk is further mitigated in specific cases by maintaining the ability to novate contracts from lower quality credit counterparties to those with higher credit ratings.

    For cash and cash equivalents, trade and other receivables, derivative related assets, restricted cash, deferred consideration receivable and long-term tax credits, credit risk is represented by the carrying amount on the balance sheet. Cash and cash equivalents are deposited in highly rated corporations and the credit risk associated with these deposits is low. The Company sells its products to large international financial institutions and other organizations with high credit ratings. Historical levels of receivable defaults and overdue balances over normal credit terms are both negligible, thus the credit risk associated with trade receivables is also considered to be negligible. Long-term tax credits have negligible credit risk as they are receivable from the governmental authorities and are carried at their estimated fair value. For derivatives, the Company assumes no credit risk when

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

28.   FINANCIAL INSTRUMENTS (Continued)

    the fair value of the instruments is negative. When the fair value of the instruments is positive, this is a reasonable measure of credit risk. The Company does not have any assets pledged as collateral.

    The Company's maximum credit exposure to credit risk is as follows:

As at December 31,	2013	2012
Cash and cash equivalents	$220,018	$349,594
Trade and other receivables	80,101	175,297
Derivative related assets	51	4,581
Deferred consideration receivable	—	10,000
Long-term tax credits	114,563	209,195

	$414,733	$748,667

  (f)
  Liquidity Risk

    Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset. Under the terms of our trading agreements, counterparties cannot require the Company to immediately settle outstanding derivatives except upon the occurrence of customary events of default. The Company mitigates liquidity risk by spreading the maturity dates of derivatives over time, managing its capital expenditures and operating cash flows and by maintaining adequate lines of credit. In addition, the Company addresses the capital management process as described in Note 27. Contractual maturities relating to contractual commitments are included in Note 32 and relating to long-term debt is included in Note 18.

29.   INCOME TAXES

  (a)
  Income Tax Expense

For the years ended December 31,	2013	2012
Current tax expense (recovery)
Current tax expense in respect of the current year	$161,537	$269,550
Adjustment for prior periods	(18,092)	2,951
Impact of foreign exchange	(2,534)	(7,098)
Penalties and interest	(326)	48

	$140,585	$265,451

Deferred tax expense (recovery)
Deferred tax expense recognized in the current year	$(135,056)	$80,806
Adjustment for prior periods	2,416	(15,297)
Impact of foreign exchange	71,165	42,104

	$(61,475)	$107,613

Total income tax expense	$79,110	$373,064

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

29.   INCOME TAXES (Continued)

    The following table reconciles income taxes calculated at statutory rates with the income tax expense in the consolidated statements of operations:

For the years ended December 31,	2013	2012
Earnings before income taxes	$(395,241)	$815,128
Canadian statutory tax rate (%)	26.5%	26.5%
Expected income tax (recovery) expense	(104,739)	216,009
Impact of lower (higher) foreign tax rates (i)	(12,000)	(7,770)
Impact of change in enacted tax rates (ii)	28,323	79,057
Interest and penalties	(309)	48
Permanent differences	19,983	6,161
Unused tax losses and tax offsets not recognized in deferred tax assets	89,030	37,844
Unrealized foreign exchange on intercompany debt	(483)	(2,983)
Tax effects of translation in foreign operations	69,114	21,013
True-up of tax provisions in respect of prior years	(15,676)	(11,993)
Withholding taxes	9,559	13,330
Foreign exchange	(14,012)	5,987
Mining taxes on profit	11,709	25,256
Other	(1,389)	(8,895)

Income tax expense	$79,110	$373,064

Income tax expense is represented by:
Current income tax expense	$140,585	$265,451
Deferred income tax expense	(61,475)	107,613

Net income tax expense	$79,110	$373,064

    (i)
    The Company operates in multiple foreign tax jurisdictions that have tax rates that differ from the Canadian statutory rate.

    (ii)
    In December 2013, Mexico enacted the 2014 tax reform package, increasing the tax rate from 2014 onwards, which impacted the deferred income tax recognition.
  (b)
  Deferred Income Taxes

    The following is the analysis of the deferred tax assets (liabilities) presented in the consolidated balance sheets:

As at December 31,	2013	2012
The net deferred income tax assets (liabilities) are classified as follows:
Deferred income tax assets	$121,599	$124,843
Deferred income tax liabilities	(2,024,541)	(2,072,741)

	$(1,902,942)	$(1,947,898)

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

29.   INCOME TAXES (Continued)

For the year ended December 31, 2013	Opening balance	Recognized in profit or loss	Recognized in other comprehensive income	Recognized in equity	Closing balance
Deductible temporary differences	$7,074	$(14,079)	$—	$—	$(7,005)
Amounts related to tax losses	61,537	(7,281)	—	(105)	54,151
Financing costs	2,153	(3,187)	—	105	(929)
Decommissioning, restoration and similar liabilities	12,004	1,020		—	13,024
Derivative liability	(1,185)	7,664	(7,022)	—	(543)
Property, plant and equipment	(2,029,560)	201,275	—	—	(1,828,285)
Unrealized foreign exchange losses	(11,799)	(124,383)	—	—	(136,182)
Available-for-sale securities	11,575		—	—	11,575
Other	303	(9,051)	—	—	(8,748)

Net deferred income tax liabilities	$(1,947,898)	$51,978	$(7,022)	$—	$(1,902,942)

For the year ended December 31, 2012	Opening balance	Recognized in profit or loss	Recognized in other comprehensive income	Recognized in equity	Closing balance
Deductible temporary differences	$3,869	$3,205	$—	$—	$7,074
Amounts related to tax losses	22,250	41,057	—	(1,770)	61,537
Financing costs	383	—	—	1,770	2,153
Decommissioning, restoration and similar liabilities	5,790	6,214	—	—	12,004
Derivative liability	(2,979)	(3,115)	4,909	—	(1,185)
Property, plant and equipment	(1,635,366)	(394,194)	—	—	(2,029,560)
Unrealized foreign exchange losses	(258,301)	246,502	—	—	(11,799)
Available-for-sale securities	11,632	—	(57)	—	11,575
Other	8,659	(8,356)	—	—	303

Net deferred income tax liabilities	$(1,844,063)	$(108,687)	$4,852	$—	$(1,947,898)

    A deferred tax asset in the amount of $52.9 million (2012 — $57.7 million) has been recorded based on future taxable profits related to tax planning strategies. Management understands that the tax planning strategies are prudent and feasible.

  (c)
  Unrecognized Deductible Temporary Differences and Unused Tax Losses

    Deferred tax assets have not been recognized in respect of the following items:

As at December 31, (in millions)	2013	2012
Deductible temporary differences (no expiry)	$512	$885
Tax losses	840	770

	$1,352	$1,655

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

29.   INCOME TAXES (Continued)

    Loss carry forwards at December 31, 2013 will expire as follows:

	Canada	U.S.	Brazil	Chile	Argentina	Other	Total
2014	$—	$240	$—	$—	$392	$—	$632
2015	6,947	5,089	—	—	659	—	12,695
2016	6,628	1,634	—	—	700	—	8,962
2017	—	12,383	—	—	5,460	—	17,843
2018	—	—	—	—	7,807	190	7,997
2019 and onwards	352,810	122,157	—	—	—	105,017	579,984
Unlimited	242,394	—	224,545	57,364	—	—	524,303

	$608,779	$141,503	$224,545	$57,364	$15,018	$105,207	$1,152,416

  (d)
  Unrecognized Taxable Temporary Differences Associated with Investments and Interests in subsidiaries

    As at December 31, 2013, an aggregate temporary difference of $1.6 billion (2012 — $1.6 billion) related to investments in subsidiaries was not recognized because the Company controls the reversal of the liability and it is expected that it will not reverse in the foreseeable future.

30.   SUPPLEMENTARY CASH FLOW INFORMATION

  (a)
  Non-Cash Investing and Financing Transactions

For the years ended December 31,	2013	2012
Interest capitalized to assets under construction	$48,531	$30,328
Issue of common shares on vesting of RSU (Note 22)	$15,197	$9,923
Transfer of equity reserve on exercise of stock options and share purchase appreciation rights	$35	$2,387
Issue of common shares and deferred consideration on acquisition of mineral interests (Note 6)	$—	$93,888
Fair value of stock option assumed (Note 6)	$—	$3,584
  (b)
  Net Change in Non-Cash Operating Working Capital

For the years ended December 31,	2013	2012
Net decrease (increase) in:
Trade and other receivables	$114,018	$44,449
Inventories	(44,539)	(77,347)
Other assets	(22,824)	(6,226)
Net (decrease) increase in:
Trade payable and other payables	(75,108)	141,554
Other current liabilities	(25,660)	16,532
Movement in above related to foreign exchange	(613)	(5,851)

Net change in non-cash working capital	$(54,726)	$113,111

    Change in non-cash working capital items are net of items related to Property, Plant and Equipment.

31.   OPERATING SEGMENTS

  The Company's primary format for reporting segment information is geographical segments, which are supplemented by information of individual mining operations. The Company performs its planning, decision making, cash flow management and other management activities on such segment structure and relies on a management team with its members positioned in the geographical regions where the Company's key mining operations are located. In determining the Company's segment structure, consideration is given to the

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

31.   OPERATING SEGMENTS (Continued)

  similar operational, currency and political risks to which the mining operations within the same business and regulatory environment are exposed. Except for the Canada and Other segment, each mine within a segment derives its revenues mainly from the sales of precious metals through specific channels and processes as coordinated and managed by the corresponding regional management group.

  Effective February 1, 2012, the Mercedes mine completed commissioning upon achieving sustainable levels of operations based on the Company's qualitative and quantitative factors. At the completion of commissioning, all mining properties and assets under construction related to Mercedes were reclassified to mining property subject to depletion and land, building, plant and equipment, and its financial results were incorporated into the consolidated financial results. This event changed the composition of the Company's reportable segments such that Mexico is now a reportable segment on its own. The Canada segment became "Canada and Other".

  Property, plant and equipment referred to below consist of land, buildings, equipment, mining properties subject to depletion and mining properties not subject to depletion which include assets under construction and exploration and evaluation costs.

As at December 31, 2013	Brazil	Chile	Argentina	Mexico	Canada and Other	Total
Property, plant and equipment	$2,516,130	$4,636,149	$2,762,127	$266,255	$80,140	$10,260,801
Goodwill and intangibles	$5,382	$15,576	$1,497	$—	$43,093	$65,548
Investment in associate	$—	$—	$117,915	$—	$—	$117,915
Non-current assets	$2,595,600	$4,702,089	$2,936,992	$266,255	$191,318	$10,692,254
Total assets	$2,924,014	$4,815,142	$3,052,501	$316,174	$302,886	$11,410,717
Total liabilities	$599,023	$1,300,652	$885,850	$67,658	$1,399,429	$4,252,612

As at December 31, 2012	Brazil	Chile	Argentina	Mexico	Canada and Other	Total
Property, plant and equipment	$2,323,658	$4,793,576	$2,849,323	$270,718	$38,796	$10,276,071
Goodwill and intangibles	$60,568	$14,413	$—	$—	$23,533	$98,514
Investment in associate	$—	$—	$219,744	$—	$—	$219,744
Non-current assets	$2,485,746	$4,824,565	$3,131,177	$270,718	$163,804	$10,876,010
Total assets	$2,882,388	$4,711,383	$3,231,213	$581,250	$393,929	$11,800,163
Total liabilities	$612,628	$1,330,384	$922,770	$36,333	$1,036,170	$3,938,285

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

31.   OPERATING SEGMENTS (Continued)

  SEGMENT OPERATING EARNINGS

For the year ended December 31, 2013	Brazil	Chile	Argentina	Mexico	Canada and Other	Total
Revenues (i)	$598,109	$—	$—	$—	$1,244,573	$1,842,682
Inter-segment revenue	104,534	796,113	145,681	198,245	(1,244,573)	—

Total segment revenue	702,643	796,113	145,681	198,245	—	1,842,682
Cost of sales excluding depletion, depreciation and amortization	(415,320)	(328,569)	(81,904)	(74,996)	—	(900,789)

Gross margin	287,323	467,544	63,777	123,249	—	941,893
Depletion, depreciation and amortization	(108,331)	(203,094)	(56,945)	(32,745)	—	(401,115)

Mine operating earnings/(loss)	$178,992	$264,450	$6,832	$90,504	$—	$540,778

Equity loss	$—	$—	$(3,905)	$—	$—	$(3,905)

Earnings/(loss) before taxes (ii)	$(36,164)	$32,148	$(267,499)	$74,823	$(198,549)	$(395,241)
Income tax (expense)/recovery	(94,660)	(29,656)	83,012	(35,245)	(2,561)	(79,110)

Net (loss)/earnings	$(130,824)	$2,492	$(184,487)	$39,578	$(201,110)	$(474,351)

Capital expenditures	$536,696	$217,572	$201,009	$51,258	$40,991	$1,047,526

  (i)
  Revenues are derived from sales of gold of $1.3 billion (2012 — $1.6 billion) and to a lesser extent silver of $196.1 million (2012 — $273.5 million) and copper of $357.5 million (2012 — $473.3 million).

  (ii)
  During the fourth quarter of 2013, the Company recognized impairment charges on mineral properties and goodwill (Notes 4, 11, 12 and 14) in Brazil totaling $230.0 million (including $55.0 goodwill), Chile $190.9 million, and Argentina $251.0 million. During the second quarter of 2013, a $10.3 million impairment charge was recognized in Mexico.

For the year ended December 31, 2012	Brazil	Chile	Argentina	Mexico	Canada and Other	Total
Revenues	$787,041	$—	$—	$—	$1,549,721	$2,336,762
Inter-segment revenue	192,830	924,295	233,576	199,020	(1,549,721)	—

Total segment revenue	979,871	924,295	233,576	199,020	—	2,336,762
Cost of sales excluding depletion, depreciation and amortization	(410,534)	(285,371)	(74,588)	(61,261)	—	(831,754)

Gross margin	569,337	638,924	158,988	137,759	—	1,505,008
Depletion, depreciation and amortization	(104,716)	(204,448)	(52,644)	(21,930)	—	(383,738)

Mine operating earnings	$464,621	$434,476	$106,344	$115,829	$—	$1,121,270

Equity earnings	$—	$—	$50,642	$—	$—	$50,642

Earnings before taxes	$384,470	$385,904	$139,429	$66,703	$(161,378)	$815,128
Income tax expense	(144,964)	(168,311)	(44,579)	(25,018)	9,808	(373,064)

Net earnings/(loss)	$239,506	$217,593	$94,850	$41,685	$(151,570)	$442,064

Capital expenditures	$636,398	$262,816	$532,408	$59,576	$46,796	$1,537,994

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

32.   CONTRACTUAL COMMITMENTS

  Construction and Service Contracts

As at December 31,	2013	2012
Within 1 year	$577,886	$370,664
Between 1 to 3 years	390,258	323,468
Between 3 to 5 years	139,756	63,560
After 5 years	6,934	8,823

	$1,114,834	$766,515

  Operating Leases

  The aggregate amount of minimum lease payments under non-cancellable operating leases are as follows:

As at December 31,	2013	2012
Within 1 year	$6,103	$6,005
Between 1 to 3 years	6,997	7,358
Between 3 to 5 years	2,365	3,603
After 5 years	302	947

	$15,767	$17,913

33.   CONTINGENCIES

  Due to the size, complexity and nature of the Company's operations, various legal and tax matters arise in the ordinary course of business. The Company accrues for such items when a liability is both probable and the amount can be reasonably estimated. In the opinion of management, these matters will not have a material effect on the Consolidated Financial Statements of the Company.

  In 2004, a former director of Northern Orion commenced proceedings in Argentina against Northern Orion claiming damages in the amount of $177.0 million for alleged breaches of agreements entered into with the plaintiff. The plaintiff alleged that the agreements entitled him to a pre-emption right to participate in acquisitions by Northern Orion in Argentina and claimed damages in connection with the acquisition by Northern Orion of its 12.5% equity interest in the Alumbrera project. On August 22, 2008, the National Commercial Court No. 13 of the City of Buenos Aires issued a first-instance judgment rejecting the claim. The plaintiff appealed this judgment to the National Commercial Appeals Court. On May 22, 2013, the appellate court overturned the first-instance decision. The appellate court determined that the plaintiff was entitled to make 50% of Northern Orion's investment in the Alumbrera acquisition, although weighted the chance of the plaintiff's 50% participation at 15%. The matter was remanded to the first instance court to determine the value. On June 12, 2013, Northern Orion filed an extraordinary recourse with the appellate court in order to bring the matter before the Supreme Court for considering the National Commercial Appeals Court's decision to be arbitrary. The extraordinary recourse was denied by the appellate court and this decision was notified to Northern Orion on December 20, 2013. Based on this decision, Northern Orion filed an appeal directly with the Supreme Court of Argentina on February 3, 2014. Pending the decision of the Supreme Court, Northern Orion will make submissions to the first instance court to address value. The outcome of this case is uncertain and cannot be reasonably estimated.

  The Company has received assessments from the Brazilian federal tax authorities disallowing certain deductions relating to debentures for the periods 2007-2010. The Company believes these debentures were issued on commercial terms permitted under applicable laws and is challenging these assessments. As such, the Company does not believe it is probable that any amounts will be paid with respect to these assessments with the Brazilian authorities and the amount and timing of any assessments cannot be reasonably estimated.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

34.   RELATED PARTIES

  (a)
  Parent and Significant Subsidiaries

    The consolidated financial statements include the financial statements of Yamana Gold Inc. (Parent) and the following significant subsidiaries:

		Equity interest
	Country of incorporation
		2013	2012
Minera Meridian Ltda.	Chile	100%	100%
Minera Florida Ltda.	Chile	100%	100%
Minas Argentinas SA	Argentina	100%	100%
Minera Meridian Minerales SRLCV	Mexico	100%	100%
Jacobina Mineração e Comércio Ltda.	Brazil	100%	100%
Mineração Maracá Industria e Comércio S.A.	Brazil	100%	100%
Mineração Fazenda Brasileiro S.A.	Brazil	100%	100%
  (b)
  Compensation of Key Management Personnel

    The Company considers key management personnel to be those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly.

For the years ended December 31,	2013	2012
Salaries	$18,257	$22,110
Share-based payments (i)	19,772	19,168
Other benefits	3,668	4,123

	$41,697	$45,401

    (i)
    Refer to Note 22 for further disclosures on share-based payments.

35.   CONSOLIDATING ANNUAL FINANCIAL STATEMENTS

  The obligations of the Company under the 4.95% senior debt notes due 2024 originally issued on June 30, 2014 are guaranteed by the following 100% owned subsidiaries of the Company (the "guarantor subsidiaries"): Mineração Maracá Indústria e Comércio S.A., Jacobina Mineração e Comércio Ltda., Minera Meridian Limitada, Yamana Chile Rentista de Capitales Mobiliarios Limitada, Minera Meridian Minerales S. de R.L. de C.V., and Yamana Argentina Holdings B.V. All guarantees by the guarantor subsidiaries are joint and several, and full and unconditional, subject to certain customary release provisions contained in the indenture (as supplemented) governing the senior debt notes. Based on the domestic regulations of jurisdictions of the subsidiaries, collection of funds in the form of dividend or loan would be subject to customary repatriation restrictions.

  The following tables outline separate financial information related to the issuer, and the guarantor and non-guarantor subsidiaries and as set out in the Consolidated Balance Sheet as at December 31, 2013 and December 31, 2012 and the Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income (Loss) and Consolidated Statements of Cash Flows for the years ended December 31, 2013 and December 31, 2012. For the purposes of this information, the financial statements of the Company and the guarantor subsidiaries reflect investments in subsidiary companies on an equity accounting basis and are in compliance with Rule 3-10 of Regulation S-X.

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

35.   CONSOLIDATING ANNUAL FINANCIAL STATEMENTS (Continued)

CONSOLIDATED BALANCE SHEETS
As at December 31, 2013

(In thousands of United States Dollars)	Yamana Gold Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	103,335	93,366	23,317	—	$220,018
Trade and other receivables	125	78,090	1,886	—	80,101
Inventories	3,487	101,779	122,519	1,440	229,225
Other financial assets	765	44,758	35,781	—	81,304
Other assets	2,059	68,629	35,537	—	106,225
Intercompany receivables	—	37,098	4,481	(41,579)	—

	109,771	423,720	223,521	(40,139)	716,873
Non-current assets:
Property, plant and equipment	67,527	1,666,196	8,571,787	(44,709)	10,260,801
Investment in associates and intercompany investments	7,208,446	644,393	—	(7,734,924)	117,915
Investments	9,122	—	—	—	9,122
Other financial assets	6,052	6,778	40,849	(6,000)	47,679
Deferred tax assets	52,899	9,170	59,530	—	121,599
Goodwill and intangibles	—	11,934	10,521	43,093	65,548
Other assets	—	65,262	5,918	—	71,180
Intercompany receivables	1,086,765	280,398	—	(1,367,163)	—

Total assets	8,540,582	3,107,851	8,912,126	(9,149,842)	$11,410,717

Liabilities
Current liabilities:
Trade and other payables	63,725	143,940	207,055	—	$414,720
Income taxes payable	—	56,892	(3,434)	—	53,458
Other financial liabilities	48,020	47,581	61,844	—	157,445
Other provisions and liabilities	—	5,244	6,281	—	11,525
Intercompany payables	44,920	—	—	(44,920)	—

	156,665	253,657	271,746	(44,920)	637,148
Non-current liabilities:
Long-term debt	1,189,762	—	—	—	1,189,762
Decommissioning, restoration and similar liabilities	—	68,976	105,547	—	174,523
Deferred tax liabilities	—	82,051	1,929,121	13,369	2,024,541
Other financial liabilities	54,746	13,544	25,858	—	94,148
Other provisions and liabilities	—	23,556	108,934	—	132,490
Intercompany payables	—	391,154	5,664,541	(6,055,695)	—

Total liabilities	1,401,173	832,938	8,105,747	(6,087,246)	4,252,612
Equity
Share capital
Issued and outstanding common shares	6,313,244	—	6,894	—	6,320,138
Reserves	(41,236)	—	—	—	(41,236)
Retained earnings	867,401	2,274,913	780,789	(3,062,596)	860,507

Equity attributable to Yamana shareholders	7,139,409	2,274,913	787,683	(3,062,596)	7,139,409
Non-controlling interest	—	—	18,696	—	18,696

Total equity	7,139,409	2,274,913	806,379	(3,062,596)	7,158,105

Total equity and liabilities	8,540,582	3,107,851	8,912,126	(9,149,842)	$11,410,717

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

35.   CONSOLIDATING ANNUAL FINANCIAL STATEMENTS (Continued)

CONSOLIDATED BALANCE SHEETS
As at December 31, 2012

(In thousands of United States Dollars)	Yamana Gold Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	153,291	151,961	44,342	—	$349,594
Trade and other receivables	55,173	117,805	2,319	—	175,297
Inventories	17,294	118,264	94,936	(278)	230,216
Other financial assets	4,516	—	—	—	4,516
Other assets	4,099	75,305	85,126	—	164,530
Intercompany receivables	—	119,512	46,438	(165,950)	—

	234,373	582,847	273,161	(166,228)	924,153
Non-current assets:
Property, plant and equipment	39,800	1,543,475	8,698,531	(5,735)	10,276,071
Investment in associates and intercompany investments	7,543,663	323,533	—	(7,647,452)	219,744
Investments	20,480	—	—	—	20,480
Other financial assets	3,495	—	11,196	—	14,691
Deferred tax assets	68,925	2,302	53,616	—	124,843
Goodwill and intangibles	—	43,514	55,000	—	98,514
Other assets	—	63,259	58,408	—	121,667
Intercompany receivables	835,267	491,482	—	(1,326,749)	—

Total assets	8,746,003	3,050,412	9,149,912	(9,146,164)	$11,800,163

Liabilities
Current liabilities:
Trade and other payables	65,951	220,940	236,041	—	$522,932
Income taxes payable	—	15,944	87,546	—	103,490
Other financial liabilities	5,313	—	8,477	—	13,790
Other provisions and liabilities	3,299	2,109	23,399	—	28,807
Intercompany payables	167,940	—	—	(167,940)	—

	242,503	238,993	355,463	(167,940)	669,019
Non-current liabilities:
Long-term debt	760,668	—	5,244	—	765,912
Decommissioning, restoration and similar liabilities	—	76,375	139,320	—	215,695
Deferred tax liabilities	—	135,754	1,923,973	13,014	2,072,741
Other financial liabilities	57,190	—	51,943	—	109,133
Other provisions and liabilities	—	29,094	76,691	—	105,785
Intercompany payables	—	664,641	5,747,288	(6,411,929)	—

Total liabilities	1,060,361	1,144,857	8,299,922	(6,566,855)	3,938,285
Equity
Share capital
Issued and outstanding common shares	6,304,801	—	—	—	6,304,801
Reserves	7,261	—	—	—	7,261
Retained earnings	1,373,580	1,905,555	803,190	(2,579,309)	1,503,016

Equity attributable to Yamana shareholders	7,685,642	1,905,555	803,190	(2,579,309)	7,815,078
Non-controlling interest	—	—	46,800	—	46,800

Total equity	7,685,642	1,905,555	849,990	(2,579,309)	7,861,878

Total equity and liabilities	8,746,003	3,050,412	9,149,912	(9,146,164)	$11,800,163

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

35.   CONSOLIDATING ANNUAL FINANCIAL STATEMENTS (Continued)

CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended December 31, 2013

(In thousands of United States Dollars)	Yamana Gold Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated
Revenue	1,255,585	1,428,005	83,188	(924,096)	$1,842,682
Cost of sales excluding depletion, depreciation and amortization	(1,263,140)	(666,300)	(65,318)	1,093,969	(900,789)

Gross margin	(7,555)	761,705	17,870	169,873	941,893
Depletion, depreciation and amortization	(3,506)	(173,066)	(143,578)	(80,965)	(401,115)

Mine operating earnings	(11,061)	588,639	(125,708)	88,908	540,778
Expenses
General and administrative	(68,488)	(13,436)	(57,098)	3,702	(135,320)
Exploration and evaluation	(475)	(11,235)	(28,970)	10,529	(30,151)
Equity (loss)/earnings from associates and intercompany investments	(312,040)	(36,557)	1,121,044	(776,352)	(3,905)
Other expenses	10,119	(154,920)	97,885	(713,430)	(760,346)

Operating earnings	(381,945)	372,491	1,007,153	(1,386,643)	(388,944)
Finance income	166	33,194	40,246	(48,520)	25,086
Finance expense	(80,060)	(12,180)	(21,422)	82,279	(31,383)

Net finance expense	(79,894)	21,014	18,824	33,759	(6,297)
(Loss)/earnings before taxes	(461,839)	393,505	1,025,977	(1,352,884)	(395,241)

Income tax (expense)/recovery	(12,513)	(161,000)	(25,405)	119,808	(79,110)

Net (loss)/earnings attributable to Yamana Gold Inc. equity holders	(474,352)	232,505	1,000,572	(1,233,076)	$(474,351)

Total other comprehensive loss	(51,084)	—	—	—	(51,084)

Total comprehensive loss attributable to Yamana Gold Inc. equity holders	(525,435)	—	—	—	$(525,435)

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

35.   CONSOLIDATING ANNUAL FINANCIAL STATEMENTS (Continued)

CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended December 31, 2012

(In thousands of United States Dollars)	Yamana Gold Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated
Revenue	1,544,175	1,821,875	86,634	(1,115,922)	$2,336,762
Cost of sales excluding depletion, depreciation and amortization	(1,528,499)	(625,567)	200,139	1,122,173	(831,754)

Gross margin	15,676	1,196,308	286,773	6,251	1,505,008
Depletion, depreciation and amortization	(1,011)	(172,061)	(211,419)	753	(383,738)

Mine operating earnings	14,665	1,024,247	75,354	7,004	1,121,270
				—
Expenses				—
General and administrative	(70,707)	(16,103)	(59,046)	—	(145,856)
Exploration and evaluation	(878)	(26,087)	(31,084)	—	(58,049)
Equity earnings/(loss) from associates and intercompany investments	690,252	(8,926)	(972,562)	341,878	50,642
Other expenses	(143,919)	(20,904)	150,375	(84,892)	(99,340)

Operating earnings	489,413	952,227	(836,963)	263,990	868,667
Finance income	884	2,122	1,073	—	4,079
Finance expense	(72,042)	(24,339)	(2,443)	41,206	(57,618)

Net finance expense	(71,158)	(22,217)	(1,370)	41,206	(53,539)
Earnings/(loss) before taxes	418,255	930,010	(838,333)	305,196	815,128

Income tax recovery/(expense)	23,810	(172,880)	(234,946)	10,952	(373,064)

Net earnings/(loss) attributable to Yamana Gold Inc. equity holders	442,065	757,130	(1,073,279)	316,148	$442,064

Total other comprehensive income	7,177	—	—	—	7,177

Total comprehensive income attributable to Yamana Gold Inc. equity holders	449,241	—	—	—	$449,241

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

35.   CONSOLIDATING ANNUAL FINANCIAL STATEMENTS (Continued)

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the year ended December 31, 2013

(In thousands of United States Dollars)	Yamana Gold Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated
Operating activities
(Loss)/earnings before taxes	(461,839)	393,505	1,025,977	(1,352,884)	$(395,241)
Adjustments to reconcile earnings before taxes to net operating cash flows:
Depletion, depreciation and amortization	3,506	173,066	143,578	80,965	401,115
Share-based payments	7,682	—	—	—	7,682
Equity loss/(earnings) from associates and intercompany investments	312,040	36,557	(1,121,044)	776,352	3,905
Finance income	(166)	(33,194)	(40,246)	48,519	(25,086)
Finance expense	80,060	12,180	21,422	(82,279)	31,383
Mark-to-market on sales of concentrate and price adjustments on unsettled invoices	—	3,124	—	—	3,124
Impairment of available-for-sale securities and other assets	16,251	16,037	43,016	—	75,304
Impairment of mineral properties	—	135,900	546,373	—	682,273
Other non-cash expenses	(2,777)	30,050	32,072	—	59,345
Decommissioning, restoration and similar liabilities paid	—	(1,338)	(2,951)	—	(4,289)
Cash distributions from associate	—	—	27,924	—	27,924
Income taxes paid	—	(110,001)	(49,577)	—	(159,578)

Cash flows (used in)/from operating activities before non-cash working capital	(45,243)	655,886	626,544	(529,327)	707,861
Net change in non-cash working capital	(19,000)	4,101	(39,827)	—	(54,726)
Intercompany movements in operating activities	(625,960)	(40,104)	136,737	529,327	—

Cash flows (used in)/from operating activities	(690,203)	619,883	723,454	—	$653,135

Investing activities
Acquisition of property, plant and equipment	(38,165)	(274,437)	(734,924)	—	(1,047,526)
Proceeds from option on mineral property	6,306	—	2,424	—	8,730
Acquisition of available for sale securities	(3,825)	—	—	—	(3,825)
Acquisition of other long-term assets	—	(47,832)	(2,437)	—	(50,269)
Interest income received	1,516	—	—	—	1,516
Other assets and investments	(45)	(44,101)	82,110	—	37,964
Proceeds from intercompany investing activities	428,648	—	—	(428,648)	—

Cash flows used in investing activities	394,435	(366,370)	(652,827)	(428,648)	$(1,053,410)

Financing activities					—
Dividends paid	(196,199)	—	—	—	(196,199)
Interest and other finance expenses paid	(2,989)	—	(10,983)	—	(13,972)
Repayment of debt	(100,000)	—	—	—	(100,000)
Proceeds of debt	545,000	(8,601)	57,615	—	594,014
Proceeds from intercompany financing activities	—	305,747	—	(305,747)	—
Repayments of intercompany financing activities	—	(609,255)	(125,140)	734,395	—

Cash flows from/(used in) financing activities	245,812	(312,109)	(78,508)	428,648	$283,843

Effect of foreign exchange on non-United States Dollar denominated cash and cash equivalents	—	—	(13,144)	—	(13,144)

(Decrease)/increase in cash and cash equivalents	(49,956)	(58,596)	(21,025)	—	(129,576)
Cash and cash equivalents, beginning of period	153,291	151,961	44,342	—	349,594

Cash and cash equivalents, end of period	103,335	93,366	23,317	—	$220,018

YAMANA GOLD INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2013 and December 31, 2012

(Tabular amounts in thousands of United States Dollars unless otherwise noted)

35.   CONSOLIDATING ANNUAL FINANCIAL STATEMENTS (Continued)

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the year ended December 31, 2012

(In thousands of United States Dollars)	Yamana Gold Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated
Operating activities
Earnings/(loss) before taxes	418,255	930,010	(838,333)	305,196	$815,128
Adjustments to reconcile earnings before taxes to net operating cash flows:	—	—	—	—	—
Depletion, depreciation and amortization	1,011	172,061	211,419	(753)	383,738
Share-based payments	26,293	—	—	—	26,293
Equity (loss)/earnings from associate and intercompany investments	(690,252)	8,926	972,562	(341,878)	(50,642)
Finance income	(884)	(2,122)	(1,073)	—	(4,079)
Finance expense	72,042	24,339	2,443	(41,206)	57,618
Mark-to-market on sales of concentrate and price adjustments on unsettled invoices	—	(16,882)	—	—	(16,882)
Impairment of available-for-sale securities and other assets	55,350	8,529	9,980	—	73,859
Other non-cash expenses	—	18,703	218	—	18,921
Decommissioning, restoration and similar liabilities paid	—	(788)	(2,451)	—	(3,239)
Income taxes paid	(7,612)	(142,949)	(105,208)	—	(255,769)

Cash flows (used in)/from operating activities before non-cash working capital	(125,797)	999,827	249,557	(78,641)	1,044,946
Net change in non-cash working capital	(7,761)	20,595	100,277	—	113,111
Intercompany movements in operating activities	(137,355)	(310,348)	369,062	78,641	—

Cash flows (used in)/from operating activities	(270,913)	710,074	718,896	—	$1,158,057

Investing activities				—
Acquisition of property, plant and equipment	(36,325)	(360,957)	(1,140,712)	—	$(1,537,994)
Proceeds from option on mineral property	—	—	20,034	—	20,034
Proceeds from disposition of mineral interests	6,174	—	(5,930)	—	244
Acquisition of AFS securities	(2,796)	—	—	—	(2,796)
Interest income received	—	—	2,110	—	2,110
Other assets and investments	(12)	(5,313)	25,697	—	20,372
Proceeds from intercompany investing activities	43,984	—	—	(43,984)	—

Cash flows from/(used in) investing activities	11,025	(366,270)	(1,098,801)	(43,984)	$(1,498,030)

Financing activities
Issue of common shares upon exercise of options	8,972	—	—	—	8,972
Dividends paid	(168,244)	—	—	—	(168,244)
Interest and other finance expenses paid	81,227	—	(107,924)	—	(26,697)
Repayment of debt	—	—	(167,632)	—	(167,632)
Proceeds from debt	332,368	62,100	105,532	—	500,000
Proceeds from intercompany financing	—	—	491,565	(491,565)	—
Repayments of intercompany financing	—	(535,549)	—	535,549	—

Cash flows (used in)/from financing activities	254,323	(473,449)	321,541	43,984	$146,399

Effect of foreign exchange on non-United States Dollar denominated cash and cash equivalents	—	—	(7,270)	—	(7,270)

(Decrease)/increase in cash and cash equivalents	(5,565)	(129,645)	(65,634)	—	(200,844)
Cash and cash equivalents, beginning of period	158,856	281,606	109,976	—	550,438

Cash and cash equivalents, end of period	153,291	151,961	44,342	—	$349,594

CONDENSED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014

UNAUDITED

YAMANA GOLD INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS

	For the three months ended		For the six months ended
(In thousands of United States Dollars except for shares and per share amounts, unaudited)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenue	$450,832	$430,471	$804,748	$965,344
Cost of sales excluding depletion, depreciation and amortization	(253,483)	(217,465)	(462,348)	(448,207)

Gross margin	197,349	213,006	342,400	517,137
Depletion, depreciation and amortization	(122,542)	(94,360)	(234,492)	(190,482)

Mine operating earnings	74,807	118,646	107,908	326,655
Expenses
General and administrative	(36,797)	(37,895)	(68,271)	(74,608)
Exploration and evaluation	(4,292)	(7,799)	(8,892)	(14,722)
Equity earnings/(loss) from associates (Note 10)	260	(2,034)	1,424	(1,901)
Other expenses (Note 5)	(39,413)	(20,976)	(52,004)	(23,121)

Operating earnings	(5,435)	49,942	(19,835)	212,303
Finance income (Note 20)	425	2,413	1,467	5,987
Finance expense (Note 20)	(25,324)	(5,365)	(28,687)	(16,012)

Net finance expense	(24,899)	(2,952)	(27,220)	(10,025)
(Loss)/earnings before taxes	(30,334)	46,990	(47,055)	202,278

Income tax recovery/(expense) (Note 23)	35,439	(54,888)	22,552	(108,081)

Net earnings/(loss) attributable to Yamana Gold Inc. equity holders	$5,105	$(7,898)	$(24,503)	$94,197

Net earnings/(loss) per share attributable to Yamana Gold Inc. equity holders — basic and diluted	$0.01	$(0.01)	$(0.03)	$0.13
Weighted average number of shares outstanding (Note 16(b))
Basic	772,565	752,533	763,014	752,433
Diluted	773,602	752,533	763,926	753,291

The accompanying notes are an integral part of the Condensed Consolidated Interim Financial Statements.

YAMANA GOLD INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)

	For the three months ended		For the six months ended
(In thousands of United States Dollars, unaudited)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net earnings/(loss) attributable to Yamana Gold Inc. equity holders	$5,105	$(7,898)	$(24,503)	$94,197
Other comprehensive income/(loss), net of taxes (Note 17(a))
Items that may be reclassified subsequently to profit or loss:
— Net change in unrealized gains on available-for-sale securities	(433)	(1,347)	1,788	(319)
— Net change in fair value of hedging instruments	27,322	(44,482)	49,677	(52,012)

Total other comprehensive income/(loss)	26,889	(45,829)	51,465	(52,331)

Total comprehensive income/(loss) attributable to Yamana Gold Inc. equity holders	$31,994	$(53,727)	$26,962	$41,866

The accompanying notes are an integral part of the Condensed Consolidated Interim Financial Statements.

YAMANA GOLD INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

	For the three months ended		For the six months ended
(In thousands of United States Dollars, unaudited)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Operating activities
(Loss)/earnings before taxes	(30,334)	$46,990	$(47,055)	$202,278
Adjustments to reconcile earnings before taxes to net operating cash flows:
Depletion, depreciation and amortization	122,542	94,360	234,492	190,482
Share-based payments (Note 18)	4,211	(5,134)	9,468	(1,981)
Equity earnings/(loss) from associate (Note 10)	(260)	2,034	(1,424)	1,901
Finance income (Note 20)	(425)	(2,413)	(1,399)	(5,987)
Finance expense (Note 20)	25,324	5,365	28,686	16,012
Mark-to-market on sales of concentrate and price adjustments on unsettled invoices	(7,888)	(2,215)	(44)	8,705
Gain on sale of available-for-sale securities	(1,786)	—	(1,786)	—
Impairment of available-for-sale securities and other assets	8,402	25,607	13,673	30,852
Mark-to-market on convertible debt	126	—	126	—
Other non-cash expenses	10,058	10,564	18,992	25,185
Decommissioning, restoration and similar liabilities paid	(692)	(1,217)	(1,469)	(1,826)
Cash distributions from associate (Note 10)	10,536	7,750	28,200	12,375
Income taxes received (paid)	5,024	(30,773)	(42,000)	(112,863)

Cash flows from operating activities before non-cash working capital	144,838	150,918	238,460	365,133
Net change in non-cash working capital (Note 24(b))	3,665	44,500	(50,980)	4,082

Cash flows from operating activities	$148,503	$195,418	$187,480	$369,215

Investing activities
Acquisition of property, plant and equipment	$(193,514)	$(301,295)	$(339,378)	$(540,760)
Acquisition of Osisko Mining Corporation (Note 5)	(451,170)	—	(451,170)	—
Proceeds from option on mineral property	—	—	—	8,730
Restricted Cash	(11,558)	—	(11,558)	—
Interest income received	341	535	699	1,027
Acquisition of investments and other assets	(73,179)	(3,332)	(73,179)	(50,269)
Disposition of investments	70,171	—	68,172	—

Cash flows used in investing activities	$(658,909)	$(304,092)	$(806,414)	$(581,272)

Financing activities
Dividends paid (Note 16(c))	$(28,408)	$(48,649)	$(77,226)	$(97,523)
Proceeds of accumulated dividends relating to share cancellation	—	—	310	—
Interest and other finance expenses paid	(37,741)	(1,262)	(42,040)	(7,051)
Repayment of term loan and assumed debt (Note 15)	(514,050)	—	(514,050)	—
Proceeds from term loan and notes payable (Note 15)	999,475	300,000	1,149,473	449,014

Cash flows from financing activities	$419,276	$250,089	$516,467	$344,440

Effect of foreign exchange on non-United States Dollar denominated cash and cash equivalents	(3,352)	(7,918)	(2,269)	7,615

(Decrease)/increase in cash and cash equivalents	$(94,482)	$37,221	$(104,736)	$30,223
Cash and cash equivalents, beginning of period	$268,980	$342,596	$279,234	$349,594

Cash and cash equivalents, end of period	$174,498	$379,817	$174,498	$379,817

Cash and cash equivalents are comprised of the following:
Cash at bank	$170,144	$362,602	$170,144	$362,602
Bank short-term deposits	$4,354	$17,215	$4,354	$17,215

Total	$174,498	$379,817	$174,498	$379,817

Supplementary cash flow information (Note 24)

The accompanying notes are an integral part of the Condensed Consolidated Interim Financial Statements.

YAMANA GOLD INC.

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

As at

(In thousands of United States Dollars, unaudited)	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$174,498	$220,018
Trade and other receivables	89,934	80,101
Inventories (Note 6)	301,285	229,225
Other financial assets (Note 7)	100,106	81,304
Other assets (Note 8)	113,355	106,225

	779,178	716,873
Non-current assets:
Property, plant and equipment (Note 9)	11,955,624	10,260,801
Investment in associates (Note 10)	91,139	117,915
Investments (Note 11)	10,596	9,122
Other financial assets (Note 7)	43,338	47,679
Deferred tax assets	137,491	121,599
Goodwill and intangibles (Note 12)	377,731	65,548
Other assets (Note 8)	78,638	71,180

Total assets	$13,473,735	$11,410,717

Liabilities
Current liabilities:
Trade and other payables	$432,060	$414,720
Income taxes payable	36,717	53,458
Other financial liabilities (Note 13)	175,920	157,445
Other provisions and liabilities (Note 14)	8,234	11,525

	652,931	637,148
Non-current liabilities:
Long-term debt (Note 15)	1,938,400	1,189,762
Decommissioning, restoration and similar liabilities	194,534	174,523
Deferred tax liabilities	2,328,104	2,024,541
Other financial liabilities (Note 13)	74,978	94,148
Other provisions and liabilities (Note 14)	141,995	132,490

Total liabilities	$5,330,942	$4,252,612

Equity
Share capital (Note 16)
Issued and outstanding 877,512,708 common shares (December 31, 2013 — 753,303,613 shares)	7,339,718	6,320,138
Reserves (Note 17(b))	10,062	(41,236)
Retained earnings	774,317	860,507

Equity attributable to Yamana shareholders	$8,124,097	$7,139,409
Non-controlling interest (Note 19)	18,696	18,696

Total equity	8,142,793	7,158,105

Total equity and liabilities	$13,473,735	$11,410,717

Subsequent events, contractual commitments and contingencies (Notes 9, 26 and 27).

Approved by the Board

"Peter Marrone"	"Patrick Mars"
Peter Marrone	Patrick Mars
Director	Director

The accompanying notes are an integral part of the Condensed Consolidated Interim Financial Statements.

YAMANA GOLD INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN EQUITY

For the Six Months Ended June 30, 2014 and 2013

(In thousands of United States Dollars, unaudited)	Share capital	Equity reserve	Hedging reserve	Available- for-sale reserve	Total reserves	Retained earnings	Equity attributable to Yamana shareholders	Non- controlling interest	Total equity
Balance at January 1, 2013	$6,304,801	$22,131	$(14,650)	$(220)	$7,261	$1,503,016	$7,815,078	$46,800	$7,861,878
Net earnings	—	—	—	—	—	94,197	94,197	—	94,197
Other comprehensive income, net of income tax (Note 17(a))	—	—	(52,012)	(319)	(52,331)	—	(52,331)	—	(52,331)
Transactions with owners
Exercise of stock options and share appreciation (Note 17(a))	128	(24)	—	—	(24)	—	104	—	104
Issued on vesting of restricted share units (Note 17(b))	8,545	(8,545)	—	—	(8,545)	—	—	—	—
Restricted share units (Note 17(b))	—	8,450	—	—	8,450	—	8,450	—	8,450
Dividends (Note 16(c))	—	—	—	—	—	(97,561)	(97,561)	—	(97,561)

Balance at June 30, 2013	$6,313,474	$22,012	$(66,662)	$(539)	$(45,189)	$1,499,652	$7,767,937	$46,800	$7,814,737

Balance at January 1, 2014	$6,320,138	$24,718	$(66,099)	$145	$(41,236)	$860,507	$7,139,409	$18,696	$7,158,105
Net (loss)/earnings	—	—	—	—	—	(24,503)	(24,503)	—	(24,503)
Other comprehensive income, net of income tax (Note 17(a))	—	—	49,677	1,788	51,465	—	51,465	—	51,465
Transactions with owners
Issued on acquisition of mineral interests (Note 5)	1,011,754	—	—	—	—	—	1,011,754	—	1,011,754
Issued on vesting of restricted share units (Note 17(b))	8,899	(8,899)	—	—	(8,899)	—	—	—	—
Restricted share units (Note 17(b))	—	7,349	—	—	7,349	—	7,349	—	7,349
Share cancellation (Note 16)	(1,073)	1,383	—	—	1,383	—	310	—	310
Dividends (Note 16(c))	—	—	—	—	—	(61,687)	(61,687)	—	(61,687)

Balance at June 30, 2014	$7,339,718	$24,551	$(16,422)	$1,933	$10,062	$774,317	$8,124,097	$18,696	$8,142,793

The accompanying notes are an integral part of the Condensed Consolidated Interim Financial Statements.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

1.     NATURE OF OPERATIONS

  Yamana Gold Inc. (the "Company" or "Yamana") is a Canadian-headquartered gold producer engaged in gold mining and related activities including exploration, extraction, processing and reclamation. The Company has significant precious metal properties and land positions throughout the Americas including in Brazil, Chile, Argentina, Mexico and Canada.

  The Company plans to continue to build on its current production base through existing operating mine expansions and development of new mines, advancement of its exploration properties and by targeting other gold consolidation opportunities with a primary focus in the Americas.

  Yamana Gold Inc. is a company domiciled in Canada. The address of the Company's registered office is 200 Bay Street, Suite 2200, RBC Plaza North Tower Toronto, Ontario, Canada, M5J 2J3. The Company is listed on the Toronto Stock Exchange (Symbol: YRI) and The New York Stock Exchange (Symbol: AUY).

  The Condensed Consolidated Interim Financial Statements of the Company as at and for the period ended June 30, 2014 comprise of the Company, its subsidiaries and the Company's interest in its associate Minera Alumbrera Ltd.

2.     BASIS OF CONSOLIDATION AND PRESENTATION

  (a)
  Statement of Compliance

    These Condensed Consolidated Interim Financial Statements of the Company, including comparatives, have been prepared in accordance with International Accounting Standard 34 Interim Financial Reporting ("IAS 34") using the accounting policies consistent with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS").

    These Condensed Consolidated Interim Financial Statements were authorized for issuance by the Board of Directors of the Company on July 30, 2014.

  (b)
  Basis of Preparation and Presentation

    The Condensed Consolidated Interim Financial Statements have been prepared on a going concern basis using historical cost except for the following items in the Condensed Consolidated Interim Balance Sheet which are measured at fair value:

    •
    Derivative financial instruments

    •
    Financial instruments at fair value through profit or loss

    •
    Available-for-sale financial assets

    •
    Liabilities for cash-settled share-based payment arrangements

    •
    Convertible debt

    The Condensed Consolidated Interim Financial Statements are presented in United States Dollars, which is the Company's functional and presentation currency, and all values are rounded to the nearest thousand except where otherwise indicated.

  (c)
  Basis of Consolidation

    The financial statements of entities which are controlled by the Company through voting equity interests, referred to as subsidiaries, are consolidated. The Company's 56.7% interest in Agua De La Falda S.A. ("ADLF"), is consolidated and the non-controlling interest of the Company's partner is recorded (Note 18). All inter-company transactions and balances, revenue and expenses are eliminated on consolidation.

    Joint arrangements are those entities over whose activities the Company has joint control, established by contractual agreement. The Condensed Consolidated Interim Financial Statements include the Company's share of its 50% interest in Canadian Malartic Corporation (refer to Note 5 — Acquisition of Mineral Interest) and its 50% interest in Sociedad Minera Agua Fria's assets, liabilities, revenue and expenses with items of a similar nature on a line-by-line basis, from the date that joint control commences until the date that control ceases. A jointly controlled operation is a joint arrangement carried on by each party in the joint arrangement using its own assets in pursuit of the joint operations. The Condensed Consolidated Interim Financial Statements include the assets that the Company controls and the liabilities that it incurs in the course of pursuing the joint operation and the expenses that the Company incurs and its share of the income that it earns from the joint operation.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

2.     BASIS OF CONSOLIDATION AND PRESENTATION (Continued)

    An associate is an entity over which the Company's ownership and rights arising from its equity investment provide the Company with the ability to exercise significant influence and are accounted for using the equity method. The Company's investment in Minera Alumbrera Ltd. ("Alumbrera") representing 12.5% interest, which owns the Bajo de la Alumbrera Mine in Argentina, has been accounted for using the equity method. Profits are added to the equity investment and cash distributions received reduce the equity investment. Where the Company transacts with an associate of the Company, profits and losses are eliminated to the extent of the Company's interest in the associate. Balances outstanding between the Company and associate are not eliminated in the Condensed Consolidated Interim Financial Statements.

    The Company does not have any material off-balance sheet arrangements, excepted as noted in Contractual Commitments Note 26.

3.     SIGNIFICANT ACCOUNTING POLICIES

  These Condensed Consolidated Interim Financial Statements have been prepared on the basis of and using accounting policies, methods of computation and presentation consistent with those applied and disclosed in Note 3 and Note 5 to the Company's annual consolidated financial statements for the year ended December 31, 2013 except as noted below. The Company's consolidated financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS").

  In preparing the consolidated financial statements in accordance with the IFRS, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses for the period end. Critical accounting estimates represent estimates that are uncertain and for which changes in those estimates could materially impact on the Company's consolidated financial statements. Actual future outcomes could differ from present estimates. Management reviews its estimates and assumptions on an ongoing basis using the most current information available.

  The critical judgments and key sources of estimation uncertainty in the application of accounting policies during the second quarter ended June 30, 2014 were consistent to those disclosed in Note 4 to the Company's annual consolidated financial statements for the year ended December 31, 2013. Certain disclosures included in annual consolidated financial statements prepared in accordance with IFRS have not been included; these Condensed Consolidated Interim Financial Statements should be read in conjunction with the Company's annual consolidated financial statements for the year ended December 31, 2013. During the quarter ended June 30, 2014, the Company re-evaluated its operating segments (Note 25) to reflect the organization changes which have resulted from the acquisition of Osisko Mining Corporation ("Osisko") (Note 5).

  Share-based Payments (Note 18)

  The Company offers performance share units ("PSU") to senior management which are based on the market value of the Company's common shares. As the PSU are settled in cash, these awards are considered cash-settled share-based payment awards. A liability is recognized for the employment service received and is measured initially, on the grant date, at the fair value of the liability. The compensation expense is recognized over the vesting period of the PSU. The liability is then subsequently re-measured at each reporting period with any change in value recorded in net earnings.

4.     RECENT ACCOUNTING PRONOUNCEMENTS

  Certain pronouncements were issued by the IASB or the International Financial Reporting Interpretations Committee ("IFRIC") that are mandatory for accounting periods after December 31, 2013. Pronouncements that are not applicable to the Company have been excluded from this note.

  (a)
  IFRIC 21 Levies — the Interpretation is effective for annual periods beginning on or after January 1, 2014. This Standard provides clarification on the accounting for a liability to pay a levy. The Company adopted this standard as of January 1, 2014 and determined the impact of this standard on the Company is not significant.

  The following pronouncements have been issued but are not yet effective:

  (a)
  IFRS 9 Financial Instruments — The standard is effective for annual reporting periods beginning January 1, 2018 for public entities. The Company is assessing the impact of this Standard.

  (b)
  IFRS 15 Revenue from Contracts with Customers — The final standard on revenue from contracts with customers was issued on May 28, 2014 and is effective for annual reporting periods beginning after December 15, 2016 for public entities with early

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

4.     RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

    application not permitted. Entities have the option of using either a full retrospective or a modified retrospective approach to adopt the guidance. The Company is assessing the impact of this Standard.

5.     ACQUISITION OF MINERAL INTERESTS

  Acquisition of 50% interest of Osisko Mining Corporation

  On June 16, 2014, the Company and Agnico jointly acquired 100% of all issued and outstanding common shares (with each company owning 50%) of Osisko. Osisko operates the Canadian Malartic mine ("Canadian Malartic") in the Abitibi Gold Belt, immediately south of the Town of Malartic located in the province of Quebec, Canada. Additionally, Osisko conducts advanced exploration activities at the Kirkland Lake and Hammond Reef properties in Northern Ontario, Canada and additional exploration projects located in the Americas.

  Total consideration paid by Yamana was $1.5 billion based on a Yamana share price of $8.18 (C$8.88) per share which consisted of approximately $0.5 billion in cash and $1.0 billion in Yamana shares.

  Under the terms of the Agreement, each outstanding common share of Osisko was exchanged for: (i) C$2.09 in cash; (ii) 0.26471 of a Yamana common share (a value of C$2.35 based on the closing price of C$8.88 for Yamana shares on the Toronto Stock Exchange as of June 16, 2014); (iii) 0.07264 of an Agnico common share (a value of C$2.64 based on the closing price of C$36.29 for Agnico shares on the Toronto Stock Exchange as of June 16, 2014); and (iv) one common share of a new company, Osisko Gold Royalties Ltd. ("Osisko Gold"), with an implied value of C$1.20 per share.

  Certain assets of Osisko were transferred to Osisko Gold, the shares of which were distributed to Osisko shareholders as part of the consideration. The following was transferred to Osisko Gold: (i) a 5% net smelter royalty ("NSR") on the Canadian Malartic mine; (ii) C$157 million cash; (iii) a 2% NSR on the Upper Beaver-Kirkland Lake assets, the Hammond Reef project, and certain other exploration properties; (iv) all assets and liabilities of Osisko in its Guerrero camp; and (v) other investments.

  In summary, following the completion of the acquisition, the Company and Agnico each own (A) 50% of Osisko and its mining assets (excluding the Osisko Gold assets), including the Kirkland Lake Properties, the Hammond Reef Properties and other exploration properties, and (B) a 50% interest in the Canadian Malartic General Partnership which holds the Canadian Malartic mine.

  The acquisition has been accounted for as a business acquisition using the acquisition method. Ongoing operations of the joint arrangement will be accounted for as a joint operation in accordance with IFRS 11, Joint Arrangements. The Company and Agnico are equal partners, directly or indirectly, in all of the assets and liabilities of Osisko.

  In accordance with IFRS 3, Business Combinations, a business combination is a transaction in which an acquirer obtains control of a business defined as an integrated set of activities and assets that is capable of being conducted and managed to provide a return to investors. The identifiable assets acquired and the liabilities assumed are recorded at fair values as at the acquisition date at the Company's proportionate share of 50%. The excess of (i) total consideration transferred by the Company, measured at fair value, and (ii) the acquisition-date fair value of the net of the assets acquired and liabilities assumed, is recorded as goodwill.

  As of the date of these Condensed Consolidated Interim Financial Statements, the allocation of the purchase consideration is based on preliminary estimates and has not been finalized. The Company is currently in the process of determining the fair values of the assets acquired and the liabilities assumed, measuring the associated deferred income tax assets and liabilities and potential goodwill. The actual fair values of the assets and liabilities may differ materially from the amounts disclosed in the preliminary purchase price allocation and are subject to change.

  Total consideration paid by the Company was as follows:

Cash	$451,170
Issue of Yamana common shares: 126,797,301 shares (at $8.88 per share)	1,011,754

Purchase consideration	$1,462,924

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

5.     ACQUISITION OF MINERAL INTERESTS (Continued)

  Total preliminary allocation of the purchase price is as follows:

Cash	$59,216
Net working capital acquired	9,398
Property, plant and equipment (including mineral interests)	1,606,345
Long-term liabilities	(133,393)
Deferred income taxes	(388,150)

1,153,416
Goodwill	309,508

Net identifiable assets	$1,462,924

  Goodwill of $309.5 million was recognized as a result of the deferred tax liability on the excess of the fair value of the acquired assets over their corresponding tax bases. The total amount of goodwill that is expected to be deductible for tax purposes is $nil.

  Total revenue and net loss since acquisition date is $21.9 million and $1.9 million for the three months ended June 30, 2014, respectively.

  Acquisition related costs totaled $32.4 million recognized as an expense and included in other expenses in the consolidated statement of operations.

6.     INVENTORIES

As at	June 30, 2014	December 31, 2013
Product inventories	$61,648	$46,930
Metal in circuit and gold in process	60,246	43,031
Ore stockpiles	55,877	52,013
Materials and supplies	123,514	87,251

	$301,285	$229,225

  The amount of inventories recognized as an expense during the three and six month periods ended June 30, 2014, were $253.5 million and $462.3 million, respectively (2013 — $217.5 million and $448.2 million) and is included in cost of sales. As at June 30, 2014, a total charge of $6.8 million was recorded to adjust inventory to net realizable value (2013 — $4.3 million) which is included in cost of sales.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

7.     OTHER FINANCIAL ASSETS

As at	June 30, 2014	December 31, 2013 (ii)
Income tax recoverable and installments	$47,590	$55,610
Tax credits receivable (i)	56,378	67,275
Derivative related assets (Note 22(a))	122	51
Restricted cash (iii)	35,963	—
Other	3,391	6,047

	$143,444	$128,983

Current	100,106	81,304
Non-current	43,338	47,679

	$143,444	$128,983

  (i)
  Tax credits recoverable classified as other financial assets consist of sales taxes which are recoverable in the form of a refund from the respective jurisdictions in which the Company operates.

  (ii)
  Certain comparative figures have been reclassified to conform with the financial statement presentation adopted for the current year. In particular, current and non-current other financial assets increased by approximately $37 million and $38 million, respectively with an offsetting decrease in current and non-current other assets.

  (iii)
  Restricted cash includes $11.6 million (2013 — $nil) held-in-trust as a guarantee on convertible debt and $24.4 million, (2013 — $nil) represents several deposits in respect of environmental guarantees in the Province of Quebec from the 50% interest on the Canadian Malartic mine.

8.     OTHER ASSETS

As at	June 30, 2014	December 31, 2013 (ii)
Tax credits recoverable (i)	$82,131	$79,715
Advances and deposits	59,447	73,309
Other long-term advances	50,415	24,381

	$191,993	$177,405

Current	113,355	106,225
Non-current	78,638	71,180

	$191,993	$177,405

  (i)
  Tax credits recoverable classified as other assets consist of sales taxes which are recoverable against other taxes payable and value-added tax.

  (ii)
  Certain comparative figures have been reclassified to conform with the financial statement presentation adopted for the current year. In particular, current and non-current other assets decreased by approximately $38 million and $37 million, respectively with an offsetting increase in current and non-current other financial assets.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

9.     PROPERTY, PLANT AND EQUIPMENT

	Mining property costs subject to depletion (i)	Mining property costs not subject to depletion (ii) (iii) (vi)	Land, building, plant & equipment (iv)	Total
Cost, January 1, 2013	$3,553,461	$6,595,458	$1,707,843	$11,856,762
Additions	249,969	575,178	180,121	1,005,268
Transfers and other non-cash movements	51,105	24,022	(33,163)	41,964
Change in decommissioning, restoration & similar liabilities	(43,538)	—	(85)	(43,623)
Impairment	—	(557,273)	—	(557,273)
Reclassification	(49,583)	(26,911)	147,812	71,318
Disposals	(171)	(62,674)	(2,866)	(65,711)

Cost, December 31, 2013	$3,761,243	$6,547,800	$1,999,662	$12,308,705
Additions (v)	1,048,970	469,984	396,865	1,915,819
Transfers and other non-cash movements	165,986	(242,040)	76,054	—
Change in decommissioning, restoration & similar liabilities	11,243	722	—	11,965
Reclassification	(6,000)	6,382	—	382
Disposals	(5)	(4,760)	(7,389)	(12,154)

Cost, June 30, 2014	$4,981,437	$6,778,088	$2,465,192	$14,224,717

Accumulated depreciation and impairment, January 1, 2013	$1,031,579	$—	$549,112	$1,580,691
Depreciation for the year	232,310	—	170,012	402,322
Reclassification	3,948	—	67,370	71,318
Disposal	—	—	(6,427)	(6,427)

Accumulated depreciation and impairment, December 31, 2013	$1,267,837	$—	$780,067	$2,047,904
Depreciation for the period	139,380	—	88,246	227,626
Disposal	—	—	(6,437)	(6,437)

Accumulated depreciation and impairment, June 30, 2014	$1,407,217	$—	$861,876	$2,269,093

Carrying value, December 31, 2013	$2,493,406	$6,547,800	$1,219,595	$10,260,801

Carrying value, June 30, 2014	$3,574,220	$6,778,088	$1,603,316	$11,955,624

  (i)
  The following table shows the reconciliation of capitalized stripping costs incurred in the production phase:

	For the six months ended June 30, 2014	For the year ended December 31, 2013
Balance, as at January 1,	$181,350	$128,988
Additions	51,555	59,920
Amortization	(10,235)	(7,558)

Balance, end of period	$222,670	$181,350

  (ii)
  The Company capitalized $3.6 million and $18.5 million for the three and six month periods ended June 30, 2014, respectively (2013 — $11.5 million and $21.5 million) of interest costs for assets under construction. A weighted average capitalization rate of 4.6% (2013 — 4.8%) was used to determine the amount of borrowing costs eligible for capitalization.

  (iii)
  Assets not subject to depletion, depreciation and amortization include: capitalized mineral reserves and exploration potential acquisition costs, capitalized exploration & evaluation costs, capitalized development costs, assets under construction, capital

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

9.     PROPERTY, PLANT AND EQUIPMENT (Continued)

    projects and acquired mineral resources at operating mine sites. Mineral property costs not subject to depletion, depreciation and amortization are composed of the following:

As at	June 30, 2014	December 31, 2013
Projects not in production	$3,393,852	$3,128,642
Exploration potential	2,569,104	2,586,991
Assets under construction	815,132	832,167

Total	$6,778,088	$6,547,800

  (iv)
  Included in land, building, plant and equipment is $64.1 million of land which in not subject to depreciation (December 31, 2013 — $67.5 million)

  (v)
  The acquisition of 50% interest of Osisko, which was closed on June 16, 2014, added $1.6 billion of property, plant and equipment including mineral interests and mining assets. (Note 5)

  (vi)
  In September 2011, the Company entered into an agreement granting Minera Alumbrera Argentina ("MAA") an option to acquire the Company's 100% interest in the Agua Rica project which included annual and other payments over the life of the agreement. In 2013, MAA requested, and the Company granted, an extension of the option payment due by one additional year. Subsequent to the end of the quarter, the Company decided not to grant any further extension for 2014 and the option agreement has terminated. Prior to the termination of the option agreement, the Company had received $50 million in option payments, all of which will be retained by the Company in addition to all technical and feasibility level work which has already transitioned back to Yamana.

    10.   INVESTMENT IN ASSOCIATE

  Minera Alumbrera Ltd.

  The Company holds a 12.5% indirect interest in the Bajo de la Alumbrera Mine, held by Minera Alumbrera Ltd. ("Alumbrera"). Although the investment is less than 20% of the outstanding shares of Alumbrera, other relevant factors have been examined by the Company to determine whether it has significant influence. Such factors include the proportion of seats on the board being assigned to the Company, nature of the business decisions that require unanimous consent of the directors, ability to influence the operating, strategic and financing decisions and the existing ownership composition vis-à-vis the Company's ability to exercise significant influence.

  The investment in this associate is, accordingly, accounted for using the equity method. Earnings of Alumbrera have been included in the earnings of the Company since acquisition. Summarized financial information is as follows:

As at	June 30, 2014	December 31, 2013
Current assets	$490,357	$688,060
Non-current assets	750,250	851,224

Total assets	$1,240,607	$1,539,284
Current liabilities	174,160	264,228
Non-current liabilities	379,151	399,041

Total liabilities	553,311	663,269

Net assets	$687,296	$876,015

Company's share of net assets of associate (12.5%)	$85,912	$109,502

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

10.   INVESTMENT IN ASSOCIATE (Continued)

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Company's share of total revenues (12.5%) for the year	$22,209	$27,238	$70,990	$58,123

Company's share of (loss)/earnings (12.5%) for the year	$260	$(2,034)	$1,424	$(1,901)

As at	June 30, 2014	December 31, 2013
Balance of investment in associate, as at January 1,	$117,915	$219,744
Earnings (losses) from equity interest	1,424	(3,905)
Cash distributions	(28,200)	(27,924)
Investment impairment (i)	—	(70,000)

Balance, end of period	$91,139	$117,915

  (i)
  An impairment charge of $70.0 million was recognized in 2013 against the carrying value of the Company's 12.5% equity interest in the Alumbrera mine.

11.   INVESTMENTS

	As at
	June 30, 2014			December 31, 2013
	Cost	Fair Value	Cumulative gains/(losses) in AOCI	Cost	Fair Value	Cumulative gains/(losses) in AOCI
Available-for-sale securities	$8,663	$10,596	$1,933	$8,977	$9,122	$145

  Available-for-sale ("AFS") financial assets are reviewed quarterly for significant or prolonged decline in fair value requiring impairment and more frequently when economic or market concerns warrant such evaluation. The review includes an analysis of the fact and circumstances of the financial assets, the market price of actively traded securities and other financial assets, the severity of loss, the financial position and near-term prospects of the investment, credit risk of the counterparties, the length of time the fair value has been below costs, both positive and negative evidence that the carrying amount is recoverable within a reasonable period of time, management's intent and ability to hold the financial assets for a period of time sufficient to allow for any anticipated recovery of fair value and management's market view and outlook. For the six months ended June 30, 2014, after management's review and based on objective evidence, a total impairment of $2.3 million (for the year ended December 31, 2013 — $16.3 million), which represents the difference between the carrying value and the fair market value on certain available-for-sale securities, was recognized as other expenses in the Condensed Consolidated Interim Statement of Operations.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

12.   GOODWILL AND INTANGIBLES

As at	June 30, 2014	December 31, 2013
Goodwill (i)	$309,508	$—
Other Intangibles	68,223	65,548

	$377,731	$65,548

  (i)
  Goodwill represents the excess of the purchase cost over the fair value of net assets acquired on a business acquisition. The Company's total goodwill of $309.5 million (December 31, 2013 — $nil) relates to the acquisition of the Osisko (Note 5) and the Canadian Malartic reportable segment (Note 25).

13.   OTHER FINANCIAL LIABILITIES

As at	June 30, 2014	December 31, 2013 (iii)
Loan from Alumbrera (i)	$45,006	$44,570
Derivative related liabilities (Note 22(a))	20,658	64,060
Other taxes payable	15,499	17,082
Royalty payable (ii)	15,913	15,192
Severance accrual	26,593	24,606
Deferred Share Units liability (Note 18(b))	25,679	23,665
Export packing credit	40,062	41,998
Current portion of long-term debt (Note 15)	51,664	15,000
Other	9,824	5,420

	$250,898	$251,593

Current	175,920	157,445
Non-current	74,978	94,148

	$250,898	$251,593

  (i)
  On January 23, 2013, the Company received an unsecured loan of $43.8 million from Minera Alumbrera Ltd. that bears interest at a rate of 2% and matures in two years. No repayments were made during the quarter ended June 30, 2014 and the year ended December 31, 2013.

  (ii)
  The Company has an agreement with Miramar Mining Corporation ("Miramar" acquired by Newmont Mining Corporation) for a Proceeds Interest of Cdn$15.4 million. The agreement entitles Miramar to receive payment of this interest over time calculated as the economic equivalent of a 2.5% net smelter return royalty on all production from the Company's mining properties held at the time of Northern Orion entering into the agreement, or 50% of the net proceeds of disposition of any interest in the Agua Rica property until the Proceeds Interest of Cdn$15.4 million is paid.

  (iii)
  Certain comparative figures have been reclassified to conform with the financial statement presentation adopted for the current year. In particular, current other financial liabilities increased by approximately $63 million with an offsetting decreases of $42 million and $21 million, respectively, in trade and other payables and current other provisions and liabilities.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

14.   OTHER PROVISIONS AND LIABILITIES

As at	June 30, 2014	December 31, 2013 (iii)
Provision for repatriation taxes payable (i)	$81,064	$81,064
Provision for taxes	18,788	20,050
Provision for silicosis (ii)	11,926	11,293
Other provisions and liabilities	38,451	31,608

	$150,229	$144,015

Current	8,234	11,525
Non-current	141,995	132,490

	$150,229	$144,015

  (i)
  The Company is subject to additional taxes in Chile on the repatriation of profits to its foreign shareholders. Total taxes in the amount of $81.1 million (December 31, 2013 — $81.1 million) have been accrued on the assumption that the profits will be repatriated.

  (ii)
  Provision for silicosis consists of amounts accrued to settle claims by former employees of Jacobina Mineração e Comércio Ltda ("JMC"), relating to silicosis. This balance represents management's best estimate for all known and anticipated future obligations related to health claims against JMC prior to acquisition by the Company in April 2006. The amount and timing of any expected payments are uncertain as their determination is outside the control of the Company's management. The Company estimates this contingency to be approximately $11.9 million as at June 30, 2014 (December 31, 2013 — $11.3 million). The increase during the period relates to an increase in the expected amount of future payments as well as the impact of the foreign exchange rate of this Brazilian-Real denominated liability.

  (iii)
  Certain comparative figures have been reclassified to conform with the financial statement presentation adopted for the current year. In particular, trade and other payables decreased by approximately $42 million and other current provisions and liabilities decreased by $21 million with an offsetting increase in current other financial liabilities of $63 million.

15.   LONG-TERM DEBT

As at	June 30, 2014	December 31, 2013
$500 million senior debt notes (a)	$494,549	$—
$300 million senior debt notes (b)	298,182	298,088
$500 million senior debt notes (c)	497,156	496,979
$270 million senior debt notes (d)	269,501	269,440
$1 billion revolving facility (e)	289,380	140,255
Long-term debt assumed on acquisition of 50% interest of Osisko (Note 5) (f)	141,296	—

Total debt	$1,990,064	$1,204,762
Less: current portion of long-term debt (Note 13)	$(51,664)	$(15,000)

Long-term debt (i)	$1,938,400	$1,189,762

  (i)
  Balances are net of transaction costs of $16.2 million, net of amortization (December 31, 2013 — $10.2 million).
  (a)
  On June 25, 2014, the Company issued senior unsecured debt notes for a total of $500.0 million. These notes are unsecured at a rate of 4.95% with maturity of July 15, 2024.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

15.   LONG-TERM DEBT (Continued)

  (b)
  On June 10, 2013, the Company closed on a private placement of senior unsecured debt notes for a total of $300.0 million. These notes are unsecured and comprised of two series of notes as follows:

  •
  Series A — $35.0 million at a rate of 3.64% with maturity of June 10, 2018.

  •
  Series B — $265.0 million at a rate of 4.78% with maturity of June 10, 2023.

  (c)
  On March 23, 2012, the Company closed on a private placement of senior unsecured debt notes, through a private placement, for a total of $500.0 million in four series of unsecured notes as follows:

  •
  Series A — $75.0 million at a rate of 3.89% with a maturity of March 23, 2018.

  •
  Series B — $85.0 million at a rate of 4.36% with a maturity of March 23, 2020.

  •
  Series C — $200.0 million at a rate of 4.76% with a maturity of March 23, 2022.

  •
  Series D — $140.0 million at a rate of 4.91% with a maturity of March 23, 2024.

  (d)
  On December 18, 2009, the Company closed on a private placement of senior unsecured debt notes for a total of $270.0 million are unsecured and comprised of three series of notes as follows:

  •
  Series A — $15.0 million at a rate of 5.53% with a maturity of December 21, 2014.

  •
  Series B — $73.5 million at a rate of 6.45% with a maturity of December 21, 2016.

  •
  Series C — $181.5 million at a rate of 6.97% with a maturity of December 21, 2019.

  (e)
  On March 31, 2014, the Company increased its revolving facility from $750.0 million to $1.0 billion. The following summarizes the terms in respect to this facility:

  •
  The credit facility is unsecured and has a maturity date of March 31, 2019.

  •
  Amounts drawn bear interest at a rate of LIBOR plus 1.45% to 2.75% per annum, depending upon the Company's leverage ratio defined as the net total debt to rolling twelve months earnings before interest, taxes, depreciation and amortization.

  •
  Undrawn amounts are subject to a commitment fee of 0.29% to 0.55% per annum depending upon the Company's leverage ratio.

  (f)
  Debt assumed on acquisition of 50% interest of Osisko, with a long-term portion of $104.6 million and short-term portion of $36.7 million comprised of the Company's share of the following as at June 30, 2014:

  •
  Loans totaling $56.2 million with total principal outstanding of $58.2 million (C$62.1 million) and interest rates in the range of 0% to 9.6%, maturing from 2015 to 2017. During the quarter, since the date of acquisition, $14.1 million of the Company's share of the assumed debt was repaid.

  •
  Convertible debentures recorded at fair value using a valuation model which takes into account the value of the convertible feature on the debt and has a value of $48.0 million with total principal outstanding of $35.1 million (C$37.5 million) and interest rate of 6.875%, maturing November 2017.

  •
  Obligations under finance lease of $37.1 million with total principal outstanding of $35.3 million (C$37.6 million) and interest rate of 7.5%, maturing November 2017.

  On April 16, 2014, the Company received commitments for an additional senior unsecured term facility for two years of up to a capacity of $750.0 million. The terms and covenants of the facility are substantively the same as the existing revolving credit facility. During the quarter, the Company used $500.0 million from this unsecured senior term facility and subsequently repaid it in full within the quarter.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)
(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

15.   LONG-TERM DEBT (Continued)

  The following is a schedule of long-term debt principal repayments:

Long-term Debt
2014	$24,400
2015	36,630
2016	100,822
2017	54,138
2018	111,090
2019 and thereafter	1,666,500

$1,993,580

16.   SHARE CAPITAL

  (a)
  Common Shares Issued and Outstanding

    The Company is authorized to issue an unlimited number of common shares at no par value.

	For the three months ended
	June 30, 2014		June 30, 2013
Issued and fully paid — 877,512,708 common shares (ii) (December 31, 2013 — 753,303,613 common shares):	Number of common shares (000's)	Amount	Number of common shares (000's)	Amount
Balance, as at January 1,	753,303	$6,320,138	752,222	$6,304,801
Issued on acquisition of mineral interests (Note 5)	123,620	1,011,754	—	—
Exercise of options and share appreciation rights	—	—	9	128
Issued on vesting of restricted share units (Note 18(c))	685	8,899	662	8,545
Share cancellation (i)	(96)	(1,073)	—	—

Balance, end of period	877,512	$7,339,718	752,893	$6,313,474

    (i)
    During the six month period ended June 30, 2014, the Company cancelled 0.1 million shares relating to entitlement to un-exchanged predecessor shares following the expiry of the period of surrender for a previous acquisition.

    (ii)
    The Company has issued 3.2 million common shares which are held in trust by a third-party and serves as a guarantee for the convertible debt assumed on acquisition of Osisko (Note 5). The shares are issued but not entitled to dividends, voting or other shareholder's rights.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

16.   SHARE CAPITAL (Continued)

  (b)
  Weighted Average Number of Shares Outstanding for Earnings Per Share Calculation

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Weighted average number of common shares	772,565	752,533	763,014	752,433
Weighted average number of dilutive shares relating to shares held in trust as guarantee for convertible debt (i)	489	—	246	—
Weighted average number of dilutive stock options (ii)	9	—	11	161
Weighted average number of dilutive Restricted Share Units (RSU)	539	—	655	697

Dilutive weighted average number of common shares	773,602	752,533	763,926	753,291

    (i)
    The Company has issued 3.2 million common shares which are held in trust by a third-party and serves as a guarantee for the convertible debt assumed on acquisition of Osisko (Note 5). The shares are issued but not entitled to dividends, voting or other shareholder's rights.

    (ii)
    Total options excluded from the computation of diluted earnings per share because the exercise prices exceeded the average market value of the common shares for the three and six month periods ended June 30, 2014 were 1.1 million and 1.1 million, respectively (three and six month periods ended June 30, 2013 — nil and 0.9 million).
  (c)
  Dividends Paid and Declared

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Dividend paid during the period	$28,408	$48,649	$77,226	$97,523
Dividend declared in respect of the period	$33,694	$48,680	$61,687	$97,561
Dividend paid during the period (per share)	$0.0375	$0.0650	$0.1025	$0.1300
Dividend declared in respect of the period (per share)	$0.0375	$0.0650	$0.0750	$0.1300

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

17.   ACCUMULATED OTHER COMPREHENSIVE INCOME AND RESERVES

  (a)
  Accumulated Other Comprehensive Income

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net change in unrealized gains on available-for-sale securities:
Change in fair value	$(370)	$(3,797)	$2,039	$(2,769)
Reclassification of losses recorded in earnings	(63)	2,450	(251)	2,450

	(433)	(1,347)	1,788	(319)

Net change in fair value of hedging instruments
Change in fair value	21,400	(36,486)	43,755	(44,989)
Tax impact	5,922	(7,996)	5,922	(7,023)

	27,322	(44,482)	49,677	(52,012)

Accumulated other comprehensive income/(loss) attributable to equity shareholders	$26,889	$(45,829)	$51,465	$(52,331)

  (b)
  Reserves

	Six months ended	Six months ended
	June 30, 2014	June 30, 2013
Equity reserve
Balance, beginning of period	$24,718	$22,131
Exercise of stock options and share appreciation	—	(24)
Transfer of restricted share units to share capital on vesting	(8,899)	(8,545)
Issue of restricted share units	7,349	8,450
Share cancellation (Note 16)	1,383	—

Balance, end of period	$24,551	$22,012

Hedging reserve
Balance, beginning of period	$(66,099)	$(14,650)
Net change in fair value of hedging instruments	49,677	(52,012)

Balance, end of period	$(16,422)	$(66,662)

Available-for-sale reserve
Balance, beginning of period	$145	$(220)
Change in fair value of available-for-sale securities	2,039	(2,769)
Reclassification of losses on available-for-sale securities to earnings	(251)	2,450

Balance, end of period	$1,933	$(539)

Total reserve balance, end of period	$10,062	$(45,189)

    The hedging reserve represents hedging gains and losses recognized on the effective portion of cash flow hedges. The cumulative deferred gain or loss on the hedge is recognized in the Condensed Consolidated Interim Statement of Operations when the hedged transaction impacts the Condensed Consolidated Interim Statement of Operations, or is recognized as an adjustment to the cost of non-financial hedged items.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

17.   ACCUMULATED OTHER COMPREHENSIVE INCOME AND RESERVES (Continued)

    The available-for-sale reserve represents the revaluation of available-for-sale financial assets. Where a revalued financial asset is sold or impaired, the relevant portion of the reserve is recognized in the Condensed Consolidated Interim Statement of Operations.

18.   SHARE-BASED PAYMENTS

  The total net compensation costs relating to share-based payments for the three and six month periods ended June 30, 2014 were $4.2 million and $9.5 million, respectively (2013 — $5.1 million and $2.0 million) and is comprised of the following:

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Equity-settled plans	$3,629	$(4,246)	$7,349	$(8,450)
Cash-settled plans	582	9,380	2,119	10,431

Total expense recognized as compensation expense	$4,211	$5,134	$9,468	$1,981

As at	June 30, 2014	December 31, 2013
Total carrying amount of liabilities for cash-settled arrangements (Note 13)	$25,679	$23,665

  (a)
  Stock Options

    The Company's Share Incentive Plan is designed to advance the interests of the Company by encouraging employees, officers, directors and consultants to have equity participation in the Company through the acquisition of common shares. The Share Incentive Plan is comprised of a share option component and a share bonus component. The aggregate maximum number of common shares that may be reserved for issuance under the Share Incentive Plan is 24.9 million (2013 — 24.9 million). Pursuant to the share bonus component of the Share Incentive Plan, common shares may be issued as a discretionary bonus to employees, officers, directors and consultants of the Company. Options granted under the share option component of the Share Incentive Plan vest immediately and have an exercise price of no less than the closing price of the common shares on the Toronto Stock Exchange on the trading day immediately preceding the date on which the options are granted and are exercisable for a period not to exceed ten years.

    The Share Incentive Plan also provides for the granting of share appreciation rights to optionees. An optionee is entitled to elect to terminate his or her option, in whole or part, and, in lieu of receiving the common shares to which their terminated option relates, to receive that number of common shares, disregarding fractions which, when multiplied by the fair value of the common shares to which their terminated option relates, has a total value equal to the product of the number of such common shares times the difference between the fair value and the option price per share of such common shares, less any amount required to be withheld on account of income taxes.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

18.   SHARE-BASED PAYMENTS (Continued)

    A summary of the stock options granted to acquire common shares under the Company's Share Incentive Plan as at the period end and the changes thereof during the period are as follows:

	June 30, 2014		June 30, 2013
	Number of options (000's)	Weighted average exercise price (CAD$)	Number of options (000's)	Weighted average exercise price (CAD$)
Outstanding, as at January 1,	2,727	$13.54	1,539	$18.53
Exercised	—	—	(8)	10.53
Expired	(621)	10.99	(10)	15.73

Outstanding, end of period	2,106	$14.29	1,521	$18.59

Exercisable, end of period	1,217	$17.75	1,521	$18.59

    Expenses of $0.3 million and $0.7 million for the three and six month periods ended June 30, 2014, respectively (2013 — expense of $nil) were recognized in respect of the amortization of options over the vesting period.

    Stock options outstanding and exercisable as at June 30, 2014 are as follows:

	Outstanding		Exercisable
Exercise price (Cdn$)	Quantity (000's)	Weighted average remaining contractual life (Years)	Quantity (000's)	Weighted average remaining contractual life (Years)
$0.01-$7.99	23	0.37	23	0.37
$9.00-$12.99	1,354	6.37	465	6.20
$17.00-$19.99	271	0.15	271	0.15
$23.00-$26.99	458	0.69	458	0.69

Total	2,106	4.27	1,217	2.67

  (b)
  Deferred Share Units ("DSU")

    DSU are granted to the eligible participants of the Deferred Share Unit Plan, who are non-executive directors of the Company or designated affiliates (an "eligible director"), and the Chairman or Chief Executive Officer (an "eligible officer") of the Company. The number of DSU granted to each eligible director on each DSU issue-date has the value equal to at least one half of the director's remuneration payable in the current quarter. The Board may also grant, in its sole and absolute discretion, to an eligible officer the rights to acquire any number of DSU as a discretionary payment in consideration of past services to the Company. Each DSU entitles the holder, who ceases to be an eligible director or eligible officer, to a payment in cash without any further action on the part of the holder of the DSU on the relevant separation date. The value of a DSU is equal to the market value in Canadian dollars of a common share of the Company at the separation date.

	June 30, 2014	June 30, 2013
	Number of DSU (000's)	Number of DSU (000's)
Outstanding and exercisable, as at January 1,	2,634	2,029
Granted	378	371
Settled	(53)	(26)

Outstanding and exercisable, end of period	2,959	2,374

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

18.   SHARE-BASED PAYMENTS (Continued)

    The value of the DSU as at June 30, 2014 was $25.7 million (December 31, 2013 — $23.7 million). In the three and six month periods ended June 30, 2014, the Company recorded mark-to-market gains of $2.0 million and $0.8 million, respectively (2013 — gain of $12.1 million and $15.2 million) which is included in other operating expenses. Expenses of $2.6 million and $3.0 million for the three and six month periods ended June 30, 2013, respectively (2013 — expense of $2.7 million and $4.8 million) were recognized for DSU granted during the period.

  (c)
  Restricted Share Units ("RSU")

    RSU are granted to eligible employees and eligible contractors in order to secure for the Company the benefits inherent in the ownership of Company shares by those eligible participants. From time to time, the Board, or as it delegates, determines the participants to whom RSU shall be granted by taking into consideration the present and potential contributions of the services rendered by the particular participant to the success of the Company. A RSU award granted to a participant will entitle the participant to receive a Canadian dollar payment in fully paid shares or, at the option of the Company, in cash on the date when the RSU award is fully vested upon the expiry of the restricted period in respect of the corresponding RSU award. Fair value of RSU is based on the market price on the day that the RSU is granted.

	June 30, 2014	June 30, 2013
	Number of RSU (000's)	Number of RSU (000's)
Outstanding and exercisable, as at January 1,	2,192	2,283
Granted	735	581
Vested and converted to common shares	(685)	(662)
Forfeited	(4)	(3)

Outstanding, end of period	2,238	2,199

    In the period ended June 30, 2014, the Company credited 8.9 million (June 30, 2013 — $8.5 million) to share capital in respect of RSU that vested during the period and granted 654,043 RSU (June 30, 2013 — 580,751 RSU) with a weighted average grant date fair value of Cdn$8.32 (June 30, 2013 — Cdn$12.04). The expense of $3.2 million and $6.6 million for the three and six month periods ended June 30, 2013, respectively (2013 — $4.2 million and $8.5 million) is included in general and administrative expenses. The fair value of RSU as at June 30, 2014 was $24.8 million (June 30, 2013 — $19.1 million).

  (d)
  Performance Share Units ("PSU")

    During the period ended June 30, 2014, the Company established a cash settled Performance Share Units plan to form part of the long-term incentive compensation for senior management. The PSUs are performance-based awards for the achievement of specified market return and specified asset performance targets over a three year period. The PSUs for which the performance targets have not been achieved shall automatically be forfeited and canceled. The PSUs for which the performance criteria have been achieved will vest and the value that will be paid out is the price of the common shares at such time, multiplied by the number of PSUs for which the performance criteria have been achieved multiplied by the performance criteria multiple.

    On June 27, 2014, a total of 1.3 million PSU's were granted. The liability recorded in respect of the PSU plan as at June 30, 2014 was $nil. Expenses of $nil for the three and six month periods ended June 30, 2013 were recognized for PSU granted during the period and are included in general and administrative expenses.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

19.   NON-CONTROLLING INTEREST

  The Company holds a 56.7% interest in Agua De La Falda ("ADLF") project along with Corporación Nacional del Cobre de Chile ("Codelco"). The ADLF project is an exploration project which includes the Jeronimo Deposit and is located in northern Chile.

As at	June 30, 2014	December 31, 2013
Agua De La Falda S.A.	$18,696	$18,696

20.   FINANCE INCOME AND EXPENSE

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Interest income	$425	$538	$775	$4,953
Net foreign exchange gain	—	1,875	692	1,034

Finance income	$425	$2,413	$1,467	$5,987

Unwinding of discounts on provisions	$(3,414)	$(3,681)	$(6,554)	$(7,615)
Net foreign exchange loss	(5,649)	—	—	—
Interest expense on long-term debt	(12,012)	(279)	(14,574)	(1,130)
Bank, financing fees and other	(4,249)	(1,405)	(7,558)	(7,267)

Finance expense	$(25,324)	$(5,365)	$(28,686)	$(16,012)

Net finance expense	$(24,899)	$(2,952)	$(27,219)	$(10,025)

  The above finance income and finance expense include the following interest income and expense in respect of assets and liabilities not recorded at fair value:

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Total interest income on financial assets	$425	$2,413	$1,467	$5,987

Total interest expense on financial liabilities	$(25,324)	$(5,365)	$(28,686)	$(16,012)

21.   CAPITAL MANAGEMENT

  The Company's objectives in managing capital are to ensure sufficient liquidity to pursue its strategy of organic growth combined with strategic acquisitions, to ensure the externally imposed capital requirements relating to its long-term debt are being met, and to provide returns to its shareholders. The Company defines capital that it manages as net worth, which is comprised of total shareholders' equity and debt obligations (net of cash and cash equivalents).

  The Company manages its capital structure and makes adjustments to it in light of general economic conditions, the risk characteristics of the underlying assets and the Company's working capital requirements. In order to maintain or adjust its capital structure, the Company, upon approval from its Board of Directors, may issue shares, pay dividends, or undertake other activities as deemed appropriate under the specific circumstances. The Board of Directors reviews and approves any material transactions out of the ordinary course of business, including proposals on acquisitions or other major investments or divestitures, as well as capital and operating budgets. The Company has not made any changes to its policies and processes for managing capital during the year.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

21.   CAPITAL MANAGEMENT (Continued)

  The Company has the following externally imposed financial covenants on certain of its debt arrangements:

  (a)
  Tangible net worth of at least $2.3 billion.

  (b)
  Maximum net total debt (debt less cash) to tangible net worth of 0.75.

  (c)
  Leverage ratio (net total debt/EBITDA) to be less than or equal to 3.5:1.

  Not meeting these capital requirements could result in a condition of default by the Company. As at June 30, 2014, the Company has met all of the externally imposed financial covenants.

22.   FINANCIAL INSTRUMENTS

  (a)
  Fair Value of Financial Instruments

    The Company's financial instruments include cash and cash equivalents, trade and other receivables, investments, trade and other payables, long-term debt including convertible debt and derivative assets (liabilities). The carrying values of cash and cash equivalents, trade and other receivables, advances and deposits, trade and other payables approximate their fair values due to the relatively short-term nature of these instruments. Adjustments recognized in the balance sheet relating to concentrate sales are fair valued based on published and observable prices. Fair values of derivatives were based on published and observable market prices for similar instruments and on market closing prices at period end.

    There were no material differences between the carrying value and fair value of non-current assets and liabilities. As at June 30, 2014, the debt has a carrying value of $1.9 billion (December 31, 2013 — $1.2 billion), which is comprised of a revolving facility, senior debt notes and assumed debt with fair values of $289.4 million, $1,544.4 million and $141.3 million, respectively (December 31, 2013 — $140.3 million and $1.05 billion). The fair value was calculated by discounting the future cash flows by a discount factor based on an interest rate of 5% which reflects the Company's own credit risk. Fair values of available-for-sale securities were calculated based on current and available market information.

    The Company assesses its financial instruments and non-financial contracts on a regular basis to determine the existence of any embedded derivatives which would be required to be accounted for separately at fair value and to ensure that any embedded derivatives are accounted for in accordance with the Company's policy. As at June 30, 2014, there were no embedded derivatives requiring separate accounting other than concentrate sales.

    The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability (for example, interest rate and yield curves observable at commonly quoted intervals, forward pricing curves used to value currency and commodity contracts and volatility measurements used to value option contracts), or inputs that are derived principally from or corroborated by observable market data or other means. Level 3 inputs are unobservable (supported by little or no market activity). The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs.

    Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In assessing the fair value of a particular contract, the market participant

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

22.   FINANCIAL INSTRUMENTS (Continued)

    would consider the credit risk of the counterparty to the contract. Consequently, when it is appropriate to do so, the Company adjusts its valuation models to incorporate a measure of credit risk.

Fair Value Measurements at June 30, 2014	Level 1 Input	Level 2 Input	Level 3 Input	Aggregate Fair Value
Assets:
Available-for-sale securities (Note 11)	$10,596	$—	$—	$10,596
Derivative related assets (Note 7)	—	122	—	122

	$10,596	$122	$—	$10,718

Liabilities:
Convertible debentures (Note 15)	$48,009	$—	$—	$48,009
Derivative related liabilities (Note 13)	—	20,658	—	20,658

	$48,009	$20,658	$—	$68,667

Fair Value Measurements at December 31, 2013	Level 1 Input	Level 2 Input	Level 3 Input	Aggregate Fair Value
Assets:
Available-for-sale securities (Note 11)	$9,122	$—	$—	$9,122
Derivative related assets (Note 7)	—	51	—	51

	$9,122	$51	$—	$9,173

Liabilities:
Derivative related liabilities (Note 13)	$—	$64,060	$—	$64,060

	$—	$64,060	$—	$64,060

    Fair value of derivatives

    The following table summarizes the fair value of derivative related assets:

As at	June 30, 2014	December 31, 2013
Currency contracts
Forward contracts	$122	$51

Total derivative related assets (Note 7)	122	51
Less: Current portion	(122)	(51)

Non-current portion	$—	$—

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

22.   FINANCIAL INSTRUMENTS (Continued)

    The following table summarizes the fair value of components of derivative related liabilities:

As at	June 30, 2014	December 31, 2013
Currency contracts
Forward contracts	$20,658	$64,060

Total derivative related liabilities (Note 13)	20,658	64,060
Less: Current portion	(12,030)	(32,979)

Non-current portion	$8,628	$31,081

    Additionally, included in cost of sales excluding depletion, depreciation and amortization, are realized losses in the amount of $5.0 million and $10.0 million for the three and six month periods ended June 30, 2014, respectively (2013 — $0.9 million and $2.2 million realized gains) with respect to currency derivative contracts.

    During the period, the Company entered into forward contracts to hedge against the risk of declining copper prices during the quotational period for a portion of its forecast copper concentrate sales. Included in revenue are realized losses in the amount of $0.2 million and $0.2 million for the three and six month periods ended June 30, 2014, respectively (2013 — $1.5 million and $3.8 million realized gains) in respect of commodity derivative contracts settled during the period. There were no outstanding contracts as at June 30, 2014.

    The hedging reserve net balance as at June 30, 2014 is negative $22.3 million (December 31, 2013 — negative $66.1 million), of that the Company estimates that approximately $12.4 million of net losses will be reclassified to earnings over the next twelve months and $9.9 million after twelve months. The total cash flow currency hedge gains in OCI (Note 17) for the period ended June 30, 2014 is $49.7 million (December 31, 2013 — loss $51.4 million).

  (b)
  Currency Risk

    The Company's sales are predominantly denominated in United States Dollars. The Company is primarily exposed to currency fluctuations relative to the United States Dollar as a portion of the Company's operating costs and capital expenditures are denominated in foreign currencies; predominately the Brazilian Real, the Argentine Peso, the Chilean Peso, the Mexican Peso and the Canadian Dollar. Monetary assets denominated in foreign currencies are also exposed to foreign currency fluctuations. These potential currency fluctuations could have a significant impact on production costs and thereby the profitability of the Company.

    The following table summarizes the details of the currency hedging program as at June 30, 2014:

	Brazilian Real to USD				Mexican Peso to USD
Year of Settlement	Brazilian Real Notional Amount (in thousands)	Weighted Average Contract Rate	Market rate as at June 30, 2014	Year of Settlement	Mexican Peso Notional Amount (in thousands)	Contract Fixed Rate	Market rate as at June 30, 2014
2014	241,680	2.0677	2.2143	2014	78,000	13.320	12.968
2015	519,048	2.2828	2.2143	2015	65,000	13.320	12.968

	760,728	2.2098	2.2143		143,000	13.320	12.968

  (c)
  Commodity Price Risk

    Gold, copper and silver prices are affected by various forces including global supply and demand, interest rates, exchange rates, inflation or deflation and the political and economic conditions of major gold, copper and silver-producing countries. The profitability of the Company is directly related to the market price of gold, copper and silver. A decline in the market prices for these precious metals could negatively impact the Company's future operations. The Company has not hedged any of its gold sales.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

22.   FINANCIAL INSTRUMENTS (Continued)

    The Company's exposure to commodity prices are limited to the trade receivables associated with provisional pricing of metal concentrate sales particularly copper. As the June 30, 2014, the Company had $81.8 million (December 31, 2013 — $77.2 million) in receivables relating to provisionally priced concentrate sales. For the three- and six-month periods ended June 30, 2014 the Company recognized gains of $7.9 million and $0.2 million, respectively (2013 — $2.2 million gain and $8.7 million loss) on concentrate receivables.

  (d)
  Interest Rate Risk

    As at June 30, 2014, the majority of the Company's long-term debt was at fixed rates, the Company does not believe that it is exposed to significant interest rate risk.

  (e)
  Credit Risk

    Credit risk is the risk that a third party might fail to discharge its obligations under the terms of a financial instrument. The Company limits credit risk by entering into business arrangements with high credit-quality counterparties, limiting the amount of exposure to each counterparty and monitoring the financial condition of counterparties whilst also establishing policies to ensure liquidity of available funds. In addition, credit risk is further mitigated in specific cases by maintaining the ability to novate contracts from lower quality credit counterparties to those with higher credit ratings.

    For cash and cash equivalents, trade and other receivables, derivative related assets, restricted cash and long-term tax credits, credit risk is represented by the carrying amount on the balance sheet. Cash and cash equivalents are deposited in highly rated corporations and the credit risk associated with these deposits is low. The Company sells its products to large international financial institutions and other organizations with high credit ratings. Historical levels of receivable defaults and overdue balances over normal credit terms are both negligible, thus the credit risk associated with trade receivables is also considered to be negligible. Long-term tax credits have negligible credit risk as they are receivable from the governmental authorities and are carried at their estimated fair value. For derivatives, the Company assumes no credit risk when the fair value of the instruments is negative. When the fair value of the instruments is positive, this is a reasonable measure of credit risk. The Company does not have any assets pledged as collateral.

  (f)
  Liquidity Risk

    Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset. Under the terms of our trading agreements, counterparties cannot require the Company to immediately settle outstanding derivatives except upon the occurrence of customary events of default. The Company mitigates liquidity risk by spreading the maturity dates of derivatives over time, managing its capital expenditures and operating cash flows and by maintaining adequate lines of credit. In addition, the Company addresses the capital management process as described in Note 21. Contractual maturities relating to contractual commitments are included in Note 26 and relating to long-term debt is included in Note 15.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

23.   INCOME TAXES

  Tax expense is recognized based on management's best estimate of the average annual income tax rate expected for the full financial year multiplied by the pre-tax income of the interim reporting period.

  The following table reconciles income taxes calculated at statutory rates with the income tax expense in the Condensed Consolidated Interim Statements of Operations:

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
(Loss)/earnings before income taxes	$(30,334)	$46,990	$(47,055)	$202,278
Canadian statutory tax rate (%)	26.5%	26.5%	26.5%	26.5%
Expected income tax (recovery) expense	(8,039)	12,452	(12,463)	53,604
Impact of higher foreign tax rates (i)	(12,303)	6,880	(26,288)	5,592
Interest and penalties	(334)	(36)	(362)	(48)
Permanent differences	340	(2,713)	12,937	7,918
Unused tax losses and tax offsets not recognized in deferred tax assets	11,587	3,534	(2,937)	3,245
Unrealized foreign exchange on intercompany debt	26	(414)	428	(136)
Unrealized foreign exchange	(26,454)	34,385	5,001	37,021
True-up of tax provisions in respect of prior years	(7,804)	(424)	(7,865)	(2,125)
Withholding taxes	2,604	—	4,957	—
Mining taxes on profit	3,114	—	3,660	—
Other	1,824	1,224	380	3,010

Income tax (recovery)/expense	$(35,439)	$54,888	$(22,552)	$108,081

Income tax (recovery)/expense is represented by:
Current income tax expense/(recovery)	$48,306	$(1,307)	$71,370	$50,889
Deferred income tax (recovery)/expense	(83,745)	56,195	(93,922)	57,192

Net income tax (recovery)/expense	$(35,439)	$54,888	$(22,552)	$108,081

  (i)
  The Company operates in multiple foreign tax jurisdictions that have tax rates that differ from the Canadian statutory rate.

24.   SUPPLEMENTARY CASH FLOW INFORMATION

  (a)
  Non-Cash Investing and Financing Transactions

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Interest capitalized to assets under construction	$3,636	$11,532	$18,505	$21,468
Issue of common shares on acquisition of mineral interests (Note 5)	$1,011,754	$—	1,011,754	$—
Issue of common shares held in trust as guarantee for convertible debt (Note 5)	$25,998	$—	$25,998	$—
Restricted cash (Note 7)	$35,963	$—	$35,963	$—
Issue of common shares on vesting of RSU (Note 18)	$6,694	$6,340	$8,899	$8,545
Transfer of equity reserve on exercise of stock options	$—	$—	$—	$24

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

24.   SUPPLEMENTARY CASH FLOW INFORMATION (Continued)

  (b)
  Net Change in Non-Cash Operating Working Capital

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net (increase)/decrease in:
Trade and other receivables	$(5,867)	$38,127	$(16,265)	$121,198
Inventories	(5,032)	(21,199)	(21,615)	(32,169)
Other assets	42,179	9,765	35,857	(17,075)
Net increase/(decrease) in:
Trade payable and other payables	69,303	8,145	48,952	(78,702)
Other liabilities	(98,251)	(355)	(110,008)	(4,017)
Movement in above related to foreign exchange	1,333	10,017	12,099	14,847

Net change in non-cash working capital	$3,665	$44,500	$(50,980)	$4,082

    Change in non-cash working capital items are net of items related to Property, Plant and Equipment.

25.   OPERATING SEGMENTS

  Following the acquisition of a 50% interest in the Canadian Malartic mine in Quebec, Canada, effective in the second quarter of 2014, the Company's determination of its reportable operating segments was revised to reflect its organizational changes realigning skills and expertise and the addition of new members to the Senior management team. The Company has five core reportable operating segments which include the following mines: the Chapada mine in Brazil, El Peñón mine in Chile, Mercedes mine in Mexico, Gualcamayo mine in Argentina and Canadian Malartic mine (50% interest) in Canada. The Company also aggregates and discloses the financial results of the following non-reportable operating segments: the Jacobina, Fazenda Brasileiro and Ernesto/Pau-a-Pique mines in Brazil, the Minera Florida mine in Chile and the Alumbrera mine (12.5% interest) in Argentina as these operating segments do not meet the quantitative thresholds to qualify as reportable operating segments. The Company's chief operating decision maker performs planning, reviews operation results, assesses performance and makes resource allocation decisions for each of these segments at an operational level on a number of measures, which include mine operating earnings, production levels and unit production costs. General and administrative, exploration and evaluation, finance income and costs, impairment charges and reversals, and investment write-down are managed on a consolidated basis and are therefore not reflected in segment income. Comparative information of prior periods have been restated to conform with the current reportable segment format and definition.

  Property, plant and equipment referred to below consist of land, buildings, equipment, mining properties subject to depletion and mining properties not subject to depletion which include assets under construction and exploration and evaluation costs.

As at June 30, 2014	Chapada	El Peñón	Gualcamayo	Mercedes	Canadian Malartic(i)	Other	Total
Property, plant and equipment	$566,130	$2,036,642	$1,122,338	$740,672	$1,608,616	$5,881,226	$11,955,624
Goodwill and intangibles	$7	$11,068	$1,542	$—	$309,508	$55,606	$377,731
Investment in associate	$—	$—	$—	$—	$—	$91,139	$91,139
Non-current assets	$583,902	$2,076,192	$1,123,880	$740,672	$1,940,832	$6,229,079	$12,694,557
Total assets	$752,089	$1,849,202	$1,406,483	$776,526	$2,017,519	$6,671,916	$13,473,735
Total liabilities	$162,138	$404,299	$511,832	$186,703	$577,585	$3,488,385	$5,330,942

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

25.   OPERATING SEGMENTS (Continued)

As at: December 31, 2013	Chapada	El Peñón	Gualcamayo	Mercedes	Canadian Malartic	Other	Total
Property, plant and equipment	$526,864	$2,044,192	$1,130,741	$742,336	$—	$5,816,668	$10,260,801
Goodwill and intangibles	$7	$11,927	$1,497	$—	$—	$52,117	$65,548
Investment in associate	$—	$—	$—	$—	$—	$117,915	$117,915
Non-current assets	$544,132	$2,088,669	$1,175,242	$742,336	$—	$6,143,465	$10,693,844
Total assets	$789,074	$2,162,889	$1,288,765	$792,076	$—	$6,377,913	$11,410,717
Total liabilities	$205,650	$395,891	$538,790	$213,139	$—	$2,899,142	$4,252,612

  (i)
  Canadian Malartic segment represents a 50% interest on the properties acquired through the June 16, 2014 acquisition of Osisko (Note 5).

  SEGMENT OPERATING EARNINGS

For the three months ended June 30, 2014	Chapada	El Peñón	Gualcamayo	Mercedes	Canadian Malartic	Other	Total
Revenues (i)	$114,226	$133,846	$63,567	$32,674	$21,863	$84,656	$450,832
Cost of sales excluding depletion, depreciation and amortization	(63,837)	(52,414)	(36,088)	(19,201)	(16,645)	(65,298)	(253,483)

Gross margin	50,389	81,432	27,479	13,473	5,218	19,358	197,349
Depletion, depreciation and amortization	(11,481)	(35,970)	(20,906)	(11,468)	(5,125)	(37,592)	(122,542)

Mine operating earnings/(loss)	$38,908	$45,462	$6,573	$2,005	$93	$(18,234)	$74,807

Equity earnings						$260	$260

Earnings/(loss) before taxes	$32,712	$43,720	$128	$91	$(3,115)	$(103,870)	$(30,334)
Income tax (expense)/recovery	(8,426)	(9,262)	17,697	2,221	1,166	32,043	35,439

Net earnings/(loss)	$24,286	$34,458	$17,825	$2,312	$(1,949)	$(71,827)	$5,105

Capital expenditures	$33,691	$32,914	$14,880	$11,961	$2,831	$97,237	$193,514

  (i)
  Gross revenues are derived from sales of gold of $327.1 million (2013 — $323.7 million) and to a lesser extent silver of $43.9 million (2013 — $41.1 million) and copper of $89.1 million (2013- $81.6 million).

For the three months ended June 30, 2013	Chapada	El Peñón	Gualcamayo	Mercedes	Canadian Malartic	Other	Total
Revenues	$99,990	$159,367	$35,095	$51,319	$—	$84,700	$430,471
Cost of sales excluding depletion, depreciation and amortization	(61,491)	(55,005)	(20,482)	(16,021)	—	(64,466)	(217,465)

Gross margin	38,499	104,362	14,613	35,298	—	20,234	213,006
Depletion, depreciation and amortization	(11,695)	(29,569)	(12,569)	(10,028)	—	(30,499)	(94,360)

Mine operating earnings/(loss)	$26,804	$74,793	$2,044	$25,270	$—	$(10,265)	$118,646

Equity loss	$—	$—	$—	$—	$—	$(2,034)	$(2,034)

Earnings before taxes	$32,423	$64,207	$3,295	$30,161	$—	$(83,096)	$46,990
Income tax expense	(21,430)	(12,581)	(3,721)	(15,768)	—	(1,388)	(54,888)

Net earnings/(loss)	$10,993	$51,626	$(426)	$14,393	$—	$(84,484)	$(7,898)

Capital expenditures	$29,058	$25,157	$43,594	$15,588	$—	$187,898	$301,295

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

25.   OPERATING SEGMENTS (Continued)

For the six months ended June 30, 2014	Chapada	El Peñón	Gualcamayo	Mercedes	Canadian Malartic	Other	Total
Revenues (i)	$203,568	$247,844	$109,488	$64,282	$21,863	$157,703	$804,748
Cost of sales excluding depletion, depreciation and amortization	(120,025)	(101,546)	(72,958)	(35,263)	(16,645)	(115,911)	(462,348)

Gross margin	83,543	146,299	36,530	29,019	5,218	41,792	342,401
Depletion, depreciation and amortization	(21,691)	(71,609)	(42,277)	(21,217)	(5,125)	(72,573)	(234,492)

Mine operating earnings/(loss)	$61,853	$74,690	$(5,747)	$7,803	$93	$(30,784)	$107,908

Equity earnings						$1,424	$1,424

Earnings/(loss) before taxes	$56,559	$71,261	$(14,001)	$5,696	$(3,115)	$(163,455)	$(47,055)
Income tax (expense)/recovery	(17,435)	(15,455)	(10,723)	5,021	1,166	59,978	22,552

Net earnings/(loss)	$39,124	$55,806	$(24,724)	$10,717	$(1,949)	$(103,477)	$(24,503)

Capital expenditures	$40,916	$64,745	$21,001	$24,921	$2,831	$184,964	$339,378

  (i)
  Gross revenues are derived from sales of gold of $576.2 million (2013 — $714.4 million) and to a lesser extent silver of $89.2 million (2013 — $106.2 million) and copper of $171.6 million (2013- $185.6 million).

For the six months ended June 30, 2013	Chapada	El Peñón	Gualcamayo	Mercedes	Canadian Malartic	Other	Total
Revenues	$225,875	$345,497	$77,202	$119,241	$—	$197,529	$965,344
Cost of sales excluding depletion, depreciation and amortization	(128,256)	(114,522)	(35,335)	(35,883)	—	(134,211)	(448,207)

Gross margin	97,619	230,975	41,867	83,358	—	63,318	517,137
Depletion, depreciation and amortization	(23,113)	(58,130)	(25,428)	(20,174)	—	(63,637)	(190,482)

Mine operating earnings	$74,506	$172,845	$16,439	$63,184	$—	$(319)	$326,655

Equity loss	$—	$—	$—	$—	$—	$(1,901)	$(1,901)

Earnings before taxes	$75,681	$161,047	$9,882	$56,680	$—	$(101,012)	$202,278
Income tax expense	(31,238)	(40,241)	(8,227)	(21,302)	—	(7,073)	(108,081)

Net earnings/(loss)	$44,443	$120,806	$1,655	$35,378	$—	$(108,085)	$94,197

Capital expenditures	$46,536	$68,991	$82,831	$29,213	$—	$313,189	$540,760

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

26.   CONTRACTUAL COMMITMENTS

  Construction and Service Contracts

As at	June 30, 2014	December 31, 2013
Within 1 year	$574,380	$577,886
Between 1 to 3 years	473,313	390,258
Between 3 to 5 years	116,926	139,756
After 5 years	6,661	6,934

	$1,171,280	$1,114,834

  Operating Leases

  The aggregate amount of minimum lease payments under non-cancellable operating leases are as follows:

As at	June 30, 2014	December 31, 2013
Within 1 year	$5,997	$6,103
Between 1 to 3 years	6,177	6,997
Between 3 to 5 years	2,365	2,365
After 5 years	302	302

	$14,841	$15,767

27.   CONTINGENCIES

  Due to the size, complexity and nature of the Company's operations, various legal and tax matters arise in the ordinary course of business. The Company accrues for such items when a liability is both probable and the amount can be reasonably estimated. In the opinion of management, these matters will not have a material effect on the Condensed Consolidated Interim Financial Statements of the Company.

  In 2004, a former director of Northern Orion commenced proceedings in Argentina against Northern Orion claiming damages in the amount of $177.0 million for alleged breaches of agreements entered into with the plaintiff. The plaintiff alleged that the agreements entitled him to a pre-emption right to participate in acquisitions by Northern Orion in Argentina and claimed damages in connection with the acquisition by Northern Orion of its 12.5% equity interest in the Alumbrera project. On August 22, 2008, the National Commercial Court No. 13 of the City of Buenos Aires issued a first-instance judgment rejecting the claim. The plaintiff appealed this judgment to the National Commercial Appeals Court. On May 22, 2013, the appellate court overturned the first-instance decision. The appellate court determined that the plaintiff was entitled to make 50% of Northern Orion's investment in the Alumbrera acquisition, although weighted the chance of the plaintiff's 50% participation at 15%. The matter was remanded to the first instance court to determine the value. On June 12, 2013, Northern Orion filed an extraordinary recourse with the appellate court in order to bring the matter before the Supreme Court for considering the National Commercial Appeals Court's decision to be arbitrary. The extraordinary recourse was denied by the appellate court and this decision was notified to Northern Orion on December 20, 2013. Based on this decision, Northern Orion filed an appeal directly with the Supreme Court of Argentina on February 3, 2014. Pending the decision of the Supreme Court, Northern Orion will make submissions to the first instance court to address value. The outcome of this case is uncertain and cannot be reasonably estimated.

  The Company has received assessments from the Brazilian federal tax authorities disallowing certain deductions relating to debentures for the periods 2007-2010. The Company believes these debentures were issued on commercial terms permitted under applicable laws and is challenging these assessments. As such, the Company does not believe it is probable that any amounts will be paid with respect to these assessments with the Brazilian authorities and the amount and timing of any assessments cannot be reasonably estimated.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

28.   GUARANTOR SUBSIDIARIES FINANCIAL STATEMENTS

  The obligations of the Company under the 4.95% senior debt notes due 2024 originally issued on June 30, 2014 are guaranteed by the following 100% owned subsidiaries of the Company (the "guarantor subsidiaries"): Mineração Maracá Indústria e Comércio S.A., Jacobina Mineração e Comércio Ltda., Minera Meridian Limitada, Yamana Chile Rentista de Capitales Mobiliarios Limitada, Minera Meridian Minerales S. de R.L. de C.V., and Yamana Argentina Holdings B.V. All guarantees by the guarantor subsidiaries are joint and several, and full and unconditional, subject to certain customary release provisions contained in the indenture (as supplemented) governing the senior debt notes. Based on the domestic regulations of jurisdictions of the subsidiaries, collection of funds in the form of dividend or loan would be subject to customary repatriation restrictions.

  The following tables outline separate condensed financial information related to the issuer, and the guarantor and non-guarantor subsidiaries as set out in the Condensed Consolidated Interim Balance Sheet as at June 30, 2014 and Consolidated Balance Sheet as at December 31, 2013 and the Condensed Consolidated Interim Statements of Operations, Consolidated Statements of Comprehensive Income (Loss) and Condensed Consolidated Interim Statements of Cash Flows for the six months ended June 30, 2014 and June 30, 2013. For the purposes of this information, the financial statements of the Company and the guarantor subsidiaries reflect investments in subsidiary companies on an equity accounting basis and are in compliance with Rule 3-10 of Regulation S-X.

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

28.   GUARANTOR SUBSIDIARIES FINANCIAL STATEMENTS (Continued)

CONDENSED CONSOLIDATED INTERIM BALANCE SHEET
As at June 30, 2014

(In thousands of United States Dollars, unaudited)	Yamana Gold Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	95,292	38,195	41,011	—	$174,498
Trade and other receivables	—	82,693	7,241	—	89,934
Inventories	5,436	121,534	174,643	(328)	301,285
Other financial assets	3,430	6,333	90,343	—	100,106
Other assets	2,028	69,467	41,860	—	113,355
Intercompany receivables	—	63,304	44,366	(107,670)	—

	106,186	381,526	399,464	(107,998)	779,178
Non-current assets:
Property, plant and equipment	21,533	1,715,517	10,219,149	(575)	11,955,624
Investment in associates and intercompany investments	8,841,259	722,862	—	(9,472,982)	91,139
Investments	10,596	—	—	—	10,596
Other financial assets	6,000	2,798	40,540	(6,000)	43,338
Deferred tax assets	96,926	17,563	23,002	—	137,491
Goodwill and intangibles	45,324	11,075	321,332	—	377,731
Other assets	—	56,415	22,223	—	78,638
Intercompany receivables	1,085,733	290,705	—	(1,376,438)	—

Total assets	10,213,557	3,198,461	11,025,710	(10,963,993)	$13,473,735

Liabilities
Current liabilities:
Trade and other payables	67,865	131,100	233,095	—	$432,060
Income taxes payable	—	11,501	25,216	—	36,717
Other financial liabilities	27,079	53,468	95,373	—	175,920
Other provisions and liabilities	74	3,288	4,872	—	8,234
Intercompany payables	100,776	—	—	(100,776)	—

	195,794	199,357	358,556	(100,776)	652,931
Non-current liabilities:
Long-term debt	1,833,768	—	104,632	—	1,938,400
Decommissioning, restoration and similar liabilities	—	73,332	121,202	—	194,534
Deferred tax liabilities	—	71,041	2,243,694	13,369	2,328,104
Other financial liabilities	34,307	14,176	26,495	—	74,978
Other provisions and liabilities	—	27,198	114,797	—	141,995
Intercompany payables	—	434,199	7,284,922	(7,719,121)	—

Total liabilities	2,063,869	819,303	10,254,298	(7,806,528)	5,330,942
Equity
Share capital	—	—	—	—	—
Issued and outstanding common shares	7,339,718	—	—	—	7,339,718
Reserves	10,062	—	—	—	10,062
Retained earnings	799,908	2,379,158	752,716	(3,157,465)	774,317

Equity attributable to Yamana shareholders	8,149,688	2,379,158	752,716	(3,157,465)	8,124,097
Non-controlling interest	—	—	18,696	—	18,696

Total equity	8,149,688	2,379,158	771,412	(3,157,465)	8,142,793

Total equity and liabilities	10,213,557	3,198,461	11,025,710	(10,963,993)	$13,473,735

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

28.   GUARANTOR SUBSIDIARIES FINANCIAL STATEMENTS (Continued)

CONSOLIDATED BALANCE SHEET
As at December 31, 2013

(In thousands of United States Dollars)	Yamana Gold Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	103,335	93,366	23,317	—	$220,018
Trade and other receivables	125	78,090	1,886	—	80,101
Inventories	3,487	101,779	122,519	1,440	229,225
Other financial assets	765	44,758	35,781	—	81,304
Other assets	2,059	68,629	35,537	—	106,225
Intercompany receivables	—	37,098	4,481	(41,579)	—

	109,771	423,720	223,521	(40,139)	716,873
Non-current assets:
Property, plant and equipment	67,527	1,666,196	8,571,787	(44,709)	10,260,801
Investment in associates and intercompany investments	7,208,446	644,393	—	(7,734,924)	117,915
Investments	9,122	—	—	—	9,122
Other financial assets	6,052	6,778	40,849	(6,000)	47,679
Deferred tax assets	52,899	9,170	59,530	—	121,599
Goodwill and intangibles	—	11,934	10,521	43,093	65,548
Other assets	—	65,262	5,918	—	71,180
Intercompany receivables	1,086,765	280,398	—	(1,367,163)	—

Total assets	8,540,582	3,107,851	8,912,126	(9,149,842)	$11,410,717

Liabilities
Current liabilities:
Trade and other payables	63,725	143,940	207,055	—	$414,720
Income taxes payable	—	56,892	(3,434)	—	53,458
Other financial liabilities	48,020	47,581	61,844	—	157,445
Other provisions and liabilities	—	5,244	6,281	—	11,525
Intercompany payables	44,920	—	—	(44,920)	—

	156,665	253,657	271,746	(44,920)	637,148
Non-current liabilities:
Long-term debt	1,189,762	—	—	—	1,189,762
Decommissioning, restoration and similar liabilities	—	68,976	105,547	—	174,523
Deferred tax liabilities	—	82,051	1,929,121	13,369	2,024,541
Other financial liabilities	54,746	13,544	25,858	—	94,148
Other provisions and liabilities	—	23,556	108,934	—	132,490
Intercompany payables	—	391,154	5,664,541	(6,055,695)	—

Total liabilities	1,401,173	832,938	8,105,747	(6,087,246)	4,252,612
Equity
Share capital
Issued and outstanding common shares	6,313,244	—	6,894	—	6,320,138
Reserves	(41,236)	—	—	—	(41,236)
Retained earnings	867,401	2,274,913	780,789	(3,062,596)	860,507

Equity attributable to Yamana shareholders	7,139,409	2,274,913	787,683	(3,062,596)	7,139,409
Non-controlling interest	—	—	18,696	—	18,696

Total equity	7,139,409	2,274,913	806,379	(3,062,596)	7,158,105

Total equity and liabilities	8,540,582	3,107,851	8,912,126	(9,149,842)	$11,410,717

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

28.   GUARANTOR SUBSIDIARIES FINANCIAL STATEMENTS (Continued)

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
For the six months ended June 30, 2014

(In thousands of United States Dollars, unaudited)	Yamana Gold Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated
Revenue	574,614	557,500	147,774	(475,140)	$804,748
Cost of sales excluding depletion, depreciation and amortization	(581,861)	(281,095)	(76,427)	477,035	(462,348)

Gross margin	(7,247)	276,405	71,347	1,895	342,400
Depletion, depreciation and amortization	(3,751)	(89,438)	(138,583)	(2,720)	(234,492)

Mine operating earnings	(10,998)	186,967	(67,236)	(825)	107,908
Expenses
General and administrative	(35,993)	(4,476)	(27,802)	—	(68,271)
Exploration and evaluation	(428)	(2,795)	(5,669)	—	(8,892)
Equity earnings/(loss) from associates and intercompany investments	41,225	(58,003)	(30,848)	49,050	1,424
Other expenses	(35,521)	(16,340)	(143)	—	(52,004)

Operating earnings	(41,715)	105,353	(131,698)	48,225	(19,835)
Finance income	14,727	21,325	10,949	(45,534)	1,467
Finance expense	(34,617)	(12,867)	(26,737)	45,534	(28,687)

Net finance expense	(19,890)	8,458	(15,788)	—	(27,220)
(Loss)/earnings before taxes	(61,605)	113,811	(147,486)	48,225	(47,055)

Income tax recovery/(expense)	37,102	(24,831)	10,281	—	22,552

Net (loss)/earnings attributable to Yamana Gold Inc. equity holders	(24,503)	88,980	(137,205)	48,225	$(24,503)

Total other comprehensive income	51,465	—	—	—	51,465

Total comprehensive income attributable to Yamana Gold Inc. equity holders	26,962	—	—	—	$26,962

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

28.   GUARANTOR SUBSIDIARIES FINANCIAL STATEMENTS (Continued)

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
For the six months ended June 30, 2013

(In thousands of United States Dollars, unaudited)	Yamana Gold Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated
Revenue	698,578	735,040	42,108	(510,382)	$965,344
Cost of sales excluding depletion, depreciation and amortization	(700,491)	(330,190)	61,232	521,242	(448,207)

Gross margin	(1,913)	404,850	103,340	10,860	517,137
Depletion, depreciation and amortization	(1,620)	(87,039)	(101,240)	(583)	(190,482)

Mine operating earnings	(3,533)	317,811	2,100	10,277	326,655
Expenses
General and administrative	(37,688)	(7,832)	(29,088)	—	(74,608)
Exploration and evaluation	(207)	(4,381)	(10,134)	—	(14,722)
Equity earnings/(loss) from associates and intercompany investments	158,206	(7,669)	(120,119)	(32,319)	(1,901)
Other expenses	3,512	(2,259)	(24,374)	—	(23,121)

Operating earnings	120,290	295,670	(181,615)	(22,042)	212,303
Finance income	108	27,194	21,120	(42,435)	5,987
Finance expense	(30,474)	(4,836)	(19,339)	38,637	(16,012)

Net finance expense	(30,366)	22,358	1,781	(3,798)	(10,025)
(Loss)/earnings before taxes	89,924	318,028	(179,834)	(25,840)	202,278

Income tax recovery/(expense)	4,273	(28,175)	(84,279)	100	(108,081)

Net (loss)/earnings attributable to Yamana Gold Inc. equity holders	94,197	289,853	(264,113)	(25,740)	$94,197

Total other comprehensive loss	(52,331)	—	—	—	(52,331)

Total comprehensive income attributable to Yamana Gold Inc. equity holders	41,866	—	—	—	$41,866

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

28.   GUARANTOR SUBSIDIARIES FINANCIAL STATEMENTS (Continued)

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2014

(In thousands of United States Dollars, unaudited)	Yamana Gold Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated
Operating activities
(Loss)/earnings before taxes	(61,605)	113,811	(147,486)	48,225	$(47,055)
Adjustments to reconcile earnings before taxes to net operating cash flows:
Depletion, depreciation and amortization	3,751	89,438	138,583	2,720	234,492
Share-based payments	9,468	—	—	—	9,468
Equity earnings/(loss) from associates and intercompany investments	(41,225)	58,003	30,848	(49,050)	(1,424)
Finance income	(14,727)	(21,325)	(10,949)	45,534	(1,467)
Finance expense	34,617	12,867	26,737	(45,534)	28,687
Mark-to-market on sales of concentrate and price adjustments on unsettled invoices	—	(44)	—	—	(44)
Gain on sale of available-for-sale securities	(1,786)	—	—	—	(1,786)
Impairment of available-for-sale securities and other assets	2,241	11,432	—	—	13,673
Mark-to-market on convertible debt	—	—	126	—	126
Other non-cash expenses	(28,171)	10,067	37,163	—	19,059
Decommissioning, restoration and similar liabilities paid	—	(81)	(1,388)	—	(1,469)
Cash distributions from associate	—	—	28,200	—	28,200
Income taxes (paid)received	(2,622)	(42,642)	3,264	—	(42,000)

Cash flows (used in)/from operating activities before non-cash working capital	(100,059)	231,526	105,098	1,895	238,460
Net change in non-cash working capital	63,976	(38,040)	(76,916)	—	(50,980)
Intercompany movements in operating activities	52,223	(119,747)	69,419	(1,895)	—

Cash flows from operating activities	16,140	73,739	97,601	—	$187,480

Investing activities
Acquisition of property, plant and equipment	(5,634)	(140,291)	(193,453)	—	$(339,378)
Acquisition of Osisko Mining Corporation	(32,370)	—	(418,800)	—	(451,170)
Restricted cash	—	—	(11,558)	—	(11,558)
Interest income received	699	—	—	—	699
Acquisition of investments and other assets	(73,179)	—	—	—	(73,179)
Disposition of investments	68,172	—	—	—	68,172
Advances to intercompany investing activities	(500,636)	—	—	500,636	—

Cash flows used in investing activities	(542,948)	(140,291)	(623,811)	500,636	$(806,414)

Financing activities
Dividends paid	(77,226)	—	—	—	$(77,226)
Proceeds of accumulated dividends relating to share cancellation	310	—	—	—	310
Interest and other finance expenses paid	(42,040)	—	—	—	(42,040)
Repayment of term loan and assumed debt	(500,000)	—	(14,050)	—	(514,050)
Proceeds from term loan and notes payable	1,149,473	43	(43)	—	1,149,473
Proceeds from intercompany financing activities	—	83,834	501,050	(584,884)	—
Repayments of intercompany financing activities	(11,752)	(72,496)	—	84,248	—

Cash flows from financing activities	518,765	11,381	486,957	(500,636)	$516,467

Effect of foreign exchange on non-United States Dollar denominated cash and cash equivalents	—	—	(2,269)	—	(2,269)

Increase/(decrease) in cash and cash equivalents	(8,043)	(55,171)	(41,522)	—	(104,736)
Cash and cash equivalents, beginning of period	103,335	93,366	82,533	—	279,234

Cash and cash equivalents, end of period	95,292	38,195	41,011	—	$174,498

YAMANA GOLD INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

For the Three and Six Months Ended June 30, 2014
(With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013)

(Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)

28.   GUARANTOR SUBSIDIARIES FINANCIAL STATEMENTS (Continued)

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2013

(In thousands of United States Dollars, unaudited)	Yamana Gold Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantors	Eliminations	Consolidated
(Loss)/earnings before taxes	89,924	318,028	(179,834)	(25,840)	$202,278
Adjustments to reconcile earnings before taxes to net operating cash flows:
Depletion, depreciation and amortization	1,620	87,039	101,240	583	190,482
Share-based payments	(1,981)	—	—	—	(1,981)
Equity (loss)/earnings from associates and intercompany investments	(158,206)	7,669	120,119	32,319	1,901
Finance income	(108)	(27,194)	(21,120)	42,435	(5,987)
Finance expense	30,474	4,836	19,339	(38,637)	16,012
Mark-to-market on sales of concentrate and price adjustments on unsettled invoices	—	8,705	—	—	8,705
Impairment of available-for-sale securities and other assets	12,917	4,448	13,487	—	30,852
Other non-cash expenses	(33,322)	14,957	43,550	—	25,185
Decommissioning, restoration and similar liabilities paid	—	(720)	(1,106)	—	(1,826)
Cash distributions from associate	—	—	12,375	—	12,375
Income taxes paid	—	(63,303)	(49,560)	—	(112,863)

Cash flows from operating activities before non-cash working capital	(58,681)	354,463	58,492	10,859	365,133
Net change in non-cash working capital	19,150	12,051	(16,349)	(10,770)	4,082
Intercompany movements in operating activities	120,205	(94,083)	(26,033)	(89)	—

Cash flows from/(used in) operating activities	80,674	272,431	16,110	—	$369,215

Investing activities
Acquisition of property, plant and equipment	(16,612)	(213,657)	(310,491)	—	(540,760)
Proceeds from option on mineral property	—	—	8,730	—	8,730
Interest income received	—	1,768	(741)	—	1,027
Disposition/(acquisition) of other assets	12,022	—	(62,401)	—	(50,379)
Disposition of investments	6,251	—	(689)	—	5,562
Proceeds from intercompany investing activities	55,546	—	—	(55,546)	—
Advances to intercompany investing activities	(293,376)	—	—	293,376	—

Cash flows from/(used in) investing activities	(236,169)	(211,889)	(365,592)	237,380	$(575,820)

Financing activities
Dividends paid	(97,523)	—	—	—	$(97,523)
Proceeds of accumulated dividends relating to share cancellation	—	(563)	563	—	—
Interest and other finance expenses paid	(1,707)	—	(5,344)	—	(7,051)
Repayment of debt	(100,000)	—	—	—	(100,000)
Proceeds from debt	400,000	4,142	44,872	—	449,014
Proceeds from intercompany financing activities	—	47,201	322,251	(369,452)	—
Repayment of intercompany financing activities	—	(131,622)	—	131,622	—

Cash flows (used in)/from financing activities	200,770	(80,842)	362,342	(237,830)	$244,440

Effect of foreign exchange on non-United States Dollar denominated cash and cash equivalents	—	—	(7,612)	—	(7,612)

Increase/(decrease) in cash and cash equivalents	45,275	(20,300)	5,248	—	30,223
Cash and cash equivalents, beginning of period	153,291	151,962	44,341	—	349,594

Cash and cash equivalents, end of period	198,566	131,662	49,589	—	$379,817

 FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification

        Under the Canada Business Corporations Act (the "CBCA"), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful (the "Indemnity Conditions"). The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and they fulfill the Indemnity Conditions. The Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the Indemnity Conditions.

        The by-laws of the Registrant provide that, subject to the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other action or proceeding to which he or she was involved because of that association with the Registrant or other entity, if he or she acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

        The by-laws of the Registrant provide that the Registrant may, subject to the CBCA, purchase and maintain insurance for the benefit of any director, officer, or certain other persons as set out above, against any liability incurred by him or her in his or her capacity as a director or officer of the Registrant or an individual acting in a similar capacity of the Registrant or of another body corporate where he or she acts or acted in that capacity at the Registrant's request. The Registrant has purchased third party director and officer liability insurance.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

F-10, II-1

 EXHIBITS TO FORM F-10

        The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.

F-10, II-2

 FORM F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        (a)   Concurrently with the initial filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

        (b)   Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the Registration Statement.

F-10, III-1

 FORM F-10

SIGNATURES

        Pursuant to the requirements of the Securities Act, Yamana Gold Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on this 21st day of October, 2014.

YAMANA GOLD INC.
By:	/s/ CHARLES BRUCE MAIN Name: Charles Bruce Main Title: Executive Vice President, Finance and Chief Financial Officer

F-10, III-2

Pursuant to the requirements of the Securities Act, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Peter Marrone	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	October 21, 2014
/s/ CHARLES BRUCE MAIN Charles Bruce Main	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 21, 2014
* Patrick J. Mars	Director	October 21, 2014
* John Begeman	Director	October 21, 2014
* Alex J. Davidson	Director	October 21, 2014
* Richard Graff	Director	October 21, 2014
* Nigel Lees	Director	October 21, 2014
* Carl Renzoni	Director	October 21, 2014
* Dino Titaro	Director	October 21, 2014

*By:	/s/ CHARLES BRUCE MAIN
Charles Bruce Main Attorney-in-fact

F-10, III-3

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this amendment no. 1 to the registration statement, solely in the capacity of the duly authorized representative of Yamana Gold Inc. in the United States, in Reno, Nevada on this 21st day of October, 2014.

MERIDIAN GOLD COMPANY
By:	/s/ DARCY MARUD Name: Darcy Marud Title: Director

F-10, III-4

 FORM F-4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Brazil

        Neither the laws of Brazil nor the bylaws of Mineração Maracá Indústria e Comércio S.A. or Jacobina Mineração e Comércio Ltda. or other constitutive documents provide for indemnification of directors or officers.

Chile

        Minera Meridian Limitada and Yamana Chile Rentista de Capitales Mobiliarios Limitada (the "Chilean Companies") are limited liability companies incorporated under Chilean law. They are governed by Law 3,918 (Law on Limited Liability Companies) and its amendments, by the applicable regulations of the Civil Code and the Commercial Code and by the bylaws of each Chilean Company. According to the Chilean Companies? bylaws, the administration and use of the Chilean Company?s name, in each case, is vested in the managing partner who can act through one or more delegates in the terms described therein, and with the limitation set forth in the transitory articles of the bylaws of each company. There are no directors in the current management structure of the Chilean Companies but only delegates. Neither the Chilean Companies? bylaws, nor Law 3,918 nor the above mentioned Codes contain any provision under which the delegates (or officers) of the Companies are insured or indemnified in any manner against liability they may incur in their capacity as such, however, the delegates and officers of the Chilean Companies are otherwise insured for their actions in such capacities. The Chilean Companies have no indemnification obligations towards the delegates and officers.

Mexico

        Neither the laws of Mexico nor the bylaws of Minera Meridian Minerales S. de R.L. de C.V. ("Minera") or other constitutive documents provide for indemnification of Minera's directors or officers. Minera may purchase and maintain directors' and officers' liability insurance covering its directors and executive officers with respect to general civil liability, including liabilities under the Securities Act, which its directors and officers may incur in their capacities as such.

Netherlands

        Under the laws of the Netherlands, Yamana Argentina Holdings B.V. ("Yamana B.V.") may indemnify a present or former director of Yamana B.V. against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with Yamana B.V. It is generally accepted that a director cannot invoke any rights under the indemnification if and to the extent his actions vis-à-vis Yamana B.V. can be qualified as serious negligence (i.e. in case of mismanagement). The general rule is that a director shall be liable towards Yamana B.V. if he has not properly performed the duties assigned to him. Each director shall be jointly and severally liable vis-à-vis Yamana B.V. in case of mismanagement, unless he proves that taking into account the duties assigned to other directors, there is no serious negligence on his part and that he was not negligent in acting to prevent the consequences of the mismanagement.

        An indemnification can be included in a company's articles of association or in an agreement between an individual director and the company and/or a group company of the company. The by-laws of Yamana B.V. do not contain an indemnification. The directors of Yamana B.V. can only invoke any rights under an indemnification if and to the extent agreed upon between such individual director and Yamana B.V. The relevant agreements entered into between the Registrant and Yamana B.V.'s Dutch resident director and between Yamana B.V. and its Dutch resident director provide that the Dutch resident director and/or its employees shall be fully indemnified and held harmless against any claims by third parties and/or Yamana B.V.

F-4, II-1

for damages incurred as a result of the performance by the director of his duties and rendering of services pursuant to and in relation to the management agreement unless such damages result from gross negligence (grove schuld/nalatigheid) or willful misconduct (opzet) of the director. The indemnity granted to the Dutch resident director and/or its employees (inter alia) includes all damages, losses, taxes, costs, expenses and legal fees, and any interest thereon, that the director and/or its employees may at any time incur.

        The Dutch resident director of Yamana B.V. has purchased a director & officers liability insurance.

Item 21.    Exhibits

        The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.

Item 22.    Undertakings

(a)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Form F-4 registrants pursuant to the foregoing provisions defined in this part, or otherwise, such registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrants of expenses incurred or paid by a director, officer or controlling person of such registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)
The Form F-4 registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of the responding to the request.

(c)
The Form F-4 registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being involved therein, that was not the subject of disclosure included in the registration statement when it became effective.

(d)
The Form F-4 Registrants hereby undertake:

(i)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

A.
to include any prospectus required by Section 10(a)(3) of the Securities Act;

B.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

C.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

F-4, II-2

  (ii)
  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (iii)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (iv)
  to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements; and

  (v)
  that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

F-4, II-3

FORM F-4

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brazil on this 21st day of October, 2014.

MINERACAO MARACA INDUSTRIA E COMERCIO S.A.
By:	Name: Guilherme Cadar Lopes Title: Officer
By:	/s/ MARIA DA GRAÇA MONTALVÃO Name: Maria da Graça Montalvão Title: Officer

        Pursuant to the requirements of the Securities Act, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Guilherme Cadar Lopes	Officer	October 21, 2014
/s/ MARIA DA GRAÇA MONTALVÃO Maria da Graça Montalvão	Officer	October 21, 2014

*By:	/s/ MARIA DA GRAÇA MONTALVÃO Name: Maria da Graça Montalvão Title: Attorney- in- fact

F-4, II-4

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this amendment no. 1 to the registration statement, solely in the capacity of the duly authorized representative of Mineração Maracá Indústria e Comércio S.A. in the United States, in Reno, Nevada on this 21st day of October, 2014.

MERIDIAN GOLD COMPANY
By:	/s/ DARCY MARUD Name: Darcy Marud Title: Director

F-4, II-5

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brazil on this 21st day of October, 2014.

JACOBINA MINERACAO E COMERCIO LTDA
By:	Name: Guilherme Cadar Lopes Title: Officer
By:	/s/ MARIA DA GRAÇA MONTALVÃO Name: Maria da Graça Montalvão Title: Officer

        Pursuant to the requirements of the Securities Act, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Guilherme Cadar Lopes	Officer	October 21, 2014
/s/ MARIA DA GRAÇA MONTALVÃO Maria da Graça Montalvão	Officer	October 21, 2014

*By:	/s/ MARIA DA GRAÇA MONTALVÃO Name: Maria da Graça Montalvão Title: Attorney- in- fact

F-4, II-6

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this amendment no. 1 to the registration statement, solely in the capacity of the duly authorized representative of Jacobina Mineração e Comércio Ltda. in the United States, in Reno, Nevada on this 21st day of October, 2014.

MERIDIAN GOLD COMPANY
By:	/s/ DARCY MARUD Name: Darcy Marud Title: Director

F-4, II-7

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chile on this 21st day of October, 2014.

MINERA MERIDIAN LIMITADA
By:	/s/ ROBERTO ALARCÓN Name: Roberto Alarcón Title: Delegate
By:	/s/ SERGIO ORREGO Name: Sergio Orrego Title: Delegate

F-4, II-8

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERTO ALARCÓN Roberto Alarcón	Delegate (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 21, 2014
/s/ SERGIO ORREGO Sergio Orrego	Delegate	October 21, 2014
* Alberto Orrego	Delegate	October 21, 2014
* Charles Bruce Main	Delegate	October 21, 2014
* Andrés Guzmán	Delegate	October 21, 2014
* Gerardo Fernández	Delegate	October 21, 2014

*By:	/s/ SERGIO ORREGO Sergio Orrego Attorney- in- fact
*By:	/s/ ROBERTO ALARCÓN Roberto Alarcón Attorney- in- fact

F-4, II-9

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this amendment no. 1 to the registration statement, solely in the capacity of the duly authorized representative of Minera Meridian Limitada in the United States, in Reno, Nevada on this 21st day of October, 2014.

MERIDIAN GOLD COMPANY
By:	/s/ DARCY MARUD Name: Darcy Marud Title: Director

F-4, II-10

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chile on this 21st day of October, 2014.

YAMANA CHILE RENTISTA DE CAPITALES MOBILIARIOS LIMITADA
By:	/s/ ROBERTO ALARCÓN Name: Roberto Alarcón Title: Delegate
By:	/s/ SERGIO ORREGO Name: Sergio Orrego Title: Delegate

F-4, II-11

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERTO ALARCÓN Roberto Alarcón	Delegate (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 21, 2014
/s/ SERGIO ORREGO Sergio Orrego	Delegate	October 21, 2014
* Alberto Orrego	Delegate	October 21, 2014
* Jacqueline Francois	Delegate	October 21, 2014
* Charles Bruce Main	Delegate	October 21, 2014
Hernan Elias Vera	Delegate
* Andrés Guzmán	Delegate	October 21, 2014
* Gerardo Fernández	Delegate	October 21, 2014

*By:	/s/ SERGIO ORREGO Sergio Orrego Attorney- in- fact
*By:	/s/ ROBERTO ALARCÓN Roberto Alarcón Attorney- in- fact

F-4, II-12

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this amendment no. 1 to the registration statement, solely in the capacity of the duly authorized representative of Yamana Chile Rentista de Capitales Mobiliarios Limitada in the United States, in Reno, Nevada on this 21st day of October, 2014.

MERIDIAN GOLD COMPANY
By:	/s/ DARCY MARUD Name: Darcy Marud Title: Director

F-4, II-13

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario on this 21st day of October, 2014.

MINERA MERIDIAN MINERALS S. DE R.L. DE C.V.
By:	/s/ DARCY EDWARD MARUD Name: Darcy Edward Marud Title: Secretary

        Pursuant to the requirements of the Securities Act, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Charles Bruce Main	Chairman
/s/ DARCY EDWARD MARUD Darcy Edward Marud	Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 21, 2014
* Mark Andrew Hawksworth	Member	October 21, 2014
Jason Joseph Leblanc	Member
* Gerardo Ramon Fernandez Tobar	Member	October 21, 2014

*By:	/s/ DARCY EDWARD MARUD
Darcy Edward Marud Attorney-in-fact

F-4, II-14

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this amendment no. 1 to the registration statement, solely in the capacity of the duly authorized representative of Minera Meridian Minerals S. de R.L. de C.V. in the United States, in Reno, Nevada on this 21st day of October, 2014.

MERIDIAN GOLD COMPANY
By:	/s/ DARCY MARUD Name: Darcy Marud Title: Director

F-4, II-15

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 21st day of October, 2014.

YAMANA ARGENTINA HOLDINGS B.V.
By:	/s/ CHARLES BRUCE MAIN Name: Charles Bruce Main Title: Managing Director A
By:	/s/ L.F.M. HEINE and /s/ I.J.M. TEEUWEN Name: L.F.M. Heine and I.J.M. Teeuwen for Mextrust B.V. Title: Managing Director B

        Pursuant to the requirements of the Securities Act, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES BRUCE MAIN Charles Bruce Main	Managing Director A (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 21, 2014
/s/ L.F.M. HEINE and /s/ I.J.M. TEEUWEN L.F.M. Heine and I.J.M. Teeuwen for Mextrust B.V.	Managing Director B	October 21, 2014

F-4, II-16

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this amendment no. 1 to the registration statement, solely in the capacity of the duly authorized representative of Yamana Argentina Holdings B.V. in the United States, in Reno, Nevada on this 21st day of October, 2014.

MERIDIAN GOLD COMPANY
By:	/s/ DARCY MARUD Name: Darcy Marud Title: Director

F-4, II-17

 INDEX TO EXHIBITS

Exhibits to Form F-10

Exhibit No.
1.1	Form of Letter of Transmittal (included in Exhibit 99.1 to Form F-4).
1.2	Form of Notice of Guaranteed Delivery (included in Exhibit 99.2 to Form F-4).
3.2
Registration Rights Agreement dated as of June 30, 2014 among Yamana Gold Inc., Mineracao Maraca Industria e Comercio S.A., Jacobina Mineracao e Comercio Ltda., Minera Meridian Limitada, Yamana Chile Rentista de Capitales Mobiliarios Limitada, Minera Meridian Minerales S. de R.L. de C.V., Yamana Argentina Holdings B.V., as guarantors, and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC as representatives of the initial purchasers named therein (included in Exhibit 4.3 to Form F-4).
4.1
Annual Information Form of Yamana for the year ended December 31, 2013 (incorporated by reference to Exhibit 99.1 to Yamana Gold Inc.'s Form 40-F filed with the Securities and Exchange Commission on March 28, 2014 (the "Form 40-F")).
4.2	The Management's Discussion and Analysis of Yamana for the financial year ended December 31, 2013 (incorporated by reference to Exhibit 99.2 of the Form 40-F).
4.3
The Management's Discussion and Analysis of Yamana for the three and six months ended June 30, 2014 (incorporated by reference to Exhibit 99.1 of Yamana's Form 6-K furnished to the Commission on July 31, 2014).
4.4
The management information circular of Yamana dated March 18, 2014, in connection with the annual and special meeting of Yamana's shareholders to be held on April 30, 2014 (incorporated by reference to Exhibit 99.1 to Yamana's Form 6-K, furnished to the Commission on April 9, 2014).
4.5*	The annual information form of Osisko for the year ended December 31, 2013.
4.6*	The annual audited consolidated financial statements of Osisko for the years ended December 31, 2013 and 2012.
4.7*	The Management's Discussion and Analysis of Osisko for the year ended December 31, 2013.
4.8*	The Management's Discussion and Analysis of Osisko for the three months ended March 31, 2014.
4.9*	The unaudited condensed consolidated financial statements of Osisko for the three months ended March 31, 2014.
4.10	The material change report of Yamana dated April 11, 2014 (incorporated by reference to Exhibit 99.1 of Yamana's Form 6-K furnished to the Commission on April 11, 2014).
4.11	The material change report of Yamana dated April 25, 2014 (incorporated by reference to Exhibit 99.1 of Yamana's Form 6-K furnished to the Commission on April 25, 2014).
4.12	The business acquisition report of Yamana dated June 24, 2014 (incorporated by reference to Exhibit 99.1 of Yamana's Form 6-K furnished to the Commission on June 24, 2014).
4.13*	The material change report of Yamana dated June 25, 2014.
5.1	Consent of Deloitte LLP (included as Exhibit 23.1 to Form F-4).
5.2	Consent of PricewaterhouseCoopers LLP (included as Exhibit 23.2 to Form F-4).
5.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to Yamana and the guarantors named herein (included as Exhibit 5.1 to Form F-4).
5.4	Consent of Cassels Brock & Blackwell LLP, Canadian counsel to Yamana (included as Exhibit 5.2 to Form F-4).
5.5	Consent of Pinheiro Neto Advogados, Brazil counsel to Mineracao Maraca Industria e Comercio S.A. and Jacobina Mineracao e Comercio Ltda. (included as Exhibit 5.3 to Form F-4).

Exhibit No.
5.6	Consent of Urenda Rencoret Orrego y Dörr Abogado, Chile counsel to Minera Meridian Limitada and Yamana Chile Rentista de Capitales Mobiliarios Limitada (included as Exhibit 5.4 to Form F-4).
5.7	Consent of Hogan Lovells BSTL, Mexico counsel to Minera Meridian Minerales, S. de R.L. de C.V. (included as Exhibit 5.5 to Form F-4).
5.8	Consent of Heussen B.V., Netherlands counsel to Yamana Argentina Holdings B.V. (included as Exhibit 5.6 to Form F-4).
5.9	Consent of Renato Petter (included as Exhibit 23.9 to Form F-4).
5.10	Consent of Evandro Cintra (included as Exhibit 23.10 to Form F-4).
5.11	Consent of Marco Antonio Alfaro Sironvalle (included as Exhibit 23.11 to Form F-4).
5.12	Consent of Chester M. Moore (included as Exhibit 23.12 to Form F-4).
5.13	Consent of Emerson Ricardo Re (included as Exhibit 23.13 to Form F-4).
5.14	Consent of Stuart E. Collins (included as Exhibit 23.14 to Form F-4).
5.15	Consent of Wayne W. Valliant (included as Exhibit 23.15 to Form F-4).
5.16	Consent of Robert Michaud (included as Exhibit 23.16 to Form F-4).
5.17	Consent of Robin J. Young (included as Exhibit 23.17 to Form F-4).
5.18	Consent of Javier Suazo Guzmán (included as Exhibit 23.18 to Form F-4).
5.19	Consent of Guillermo Bagioli Arce (included as Exhibit 23.19 to Form F-4).
5.20	Consent of Normand L. Lecuyer (included as Exhibit 23.20 to Form F-4).
5.21	Consent of Kevin C. Scott (included as Exhibit 23.21 to Form F-4).
5.22	Consent of Dominique François-Bongarçon (included as Exhibit 23.22 to Form F-4).
5.23	Consent of Marcos Valencia (included as Exhibit 23.23 to Form F-4).
5.24	Consent of Marcelo Trujillo (included as Exhibit 23.24 to Form F-4).
5.25	Consent of Alvaro Vergara (included as Exhibit 23.25 to Form F-4).
5.26	Consent of David Coupland (included as Exhibit 23.26 to Form F-4).
5.27	Consent of Marcelo Antonio Batelochi (included as Exhibit 23.27 to Form F-4).
5.28	Consent of Julio Bruna Novillo (included as Exhibit 23.28 to Form F-4).
5.29	Consent of Carlos Guzman (included as Exhibit 23.29 to Form F-4).
5.30	Consent of Carlos Bottinelli Otárola (included as Exhibit 23.30 to Form F-4).
5.31	Consent of Max Iribarren Parra (included as Exhibit 23.31 to Form F-4).
5.32	Consent of Sebastián Ramirez Cuadra (included as Exhibit 23.32 to Form F-4).
5.33	Consent of Ricardo Miranda Díaz (included as Exhibit 23.33 to Form F-4).
5.34	Consent of Peter Mokos (included as Exhibit 23.34 to Form F-4).
5.35	Consent of Rodney Webster (included as Exhibit 23.35 to Form F-4).
5.36	Consent of Dennis Bergen (included as Exhibit 23.36 to Form F-4).
5.37	Consent of Dafne Herreros Van Norden (included as Exhibit 23.37 to Form F-4).
5.38	Consent of William Wulftange (included as Exhibit 23.38 to Form F-4).
5.39	Consent of Enrique Munoz Gonzalez (included as Exhibit 23.39 to Form F-4).
5.40	Consent of Donald Gervais (included as Exhibit 23.40 to Form F-4).

Exhibit No.
5.41	Consent of Christian Roy (included as Exhibit 23.41 to Form F-4).
5.42	Consent of Alain Thibault (included as Exhibit 23.42 to Form F-4).
5.43	Consent of Carl Pednault (included as Exhibit 23.43 to Form F-4).
5.44	Consent of Daniel Doucet (included as Exhibit 23.44 to Form F-4).
5.45	Consent of David W. Rennie (included as Exhibit 23.45 to Form F-4).
5.46	Consent of Richard J. Lambert (included as Exhibit 23.46 to Form F-4).
5.47	Consent of Holger Krutzelmann (included as Exhibit 23.47 to Form F-4).
5.48	Consent of Damir Cukor (included as Exhibit 23.48 to Form F-4).
5.49	Consent of Louis-Pierre Gignac (included as Exhibit 23.49 to Form F-4).
5.50	Consent of Michel Dagbert (included as Exhibit 23.50 to Form F-4).
5.51	Consent of Sebastien B. Bernier (included as Exhibit 23.51 to Form F-4).
5.52	Consent of Glen Cole (included as Exhibit 23.52 to Form F-4).
5.53	Consent of Alfred S. Hayden (included as Exhibit 23.53 to Form F-4).
5.54	Consent of David Orava (included as Exhibit 23.54 to Form F-4).
5.55	Consent of James L. Pearson (included as Exhibit 23.55 to Form F-4).
5.56	Consent of Eugene J. Puritch (included as Exhibit 23.56 to Form F-4).
5.57	Consent of Robert Wares (included as Exhibit 23.56 to Form F-4).
6.1*	Powers of Attorney (included on the signature pages of the initial filing of the Registration Statement on Form F-10).
7.1	Indenture dated as of June 30, 2014 (included as Exhibit 4.2 to Form F-4).
7.2	Supplemental Indenture dated as of June 30, 2014 (included as Exhibit 4.3 to Form F-4).

*
Previously filed.

Exhibits to Form F-4

Exhibit No.
3.1*	Articles of Association of Mineracao Maraca Industria e Comercio S.A.
3.2*	Articles of Association of Jacobina Mineracao e Comercio Ltda.
3.3*	Bylaws of Minera Meridian Limitada.
3.4*	Bylaws of Yamana Chile Rentista de Capitales Mobiliarios Limitada.
3.5*	Formation Deed and Bylaws of Minera Meridian Minerales S. de R.L. de C.V.
3.6*	Deed of Incorporation and Articles of Association of Yamana Argentina Holdings B.V.
4.1*	Form of 4.950% Senior Notes due 2024 of Yamana Gold Inc.
4.2*	Indenture dated as of June 30, 2014 among Yamana Gold Inc., as issuer, Wilmington Trust, National Association, as trustee and Citibank, N.A., as Securities Administrator.
4.3*

Supplemental Indenture dated as of June 30, 2014 among Yamana Gold Inc., as issuer, the guarantors named in this prospectus, Wilmington Trust, National Association, as trustee and Citibank, N.A., as Securities Administrator.

4.4*

Registration Rights Agreement dated as of June 30, 2014 among Yamana Gold Inc., Mineracao Maraca Industria e Comercio S.A., Jacobina Mineracao e Comercio Ltda., Minera Meridian Limitada, Yamana Chile Rentista de Capitales Mobiliarios Limitada, Minera Meridian Minerales S. de R.L. de C.V., Yamana Argentina Holdings B.V., as guarantors, and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the initial purchasers named therein.

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to Yamana and the guarantors named herein.
5.2*	Opinion of Cassels Brock & Blackwell LLP, Canadian counsel to Yamana.
5.3*	Opinion of Pinheiro Neto Advogados, Brazil counsel to Mineracao Maraca Industria e Comercio S.A. and Jacobina Mineracao e Comercio Ltda.
5.4*	Opinion of Urenda Rencoret Orrego y Dörr Abogado, Chile counsel to Minera Meridian Limitada and Yamana Chile Rentista de Capitales Mobiliarios Limitada.
5.5*	Opinion of Hogan Lovells BSTL, Mexico counsel to Minera Meridian Minerales, S. de R.L. de C.V.
5.6*	Opinion of Heussen B.V., Netherlands counsel to Yamana Argentina Holdings B.V.
8.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.
12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Deloitte LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to Yamana and the guarantors named herein (included as part of Exhibit 5.1).
23.4*	Consent of Cassels Brock & Blackwell LLP, Canadian counsel to Yamana (included as part of Exhibit 5.2).
23.5*	Consent of Pinheiro Neto Advogados, Brazil counsel to Mineracao Maraca Industria e Comercio S.A. and Jacobina Mineracao e Comercio Ltda (included as part of Exhibit 5.3).
23.6*	Consent of Urenda Rencoret Orrego y Dörr Abogado, Chile counsel to Minera Meridian Limitada and Yamana Chile Rentista de Capitales Mobiliarios Limitada (included as part of Exhibit 5.4).

Exhibit No.
23.7*	Consent of Hogan Lovells BSTL, Mexico counsel to Minera Meridian Minerales, S. de R.L. de C.V. (included as part of Exhibit 5.5).
23.8*	Consent of Heussen B.V., Netherlands counsel to Yamana Argentina Holdings B.V. (included as part of Exhibit 5.6).
23.9*	Consent of Renato Petter.
23.10*	Consent of Evandro Cintra.
23.11*	Consent of Marco Antonio Alfaro Sironvalle.
23.12*	Consent of Chester M. Moore.
23.13*	Consent of Emerson Ricardo Re.
23.14*	Consent of Stuart E. Collins.
23.15*	Consent of Wayne W. Valliant.
23.16*	Consent of Robert Michaud.
23.17*	Consent of Robin J. Young.
23.18*	Consent of Javier Suazo Guzmán.
23.19*	Consent of Guillermo Bagioli Arce.
23.20*	Consent of Normand L. Lecuyer.
23.21*	Consent of Kevin C. Scott.
23.22*	Consent of Dominique François-Bongarçon.
23.23*	Consent of Marcos Valencia.
23.24*	Consent of Marcelo Trujillo.
23.25*	Consent of Alvaro Vergara.
23.26*	Consent of David Coupland.
23.27*	Consent of Marcelo Antonio Batelochi.
23.28*	Consent of Julio Bruna Novillo.
23.29*	Consent of Carlos Guzman.
23.30*	Consent of Carlos Bottinelli Otárola.
23.31*	Consent of Max Iribarren Parra.
23.32*	Consent of Sebastián Ramirez Cuadra.
23.33*	Consent of Ricardo Miranda Díaz.
23.34*	Consent of Peter Mokos.
23.35*	Consent of Rodney Webster.
23.36*	Consent of Dennis Bergen.
23.37*	Consent of Dafne Herreros Van Norden.
23.38*	Consent of William Wulftange.
23.39*	Consent of Enrique Munoz Gonzalez.
23.40*	Consent of Donald Gervais.
23.41*	Consent of Christian Roy.

Exhibit No.
23.42*	Consent of Alain Thibault.
23.43*	Consent of Carl Pednault.
23.44*	Consent of Daniel Doucet.
23.45*	Consent of David W. Rennie.
23.46*	Consent of Richard J. Lambert.
23.47*	Consent of Holger Krutzelmann.
23.48*	Consent of Damir Cukor.
23.49*	Consent of Louis-Pierre Gignac.
23.50*	Consent of Michel Dagbert.
23.51*	Consent of Sebastien B. Bernier.
23.52*	Consent of Glen Cole.
23.53*	Consent of Alfred S. Hayden.
23.54*	Consent of David Orava.
23.55*	Consent of James L. Pearson.
23.56*	Consent of Eugene J. Puritch.
23.57*	Consent of Robert Wares.
24.1*	Powers of Attorney (included on signature pages to the initial filing of the F-4 Registration Statement).
25.1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust, National Association as trustee, on Form T-1.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.

*
Previously filed.

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PART 1 INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
MARKET AND INDUSTRY DATA
NOTE REGARDING FORWARD-LOOKING STATEMENTS
NOTICE REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES
NON-GAAP FINANCIAL MEASURES
EXCHANGE RATE INFORMATION
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
PROSPECTUS SUMMARY
Summary of Terms of the Exchange Offer
Summary of Terms of the New Notes
RISK FACTORS
YAMANA
EXCHANGE OFFER
USE OF PROCEEDS
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
CONSOLIDATED CAPITALIZATION
EARNINGS COVERAGE
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF THE NOTES AND GUARANTEES
U.S. FEDERAL INCOME TAX CONSIDERATIONS
CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
EXPERTS
INTERESTS OF QUALIFIED PERSONS
LEGAL MATTERS
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL REPORTING
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
YAMANA GOLD INC. CONSOLIDATED STATEMENTS OF OPERATIONS For the Years Ended December 31,
YAMANA GOLD INC. CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME For the Years Ended December 31,
YAMANA GOLD INC. CONSOLIDATED STATEMENTS OF CASH FLOWS For the Years Ended December 31,
YAMANA GOLD INC. CONSOLIDATED BALANCE SHEETS As at December 31,
YAMANA GOLD INC. CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY For the Years Ended December 31,
YAMANA GOLD INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2013 and December 31, 2012 (Tabular amounts in thousands of United States Dollars unless otherwise noted)

YAMANA GOLD INC. CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
YAMANA GOLD INC. CONDENSED CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)
YAMANA GOLD INC. CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
YAMANA GOLD INC. CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS As at
YAMANA GOLD INC. CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN EQUITY For the Six Months Ended June 30, 2014 and 2013
YAMANA GOLD INC. NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS For the Three and Six Months Ended June 30, 2014 (With Comparatives as at December 31, 2013 and for the Three and Six Months Ended June 30, 2013) (Tabular amounts in thousands of United States Dollars unless otherwise noted, unaudited)
FORM F-10 PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS TO FORM F-10
FORM F-10 PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking
  Item 2. Consent to Service of Process
FORM F-10 SIGNATURES
AUTHORIZED REPRESENTATIVE
FORM F-4 PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits
  Item 22. Undertakings
SIGNATURES
AUTHORIZED REPRESENTATIVE
SIGNATURES
AUTHORIZED REPRESENTATIVE
SIGNATURES
AUTHORIZED REPRESENTATIVE
SIGNATURES
AUTHORIZED REPRESENTATIVE
SIGNATURES
AUTHORIZED REPRESENTATIVE
SIGNATURES
AUTHORIZED REPRESENTATIVE
INDEX TO EXHIBITS